As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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F5 Finishes, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	1752	82-3052939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6571 Las Positas Road
Livermore, CA 94551
415.298.1243

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________________________

Michael Patton
F5 Finishes, Inc.
6571 Las Positas Road
Livermore, CA 94551
415.298.1243

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Johnson and Colmar 630 Dundee Road, Suite 225 Northbrook, Illinois 60062 (312) 922-1980 Attn: Georgann Joseph Robin C. Friedman	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300 Attn: Barry I. Grossman Sarah E. Williams

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Common Stock $0.01 par value		$		$46,000,000		$5,970.80
Underwriter’s Warrants to purchase Common Stock(3)		$	$		$
Common Stock underlying Underwriter’s Warrants(4)		$		$2,587,500		$335.86
Total Registration Fee		$		$48,587,500		$6,306.66

____________

(1)      Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)      Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant. The filing fee is not being submitted with this confidential submission as a result of guidance provided by the Securities and Exchange Commission on the Jumpstart Our Business Startups Act of 2012.

(3)      No registration fee pursuant to Rule 457(g) under the Securities Act.

(4)      Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriters warrants are exercisable at a per-share exercise price equal to 125% of the per-share public offering price. The proposed maximum aggregate offering price of the underwriter’s warrants is $         , or 125% of $      (        % of $             ).

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the prospectus filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated [•], 2019

[•]Shares

F5 Finishes, Inc.

Common Stock

$[•] Per Share

F5 Finishes, Inc. was founded in 2007 and remained inactive until 2017, when it was repurposed to acquire six companies that provide commercial flooring solutions, including sales, installation and maintenance services for existing and new commercial buildings. This is the initial public offering of our common stock. We anticipate that the public offering price of our common stock will be between $[•] and $[•] per share.

Prior to this offering, there has been no public market for our common stock. We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “FLRZ.” If our listing application is not approved by the NASDAQ Stock Market (“NASDAQ”), we will not be able to close this offering and this offering will be terminated.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 for a discussion of the risks that you should consider in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to F5 Finishes, Inc.	$	$

To the extent that the underwriters sell more than [•] shares of common stock, the underwriters have the option to purchase up to an additional [•] shares from us at the public offering price less the underwriting discount. See “Underwriting” for a full description of underwriter compensation.

The underwriters expect to deliver the shares of common stock to the purchasers on [•], 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Maxim Group LLC	Zelman Partners LLC

Co-manager

Sanders Morris Harris LLC

Prospectus dated [•], 2019

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You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with any additional information or information that is different. This prospectus may be used only where it is legal to sell these securities. You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

“F5 Finishes,” “F5 Finishes, Inc.” and “f5finishes.com” are trademarks and are the property of F5 Finishes, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

i

SUMMARY

This summary highlights information contained elsewhere in the prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read and carefully consider this entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors,” “Cautionary Disclosure Regarding Forward-Looking Statements,” “Selected Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Concurrently with the closing of this offering, we plan to acquire five corporations and one limited liability company in separate acquisitions that will be closed simultaneously: (i) Contract Carpet Systems Incorporated(“Contract Carpet”); (ii) D.S. Baxley, Inc., d/b/a DSB+(“DSB+”); (iii) Premier Maintenance Group, Inc. (“Premier”); (iv) Carpet Services of Tampa, Inc. d/b/a ReSource Flooring & Maintenance (“Resource Flooring”); (v) JD Shehadi, LLC (“Shehadi”); and (vi) Universal Metro, Inc. (“Universal”). We collectively refer to these transactions as the “Combinations,” and all of these companies are collectively referred to as the “Founding Companies.” The description of our business that follows assumes that the Combinations have occurred and the operations of the Founding Companies have been combined.

Unless otherwise indicated by the context, references to “F5 Finishes” refer to F5 Finishes, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to F5 Finishes, Inc., together with the Founding Companies, after giving effect to the Combinations.

For accounting and reporting purposes, F5 Finishes has been identified as the accounting acquirer of each of the Founding Companies. All of the Founding Companies have been identified as the accounting co-predecessors to the Company.

Our Company

We are a provider of commercial flooring solutions, including sales, installation and maintenance services for existing and new commercial buildings. We provide a single-source solution for our customers’ commercial flooring and finishes needs, including without limitation, carpet, ceramic, concrete, cork, rubber, sports surfaces, stone, vinyl and wood. We also provide services such as the application of epoxy and industrial coatings, concrete polishing, flooring restoration, installation of building entry mat systems, installation of raised access flooring (i.e., an elevated structural floor above a solid substrate to create a hidden void for the passage of electrical services), linoleum maintenance, moisture testing and recycling. Our flooring suppliers are typically among the most recognized names in our industry, and our customers include many well-established commercial property developers, property managers and general contractors. We believe that our ability to provide our customers with a full range of commercial flooring solutions, including cost estimation, sales, project management, installation and maintenance, will enable us to be the provider of choice for all of their commercial flooring needs.

Concurrently with and as a condition to the closing of this offering, F5 Finishes will acquire the six Founding Companies, creating a business that management estimates will be among the ten largest commercial flooring solutions providers in the United States, with consolidated 2018 revenues of $111.3 million and Adjusted EBITDA of $7.1 million for the same period. Our Founding Companies have been in business for an average of 23 years and operate across seven major Metropolitan Statistical Areas (“MSA”) in California, Florida, Maryland, New Jersey and New York. F5 Finishes will use a portion of the net proceeds from this offering and newly-issued shares of common stock and subordinated debt to acquire:

•        Carpet Services of Tampa, Inc., doing business as Resource Flooring, founded in 1991 as a Florida corporation;

•        Contract Carpet Systems Inc., founded in 1977 as a Maryland corporation;

•        D.S. Baxley, Inc., doing business as DSB+, founded in 1997 as a California limited liability company and, in a statutory conversion, converted to a California corporation in 2005;

•        JD Shehadi, LLC, doing business as Shehadi Commercial Flooring, founded in 2001 as a New Jersey limited liability company;

•        Premier Maintenance Group, Inc., founded in 2010 as a California corporation and under common control with D.S. Baxley, Inc.; and

•        Universal Metro, Inc., founded in 1998 as a California corporation.

See “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies.” Once the Combinations are closed, each of the Founding Companies will become a wholly-owned subsidiary of F5 Finishes.

F5 Finishes initiated business activity in October 2017 when it commenced planning for the combination of the six Founding Companies that operate across a diverse range of major metropolitan markets in the United States. Our goal is to become the leading commercial flooring solutions provider nationally by capitalizing on industry dynamics that we believe create an attractive consolidation opportunity for us and by leveraging the advantages of the Combinations to drive additional growth and margin expansion. Each of our Founding Companies is a member of either Starnet Worldwide Commercial Flooring Partnership or Fuse Commercial Flooring Alliance, the two largest commercial flooring trade associations in the U.S. Several members of the management teams of our Founding Companies have held leadership positions with these organizations. We believe that these organizations, which together have more than 300 members representing more than $4.5 billion in revenues, may provide us with potential acquisition opportunities in the future

We operate from eleven offices and warehouses located in (i) Beltsville, MD, (ii) Fairfield, NJ, (iii) Tustin, CA, (iv) Livermore, CA, (v) Petaluma CA, (vi) San Francisco, CA, (vii) San Jose, CA, (viii) Santa Fe Springs, CA, and (ix) Tampa, FL. We lease a total of approximately 100,000 square feet of office and warehouse space, and we operate a fleet of over 60 commercial vehicles.

F5 Finishes operates in markets containing aggregate populations of 50 million and 24.6 million Jobs

DSB+,
Premier Maintenance Group
Northern CA Operations(1)
2018 Population: 7.3 million
2018 Employment: 3.8 million
JD Shehadi
New York/New Jersey Operations(3)
2018 Population: 20.0 million
2018 Employment: 9.5 million
Growth Opportunities Across U.S.
Contract Carpet Systems
Washington D.C. Operations(4)
2018 Population: 6.3 million
2018 Employment: 3.3 million
Universal Metro
Southern CA Operations(2)
2018 Population: 13.3 million
2018 Employment: 6.5 million
Carpet Services of Tampa
Tampa Operations(5)
2018 Population: 3.1 million
2018 Employment: 1.5 million
F5 office or warehouse location

Source: U.S. Census Bureau; U.S. Bureau of Labor Statistics; Moody's Analytics

(1) Includes San Francisco-Oakland-Hayward, San Jose-Sunnyvale-Santa Clara, and Santa Rosa-Petaluma, CA Metropolitan Statistical Areas; (2) Los Angeles-Long Beach-Anaheim, CA Metropolitan Statistical Area; (3) New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area; (4) Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area; (5) Tampa-St. Petersburg-Clearwater, FL Metropolitan Statistical Area

We assist our customers with flooring selection, cost estimation and project management. Once the flooring selection is made, we provide product procurement, handling, warehousing, onsite delivery and installation. Our installation services include subfloor repair and leveling, installation and occupied space flooring replacements. We also provide maintenance services to enhance flooring appearance and to extend its useful life, and we offer reclamation and recycling of our customers’ old flooring.

We obtain most of our customer contracts through requests for pricing from commercial general contractors retained by building owners, property managers, real estate developers and tenants to perform build-outs of commercial spaces. We also obtain customer contracts through established relationships directly with end-users of commercial spaces, including commercial building owners and tenants. In 2018, 78% of our top 250 customers were repeat customers and accounted for approximately 75% of our revenues.

Our customers include general contractors, educational institutions, financial institutions, fitness facilities, government entities, healthcare providers, hotels, insurance companies, office landlords, pharmaceutical companies, real estate developers, real estate managers, restaurants, retail businesses and technology companies. While the majority of our business is commercial building-related, we also provide flooring solutions for new developments of multi-family residential high-rise projects where our customer typically is the contractor or developer of the project.

Competition for customer contracts is based primarily on service, quality, pricing, and financial strength. Our ability to provide high-quality labor, in-house labor management and a broad menu of services, along with our access to capital to pay for materials and labor up-front, are critical to our ability to obtain and retain customers. In 2018, our customer base exceeded 1,000, with our 15 largest customers accounting for approximately 31.5% of our combined revenue. Our four largest customers in 2018 together accounted for approximately 12.8% of our combined revenue and individually ranged from approximately 2.4% to 4.1% of our combined revenue.

The Combinations

Concurrent with the closing of this offering, F5 Finishes will purchase all of the issued and outstanding stock and other equity securities of our six Founding Companies (referred to herein as the “Combinations”): (i) Contract Carpet; (ii) DSB+, (iii) Premier; (iv) Resource Flooring; (v) Shehadi; and (vi) Universal. The Founding Companies will be acquired for approximately $15.7 million of cash, approximately 2.7 million shares of our common stock, and promissory notes with an aggregate principal amount of approximately $6.8 million. A portion of the net proceeds from this offering will be used to pay the approximately $15.7 million cash portion of the consideration in the Combinations. We will not close the acquisition of any of the Founding Companies unless we close the acquisition of all of the Founding Companies. Furthermore, the closing of the Combinations and this offering are conditioned on the closing of each other. See, “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies.”

Our Industry

We operate in the large, growing, and fragmented U.S. commercial flooring industry. Based on independent third-party research1, disclosures from certain large flooring manufacturers2, and internal management analysis, we believe total U.S. floor covering sales by flooring manufacturers in 2018 were approximately $25 billion. Of this amount, we believe approximately 75% ($19 billion) of U.S. floor coverings were sold through the commercial flooring channel, 80%3 ($15 billion) of which was for the replacement of flooring in existing commercial buildings and 20% ($4 billion) of which was for new commercial building construction. Further, based on a report by BCC Research4, the market for the purchase and installation of replacement commercial flooring is approximately $25 billion annually and is expected to grow at a 4.5% compounded annual rate through 2021.

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[1]	Catalina Floor Coverings Report, 2016
[2]	Interface Investor Presentation, June 2019; Mohawk Industries 10-K filed February 2019 Tarkett Annual Shareholders’ Meeting Registration Document, 2019
[3]	Armstrong Flooring Investor Presentation May 2019; Tarkett Investor Day Presentation June 19, 2019
[4]	BCC Research, Commercial Flooring: North American Markets, Published January 2017

Highly Fragmented Market Primed for Consolidation

We believe the fragmented nature of U.S. commercial flooring installation and service contractors presents substantial consolidation and growth opportunities. According to the Starnet Worldwide Commercial Flooring Partnership, a network of independent flooring contractors, there are an estimated 2,100 commercial flooring contractors with a total of approximately 2,500 locations in the U.S. We believe that we currently have no direct competitors with more than two percent market share within the commercial flooring industry. We believe that the largest commercial flooring contractor is a subsidiary of Berkshire Hathaway, which has annual revenues of approximately $400 million. We estimate that the top ten companies in our industry have an aggregate estimated market share of less than 15%. Given the fragmented nature of our industry, we believe there is significant opportunity for us to employ a disciplined acquisition program to capitalize on industry growth opportunities through value-enhancing and accretive acquisitions.

Large and Stable Market Opportunity

The main revenue drivers for our business are commercial flooring replacement and new commercial construction.

Commercial Flooring Replacement.    Demand for our services in the commercial flooring replacement channel is a function of tenant turnover, tenant improvements, routine maintenance, and other factors requiring replacement flooring in existing buildings. According to management’s estimates, in 2018 approximately 74% of our revenue was derived from the replacement of flooring in existing commercial buildings. According to a report published by the University of Michigan, there is an estimated 87 billion square feet of existing commercial space in the U.S.5 Accordingly, with an average commercial flooring replacement cycle of seven to ten years, we estimate approximately 8.4 billion square feet of commercial flooring requires replacement annually and that the commercial flooring replacement channel represents the most significant organic growth opportunity for us.

New Commercial Construction.    Our revenue generated in the new commercial construction channel has historically correlated with new commercial construction activity — typically trailing commercial construction square footage put in place by several months — and as commercial new construction activity approaches historic trend levels, we expect a corresponding increase in demand for our services. While commercial construction square footage put in place has increased by 65% from 2011 to 2018, it remains below the annual historic average of 1.3 billion square feet and is significantly below prior cycle average peak levels of 1.6 billion square feet6.

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[5]

U.S. Energy Information Administration Commercial Buildings Energy Consumption Survey (CBECS) released March 4, 2015 and revised December 20, 2016, as of year-end 2018; The Center for Sustainable Systems at the University of Michigan, 2018

[6]	U.S. Census Bureau; Dodge Data & Analytics

2,000
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0
Non-residential Starts (sq. feet in millions)
Average Cyclical Peak: 1,548
(33% above 2018 level)
Long-term Average: 1,271
(9% above 2018 level)
Average Cyclical Trough: 878
(25% below 2018 level)
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Our Competitive Strengths

Favorable Industry Dynamics

We believe that demand for commercial flooring is more stable than demand for residential flooring. While a downturn in the economy may have a negative impact on commercial construction, with a correlating effect on the commercial flooring market, we believe the need for replacement of commercial flooring in existing buildings, combined with maintenance services, declines less than residential flooring market demand during economic downturns. Historically, commercial construction has been less volatile than residential construction. In the most recent economic recession, residential construction spending declined 64.8% from its high, while nonresidential construction spending declined only 29.4%.

Construction Spending
Seasonally Adjusted Annual Rate in Billions of Dollars
800
700
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500
400
300
200
100
0
Jan-02
Aug-02
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Residential
Experienced a 65.2% Decline from peak in February '06 to low in May '09
Lodging, Office, Commercial, Healthcare, Education, Religious
Experienced a 42.1% Decline from peak in July '08 to low in Feb '11
Source: US Census Bureau Construction Spending Data January 2002-July 2019

Resilient Services Mix with Growth Opportunities

We are significantly more active in the market for the replacement of flooring in existing commercial buildings than in new commercial building construction. In 2018, we generated approximately 74% of revenue from contracts for the replacement of flooring in existing commercial buildings. We believe this market is less likely to experience the same level of contraction as new commercial building construction during downward business cycles, and in light of that, our emphasis on replacement of flooring provides us with advantages over other flooring solutions providers that focus primarily on new commercial building construction. In addition, we believe that recurring maintenance services contracts present an important opportunity for organic growth and have historically generated higher profit margins. This opportunity is in addition to the replacement business and we believe experiences less volatility than commercial construction overall.

Revenue by Project Type in 2018

(According to Management Estimates)

New Construction, 26%
Existing (Replacement/Tenant Improvement), 74%
New Construction
Existing (Replacement/Tenant Improvement)

Competitive Market Position

We believe that we will be the first publicly-traded company to undertake large-scale, national consolidation of commercial flooring contractors, providing us with first-mover advantage. We believe that demand from our customers for a single-source commercial flooring solutions provider, with the financial and other resources to perform large contracts, is significant. Due to the limited financial and operational capabilities of smaller, independent flooring contractors, larger contracts are typically spread among multiple flooring contractors, complicating the customer’s efforts to source, evaluate, retain, and oversee the execution of its commercial flooring projects. We believe that as we consolidate and grow, our ability to serve as the single source for our customers’ commercial flooring needs will improve, including for larger projects, thereby simplifying the process for our customers and driving additional growth. Additionally, we believe that as a public company, we will be able to grow our business in an expedited manner through greater access to capital for organic and inorganic growth as well as the potential to use our stock as consideration for acquisitions. We believe that greater scale will increase our purchasing power and negotiating strength with both customers and suppliers.

Flexible Project Profile

While we believe that there are significant advantages to executing large contracts, we intend to retain the flexibility to perform smaller projects — which we define as projects that generate less than $50,000 in revenues and which may be completed in less than six weeks. In 2018, approximately 90% of our contracts generated revenue of less than $50,000 and were completed in six weeks or less. Continuing to include smaller projects in our overall project mix will enable us to avoid dedicating capital solely to long-term projects and to mitigate exposure to pre-installation construction delays and/or customer credit risk.

Project Size Mix in 2018
Average Project Size: $18,044
6000
5000
4000
3000
2000
1000
0
5357
301
85
<$50,000
$50,000-$200,000
>$200,000
# of Projects

Extensive Industry Expertise

We believe that we will benefit from our industry operating track record, industry expertise and strong customer relationships that the Founding Companies have established over the course of their respective histories. Our key management personnel at the Founding Companies have served an average of 25 years in the commercial flooring industry. We believe that the Founding Companies’ management will be instrumental in the ongoing implementation of operational best practices across our platform. As long-term participants in the industry, we believe that our management personnel have deep relationships with peers that will help facilitate discussions for future acquisitions and enhance our consolidation strategy. Each of our Founding Companies is also a member of one of the two largest industry trade groups, Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance, and many of our management personnel have held senior leadership positions in these trade groups. We believe that our involvement with these organizations may provide us with potential acquisition opportunities in the future.

Experienced Management Team

Upon closing of the offering, the Company’s senior management team will include a Chief Executive Officer and Chief Financial Officer, who each have approximately 40 years of experience in flooring, construction and real-estate connected businesses. The Company believes that it has assembled a senior management team with highly complementary skills and experiences in the commercial flooring market, the construction industry, accounting, finance, and acquisitions.

Attractive Financial Model

We employ an asset-light business model. Our cost structure, limited requirements for capital expenditures (in 2018, our capital and maintenance expenditures were less than 1% of revenues) and the stability of the commercial flooring market have historically enabled our business to deliver strong results through a variety of business cycles. We believe these factors have also allowed us to generate significant free cash flow that we expect will enable us to continue to fund our growth. We also believe that following the Combinations, our scale will create a broader base for cost absorption, allow us to consolidate duplicative functions to maximize cost efficiencies, and facilitate more informed decision making and better financial management through an improvement in oversight and management functions. In addition, our increased scale will enable us to:

•        Pursue larger projects that are currently beyond the financial capabilities of our individual founding companies;

•        Enhance our ability to obtain bonding to support larger projects, resulting in competitive advantages;

•        Provide flooring solutions to larger multi-location customers; and

•        Expand our maintenance service offerings.

Though increasing the number of larger projects could potentially expose us to increased customer credit risk, we anticipate mitigating this potential risk through a variety of measures:

•        Billing customers for materials immediately upon our receiving an invoice for materials from the manufacturer;

•        For projects requiring non-standard materials, requiring up-front cash payment to cover the cost of materials;

•        On larger projects, issuing monthly invoices, commonly known as “progress billing;”

•        Stopping or delaying work if payment is not forthcoming within the agreed-upon time frame; and

•        Filing mechanics liens against the property if the flooring has already been installed.

Additionally, the financial strength of the customers on larger projects tends to decrease the credit risk for larger projects.

Organizational Structure

We will operate on a decentralized basis with an emphasis on regional and local market execution supported by corporate coordination. Local management will continue to operate and leverage relationships with customers and suppliers. Certain administrative functions will be centralized on a regional and, in certain circumstances, a national basis following this offering, including but not limited to accounting support functions, corporate strategy and acquisitions, human resources, information technology, insurance, marketing, safety, systems support and transactional processing.

Our Strategy

We intend to pursue the strategies described below to grow our business and enhance shareholder value.

Enhance and Build our Network through Acquisitions

The acquisition of other commercial flooring businesses in our markets and throughout the U.S. is a key element of our strategy, increasing our customer base and growing our future acquisition network. We believe that the highly fragmented nature of the commercial flooring industry, combined with the opportunity to leverage our position as a public company with access to financial resources, presents a significant opportunity for consolidation of commercial flooring services. There are currently an estimated 2,100 businesses in the commercial flooring industry, and we expect that there will continue to be an ample number of attractive acquisition candidates. We believe the relationships developed by the management of our Founding Companies, particularly through leadership positions within the two largest commercial flooring trade associations, Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance — which together have over 300 members, with over $4.5 billion in combined total revenues — will assist us in gaining access to potential acquisition candidates. Each of our Founding Companies is a member of one of these two trade organizations. We believe that these organizations may provide us with potential acquisition opportunities in the future. We intend to actively pursue acquisitions to increase customer density and expand into new geographic markets, using a disciplined approach to identify and evaluate acquisition candidates. We believe that our expansion strategy, our financial resources and our ability as a public company to use our stock as acquisition consideration also makes us an attractive buyer to sellers of commercial flooring businesses that may wish to remain active in their business while participating in our acquisition growth strategy. We also believe that there are a number of owners of such businesses who are close to retirement with limited exit strategy options who would find us to be an attractive buyer, providing them with both a way to transition out of their businesses and to protect their employees. We believe we can expand our high-margin flooring maintenance services offerings by targeting businesses whose primary service is commercial flooring maintenance. We believe that our ability to acquire businesses at prevailing private company valuations will present opportunities for earnings growth, accretion, and private-to-public valuation multiple positive arbitrage. Moreover, our acquisition strategy will provide opportunities, not only to expand into new geographic areas, but also to expand our range of service offerings in existing areas of operation and cross-sell novel flooring solutions that newly-acquired businesses bring to our collective enterprise. We currently have nondisclosure agreements in place with [•] potential acquisition targets (other than the Combination Agreements with our Founding Companies, we have no term sheets, letters of intent or other agreements in place with any acquisition targets and no acquisition is imminent). Our goal is to acquire between [•] and [•] commercial flooring contracting businesses during the 12 months immediately following the closing of this offering. We estimate that these acquisitions may contribute a total of $[•] million to $[•] million in sales over the next 24 months, although we can provide no assurance as to the timing or completion of such acquisitions. As a result of our reputation in the market place and our proprietary deal-sourcing model, we expect our pipeline of potential acquisitions to grow over time.

Organically Grow Market Share and Expand our Profit Margins

We believe integrated operations within geographic areas will create opportunities for economies of scale as we grow. We expect cost savings in such areas as flooring materials purchasing, information systems and contractual relationships with key suppliers. We also believe there are significant opportunities to improve operating margins by consolidating administrative functions such as accounting, employee benefits, finance, insurance, marketing, and risk management. We have identified initiatives to increase market share, revenue and volume and to expand our profit margins. These initiatives include, but are not limited to:

•        Implement System-Wide Best Practices.    We have identified certain best practices among our Founding Companies, including those that define minimum profit margins for contracts we will accept, which implement more aggressive collection procedures for our accounts receivable and that improve project management oversight with the objective of protecting profit margins. We plan to implement these best practices to improve the operating margins of our Founding Companies and any subsequently-acquired businesses.

•        Leverage Size to Create Efficiencies.    Larger projects are significantly more likely than smaller projects to present opportunities to implement change orders that increase project revenues and profits. Smaller commercial flooring companies do not have the financial capability to take on larger projects by themselves. These projects often are split among multiple companies to reduce the risks for general contractors on the projects. We believe that as we acquire additional businesses, and as our access to growth capital increases, we will be able to increase our customer base and fulfill larger project demands without having to share larger projects with third party flooring contractors. Additionally, we believe our increasing scale will enhance our ability to obtain bonding to support larger projects, resulting in competitive advantages.

•        Deploy System-Wide Flooring Maintenance Programs and Implement National Installation and Maintenance Contracts.    Many of our customers own or manage multiple locations throughout the U.S. Many of these customers prefer a single-source flooring solution. In particular, larger customers are looking to streamline their procurement processes by using fewer, larger service providers. As we expand our geographic reach, we plan to centralize the management and oversight of our installation and maintenance teams. This will position us to enter into nationwide installation and maintenance contracts, affording our customers the simplicity of centralized management of these functions, which we believe will provide a more attractive option for customers with multiple locations.

•        Expand our Service Offerings.    We will have opportunities to share expertise across our acquired business on the sale and installation of flooring solutions that are not currently offered by all of our Founding Companies or that will become available to us through acquisitions. We believe that as we scale, we will have the opportunity to become the leading company in the U.S. operating on a national basis and offering a full range of commercial flooring solutions, including cost estimation, sales, project management, installation and maintenance. We believe that our ability to provide our customers with a full range of commercial flooring solutions will enable us to be their provider of choice for all of their commercial flooring needs.

•        Increase our Margins and Enhance Operating Efficiencies.    We believe that as our portfolio of acquired businesses grows, so will our ability to negotiate volume and cash discounts (e.g., discounts for paying within agreed time frames) from our flooring suppliers, thereby increasing our profit margins. The commercial flooring manufacturing industry has become significantly more consolidated over the last 50 years. In the early 1980s, there were approximately 500 carpet mills in the U.S. By the early 1990s, the four top companies accounted for 80% of the production in the U.S. It is the experience of the Founding

Companies that flooring manufacturers and carpet mills are significantly less likely now than they were prior to the consolidation of their industry to give volume and cash discounts to smaller commercial flooring contractors. As we organically grow and acquire new businesses, we believe we will be in an improved position to negotiate volume and cash discounts and to increase the mix of higher-margin service offerings, such as maintenance contracts, ceramic, stone and concrete polishing and moisture testing and application of epoxy and other high tech coatings. These increased profit margins will also provide us with additional room to negotiate pricing with our customers that will improve our competitive advantages.

Risk Factors

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects would likely be materially and adversely affected. As a result, the trading price of our common stock would likely decline, and you could lose all or part of your investment. Listed below is a summary of some of the principal risks related to our business:

•        We have not operated as a combined company, and we may not be able to successfully integrate the Founding Companies into one entity.

•        Our business is significantly dependent upon commercial construction and corporate remodeling and refurbishment activities, which are sensitive to prevailing economic conditions over which we have no control.

•        Our failure to accurately estimate project costs or successfully execute a project could result in reduced profits or losses.

•        The commercial flooring sales, installation and maintenance contracting industry is highly competitive, with many well-established competitors.

•        Our business strategy includes growth through acquisitions. If we are unable to locate desirable companies, acquire them on commercially reasonable terms, or finance such acquisitions, or if we are unable to successfully integrate the companies we do acquire or to manage our internal growth, our operating results could be adversely affected.

•        Our success depends in part on the future contributions of our executives and managers, including those who were employees of the Founding Companies. The loss of the services of any of them could have an adverse effect on our business and business prospects.

•        Product shortages and the loss of key suppliers or their failure to adhere to quality standards could damage our reputation and our relationships with our customers, reduce our competitiveness and otherwise negatively affect our business.

•        Changes in the costs of our flooring products, including costs due to tariffs, U.S. trade policies and regulations imposed on products from foreign suppliers, could decrease profit margins or otherwise negatively affect our business.

•        Our costs would increase if we were to lose our membership in the purchasing co-operatives from which we receive monetary rebates.

•        Our operating results may vary significantly from quarter to quarter.

•        We face significant competition for qualified employees in our industry, and tight labor markets may make it difficult for us to control labor costs.

•        We must maintain, and have adequate working capital to fund the purchase of materials and to pay for the labor costs of installation before we receive payment from our customers. If we are unable to effectively manage our working capital as we attempt to expand our business, our financial performance could be negatively impacted.

•        We must adequately and quickly adapt our product offerings and installation services to changing customer preferences and building standards, and if we are unable to do so, we could lose market share to our competitors which could negatively impact our financial performance.

•        Compliance with employment laws and regulations, including immigration laws, and legal actions alleging employment violations or workplace injuries can be costly.

•        A portion of our workforce is unionized, and labor activities could disrupt our operations and decrease our profitability, especially if our workforce or the workforce of our suppliers becomes more unionized.

•        The nature of our business exposes us to personal injury, product liability, warranty, breach of contract, construction defect and other claims and government investigations, which may not be covered by our insurance and could harm our brand and adversely affect our operating results.

•        Claims may be made against our Founding Companies and other acquired businesses arising from their operations prior to the dates we acquired them.

•        Increasingly stringent environmental laws and regulations and liabilities associated with violations of these laws, including liabilities for hazardous or toxic substances located on our properties, may adversely affect our business, financial condition or results of operations.

Our Corporate Information

We are incorporated in Delaware, and our corporate offices are located at 6571 Las Positas Road, Livermore, CA 94551. Our telephone number is 415.298.1243. Our website is www.F5Finishes.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

The Offering

Common stock offered by us in this offering	[•] shares
Common stock to be outstanding after this offering	[•] shares
Option to purchase additional shares	We have granted the underwriters a 45-day option to purchase up to an additional [•] shares of our common stock at the public offering price, less underwriting discounts and commissions.
Use of proceeds

We estimate that our net proceeds from this offering after fees and expenses will be approximately $[•] million (or $[•] million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds:

•   To pay the cash portion of the Combination Consideration payable to the Founding Companies upon closing of the Combinations, in the aggregate amount of approximately $15.7 million, subject to adjustment;

•   To repay the promissory notes in the aggregate principal amount of $2 million that we issued in connection with the bridge loans made by Business Ventures Corp. to F5 Finishes to cover expenses associated with this offering; and

•   While we have not allocated a specific amount of the approximately $ [•] of remaining net proceeds from this offering for any particular purpose, we may use such remaining net proceeds for the acquisitions of additional businesses, to pay holders of the promissory notes we issue in connection with the Combinations when they become due, and for general corporate purposes.

See “Use of Proceeds” and “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies.”
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Proposed NASDAQ Capital Market symbol

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “FLRZ.” The completion of this offering is conditioned on our common stock being approved for listing on the NASDAQ Capital Market.

Lockup Agreements

We, our founders (including the founders of our Founding Companies), executive officers and directors and certain existing stockholders have agreed, subject to limited exceptions, not to sell or transfer any common stock for one (1) year after the date of this prospectus without first obtaining the written consent of Maxim Group LLC. See “Underwriting — No Sales of Similar Securities”.

The number of shares of common stock to be outstanding after this offering is based on 1,500,000 shares of our common stock outstanding as of [•], 2019, the [•] shares of our common stock being offered in this offering and 2,665,962 shares of common stock issuable as part of the Combination Consideration to the shareholders and other equity holders of the Founding Companies (the “Founding Company Shareholders” or the “Shareholders”) for the purchase of all of the issued and outstanding equity of the Founding Companies and excludes as of such date:

•        Up to 232,000 shares of common stock issuable upon exercise of outstanding options granted to the four founders of F5 Finishes at an exercise price of approximately $0.002 per share;

•        1,450,000 shares of common stock reserved for future issuance under our 2019 stock plan; and

•        [•] shares of common stock issuable upon exercise of warrants to be issued to Maxim Group, LLC (the “Underwriter”), in connection with this offering (4.5% of the total number of shares being sold in the offering, and assuming the sale of [•] shares), at an exercise price per share equal to 125% of the public offering price, as described in the ‘‘Underwriting — Underwriter’s Warrants’’ section of this prospectus.

Unless we indicate otherwise, all share, per share and financial data set forth in this prospectus:

•        have been adjusted to give effect to the 500-for-1 common stock split, which will occur immediately prior to the closing of this offering;

•        have been adjusted to give effect to the Combinations; and

•        assume a public offering price of $[•] per share (the midpoint of the price range set forth on the cover page of this prospectus) and no exercise of the underwriters’ option to purchase additional shares of our common stock;

Summary Financial Data
(In thousands, except per share data)

The summary unaudited pro forma condensed combined financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and for the year ended December 31, 2018 are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus. The condensed combined financial information for the year ended December 31, 2017 represents the aggregated financial information of the Founding Companies. The unaudited pro forma condensed combined financial data gives effect to (a) the Combinations, (b) the 500-for-1 common stock split, which will occur immediately prior to the completion of this offering, and (c) the completion of this offering and the use of the proceeds therefrom. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and, therefore, the actual effects of the offering and the Combinations reflected in the pro forma data may differ from the effects reflected below. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the offering and Combinations as contemplated and that the pro forma adjustments give appropriate effect to those assumptions. During the periods presented, F5 Finishes and the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to, or indicative of, post-combination results.

The summary unaudited pro forma condensed combined financial data for the year ended December 31, 2017 is derived from an aggregation of the audited December 31, 2017 financial information of the Founding Companies included elsewhere in this prospectus. The unaudited pro forma condensed combined financial data for the year ended December 31, 2017 gives effect solely to the Combinations and does not include any pro forma adjustments. Although the Founding Companies were not under common control or management during this period, the Founding Companies are all in the same specialized industry and have common accounting policies and principles. We believe that this presentation provides a direct line item comparison of the summary financial information presented below for the years ended December 31, 2017 and 2018, except for the effect of certain adjustments to the 2018 unaudited pro forma financial data, as follows: $3,298,000 of amortization expense associated with the acquired intangible assets and $407,000 of interest expense related to promissory notes issued in connection with the Combinations.

You should review the information below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Unaudited Pro Forma Condensed Combined Financial Information and the related notes beginning on page F-1 of this prospectus, and the audited and unaudited interim financial statements of F5 Finishes, each Founding Company, and the related notes all included elsewhere in this prospectus.

F5 Finishes, Inc. — Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share data)

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)
Revenues	$53,742	$54,009	$111,297	$105,602
Cost of revenues	38,571	39,624	81,394	76,872
Gross profit	15,171	14,385	29,903	28,730
Operating expenses	13,920	13,504	27,087	23,080
Operating income	1,251	881	2,816	5,650
Other expense	(244)	(320)	(722)	(476)
Income before provision for income taxes	1,007	561	2,094	5,174
Provision for income taxes	(278)	(154)	(576)	(220)
Net income	$729	$407	$1,518	$4,954
Earnings per share:
Basic	[ ]	[ ]	[ ]	[ ]
Diluted	[ ]	[ ]	[ ]	[ ]

Number of common shares outstanding
Basic	[ ]	[ ]	[ ]	[ ]
Diluted	[ ]	[ ]	[ ]	[ ]

Key financial and operating metrics
Gross margin	28%	27%	27%	27%
Adjusted EBITDA margin	6%	6%	6%	6%
Operating margin	2%	2%	2%	5%
CAPEX	$388	$216	$492	$380
Summary Combined Balance sheet	As of June 30, 2019
(Unaudited)
Total cash	$22,231
Total current assets	$52,795
Total assets	$93,679
Total current liabilities including current portion of long term debt	$20,844
Total long term obligations	$7,039
Total liabilities	$32,420
Total stockholders’ equity	$61,259
Total liabilities and stockholders’ equity	$93,679
Working capital	$31,951

Use of Non-GAAP Financial Measurements

EBITDA consists of net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA with increases or decreases in compensation paid to certain employees of the Founding Companies as a result of new compensation plans being put in place for the former owners of these businesses. Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results.

We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other commercial flooring businesses, which may present similar non-GAAP financial measures to investors. We believe that Adjusted EBITDA is a useful measure because it normalizes operating results by excluding non-recurring gains, losses and other items and helps to demonstrate how much cash we are able to generate annually. In addition, you should be aware when evaluating Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Our management does not consider EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of Adjusted EBITDA are that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Some of these limitations are:

a.      Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

b.      Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

c.      Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

d.      although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

e.      Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

g.      other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. You should review the reconciliation of net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

	For the six months ended June 30,		For the years ended December 31,
Adjusted EBITDA	2019	2018	2018	2017
	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)
GAAP net income	$729	$407	$1,518	$4,954
GAAP interest expense	399	445	878	661
GAAP depreciation and amortization expense	1,964	1,968	3,930	650
GAAP provision for income taxes	277	154	576	220
EBITDA	3,369	2,973	6,902	6,485
Compensation adjustment(a)	35	103	208	207
Adjusted EBITDA	$3,404	$3,076	$7,110	$6,692

____________

(a)      Represents the effects of the following: (i) adjustment to normalize all salaries of Founding Company executives to an annual base salary of $250,000 pursuant to employment agreements entered into as part of Combination Agreements; (ii) the elimination of expenses of a personal nature that were paid or reimbursed by Founding Companies on behalf of Founding Company executives that will not be paid or reimbursed by F5 Finishes following the combinations; and (iii) the elimination of other non-recurring income or expenses that will not be paid or reimbursed by F5 Finishes following the combinations. See Executive and Director Compensation — Employment Agreements and Change in Control Arrangements.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER
REPORTING COMPANY

We qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, among other things:

•        a requirement to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•        reduced disclosure about the emerging growth company’s executive compensation arrangements;

•        Deferral of complying with certain changes in accounting standards; and

•        no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. Currently, we are choosing to take advantage of this extended transition period. We may later choose to “opt out” of the extended transition period, with the result that we would then be required to comply with new or revised accounting standards as applicable to public companies. Any later decision to opt out of the extended transition period would be irrevocable.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different from the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of our elections, which may result in a less active trading market for our common stock and more volatility in our stock price.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of the reduced disclosure requirements.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

We have no combined operating history, and there are risks associated with the proposed Combinations that could adversely affect the results of our operations.

F5 Finishes was founded in 2007 but has generated no revenues and conducted no operations to date, other than activities related to the acquisition of the Founding Companies and this offering. F5 Finishes has entered into agreements to combine with each of the Founding Companies simultaneously with, and as a condition to, the sale of the shares of common stock in this offering. However, the Founding Companies have operated independently of one another to date. There can be no assurance that we will be able to integrate the operations of the Founding Companies successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of operations of the combined entities on a timely basis. In addition, there can be no assurance that our recently assembled management team will be able to successfully manage the combined entity and effectively implement our operating or growth strategies. The pro forma financial results of the Founding Companies cover periods during which they were not under common control or management and, therefore, may not be indicative of the combined entity’s future financial or operating results. Our success will depend on management’s ability to integrate the six companies we are combining concurrently with this offering and other companies we may acquire in the future into one organization. Our inability to successfully integrate the companies we acquire and to coordinate and integrate certain operational, administrative, financial and information technology systems would have a material adverse effect on our financial condition and results of operations.

Our business is dependent upon commercial construction, corporate remodeling and refurbishment activities, which are sensitive to prevailing economic conditions over which we have no control. A decline in commercial construction activity, corporate remodeling or refurbishment could have a material adverse effect on our business.

Our business has greater sales opportunities when construction activity is strong and, conversely, has fewer opportunities when such activity declines. Although the impact of a decline in new construction activity is typically accompanied by an increase in remodeling and refurbishment activity, these activities typically lag as well. The cyclical nature of the construction industry tends to be influenced by prevailing economic conditions. Such prevailing economic conditions are beyond our control and are affected by the following:

•        short- and long-term interest rates and inflation;

•        credit availability for commercial construction projects;

•        material costs;

•        energy prices;

•        employment levels;

•        office vacancy and absorption rates;

•        tax rates and tax policy;

•        trade relations and tariffs;

•        the state of the global economy;

•        demand for hotel space in a geographic area, changes in travel patterns, and the level of tourism and convention-related activity in general;

•        changes in the amount of funds budgeted for governmental projects;

•        changes in the magnitude of capital expenditures devoted to the construction of hospitals, hotels, retail establishments, educational institutions, banking facilities, offices and other facilities; and

•        federal, state and local energy efficiency programs, regulations, codes and standards.

Adverse changes in economic conditions may affect our business generally or may be more prevalent or concentrated in particular markets in which we operate or in which we may operate in the future. Any changes that result in significant or prolonged downturns in construction activity could have a material adverse effect on our financial condition, liquidity or results of operations. In addition, increasing volatility in financial and capital markets may cause some of the above factors to change with a greater degree of frequency and magnitude than in the past. The American Institute of Architecture’s August 2019 Architecture Billings Index (ABI), a monthly economic indicator that leads nonresidential construction activity by approximately 9 to 12 months, was at 47.2 (a score over 50 indicates billings growth), representing its 11th time below 50 over the past 85 months. Until March of 2019, the BD had been above the growth threshold of 50 for 25 consecutive months. Architecture firm billings have either declined or been flat since February 2019, the longest period of such softness since 2012.

Our failure to accurately estimate project costs or successfully execute a project could result in reduced profits or losses that could adversely affect our business, financial condition, results of operations and cash flows.

We currently generate a portion of our revenues under fixed price contracts, and we expect to continue generating varying amounts of revenues under these types of contracts on various projects. Under these contracts, we assume risks related to project estimates and execution, and project revenues, profitability and costs can vary, sometimes substantially, from our original projections due to a variety of factors, including, without limitation:

•        unforeseen circumstances or project modifications not included in our cost estimates or covered by our contract for which we cannot obtain adequate compensation, including concealed or unknown environmental, geological or geographical conditions;

•        failure to accurately estimate project costs or accurately establish the scope of our services covered by the project contract;

•        unanticipated technical problems, such as uneven floors, the discovery of latent damage or issues with moisture;

•        inability to achieve guaranteed performance or quality standards with regard to engineering, construction or project management obligations;

•        failure to properly make judgments in accordance with applicable professional standards, including floor flatness, floor hardness and floor moisture content standards;

•        changes in the cost of equipment, commodities, materials or labor;

•        unanticipated costs or claims due to delays or failure to perform by customers, subcontractors, suppliers or other third parties;

•        contract termination or suspension and our inability to obtain reimbursement;

•        delays and additional costs associated with obtaining required permits or approvals; and

•        quality issues, including those requiring rework or replacement

These factors and events may result in reputational harm or cause actual revenues and gross profits for a project to differ from what we originally estimated, resulting in reduced profitability or losses on projects. Such differences could be material and could have a significant impact on our business, financial condition, results of operations and cash flows.

Our industry is highly fragmented and competitive, and increased competitive pressure may adversely affect our business, financial condition, results of operations and cash flows.

The commercial flooring sales, installation and maintenance contracting industry is highly fragmented and competitive, and the barriers to entry are relatively low. We face significant competition from other national, regional and local companies. Currently, most of our competitors are other local businesses. Our largest single competitor is Spectra Contract Flooring, a Berkshire Hathaway company with more than 30 locations and the largest commercial flooring contractor in the United States, with which we presently compete in our Southern California and Tampa Florida markets. Other significant companies in our industry with which we do not presently compete because they are not operating in the same geographic areas as any of our Founding Companies, but with which we may compete in the future as we expand the geographic scope of our operations, include Bonitz, Inc., the largest regional commercial flooring contractor in the southeastern United States, and Mr. David’s Flooring International, LLC, a large commercial flooring contractor in the Chicago area with additional locations in the Midwest and Florida. Any of these competitors and other present and future competitors may (i) foresee the course of market development more accurately than we do, (ii) offer services that are deemed superior to ours, (iii) provide flooring products and services at a lower cost, including without limitation, the installation and maintenance of flooring products, (iv) develop stronger relationships with commercial builders and landlords, (v) adapt more quickly to new technologies, new installation techniques or evolving customer requirements, (vi) have more favorable contracts or arrangements with suppliers, or (vii) have access to financing on more favorable terms than we can obtain in the market. As a result, we may not be able to compete successfully with them. If we are unable to compete effectively, our business, financial condition, results of operations and cash flows may be adversely affected.

If our efforts to locate desirable targets in the business of commercial flooring and installation are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, our revenues and profits will be adversely affected.

Following this offering, one of our principal growth strategies will be to increase our revenue through the acquisition of additional businesses within our industry, particularly since there is no assurance that the operations of our Founding Companies alone will be sufficiently profitable to meet our expectations. We may face competition in our pursuit to acquire additional businesses, which could limit the number of available companies for sale and may lead to higher acquisition prices. When we identify desirable companies, their owners may not be willing to sell their companies at all or on terms that we have determined to be commercially reasonable. If our efforts to locate and acquire desirable companies are not successful, our revenues and profits may be adversely affected.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we are unable to obtain on acceptable terms.

Following this offering, the timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, and borrowings under the credit facility we intend to enter into concurrently with this offering, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock issued in this offering. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

If we buy a company or a division of a company, there can be no assurance that we will be able to profitably manage such business or successfully integrate such business without substantial costs, delays or other operational or financial problems. There can be no assurance that the businesses we acquire in the future will achieve anticipated revenues and earnings. Additionally:

•        the key personnel of the acquired business may decide not to work for us;

•        changes in management at an acquired business may impair its relationships with employees and customers;

•        we may be unable to maintain uniform standards, controls, procedures and policies among acquired businesses;

•        we may be unable to successfully implement infrastructure, logistics and systems integration;

•        we may be held liable for legal claims (including environmental claims) arising out of activities of the acquired businesses prior to our acquisitions, some of which we may not have discovered during our due diligence, and we may not have indemnification claims available to us or we may not be able to realize on any indemnification claims with respect to those legal claims;

•        we will assume risks associated with deficiencies in the internal controls of acquired businesses;

•        we may not be able to realize the cost savings or other financial benefits we anticipated; and

•        our ongoing business may be disrupted or receive insufficient management attention.

Some or all of these factors could have a material adverse effect on our business, financial condition and results of operations.

If we are not able to manage our internal growth, the results of our operations will be adversely affected.

We will attempt to increase our revenues through internal growth as well as through acquisitions. There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. For example, the ability to internally communicate, coordinate and execute business strategies, plans and tactics may be negatively impacted by our increasing size and complexity. A decentralized structure places significant control and decision-making powers in the hands of our operating unit management. This contributes to the risk that we may be slower or less able to identify or react to problems affecting key business matters than we would in a more centralized environment. The lack of timely access to information may impact the quality of decision making by management. Our decentralized organization creates the possibility that our operating subsidiaries assume excessive risk without appropriate guidance from our centralized legal, accounting, tax, treasury and insurance functions as to the potential overall impact. Any future growth will also impose significant additional responsibilities on members of senior management. Furthermore, as we grow, our ability to increase productivity and profitability will be limited by our ability to employ, train and retain skilled personnel to provide services to our customers. There can be no assurance that we will be able to maintain an adequate skilled labor force necessary to operate efficiently or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. To the extent that we are unable to manage our growth efficiently and effectively, or are unable to attract and retain skilled personnel, our financial condition and results of operations could be materially adversely affected.

We depend upon the services of our management team.

Our success depends, in part, upon the continuing contributions of our executives and other key employees. This includes, in part, continuing efforts from many of the executives and other key employees of the Founding Companies, whose reputations and client relationships have contributed significantly to the success of those companies. Although we have employment and noncompetition agreements with certain of our executives, there is no guarantee that they will remain with us. The loss of the services of any of our executives or other key employees, or our failure to attract other executive officers or managers, could have a material adverse effect on our business or our business prospects. If we lose the services of any of our executives or other key employees at the operating or regional level, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Product shortages or the loss of key suppliers could reduce our competitiveness, slow our plans for expansion, adversely affect net sales and operating results and damage our relationships with customers.

We purchase flooring and related products directly from manufacturers and other suppliers located around the world. While we do not believe we depend on any sole or limited source of supply, we do source the majority of our flooring products from a limited number of large suppliers. We generally do not have long-term contractual supply agreements with our suppliers that obligate them to supply us with products exclusively or at specified quantities or prices. As a result, our current suppliers may decide to sell products to our competitors and may not continue selling products to us. In order to retain the competitive advantage that we believe results from these relationships, we need to continue to identify, develop and maintain relationships with qualified suppliers that can satisfy our high standards for quality and safety and our requirements for delivery of flooring and related products in a timely and efficient manner at attractive prices. The need to develop new relationships will be particularly important as we seek to expand our operations and enhance our product offerings in the future. The loss of a large supplier, or a substantial decrease in the availability of products or components from our suppliers, could disrupt our business and adversely affect our operations, revenues, and profits. The loss of one or more of our existing suppliers or our inability to develop relationships with new suppliers could reduce our competitiveness, slow our plans for further expansion and cause our net sales and operating results to be adversely affected. Availability of materials can change for a number of additional reasons, including environmental conditions, laws and regulations, shifts in demand by other industries competing for the same materials, new tariffs, changes in trade policy, transportation disruptions and/or business decisions made by, or events that affect, our suppliers. There is no assurance that materials will remain in adequate supply to us. Our inability to source materials in a timely manner could also damage our relationships with our customers.

The failure of our suppliers to adhere to the quality standards that we set for our products could lead to investigations, litigation, write-offs, recalls or boycotts of our products, which could damage our reputation and our brand, increase our costs, and otherwise adversely affect our business.

We do not control the operations of our manufacturers and other suppliers and cannot guarantee that our suppliers will comply with applicable laws and regulations (including laws and regulations relating to “conflict minerals” due diligence and reporting under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) or operate in a legal, ethical and responsible manner. Violation of applicable laws, rules and regulations by our suppliers or their failure to operate in a legal, ethical or responsible manner, could expose us to legal risks, cause us to violate laws and regulations and reduce demand for our products if, as a result of such violation or failure, we attract negative publicity. In addition, the failure of our suppliers to adhere to the quality standards that we set for our products could lead to government investigations, litigation, write-offs and recalls, which could damage our reputation and our brand, increase our costs, and otherwise adversely affect our business.

We procure approximately 30% (including 5% from China) of our products from manufacturers and other suppliers located outside of the United States, and as a result, we are subject to risks associated with obtaining products from abroad that could adversely affect our business, financial condition and results of operations.

We procure some of our products from manufacturers and other suppliers located outside of the United States. As a result, we are subject to risks associated with obtaining products from abroad, including:

•        political unrest, acts of war, terrorism, trade wars and economic instability resulting in the disruption of trade from foreign countries where our products originate;

•        currency exchange fluctuations;

•        the imposition of new or more stringent laws and regulations, including those relating to environmental, health and safety matters and climate change issues, labor conditions, quality and safety standards, trade restrictions and restrictions on funds transfers;

•        the imposition of new or different duties (including antidumping and countervailing duties), tariffs, taxes and/or other charges on exports or imports, including as a result of errors in the classification of products upon entry or changes in the interpretation or application of rates or regulations relating to the import or export of our products;

•        the risk that one or more of our suppliers will not adhere to applicable legal requirements, including fair labor standards, the prohibition on child labor, environmental, product safety or manufacturing safety standards, anti-bribery and anti-kickback laws such as the Foreign Corrupt Practices Act (the “FCPA”) and sourcing laws such as the Lacey Act;

•        disruptions or delays in production, shipments, delivery or processing through ports of entry (including those resulting from strikes, lockouts, work stoppages or slowdowns, or other forms of labor unrest);

•        changes in local economic conditions in countries where our suppliers are located; and

•        differences in product standards, acceptable business practice and legal environments.

These and other factors beyond our control could disrupt the ability of our suppliers to ship certain products to us cost effectively or at all, expose us to significant operational and legal risk and negatively affect our reputation, any of which could adversely affect our business, financial condition and results of operations.

Disruptions in our supply chain and other factors affecting the distribution of our inventory could adversely impact our business.

A disruption within our logistics or supply chain network could adversely affect our ability to deliver inventory in a timely manner, which could impair our ability to meet customer demand for products and result in lost sales, increased supply chain costs, or damage to our reputation. Such disruptions may result from damage or destruction to warehouses; weather-related events; natural disasters; trade policy changes or restrictions; tariffs or import-related taxes; third-party strikes, lock-outs, work stoppages or slowdowns; shipping capacity constraints; third-party contract disputes; supply or shipping interruptions or costs; military conflicts; acts of terrorism; or other factors beyond our control. Any such disruption could negatively impact our financial performance or financial condition.

Changes in the costs of our flooring products can decrease our profit margins.

The wholesale prices for the flooring products that we sell and materials that we use in providing installation services have been subject to fluctuations in the past, some of which have been significant, and will continue to be subject to such fluctuations. These prices may fluctuate based on a number of factors beyond our control, including the price of raw materials used in the manufacture of flooring, energy costs, changes in supply and demand, concerns about inflation, general economic conditions, labor costs, competition, import duties, tariffs, currency exchange rates, government regulation, the impact of natural disasters (including those due to the effects of climate change), duty and other import costs. In particular, energy costs have fluctuated dramatically in the past and may fluctuate in the future. These fluctuations may result in an increase in our transportation costs for distribution from the manufacturer to our warehouses, showrooms and customers, utility costs for our facilities and overall costs to purchase products from our suppliers.

Our results of operations for individual quarters can be and have been hurt by a delay between the time product cost increases are implemented and the time we are able to increase prices for our products and installation services. Furthermore, we may not be able to adjust the prices of our products, especially in the short-term to recover these cost increases.

If we were to lose membership in the purchasing co-ops in which we participate, our costs would increase.

Each of our Founding Companies are members of one of two purchasing co-ops, Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance. These co-ops provide monetary rebates to the Founding Companies based on materials purchased through the co-ops. If the Founding Companies or any companies that we acquire (assuming such companies are members) lose their membership in the co-ops or if the co-ops go out of business, the loss of such rebates would increase our costs and could adversely affect our revenue.

Our operating results may vary significantly from quarter to quarter.

Our business is subject to seasonal and other variations for Founding Companies located in harsher climates that can result in significant differences in operating results from quarter to quarter. For example, we typically experience lower gross and operating margins during winter months due to lower demand for our services and more difficult operating conditions. Additionally, our quarterly results may be materially and/or adversely affected by:

•        the timing and volume of work we perform and our performance with respect to ongoing projects;

•        project delays, reductions in scope or cancellations, including as a result of permitting, regulatory or environmental processes, project performance, customer capital constraints, claimed force majeure events, protests or other political activity, or legal challenges;

•        adverse weather conditions and significant weather events;

•        variations in the size, scope and margins of projects we perform and the mix of our customers, contracts and business during any particular quarter;

•        the magnitude of work performed under change orders and the timing of their recognition;

•        disputes with customers or delays relating to billing and payment under our contracts and change orders, and our ability to successfully negotiate and obtain payment or reimbursement under our contracts and change orders;

•        changes in accounting pronouncements that require us to account for items differently;

•        the recognition of tax impacts related to changes in tax laws or uncertain tax positions;

•        the timing and magnitude of costs we incur to support growth internally or through acquisitions or otherwise;

•        the timing and integration of acquisitions and the magnitude of the related acquisition and integration costs; and

•        estimates and assumptions in determining our financial results, remaining performance obligations and backlog, including the timing and significance of impairments of long-lived assets, equity or other investments, receivables, goodwill or other intangible assets.

U.S. policies related to global trade and tariffs could adversely affect our business, financial condition and results of operations.

The current domestic and international political environment, including existing and potential changes to U.S. policies related to global trade and tariffs, have resulted in uncertainty surrounding the future state of the global economy. We import approximately 30% of the products we sell from foreign suppliers (including approximately 5% from China), which could be impacted by these tariffs. Potential costs and any attendant impact on pricing arising from these tariffs and any further expansion in the types or levels of tariffs implemented could require us to modify our current business practices and could adversely affect our business, financial condition and results of operations.

Our performance is dependent on our ability to attract, train and retain qualified employees while controlling labor costs.

The labor market for our industry is very competitive. We must attract, train and retain a large number of qualified employees, including sales representatives, branch managers, installers, and truck drivers, while controlling related labor costs. We face significant competition for these employees. Tighter labor markets may make it even more difficult for us to hire and retain employees and control labor costs. In particular, in a tight labor market, we compete with other companies to recruit and retain qualified installers and truck drivers, which positions have high turnover rates. Difficulty obtaining needed labor at the required times can impact the timing and completion of projects or inhibit our ability to grow our revenue. Our ability to attract qualified employees and control labor costs is subject to numerous external factors, including competitive wage rates and health and other insurance and benefit costs. A significant increase in competition, minimum wage or overtime rates in localities where we have employees could have a significant impact on our operating costs, which can affect our profit margins. Also, high turnover rates can lead to increased training costs. If we are not able to maintain a sufficient workforce and attract additional personnel as required, we may not be able to implement our business plan and our results of operations could be materially and adversely affected.

Our operating results may be adversely affected if we are not successful in managing our working capital.

We must maintain, and have adequate working capital to fund the purchase of materials and to pay for the labor costs of installation before we receive payment from our customers.  Our investment in our ongoing work-in-process is substantial, and efficient and timely billing is an important component of our business strategy and working capital management process.  We must manage our working capital to fund our materials purchases. If we are unable to effectively manage our working capital as we attempt to expand our business, our cash flows may be negatively affected, which could have a material adverse effect on our business, financial condition and operating results.

Failure to adapt to changes in building codes and commercial consumer preferences could lead to less demand for our products, resulting in reduced net sales.

Our business is impacted by local and state building codes and commercial consumer preferences, including a growing focus on energy efficiency. Our competitive advantage is due, in part, to our ability to respond to changes in these commercial consumer preferences and building codes. However, if our product offerings and installation services do not adequately or quickly adapt to changing preferences and building standards, we may lose market share to competitors, which could reduce net sales.

Compliance with employment laws and regulations and legal actions alleging employment violations or workplace injuries can be costly, which may adversely affect our business and financial performance.

We are subject to federal, state and local employment laws and regulations, including the U.S. Occupational Safety and Health Act, the U.S. Fair Labor Standards Act, and the Immigration Reform and Control Act. These laws and regulations govern such matters as wage and hour requirements, workers’ compensation insurance, unemployment and other taxes, working and safety conditions, and citizenship and immigration status. Compliance with these laws can be costly, and a failure or perceived failure to comply with these laws could result in negative publicity that could harm our reputation.

We may be subject to lawsuits from our employees, alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and we have been party to such matters in the past. Our warehouses and flooring installation services involve the operation of forklifts and other machinery and the storage and movement of heavy merchandise, all of which are activities that have the inherent danger of injury or death to employees despite safety precautions, training and compliance with federal, state and local health and safety regulations. Our employees are also at risk for other workplace-related injuries, including slips and falls, and our installers may be exposed to hazardous or toxic materials. While we have insurance coverage in place in addition to policies and procedures designed to minimize these risks, we may nonetheless be unable to avoid material liabilities for an injury or death arising out of job-related hazards. In light of the potential cost and uncertainty involved in litigation, we may settle matters even when we believe we have a meritorious defense. Litigation and its related costs may have a material adverse effect on our business, financial condition or results of operations.

Our business could be adversely affected by changes in immigration laws or failure to properly verify the employment eligibility of our employees.

Some states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the federal government from time to time considers and implements changes to federal immigration laws, regulations or enforcement programs. These changes may increase our compliance and oversight obligations, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Although we verify the employment eligibility status of all our employees, including through participation in the “E-Verify” program in the states that require it, some of our employees may, without our knowledge, be unauthorized workers. In addition, use of the “E-Verify” program does not guarantee that we will properly identify all applicants who are ineligible for employment. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized, we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and retain qualified employees. Termination of a significant number of employees due to work authorization or other regulatory issues may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration laws. These factors could have a material adverse effect on our reputation, business, financial condition and results of operations.

Furthermore, immigration laws have been an area of considerable political focus in recent years, and the U.S. Congress, Department of Homeland Security and the Executive Branch of the U.S. government from time to time consider or implement changes to federal immigration laws, regulations or enforcement programs. Changes in immigration or work authorization laws may increase our obligations for compliance and oversight, which could subject us to additional costs and potential liability and make our hiring process more cumbersome, or reduce the availability of potential employees. We are subject to regulations of U.S. Immigration and Customs Enforcement, or ICE, and Department of Labor, and we are audited from time to time by these parties for compliance with work authentication requirements. While we believe we are in compliance with applicable laws and regulations, if we are found not to be in compliance as a result of any audits, we may be subject to fines or other remedial actions.

A portion of our workforce is unionized, and labor activities could disrupt our operations and decrease our profitability, especially if our workforce or the workforce of our suppliers becomes more unionized.

Certain of our field employees (less than 30%) are currently covered by collective bargaining or other similar labor agreements. If these employees were to engage in labor activities, this could disrupt our operations. If a larger number of our employees were to unionize, including in the wake of any future legislation that makes it easier for employees to unionize, our business could be negatively affected. Any inability by us to negotiate collective bargaining arrangements (either to replace expiring agreements or new agreements) could cause strikes or other work stoppages, and newly negotiated contracts could result in increased operating costs. If any such strikes or other work stoppages occur, or if other employees become represented by a union, we could experience a disruption of our operations and higher labor costs.

In addition, while our suppliers typically have non-unionized work forces, if a larger number of their work forces were to unionize in the future, this could result in strikes, work stoppages or slowdowns, which could cause slowdowns or closures of facilities where components of the products that we install are manufactured or could affect the ability of our suppliers to deliver such products to us. Any interruption in the production or delivery of these products could delay or reduce availability of these products and increase our costs.

All of our unionized employees are employed by DSB+. While we do not believe that any of our collective bargaining agreements would require collective bargaining at our current or future non-union locations, there is a risk that our structure could be challenged, and an adverse claim or judgment resulting from such a challenge could have a material adverse effect on our operations.

The nature of our business exposes us to personal injury, product liability, workmanship warranty, breach of contract, construction defect and other claims and governmental investigations, which could result in negative publicity, harm our brand and adversely affect our business, financial condition and operating results.

We face an inherent risk of exposure to personal injury, product liability, workmanship warranty, breach of contract, construction defect and other claims or governmental investigations in the event that the use of our products is alleged to have resulted in economic loss, personal injury or property damage or violated environmental or other laws. For instance, companies in the flooring industry have been the subject of regulatory action and claims related to formaldehyde in laminate flooring.

We rely on manufacturers and other suppliers to provide us with products and do not have direct control over the quality of the products provided to us. As such, we are exposed to risks relating to the quality of such products. Statutes of limitation on lawsuits relating to construction defects can run as long as ten years. Any personal injury, product liability or other claims made against us, whether or not they have merit, or governmental investigation related to our products, could be time consuming and costly to defend or respond to, may not be covered by insurance carried by us, could result in negative publicity, could harm our brand and could adversely affect our business, financial condition and operating results. Furthermore, product liability or other claims made against our suppliers or other flooring companies, and any resulting negative publicity, may harm our reputation and affect the demand for our products.

We also generally provide a warranty against defects in workmanship for a period of one year.  If warranty claims are significant, this could have a material adverse effect on us by, among other things, requiring additional expenditures for products and personnel, as well as damaging our reputation and goodwill.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

We are from time to time engaged in various legal actions, claims and proceedings arising in the ordinary course of business and, while we cannot predict the outcomes of such proceedings and other contingencies with certainty, this litigation and any potential future litigation could have an adverse impact on us.

We are, from time to time, engaged in various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to breach of contract, product liabilities, intellectual property matters and employment related matters resulting from our business activities. As with most actions such as these, an estimate of any possible and/or ultimate liability cannot always be determined. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. Additionally, we cannot guarantee that we will not become engaged in additional legal actions, claims, proceedings or governmental investigations in the future. Any such action could result in negative publicity, harm to our reputation and adversely affect our business, financial condition and operating results.

We are subject to environmental and health and safety regulations and potential exposure to environmental liabilities.

Certain portions of our operations are subject to laws and regulations governing the environmental protection of natural resources and health and safety, including formaldehyde emissions and the use, storage, handling, generation, transportation, treatment, emission, release, discharge and disposal of certain hazardous or toxic materials and wastes. In addition, certain of our products are subject to laws and regulations relating to the importation, exportation, acquisition or sale of certain plants and plant products, including those that have been illegally harvested, and the emissions of hazardous or toxic materials.

We operate our business in accordance with standards and procedures designed to comply with the applicable laws and regulations in these areas and work closely with our suppliers in order to comply with such laws and regulations. If we violate or are alleged to have violated these laws, we could incur significant costs, be liable for damages, experience delays in shipments of our products, be subject to fines, penalties, criminal charges or other legal risks, or suffer reputational harm. In addition, as owners and lessees of real property, we may be held liable for, among other things, hazardous or toxic substances on, at, under or emanating from currently or formerly owned or operated properties, or any off-site disposal locations, or for any known or newly discovered environmental conditions at or relating to any of our properties, including those arising from activities conducted by previous occupants or at adjoining properties, without regard to whether we knew of or were responsible for such release. We also may be required to investigate, remove, remediate or monitor the presence or release of hazardous or toxic substances. Any of these outcomes could reduce demand for our products and adversely affect our business, financial condition and operating results. In addition, there can be no assurance that such laws or regulations will not become more stringent in the future or that we will not incur additional costs in the future in order to comply with such laws or regulations.

Transportation regulations could impose substantial costs and/or restrictions on our operations that would reduce our net income.

Our transportation operations, upon which we depend to transport materials from our locations to job sites, are subject to the regulatory jurisdiction of the U.S. Department of Transportation, or DOT. The DOT has broad administrative powers with respect to our transportation operations. More restrictive limitations on vehicle weight and size, trailer length and configuration or driver hours of service would increase our costs, which, if we are unable to pass these cost increases on to our customers, may increase our selling and administrative expenses and adversely affect our financial condition, operating results and cash flows. If we fail to comply adequately with DOT regulations or regulations become more stringent, we could experience increased inspections, regulatory authorities could take remedial action including imposing fines or shutting down our operations and we could be subject to increased audit and compliance costs.

Our results of operations could be adversely affected as a result of asset impairments.

Our results of operations and financial condition could be adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment. For additional description on this impairment testing, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies”. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

We may be required to contribute cash to meet our underfunded obligations in certain multiemployer pension plans.

Our collective bargaining agreements generally require us to participate with other companies in multiemployer pension plans. To the extent those plans are underfunded, the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980, may subject us to substantial liabilities under those plans if we withdraw from them or they are terminated or experience a mass withdrawal.

In addition, the Pension Protection Act of 2006, as amended, added special funding and operational rules generally applicable to plan years beginning after 2007 for multiemployer plans that are classified as “endangered,” “seriously endangered” or “critical” status based on multiple factors (including, for example, the plan’s funded percentage, cash flow position and whether it is projected to experience a minimum funding deficiency). Plans in these classifications must adopt measures to improve their funded status through a funding improvement or rehabilitation plan, as applicable, which may require additional contributions from employers (which may take the form of a surcharge on benefit contributions) and/or modifications to retiree benefits. Certain plans to which we contribute or may contribute in the future are in “endangered,” “seriously endangered” or “critical” status. The amount of additional funds, if any, that we may be obligated to contribute to these plans in the future cannot be estimated due to uncertainty of the future levels of work that require the specific use of union employees covered by these plans, as well as the future contribution levels and possible surcharges on contributions applicable to these plans. See Note 10 of the accompanying notes to F5 Finishes’ consolidated financial statements included elsewhere in the prospectus for a further description of the funding status of these plans.

F5 Finishes is a holding company and conducts all of our operations through our subsidiaries.

F5 Finishes is a holding company, and all of our operating assets are held by our subsidiaries. We derive all of our operating income from our subsidiaries. We will rely on the earnings and cash flows of our subsidiaries, which are paid to us by our subsidiaries in the form of dividends and other payments or distributions, to meet our debt service and other obligations, and to pay dividends on our common stock (which we do not intend to do in any case in the foreseeable future, as addressed elsewhere in these risk factors). The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries and the covenants of any future outstanding indebtedness that our subsidiaries incur.

We are at times required to obtain performance bonds and licensing bonds, the unavailability of which could adversely affect our business, financial condition, results of operations and/or cash flows.

We are at times required to obtain performance bonds and licensing bonds to secure our performance under certain contracts and other arrangements. In addition, the commercial construction end market also requires higher levels of performance bonding.

Our ability to obtain performance bonds and licensing bonds primarily depends on our credit rating, capitalization, working capital, past performance, management expertise and certain external factors, including the overall capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain performance bonds and licensing bonds can also be impacted by the willingness of insurance companies to issue performance bonds and licensing bonds. If we are unable to obtain performance bonds and licensing bonds when required, our business, financial condition, results of operations and/or cash flows could be adversely impacted.

We may be adversely affected by disruptions in our information technology systems caused by, among other things, our initial reliance on the legacy information technology systems of our Founding Companies and our transition to an integrated technology platform.

Our operations are dependent upon our information technology systems, which we rely upon to manage customer orders on a timely basis, to coordinate our sales and installation activities across all of our locations and to manage invoicing. Our existing information technology systems, including financial software systems for financial and budget reporting, general ledger accounting, accounts payable, payroll and fixed assets, are not integrated across our Founding Companies. We intend to adopt an integrated technology platform as soon as practicable following this offering. Until we transition to an integrated technology platform, we will continue to rely upon the legacy information technology systems of each of our Founding Companies, which may be unable to provide adequate support for our needs. This may delay our ability to achieve operating efficiencies or otherwise realize cost savings as a result of anticipated acquisition synergies. The process of transitioning to an integrated technology platform may result in operational disruptions and resource constraints. A substantial disruption in our information technology systems for any prolonged time period arising from this transition and from other causes (for example, system capacity limits from unexpected increases in our volume of business, outages, computer viruses, unauthorized access or delays in our service) could result in delays in receiving customer orders and inventory and supplies, placing orders with suppliers and scheduling production, or installing our products on a timely basis for our customers, which could adversely affect our reputation and customer relationships. In addition, our systems might be damaged or interrupted by natural or man-made events or by computer viruses, physical or electronic break-ins, or similar disruptions affecting the Internet. Such disruptions, delays, problems or costs could have a material adverse effect on our financial condition, results of operations and cash flows.

In the event of a cybersecurity incident, we could experience operational interruptions, incur substantial additional costs, become subject to legal or regulatory proceedings or suffer damage to our reputation.

In addition to the disruptions that may occur from interruptions in our information technology systems, cybersecurity threats and sophisticated and targeted cyberattacks pose a risk to our information technology systems. We intend to implement security policies, processes and defenses designed to help identify and protect against intentional and unintentional misappropriation or corruption of our information technology systems and disruption of our operations. Until such time as we implement such policies, processes and defenses, there is a heightened risk of security breaches. Even after implementation of such protective measures, our information technology systems may be damaged, disrupted or shut down due to attacks by unauthorized access, malicious software, computer viruses, undetected intrusion, hardware failures or other events, and in these circumstances our disaster recovery plans may be ineffective or inadequate. These breaches or intrusions could lead to business interruption, exposure of proprietary or confidential information, data corruption, damage to our reputation, exposure to legal and regulatory proceedings and other costs. Such events could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, we could be adversely affected if any of our significant customers or suppliers experiences any similar events that disrupt their business operations or damage their reputation.

We intend to implement monitoring practices and protections of our information technology to reduce these risks and test our systems on an ongoing basis for potential threats, but until these practices and protections are implemented, we face a heightened risk of exposure to such threats. We will carry cybersecurity insurance to help mitigate the financial exposure and related notification procedures in the event of intentional intrusion. There can be no assurance, however, that our efforts will prevent the risk of a security breach of our databases or systems that could adversely affect our business.

Restrictions in our new credit facility, or any other indebtedness we may incur in the future, could adversely affect our business, financial condition, results of operations, ability to make distributions to stockholders and the value of our common stock.

We intend to enter into a new credit facility concurrently with the completion of this offering. Our new credit facility, or any future credit facility or other indebtedness we enter into, may limit our ability to, among other things:

•        incur or guarantee additional debt;

•        make distributions or dividends on or redeem or repurchase shares of common stock;

•        make certain investments and acquisitions;

•        make capital expenditures;

•        incur certain liens or permit them to exist;

•        enter into certain types of transactions with affiliates;

•        acquire, merge or consolidate with another company; and

•        transfer, sell or otherwise dispose of all or substantially all of our assets.

Our new credit facility or other debt instruments will also likely contain covenants requiring us to maintain certain financial ratios and meet certain tests, such as a fixed charge coverage ratio, a leverage ratio and minimum EBITDA test. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — F5 Finishes — Combined — Liquidity.” Our ability to comply with those financial ratios and tests can be affected by events beyond our control, and we may not be able to comply with those ratios and tests when required to do so under the applicable debt instruments.

The provisions of our new credit facility or other debt instruments may affect our ability to obtain future financing and pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of our new or any future credit facility or other debt instruments could result in a default or an event of default that could enable our lenders or other debt holders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of our debt is accelerated, our assets may be insufficient to repay such debt in full, and our stockholders could experience a partial or total loss of their investment.

Our business relies significantly on our expertise in installation and distribution logistics, and we generally do not have intellectual property that is protected by patents.

Our business is significantly dependent upon our expertise in installation and distribution logistics, including significant expertise in the application of building science. We rely on a combination of trade secrets and contractual confidentiality provisions and, to a much lesser extent, copyrights and trademarks, to protect our proprietary rights. Accordingly, our intellectual property is more vulnerable than it would be if it were protected primarily by patents. We may be required to spend significant resources to monitor and protect our proprietary rights, and in the event a misappropriation or breach of our proprietary rights occurs, our competitive position in the market may be harmed. In addition, competitors may develop competing technologies and expertise that renders our expertise obsolete or less valuable.

Risks Related to this Offering and Our Common Stock

There is no public market for our common stock, and an active trading market for our common stock may not develop, which could impede your ability to sell shares and depress the market price of your shares.

Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop upon completion of this offering, or if it does develop, it may not be sustained. If an active trading market does not develop, you may have difficulty selling any shares of our common stock that you purchase. The initial public offering price of our common stock was determined by negotiations between us and representatives of the underwriters and may not reflect the prevailing price in the open market. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you paid in this offering.

The price of our common stock may fluctuate substantially, and your investment may decline in value.

Following this offering, the market price of our common stock could be extremely volatile and may be significantly affected by factors, such as:

•        market conditions affecting the commercial construction and building products industries;

•        quarterly variations in our results of operations;

•        changes in government regulations;

•        the announcement of acquisitions by us or our competitors;

•        changes in general economic and political conditions;

•        volatility in the financial markets;

•        results of our operations and the operations of others in our industry;

•        changes in interest rates;

•        threatened or actual litigation and government investigations;

•        the addition or departure of key personnel;

•        actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and

•        differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the public offering price.

Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

The requirements of being a public company may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we will need to comply with certain laws, regulations and requirements, including corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the Securities and Exchange Commission (the “SEC”) and the requirements of NASDAQ, including the listing standards of the NASDAQ Capital Market tier, with which the Founding Companies were not required to comply as private companies. Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management and will result in significant costs and expenses, particularly after we are no longer an emerging growth company under the JOBS Act. We will need to:

•        institute comprehensive corporate governance and compliance functions;

•        design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404(a) of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•        comply with rules promulgated by NASDAQ;

•        prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

•        establish internal policies, such as those relating to disclosure controls and procedures and insider trading;

•        involve and retain to a greater degree outside counsel and accountants with these activities; and

•        establish an investor relations function.

If we are not able to comply with the applicable continued listing requirements or standards of NASDAQ, NASDAQ could delist our common stock.

In conjunction with this offering, we have applied to list our common stock on the NASDAQ Capital Market simultaneously with the closing of this offering. Prior to this offering, there has been no established public market for our common stock. There is no assurance that our common stock will ever be quoted on the NASDAQ Capital Market. Should our common stock be listed on the NASDAQ Capital Market, in order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. If NASDAQ were to delist our common stock, it would be more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not listed on a national securities exchange.

If our listing application for our common stock is not approved by NASDAQ, we will not be able to consummate this offering and will terminate this offering.

An approval of our listing application by NASDAQ will be subject to our fulfillment of certain minimum financial and liquidity requirements. If we fail to meet NASDAQ’s minimum requirements, we will not be able to consummate the offering and will terminate this offering. We will need to receive a minimum offering amount of $[•] in order to satisfy the listing conditions to trade our common stock on the NASDAQ Capital Market.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock.

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting for that purpose. As such, our management and independent registered public accounting firm did not perform an evaluation of our internal control over financial reporting as of and for the years ended December 31, 2018 and 2017. However, we have identified material weaknesses in our internal control over financial reporting. We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures” for information regarding our remediation efforts.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, at the time of our second annual report on Form 10-K, which will be for our year ending December 31, 2020. We intend to begin the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation upon the completion of this offering, which process is time consuming, costly and complex. If we fail to increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by NASDAQ, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Those exemptions include, but are not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements in our periodic reports and proxy statements, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after this offering. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the completion of this offering, based on an assumed initial public offering price of $[•] per share, which is the midpoint of the price range set forth on the cover of this prospectus, we will have [•] shares of common stock outstanding (or [•] if the underwriters exercise their option to purchase additional shares in full). Of these shares, [•] shares sold in this offering to persons not subject to a lock-up agreement with our underwriters will be freely tradable without restriction immediately following this offering. After the lock-up agreements expire one year from the date of this prospectus, an additional 4,165,615 shares will be eligible for sale in the public market, [765,615] of which will be held by our directors, executive officers and other affiliates, and will be subject to volume limitations under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and certain other restrictions. The underwriters may also, in their sole discretion, permit our founders, officers, directors, current stockholders and stockholders and equity interest holders of the Founding Companies to sell shares prior to the expiration of the lockup agreements. See “Shares Eligible for Future Sale” for more information regarding shares of our common stock that may be sold by existing stockholders after the closing of this offering.

In addition, the following will become eligible for sale in the public market in the future: 1,450,000 shares reserved for future issuance under our 2019 Incentive Stock Plan, subject to certain legal and contractual limitations; [•] shares (assuming the sale of [•] shares in this offering) issuable upon the exercise of warrants to be issued to the Underwriter; and up to 232,000 shares issuable upon the exercise of outstanding options. Additionally, the approximately 2.7 million shares that will be issued to the Shareholders of the Founding Companies as consideration under the Combinations are subject to a registration rights agreement, under which such shares may be registered under certain conditions, causing such shares to be more readily sold in the public markets. Also, in the future, we may issue shares of our common stock in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock.

A significant portion of the proceeds we receive in this offering will be used as part of the Combination Consideration, and our management will have broad discretion over the use of the remaining proceeds and may not apply those proceeds in ways that increase the value of your investment.

We intend to use the net proceeds from this offering to pay the cash portion of the Combination Consideration payable to the Founding Companies at the closing of the Combinations, in the aggregate amount of approximately $15.7 million, subject to adjustment. We will also use a portion of the net proceeds from this offering to pay the promissory notes we issued in connection with the bridge loans made by Business Ventures Corp. to F5 Finishes to cover expenses associated with this offering in the aggregate amount of $2 million and may use proceeds for the payment of the promissory notes we issued in the aggregate principal amount of approximately $6.8 million in connection with the Combinations with the Founding Companies as they become due and may use proceeds to repay any debt assumed in the Combinations. As a result, a significant amount of the net proceeds we receive in the offering will not be available to us to use to grow our business or for other uses beneficial to the Company. Our management will have broad discretion to use the remaining net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of such proceeds. See “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies” and “Use of Proceeds.”

A significant amount of the proceeds we receive will be invested in short-term, investment-grade securities; there can be no guarantees that our investments will not lose value or that the returns on our investments will not decrease due to market and economic conditions or other factors outside of our control.

We intend to invest the net proceeds from this offering in short-term, investment grade securities until we deploy them for other corporate uses. See “Use of Proceeds.” Although the risks inherent in short-term, investment grade securities are generally low, economic and market conditions could result in a decrease in returns on short-term securities or in the partial or entire loss of our investment. For example, there can be sudden shifts in interest rates, major credit quality downgrades for multiple firms and/or world events that create extreme volatility in the financial markets. Although we intend to implement investment procedures and safeguards and to diversify investments and asset allocations so that our combined investment risk exposure is limited, there is no guarantee that our efforts will prevent the loss of, or the decrease in returns on, our investments, which may cause our stock price to decline.

Our officers and directors and the stockholders and equity interest holders of the Founding Companies and their affiliates will exercise significant control over us.

After the completion of this offering, our executive officers and directors and the stockholders and equity interest holders of the Founding Companies and their immediate family members will beneficially own, in the aggregate, approximately [•]% of our outstanding common stock. As a result, these stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. These stockholders may have interests that are different from yours.

Provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable.

Following this offering, our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they, among other things:

•        authorize our board of directors, without stockholder approval, to issue up to [•] shares of undesignated preferred stock, which could be used to significantly dilute the ownership of the holders of our stock or a hostile acquirer;

•        do not provide for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        establish supermajority voting requirements in order to amend certain provisions in our amended and restated certificate of incorporation, which makes it more difficult for stockholders to eliminate anti-takeover provisions;

•        eliminate stockholder-initiated action by written consent in lieu of a meeting, which hampers the ability of stockholders to take action during the interim periods between annual meetings of stockholders; and

•        require the written request of stockholders holding an aggregate of 25% of shares of our common stock in order for stockholders to call a special meeting, which together with the elimination of stockholder action by written consent described above, makes it very difficult for stockholders to take action during the interim periods between annual meetings of stockholders.

As a Delaware corporation, we are also subject to the Delaware anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision to prevent or delay an acquisition of us. See “Description of Capital Stock.”

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•        any derivative action or proceeding brought on our behalf;

•        any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•        any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws;

•        any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws;

•        any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

•        any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law,

in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims under the Securities Act or the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations

Purchasing shares of our common stock in this offering will result in an immediate and substantial dilution of your investment, and your investment may be further diluted if new securities are issued in connection with capital raises.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, after giving effect to the Combinations, investors purchasing common stock in this offering will incur immediate dilution of $[•] per share (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock), based on an assumed initial public offering price of $[•] per share, which is the midpoint of the price range set forth on the cover of this prospectus. Furthermore, if we raise additional capital or acquire new businesses by issuing new convertible or equity securities, the interests of investors in this offering may be further diluted. This may result in the loss of all or a portion of their investment. In addition, newer securities may have rights, preferences or privileges senior to those of securities held by investors in our common stock. See “Dilution.”

Our amended and restated certificate of incorporation authorizes us to issue shares of blank check preferred stock, and issuances of such preferred stock, or securities convertible into or exercisable for such preferred stock, may result in immediate dilution to existing stockholders, including investors in this offering.

If we raise additional funds through future issuances of preferred equity or debt securities convertible into preferred equity, our stockholders could suffer significant dilution, and any new equity or debt securities that we issue could have rights, preferences and privileges superior to those of holders of shares of common stock. Moreover, in the event that the price of our common stock in this offering is below $[•] per share, as part of the consideration for the purchase of the Founding Companies in the Combination, the Shareholders of the Founding Companies will receive subordinated convertible promissory notes, the principal amount of which will equal the difference between $[•] and the per share price of our common stock in this offering, multiplied by the number of shares of our common stock they are receiving as partial compensation in the Combination. Although we have no present plans to issue any shares of preferred stock or any additional convertible debt securities, in the event that we issue shares of our preferred stock, or securities convertible into or exercisable for our common stock after the date of the offering, the investors in this offering may be diluted. We may choose to raise additional capital using such preferred equity or debt securities because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

We do not expect to pay any dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, the limits imposed by the terms of our new credit facility and such other factors as our board of directors deems relevant. Accordingly, investors in our common stock may need to sell their shares to realize a return on their investment in our common stock, and investors may not be able to sell their shares at or above the prices paid for them.

If securities analysts do not publish favorable reports about us or if we, or our industry, are the subject of unfavorable commentary, the price of our common stock could decline.

The trading price for our common stock will depend in part on the research and reports about us that are published by analysts in the financial industry. Analysts could issue negative commentary about us or our industry, or they could downgrade our common stock. We may also not receive sufficient research coverage or visibility in the market. Any of these factors could result in the decline of the trading price of our common stock, causing investors in our common stock to lose all or a portion of their investment.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “aim,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “plan,” “forecast,” “future,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the stability of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause our results to vary from expectations include, but are not limited to:

•        our lack of combined operating history and our ability to successfully integrate the Founding Companies into one entity;

•        our dependence on the commercial construction industry and remodeling and refurbishment activities, which are sensitive to changes in prevailing economic conditions;

•        our failure to accurately estimate project costs or successfully execute a project;

•        the highly fragmented and competitive nature of our industry;

•        our ability to successfully locate and acquire companies in the commercial flooring and installation business, to obtain debt financing for that purpose and to successfully integrate them into our business and manage our internal growth;

•        loss of any of our executives and managers;

•        product shortages and the loss of key suppliers or their failure to adhere to quality standards;

•        changes in the costs of our flooring products, including costs due to tariffs and trade policies;

•        increases in the costs of our flooring products if we were to lose our membership in the purchasing co-ops from which we receive monetary rebates;

•        quarterly variations in our operating results;

•        our ability to attract and retain qualified employees while controlling labor costs;

•        our ability to manage our working capital to facilitate our inventory management;

•        disruptions in the manufacturing and supply chains;

•        our ability to adapt our product offerings and services to changing preferences and building standards;

•        our exposure to claims relating to employment violations and workplace injuries;

•        strikes or work stoppages and increases in labor costs in the event of labor activities by unionized members of our workforce or in the event of increased unionization of our workforce;

•        our exposure to personal injury, product liability, warranty, casualty, breach of contract, construction defect and other claims and government investigations;

•        our exposure to claims arising from our acquired operations;

•        compliance with environmental and health and safety regulations and exposure to environmental liabilities;

•        the potential for asset impairments when we acquire businesses;

•        our exposure in the event of underfunded obligations in certain multiemployer pension plans in which our employees may participate;

•        disruptions in our information technology systems;

•        restrictions imposed on our operations by our new credit facility and by other indebtedness we may incur in the future;

•        our ability to implement and maintain effective internal control over financial reporting; and

•        additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus may not occur. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources, discussions with our customers and our own internal estimates. The industry publications, reports, surveys, sources and forecasts containing the industry and market data cited in this prospectus are provided below:

•        American Institute of Architects (AIA) Architecture Billings Index (ABI)

•        Armstrong Flooring Investor Presentation, May 2019

•        BCC Research, Commercial Flooring: North American Markets, January 2017

•        Catalina Floor Coverings Report 2016

•        Dodge Data and Analytics

•        Fuse Commercial Flooring Alliance

•        Interface Investor Presentation, June 2019

•        Mohawk Industries, Inc. 10-K for the fiscal year ended December 31, 2018 (filed with the SEC on February 28, 2019)

•        Moody’s Analytics

•        Patton, Randall. “A History of the U.S. Carpet Industry”. EH.Net Encyclopedia, edited by Robert Whaples, September 22, 2006

•        Starnet Worldwide Commercial Flooring Partnership

•        Tarkett 2018 Registration Document, filed with the French financial markets’ authority (Autorité des marchés financiers — AMF) on March 21, 2019

•        Tarkett Investor Day Presentation, June 19, 2019

•        The Center for Sustainable Systems at the University of Michigan, Commercial Buildings Fact Sheet 2018

•        U.S. Bureau of Labor Statistics

•        U.S. Census Bureau

•        U.S. Energy Information Administration Commercial Buildings Energy Consumption Survey (CBECS), released March 4, 2015 and revised December 20, 2016

References to a Metropolitan Statistical Area, or an MSA, refer to an area that generally consists of at least one urbanized area of 50,000 or more inhabitants, plus adjacent territory that has a high degree of social and economic integration with the core area as measured by commuting ties. MSA boundaries are based on U.S. Census Bureau determinations as of July 1, 2018.

We believe these sources and estimates to be reliable, but we cannot give you any assurance that any of the projected results will occur. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of [•] shares of our common stock in this offering, after deducting underwriter discounts and commissions and estimated expenses payable by us, will be approximately $35.2 million (approximately $40.8 million if the underwriters exercise their option to purchase additional shares in full). This estimate assumes a public offering price of $[•] per share, the midpoint of the price range set forth on the cover page of this prospectus.

A $1.00 increase (decrease) in the assumed public offering price of $[•] per share would increase (decrease) the net proceeds to us from this offering by $[•] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The principal purposes of this offering are to create a public market for our common stock, to fund the acquisition of the Founding Companies, to facilitate future access to the public capital markets and to provide us with flexibility in the future, including to acquire additional businesses, either with the net proceeds from this offering and/or through the issuance of our common stock.

We intend to use an aggregate of approximately $15.7 million of the net proceeds to pay the cash portion of the Combination Consideration in the Combinations with the Founding Companies and $2 million of the net proceeds from this offering to pay off the bridge loans made to F5 Finishes by Business Ventures Corp., the company through which the founding shareholders of F5 Finishes founded F5 Finishes. Such cash portion of the Combination Consideration is subject to adjustment based upon the Founding Companies’ working capital on the closing date of the Combinations and certain other factors. See “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies.”

While we have not allocated a specific amount of the remaining net proceeds from this offering to any particular purpose, we may use such remaining net proceeds for the acquisitions of additional businesses, to pay the holders of the promissory notes we will issue in the aggregate principal amount of approximately $6.8 million in connection with the Combination Consideration when such notes become due (the third anniversary of the closing of this offering), and for general corporate purposes.

The net proceeds we actually expend for the acquisition of additional businesses may vary significantly depending on a number of factors, including our ability to locate such companies and enter into a binding acquisition agreement on favorable terms and the negotiated purchase price. In addition, the net proceeds we actually expend for general corporate purposes may vary significantly depending on a number of factors, including future revenue growth and our cash flows. As a result, we will retain broad discretion over the allocation of the remaining net proceeds from this offering. Pending use of the net proceeds from this offering, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. In addition, the terms of the credit facility that we intend to enter into concurrently with the closing of this offering may place certain limitations on the amount of cash dividends we can pay, even if no amounts are currently outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

•        on an actual basis for F5 Finishes (the designated accounting acquirer);

•        on an actual basis for each of the Founding Companies (the designated accounting co-predecessors);

•        on a pro forma combined basis to reflect (i) a 500-for-1 common stock split effective immediately prior to the closing of this offering, (ii) the completion of the Combinations with the Founding Companies; and (iii) the sale of [•] shares of our common stock at the assumed public offering price of $[•] per share (the midpoint of the price range set forth on the cover page of this prospectus), less the underwriting discounts and commissions and estimated offering expenses.

You should read this information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited pro forma combined financial statements and the related notes and the historical financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2019
	Actual
	F5 Finishes	DSB+	Contract Carpet	Premier	Resource Flooring	Shehadi	Universal	Total	Pro Forma
	(in thousands)
Cash and cash equivalents	$152	$878	$814	$267	$125	$432	$24	$2,693	$22,231

Indebtedness, including current portion	$500	$3,445	$55	$5	$876	$1,217	$1,667	$7,765	$14,040
Shareholders’/member’s equity:
F5 Finishes common stock, $0.01 par value: 3,000 shares authorized, issued and outstanding (actual); 25,000,000 shares authorized and 8,165,962 shares issued and outstanding (pro forma)									82
DSB+ common stock		505						505
Contract Carpet common stock
Premier common stock				165				165
Resource Flooring common stock
Shehadi Membership Interests						2,820		2,820
Universal common stock							463	463
Additional paid-in capital	18		1		872		238	1,129	62,496
Retained earnings (deficit)	(257)	257	5,637	281	767		1,267	7,952	(1,319)
Total shareholders’/member’s equity (deficit)	(238)	762	5,638	445	1,639	2,820	1,967	13,034	61,259
Total Capitalization	$262	$4,207	$5,693	$451	$2,515	$4,037	$3,635	$20,799	$75,300

The number of shares of our common stock to be outstanding upon completion of this offering is based on 1,500,000 shares of our common stock outstanding as of June 30, 2019 (on a post-split basis), 2,665,926 shares of common stock to be issued to the Shareholders of the Founding Companies as Combination Consideration and [•] shares to of common stock to be issued in this offering and excludes [•] underwriters warrants and options granted to the four initial shareholders of F5 Finishes to purchase up to [•] shares of our common stock. Also excluded from the number of shares of our common stock to be outstanding upon completion of this offering are the IPO Notes that are issuable to the Shareholders of the Founding Companies if the per share price in this offering is less than $[•], which IPO Notes, if issued, will be are convertible into our common stock at the IPO Price. See “The Combinations with the Founding Companies — Stock Consideration Adjustment.”

DILUTION

If you invest in our stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

The pro forma net tangible book value of our common stock on June 30, 2019 was a deficit of $[•] million, or $[•] per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding, after giving effect to the Combinations with the Founding Companies. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to our sale of [•]shares of common stock offered by this prospectus at an assumed public offering price of $[•] per share (the midpoint of the price range set forth on the cover page of this prospectus) and to the Combinations with the Founding Companies, and after deducting the underwriting discounts, commissions and estimated offering and acquisition expenses payable by us, our pro forma net tangible book value would have been $[•] million, or approximately $[•] per share. This represents an immediate increase in pro forma net tangible book value of $[•] per share to existing stockholders (which will include the current owners of the Founding Companies pursuant to the shares of our common stock they receive as part of the Combination Consideration) and an immediate dilution in pro forma net tangible book value of $[•] per share to new investors. The following table illustrates the per share dilution:

Assumed public offering price per share		$—
Pro forma net tangible book value per share as of June 30, 2019	—
Increase in pro forma net tangible book value per share attributable to new investors	—
Pro forma net tangible book value per share after this offering	—	—
Dilution in pro forma net tangible book value per share to new investors		$—

If the underwriters’ over-allotment option is exercised in full, the pro forma net tangible book value per share of our common stock after giving effect to this offering and the Combinations would be $[•] per share of our common stock. This represents an increase in net tangible book value of $[•] per share of our common stock to existing stockholders (which will include the current owners of the Founding Companies pursuant to the shares of our common stock they receive as part of the Combination Consideration) and dilution in pro forma net tangible book value of $[•] per share to new investors.

A $1.00 increase (decrease) in the assumed public offering price of $[•] per share of our common stock would increase (decrease) our net tangible book value after giving effect to this offering and the Combinations by $[•] million, or by $[•] per share of our common stock, assuming no change to the number of shares of our common stock offered by us as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The following table sets forth, on a pro forma combined basis to give effect to the acquisition of the Founding Companies at June 30, 2019, the differences between the number of shares of common stock purchased from us, the total price and average price per share paid by existing stockholders and stockholders of the Founding Companies and by the new investors, before deducting estimated offering and acquisition expenses payable by us, using the assumed public offering price of $[•] per share (the midpoint of the price range set forth on the cover page of this prospectus).

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing Stockholders and stockholders of the Founding Companies	—	—	—	—	$—
New Investors	—	—	—	—	$—
	—	—	—	—

____________

(1)      See “Certain Relationships and Related Person Transactions” for a discussion of the issuance of common stock to our initial stockholders.

If the underwriters’ over-allotment option is exercised in full, the number of shares held by new public investors will be increased to [•], or approximately [•] % of the total number of shares of our common stock outstanding after this offering.

SELECTED FINANCIAL DATA
(In thousands, except per share data)

The summary unaudited pro forma condensed combined financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and for the year ended December 31, 2018 are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus. The unaudited pro forma condensed combined financial data gives effect to (a) the Combinations, (b) the 500-for-1 common stock split, which will occur immediately prior to the completion of this offering, and (c) the completion of this offering and the use of the proceeds therefrom. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore, the actual effects of the offering and the Combinations reflected in the pro forma data may differ from the effects reflected below. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the offering and Combinations as contemplated and that the pro forma adjustments give appropriate effect to those assumptions. During the periods presented, F5 Finishes and the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to, or indicative of, post-combination results.

The summary unaudited pro forma condensed combined financial data for the year ended December 31, 2017 is derived from an aggregation of the audited December 31, 2017 financial information of the Founding Companies included elsewhere in this prospectus. The unaudited pro forma condensed combined financial data for the year ended December 31, 2017 gives effect solely to the Combinations and does not include any pro forma adjustments. Although the Founding Companies were not under common control or management during this period, the Founding Companies are all in the same specialized industry and have common accounting policies and principles. We believe that this presentation provides a direct line item comparison of the summary financial information presented below for the years ended December 31, 2017 and 2018, except for the effect of certain adjustments to the 2018 unaudited pro forma financial data, as follows: $3,298,000 of amortization expense associated with the acquired intangible assets and $407,000 of interest expense related to promissory notes issued in connection with the Combinations.

You should review the information below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Unaudited Pro Forma Condensed Combined Financial Information and the related notes beginning on page F-1, all included elsewhere in this prospectus.

F5 Finishes, Inc. — Unaudited Pro Forma Condensed Combined Financial Information

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)
Revenues	$53,742	$54,009	$111,297	$105,602
Cost of revenues	38,751	39,624	81,394	76,870
Gross profit	15,171	14,385	29,903	28,730
Operating expenses	13,920	13,504	27,087	23,080
Operating income	1,251	881	2,816	5,650
Other expense	(244)	(320)	(722)	(476)
Income before provision for income taxes	1,007	561	2,094	5,174
Provision for income taxes	(278)	(154)	(576)	(220)
Net income	$729	$407	$1,518	$4,954

Earnings per share:
Basic	[ ]	[ ]	[ ]	[ ]
Diluted	[ ]	[ ]	[ ]	[ ]

Number of common shares outstanding
Basic	[ ]	[ ]	[ ]	[ ]
Diluted	[ ]	[ ]	[ ]	[ ]

Key financial and operating metrics
Gross margin	28%	27%	27%	27%
Adjusted EBITDA margin	6%	6%	6%	6%
Operating margin	2%	2%	2%	5%
CAPEX	$388	$216	$492	$380

Summary Combined Balance Sheet	As of June 30, 2019
(Unaudited)
Total cash	$22,231
Total current assets	$52,795
Total assets	$93,679
Total current liabilities including current portion of long-term debt	$20,844
Total long-term obligations	$7,039
Total liabilities	$32,420
Total stockholders’ equity	$61,259
Total liabilities and stockholders’ equity	$93,679

Working capital	$31,951
	For the six months ended June 30,		For the years ended December 31,
Adjusted EBITDA	2019	2018	2018	2017
	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)	Pro Forma (Unaudited)
GAAP net income	$729	$407	$1,518	$4,954
GAAP interest expense	399	445	878	661
GAAP depreciation and amortization expense	1,964	1,968	3,930	650
GAAP provision for income taxes	277	154	576	220
EBITDA	3,369	2,973	6,902	6,485
Compensation adjustment	35	103	208	207
Adjusted EBITDA	$3,404	$3,076	$7,110	$6,564

Selected Individual Company Financial Data
(In thousands)

The following selected historical financial data of F5 Finishes, Inc, (the accounting acquirer) and for each of the Founding Companies (the accounting co-predecessors) as of and for the six months ended June 30, 2019 and 2018 are derived from the unaudited condensed financial statements of each entity which are included elsewhere in this prospectus. The following selected historical financial data of F5 Finishes Inc. (the accounting acquirer) and for each of the Founding Companies (the accounting co-predecessors) as of and for the years ended December 31, 2018 and 2017 are derived from the audited financial statements of each entity which are included elsewhere in this prospectus.

You should review the information below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of each of the Founding Companies and the related notes included elsewhere in this prospectus. These selected historical financial results may not be indicative of our future financial or operating results.

F5 Finishes, Inc. (Accounting Acquirer)

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Operating expenses	$250	$—	$—	$—
Operating loss	(250)	—	—	—
Other expense	(7)	—	—	—
Income before provision for income taxes	(257)	—	—	—
Provision for income taxes	—	—	—	—
Net loss	$(257)	$—	$—	$—
	For the six months ended June 30,		For the years ended December 31,
Cash flow summary	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$(348)	$—	$—	$—
Investing activities	—	—	—	—
Financing activities	500	—	—	—
Net change in cash	$152	$—	$—	$—
	As of June 30,		As of December 31,
Balance sheet	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$152	$—	$—	$—
Total current assets	$287	$—	$—	$—
Total assets	$326	$—	$—	$—
Total current liabilities including current portion of long-term debt	$564	$—	$—	$—
Total long-term obligations	$—	$—	$—	$—
Total liabilities	$564	$—	$—	$—
Total stockholders’ deficit	$(238)	$—	$—	$—
Total liabilities and stockholders’ deficit	$326	$—	$—	$—

Working capital	$(277)	$—	$—	$—

D.S. Baxley, Inc. (Accounting Co-Predecessor)

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Revenues	$15,961	$17,408	$33,039	$31,549
Cost of revenues	11,650	13,032	24,355	23,694
Gross profit	4,311	4,376	8,684	7,855
Operating expenses	3,820	3,555	7,095	7,095
Operating income	490	821	1,589	760
Other expense	(80)	(161)	(388)	(456)
Income before provision for income taxes	411	660	1,201	304
Provision for income taxes	(9)	(29)	(26)	(14)
Net income	$402	$631	$1,175	$290

Key financial and operating metrics
Gross margin	27%	25%	26%	25%
Adjusted EBITDA margin	5%	6%	6%	3%
Operating margin	3%	5%	5%	2%
CAPEX	$291	$90	$380	$123
	For the six months ended June 30,		For the years ended December 31,
Cash flow summary	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$344	$1,049	$3,115	$808
Investing activities	(282)	(34)	(296)	(157)
Financing activities	(530)	(1,055)	(2,563)	300
Net change in cash	$(468)	$(40)	$256	$951
	As of June 30,		As of December 31,
Balance sheet	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$878	$1,052	$1,347	$1,091
Total current assets	$9,271	$10,034	$9,088	$10,013
Total assets	$10,559	$10,850	$10,112	$10,848
Total current liabilities including current portion of long-term debt	$7,828	$7,577	$6,712	$7,631
Total long-term obligations	$1,968	$2,201	$2,123	$2,253
Total liabilities	$9,797	$9,778	$8,836	$9,885
Total stockholders’ equity	$762	$1,072	$1,277	$963
Total liabilities and stockholders’ equity	$10,559	$10,850	$10,112	$10,848

Working capital	$1,443	$2,457	$2,376	$2,382

	For the six months ended June 30,		For the years ended December 31,
Adjusted EBITDA	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$402	$631	$1,175	$290
GAAP interest expense	213	253	484	464
GAAP depreciation and amortization expense	140	139	288	312
GAAP provision for income taxes	9	29	26	14
EBITDA	764	1,052	1,973	1,080
Compensation adjustment	36	59	119	—
Adjusted EBITDA	$800	$1,111	$2,092	$1,080

Contract Carpet Systems, Inc. (Accounting Co-Predecessor)

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Revenues	$8,111	$9,266	$19,256	$18,908
Cost of revenues	5,802	6,837	14,035	13,293
Gross profit	2,309	2,429	5,221	5,615
Operating expenses	2,193	2,228	4,452	4,225
Operating income	116	201	769	1,390
Other expense	—	1	(5)	93
Income before provision for income taxes	116	202	764	1,483
Provision for income taxes	(2)	(3)	(13)	(189)
Net income	$114	$199	$751	$1,294

Key financial and operating metrics
Gross margin	28%	26%	27%	30%
Adjusted EBITDA margin	1%	2%	4%	8%
Operating margin	1%	2%	4%	7%
CAPEX	$—	$—	$2	$117
	For the six months ended June 30,		For the years ended December 31,
Cash flow summary	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$619	$(177)	$477	$374
Investing activities	—	—	(2)	(117)
Financing activities	(890)	(395)	(122)	(78)
Net change in cash	$(271)	$(572)	$353	$179

	As of June 30,		As of December 31,
Balance sheet	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$814	$137	$1,068	$715
Total current assets	$7,176	$7,117	$7,943	$7,085
Total assets	$7,529	$7,531	$8,309	$7,517
Total current liabilities including current portion of long-term debt	$1,854	$1,905	$2,259	$1,968
Total long-term obligations	$38	$57	$46	$67
Total liabilities	$1,891	$1,962	$2,305	$2,035
Total stockholder’s equity	$5,638	$5,569	$6,004	$5,482
Total liabilities and stockholder’s equity	$7,529	$7,531	$8,309	$7,517

Working capital	$5,322	$5,202	$5,684	$5,117
	For the six months ended June 30,		For the years ended December 31,
Adjusted EBITDA	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$114	$199	$751	$1,294
GAAP interest expense	4	13	23	18
GAAP depreciation and amortization expense	33	34	67	70
GAAP provision for income taxes	2	3	13	189
EBITDA	153	249	854	1,571
Compensation adjustment	(57)	(57)	(114)	(2)
Adjusted EBITDA	$96	$192	$740	$1,569

Premier Maintenance Group, Inc. (Accounting Co-Predecessor)

	For the six months ended June 30,		For the years ended December 31,
Income statement	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Revenues	$948	$957	$2,029	$1,474
Cost of revenues	291	291	586	492
Gross profit	657	666	1,443	982
Operating expenses	494	468	945	773
Operating income	163	198	498	209
Other expense	—	(3)	(4)	(9)
Income before provision for income taxes	163	195	494	200
Provision for income taxes	(2)	(1)	(7)	(1)
Net income	$161	$194	$487	$199

Key financial and operating metrics
Gross margin	69%	70%	71%	67%
Adjusted EBITDA margin	19%	23%	27%	17%
Operating margin	17%	21%	24%	14%
CAPEX	$—	$13	$25	$1

	For the six months ended June 30,		For the years ended December 31,
Cash flow summary	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$243	$279	$458	$173
Investing activities	—	(13)	(25)	(1)
Financing activities	(229)	(123)	(459)	(110)
Net change in cash	$14	$143	$(26)	$62
	As of June 30,		As of December 31,
Balance sheet	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$267	$421	$253	$279
Total current assets	$454	$575	$547	$493
Total assets	$505	$651	$616	$576
Total current liabilities including current portion of long-term debt	$59	$105	$112	$103
Total long-term obligations	$—	$105	$—	$155
Total liabilities	$59	$211	$112	$259
Total stockholders’ equity	$445	$441	$504	$317
Total liabilities and stockholders’ equity	$505	$651	$616	$576

Working capital	$395	$470	$435	$390
	For the six months ended June 30,		For the years ended December 31,
Adjusted EBITDA	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$161	$194	$487	$199
GAAP interest expense	—	4	4	9
GAAP depreciation and amortization expense	18	19	39	38
GAAP provision for income taxes	2	1	7	1
EBITDA	181	218	537	247
Compensation adjustment	3	1	3	—
Adjusted EBITDA	$184	$219	$540	$247

Carpet Services of Tampa, Inc. (Accounting Co-Predecessor)

Income statement	For the six months ended		For the years ended December 31,
	June 30, 2019	July 1, 2018
			2018	2017
	(Unaudited)	(Unaudited)
Revenues	$6,322	$6,845	$15,362	$13,557
Cost of revenues	4,817	5,294	11,965	10,681
Gross profit	1,505	1,551	3,397	2,876
Operating expenses	1,304	1,314	2,752	2,544
Operating income	201	237	645	332
Other expense	(25)	(30)	(66)	(55)
Income before provision for income taxes	176	207	579	277
Provision for income taxes	—	—	—	—
Net income	$176	$207	$579	$277

Key financial and operating metrics
Gross margin	24%	23%	22%	21%
Adjusted EBITDA margin	4%	4%	5%	3%
Operating margin	3%	3%	4%	2%
CAPEX	$43	$29	$31	$9
Cash flow summary	For the six months ended		For the years ended December 31,
	June 30, 2019	July 1, 2018
			2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$881	$698	$573	$(136)
Investing activities	(43)	(29)	(31)	(9)
Financing activities	(1,011)	(666)	(532)	98
Net change in cash	$(173)	$3	$10	$(47)
Balance sheet	As of		As of December 31,
	June 30, 2019	July 1, 2018
			2018	2017
	(Unaudited)	(Unaudited)
Total cash	$125	$292	$298	$289
Total current assets	$3,725	$4,295	$5,213	$4,549
Total assets	$3,937	$4,517	$5,409	$4,732
Total current liabilities including current portion of long-term debt	$2,279	$2,908	$3,666	$3,135
Total long-term obligations	$19	$83	$22	$39
Total liabilities	$2,298	$2,990	$3,688	$3,174
Total stockholder’s equity	$1,640	$1,526	$1,721	$1,558
Total liabilities and stockholder’s equity	$3,937	$4,517	$5,409	$4,732

Working capital	$1,446	$1,387	$1,547	$1,414

Adjusted EBITDA	For the six months ended		For the years ended December 31,
	June 30, 2019	July 1, 2018
			2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$176	$207	$579	$277
GAAP interest expense	23	28	65	55
GAAP depreciation and amortization expense	26	25	51	41
GAAP provision for income taxes	—	—	—	—
EBITDA	225	260	695	373
Compensation adjustment	2	2	3	—
Adjusted EBITDA	$227	$262	$698	$373

J.D. Shehadi, L.L.C. (Accounting Co-Predecessor)

Income statement	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Revenues	$12,759	$11,979	$24,859	$25,632
Cost of revenues	8,871	8,421	17,696	18,436
Gross profit	3,889	3,558	7,163	7,196
Operating expenses	2,391	2,616	5,221	5,258
Operating income	1,498	942	1,942	1,938
Other expense	(29)	(30)	(58)	(3)
Income before provision for income taxes	1,469	912	1,884	1,935
Provision for income taxes	—	—	—	—
Net income	$1,469	$912	$1,884	$1,935

Key financial and operating metrics
Gross margin	30%	30%	29%	28%
Adjusted EBITDA margin	13%	9%	9%	9%
Operating margin	12%	8%	8%	8%
CAPEX	$53	$52	$5	$49
Cash flow summary	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$501	$977	$2,202	$1,190
Investing activities	(53)	(52)	(5)	(49)
Financing activities	(1,355)	(812)	(1,204)	(1,193)
Net change in cash	$(907)	$113	$993	$(52)

Balance sheet	As of June 30,		As of December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$432	$458	$1,340	$346
Total current assets	$6,768	$4,871	$6,192	$4,702
Total assets	$7,220	$5,329	$6,543	$5,160
Total current liabilities including current portion of long-term debt	$4,244	$3,408	$3,909	$3,492
Total long-term obligations	$156	$102	$82	$110
Total liabilities	$4,400	$3,510	$3,991	$3,602
Total member’s equity	$2,820	$1,819	$2,553	$1,558
Total liabilities and member’s equity	$7,220	$5,329	$6,543	$5,160

Working capital	$2,524	$1,464	$2,282	$1,210
Adjusted EBITDA	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$1,469	$912	$1,884	$1,935
GAAP interest expense	29	38	65	45
GAAP depreciation and amortization expense	72	77	137	145
GAAP provision for income taxes	—	—	—	—
EBITDA	1,570	1,027	2,086	2,125
Compensation adjustment	48	95	190	79
Adjusted EBITDA	$1,617	$1,122	$2,276	$2,204

Universal Metro, Inc. (Accounting Co-Predecessor)

Income statement	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Revenues	$9,689	$7,629	$16,916	$14,597
Cost of revenues	7,188	5,824	12,921	10,391
Gross profit	2,501	1,805	3,995	4,206
Operating expenses	2,070	1,674	3,323	3,185
Operating income	431	131	672	1,021
Other expense	(30)	(33)	(68)	(46)
Income before provision for income taxes	401	98	604	975
Provision for income taxes	(7)	(11)	(8)	(16)
Net income	$394	$87	$596	$959

Key financial and operating metrics
Gross margin	26%	24%	24%	29%
Adjusted EBITDA margin	5%	2%	5%	7%
Operating margin	4%	2%	4%	7%
CAPEX	$1	$32	$49	$18

Cash flow summary	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Net cash provided by (used in):
Operating activities	$361	$461	$42	$984
Investing activities	(1)	(32)	(49)	(17)
Financing activities	(355)	(404)	13	(985)
Net change in cash	$5	$25	$6	$(18)
Balance sheet	As of June 30,		As of December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Total cash	$24	$39	$19	$13
Total current assets	$5,584	$4,203	$5,965	$4,812
Total assets	$5,715	$4,369	$6,123	$4,975
Total current liabilities including current portion of long-term debt	$3,700	$2,971	$4,295	$3,107
Total long-term obligations	$48	$66	$57	$127
Total liabilities	$3,747	$3,037	$4,352	$3,234
Total stockholder’s equity	$1,967	$1,332	$1,771	$1,741
Total liabilities and stockholder’s equity	$5,715	$4,369	$6,123	$4,975

Working capital	$1,884	$1,232	$1,670	$1,704
Adjusted EBITDA	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
GAAP net income	$394	$87	$596	$959
GAAP interest expense	48	44	103	70
GAAP depreciation and amortization expense	27	24	50	44
GAAP provision for income taxes	7	11	8	16
EBITDA	476	166	757	1,089
Compensation adjustment	4	4	7	2
Adjusted EBITDA	$480	$170	$764	$1,091

Use of Non-GAAP Financial Measurements

EBITDA consists of net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA with increases or decreases in compensation paid to certain employees of the Founding Companies as a result of new compensation plans being put in place for the former owners of these businesses. Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We believe that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results.

We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other commercial flooring businesses, which may present similar non-GAAP financial measures to investors. In addition, you should be aware when evaluating Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Our management does not consider EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of Adjusted EBITDA are that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Some of these limitations are:

a.      Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

b.      Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

c.      Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

d.      although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

e.      Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

g.      other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. You should review the reconciliation of net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following tables reconcile net income (loss) to EBITDA and Adjusted EBITDA for the periods presented.

Year Ended December 31, 2018 ($000s)	F5	DSB+	CCS	PMG	CST	JDS	UMI	Pro Forma Adjs.(a)	Pro Forma Combined(a)
GAAP Net income	$—	$1,175	$751	$487	$579	$1,884	$596	$(3,954)	$1,518
GAAP Interest expense		484	23	4	65	65	103	133	877
GAAP Depreciation and amortization expense		288	67	39	51	137	50	3,298	3,930
GAAP Provision for income taxes		26	13	7	—	—	8	523	577
EBITDA	—	1,973	854	537	695	2,086	757	—	6,902
Compensation adjustment(b)		119	(114)	3	3	190	7	—	208
Adjusted EBITDA	$—	$2,092	$740	$540	$698	$2,276	$764	$—	$7,110
Year Ended December 31, 2017 ($000s)	F5	DSB+	CCS	PMG	CST	JDS	UMI	Pro Forma Combined(c)
GAAP Net income	$—	$290	$1,294	$199	$277	$1,935	$959	$4,954
GAAP Interest expense		464	18	9	55	45	70	661
GAAP Depreciation and amortization expense		312	70	38	41	145	44	650
GAAP Provision for income taxes		14	189	1	—	—	16	220
EBITDA	—	1,080	1,571	247	373	2,125	1,089	6,485
Compensation adjustment(b)		—	(2)	—	—	79	2	79
Adjusted EBITDA	$—	$1,080	$1,569	$247	$373	$2,204	$1,091	$6,564
Six Months Ended June 30, 2019 ($000s)	F5	DSB+	CCS	PMG	CST	JDS	UMI	Pro Forma Adjs.(a)	Pro Forma Combined(a)
GAAP Net income (Loss)	$(257)	$402	$114	$161	$176	$1,469	$394	$(1,730)	$729
GAAP Interest expense	7	213	4		23	29	48	73	397
GAAP Depreciation and amortization expense		140	33	18	26	72	27	1,649	1,965
GAAP Provision for income taxes		9	2	2	—	—	7	258	278
EBITDA	(250)	764	153	181	225	1,570	476	250	3,369
Compensation adjustment(b)		36	(57)	3	2	47	4	—	35
Adjusted EBITDA	$(250)	$800	$96	$184	$227	$1,617	$480	$250	$3,404
Six Months Ended June 30, 2018 ($000s)	F5	DSB+	CCS	PMG	CST	JDS	UMI	Pro Forma Adjs.(a)	Pro Forma Combined(a)
GAAP Net income	$—	$631	$199	$194	$207	$912	$87	$(1,823)	$407
GAAP Interest expense	—	253	13	4	28	38	44	64	444
GAAP Depreciation and amortization expense	—	139	34	19	25	77	24	1,649	1,967
GAAP Provision for income taxes	—	29	3	1	—	—	11	110	154
EBITDA	—	1,052	249	218	260	1,027	166	—	2,972
Compensation adjustment(b)	—	59	(57)	1	2	95	4	—	104
Adjusted EBITDA	$—	$1,111	$192	$219	$262	$1,122	$170	$—	$3,076

____________

(a)      The Unaudited Pro Forma condensed combined results are derived from the Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2019, the Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2018 and the Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2018 starting at page F-1 in this Prospectus and do not reflect the cost of any integration activities or benefits from the Combinations, including potential synergies that may be generated in future periods.

The pro forma adjustments reflect: 1) The amortization of Tradenames/Trademarks and Customer Relationships with an estimated useful lives of ten years and three years, respectively, 2) Interest expense related to the promissory notes issued to the Shareholders of the Founding Companies and 3) The effect of income tax expense at 27.5 percent for the combined entity as F5 is a C-Corporation and the Operating Companies would become wholly-owned entities for tax purposes.

(b)      Represents the effects of the following: (i) adjustment to normalize all salaries of Founding Company executives to an annual base salary of $250,000 pursuant to employment agreements entered into as part of Combination Agreements; (ii) the elimination of expenses of a personal nature that were paid or reimbursed by Founding Companies on behalf of Founding Company executives that will not be paid or reimbursed by F5 Finishes following the combinations; and (iii) the elimination of other non-recurring income or expenses that will not be paid or reimbursed by F5 Finishes following the combinations. See Executive and Director Compensation — Employment Agreements and Change in Control Arrangements.

(c)      The Unaudited Pro Forma condensed combined results are derived from the actual historical results of the Founding Companies’ audited financial statements for the year ending December 31, 2017 and do not include any pro forma adjustments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the historical financial statements of the relevant entities and the pro forma financial statements and the notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Disclosure Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, references to “F5 Finishes” refer to F5 Finishes, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to F5 Finishes, Inc., together with the Founding Companies, after giving effect to the Combinations.

Business Overview

The Combinations

We are a provider of commercial flooring solutions, including sales, installation and maintenance services for existing and new commercial buildings. F5 Finishes initiated business activity in October 2017 when we commenced planning for the combination of our six Founding Companies that operate across a diverse range of major metropolitan markets in the United States. Our goal is to become the leading commercial flooring solutions provider in the United States by capitalizing on industry dynamics that we believe create an attractive consolidation opportunity for us and by leveraging the advantages of our business combinations to drive additional growth and margin expansion.

Concurrently with and as a condition to the closing of this offering, F5 Finishes will acquire the six Founding Companies, creating a business that management believes will be among the ten largest commercial flooring solutions providers in the United States. Our Founding Companies have been in business for an average of 23 years and operate across seven major Metropolitan Statistical Areas (“MSA”) in California, Florida, Maryland, New Jersey and New York.

We have entered into agreements with the owners of each of the Founding Companies to acquire their businesses. We will not close the acquisition of any of the Founding Companies unless we close the acquisition of all of the Founding Companies. Furthermore, the closing of the Combinations and this offering are conditioned on the closing of each other. The Combination Consideration to be paid by F5 Finishes to the Founding Companies in the Combinations consists of approximately $15.7 million in cash, the issuance of approximately $6.8 million of notes payable, and the issuance of approximately 2.7 million shares of common stock. The cash portion of the Combination Consideration is generally subject to adjustment based upon the Founding Companies’ working capital on the closing date. The Combination Consideration was determined by arm’s length negotiations between F5 Finishes and representatives of each Founding Company. Additionally, if the per share price in this offering is below $[•], as part of their Combination Consideration, the Shareholders of the Founding Companies will receive subordinated, convertible notes with the aggregate principal amount equal to $ [•] per share, minus the per share price of our common stock in this offering, multiplied by the number of shares of our common stock they are receiving as Combination Consideration. See, “The Combinations With the Founding Companies — Consideration to be Paid in the Combination

Material Trends, Events and Uncertainties:

Seasonality, Economic Conditions and Project Variability and Performance

We install flooring solutions in completed and conditioned interior spaces, and, as such, our business is not affected by the seasonality of outside weather conditions.

The expansion of the general U.S. economy generally drives activity in the commercial real estate sector, including net absorption of previously vacant space. The contraction of the general U.S. economy can result in a reduction in commercial real estate development, but can also create revenue opportunities in the commercial flooring industry as tenants seek to move and/or reduce space, the net effect of which is a “turn” in the space which often requires replacement of existing flooring either because of normal wear and tear or a change in the tenants’ aesthetic/design preferences.

We provide flooring services to a broad range of government entities, including places of education. Changes in government spending can impact the amount of work available and the timing and completion of projects, which can have an impact on our revenues and margins.

Our business can also be influenced by factors including the size of a project, its location, duration and complexity, as well as the performance of third parties.

Key Performance Indicators:

We will collect monthly performance reports from our operating businesses on five critical measures consisting of (i) revenue; (ii) EBITDA; (iii) working capital; (iv) cash flow; and (v) return on capital employed. We believe these indicators provide us with useful data with which to measure our performance.

Additionally, we will receive monthly reports from our operating businesses that will track (i) collection of accounts receivable; (ii) changes in available cash: (iii) liquidity available from operations and credit facilities; (iv) billings as a percentage of completion of work in process (iv) backlog; (v) newly-obtained contracts; (vi) actual gross margin per project as compared with projected gross margin; and (vii) actual gross margin per job as compared with company benchmarks.

Liquidity and Capital Resources

A portion of the net proceeds from this offering will be used to pay the cash portion of the consideration in the Combinations. We will also use a portion of the net proceeds from this offering to pay the promissory notes F5 Finishes issued in connection with the bridge loans made to us by Business Ventures Corp. to cover expenses associated with this offering in the aggregate amount of $2 million. We may also use proceeds for payment of the promissory notes we issued to the Shareholders of the Founding Companies as part of the Combination Consideration in the aggregate principal amount of approximately $6.8 million when they become due (three years from the date of the closing of this offering).

We pay for materials and installation costs — primarily labor — before we are paid by our customers. As such, timely billing and a focus on collecting receivables are key components to the operating success of our business. While we rarely have uncollectible receivables, we frequently experience extended periods for payment, as most general contractors defer payment to their sub-contractors until they have been paid by their customer.

We typically collect accounts receivable between 70 to 80 days, whereas we typically pay our two chief components of accounts payable in approximately seven days, in the case of labor, and 30 days, in the case of materials. Given our working capital needs, as is typical in our industry, we use our accounts receivable based credit facilities to manage our monthly working capital needs.

Capital Expenditures

Our business is “asset-light” and as such our investment in fixed assets is relatively small. Investment in fixed assets primarily comprises equipment used in the delivery, installation and polishing of flooring surfaces as well as equipment used in our warehouses for the transportation and temporary storage of materials received for each specific job order. In addition, from time to time, we make investments in new and/or additional tenant improvements in our leased facilities.

Financial Statement Components

Revenue

Our combined revenues are derived primarily from the sales, installation and maintenance of carpet and other floor covering materials for commercial customers. The type of flooring services rendered to clients will impact margins, as certain types of flooring installation or maintenance provide higher margin opportunities. Additionally, changes in our customers’ selection of flooring services can cause an imbalance in supply and demand in labor for certain services and therefore affect margins.

While the basic terms and conditions of customer contracts may vary, we generally perform our work under fixed-price contracts. Fixed-price contracts include both lump-sum contracts and negotiated fixed-price contracts. Under lump-sum contracts, we typically bid against our competitors based upon specifications provided by the customer. This type of contracting presents certain inherent risks including the possibility of ambiguities in the specifications received, or economic and other changes that may occur during the contract period. Under negotiated fixed-price contracts, we are selected as contractor first, and then we negotiate price.

Our contracts generally employ an industry standard form such as the “AIA Contract” form. As is industry practice, we routinely file a preliminary notice to the property owner in order to preserve our right to file a mechanic’s lien in the event of non-payment.

Typically, revenue is earned in the sales cycle that begins with a proposal/bidding process, and can be further negotiated based on market conditions and the relationship with the customer. We examine our rate of winning jobs that we have bid on to assess how effectively we are creating revenue.

Change orders are common in our industry and typically result from changes in scope, specifications, design, performance, materials, sites, or period of completion. Costs related to change orders are recognized as additions to existing contracts. Change orders are included in total backlog when it is probable that the change order will result in an addition to the contract value and can be reliably estimated.

We measure our effectiveness of converting change orders to approved change orders by the number of days the change orders are waiting approval.

Cost of Revenues

Cost of revenue consists primarily of material and supplies costs, shipping costs, salaries, wages and benefits to employees, fuel and other equipment expenses, equipment rentals, subcontracted services, bonding. Typically, our customers will select the materials for a project, which we then procure directly from suppliers. Materials typically represent more than 50% of cost of goods sold. Upon receipt of materials for a project, we assign the appropriate labor to successfully complete the installation.

We currently operate in a tight labor market with an industry shortage of skilled flooring installers. Difficulty obtaining needed labor at the required times can impact the timing and completion of projects or inhibit our ability to grow our revenue. Tight labor conditions can also create increases in wages paid to our employees and can affect margins. Additionally, as is common in our industry, we rely heavily on subcontracted labor.

Gross Profit and Gross Profit Margin

Our gross profit is our revenue less the cost of revenue, primarily comprising the delivered cost of materials plus our cost of labor. Our gross profit margin is gross profit expressed as a percentage of revenues. Our overall gross profit margin reflects the mix of jobs, whose individual gross profit margins will vary due to a combination of market forces and variations in the type of flooring services provided and as such, our gross profit margins may vary on a quarterly or annual basis.

Operating Expenses

Operating expenses include selling, general, and administrative expenses. Components of such amounts include salaries, payroll taxes, employee benefits (excluding such expenses which are appropriately classified in cost of goods sold), professional fees, insurance, marketing, sales, occupancy, communication, and other costs related to the administration of the business.

Selling Expense — Commissions

The standard in our industry is to compensate sales staff with a commission structure based on both the quantity and profitability of the jobs that they procure. Compensation structures vary within our Founding Companies, but generally commissioned sales staff are compensated based on an ongoing evaluation of the profitability of jobs. Our sales staff often have set gross margin targets when quoting for a project.

Insurance

We are insured for employer’s liability, workers’ compensation, auto liability, and general liability claims. We also have employee health care benefit plans for most employees not subject to collective bargaining agreements. Margins could be impacted by fluctuations in insurance costs as additional claims arise and as circumstances and conditions of existing claims change.

Depreciation and Amortization

Depreciation is computed using the straight line method over the estimated useful lives of any property and equipment. Amortization is computed using the straight line method over the estimated useful lives of intangible assets.

Costs of operating as a Public Company

Going forward, selling, general, and administrative expenses will include expenses associated with our operation as a public company, including, but not limited to, expenses related to audit, accounting, legal, transfer agent, investor relations, and other such expenses, which will increase the total operating expenses of the combined entities.

In addition, going forward, the amortization of the identifiable intangibles acquired in the Combinations will be included in operating expenses.

Operating Profit and Operating Profit Margin

Our operating margin is operating income expressed as a percentage of revenues. Selling, General and Administrative expenses, depreciation, and amortization of intangible assets are then subtracted from gross profit to obtain operating income. Various factors, only some of which are within our control, can impact our margins on a quarterly or annual basis.

Other Expense

Other expenses are presented net, and are comprised primarily of interest expense, partially offset by other income, which includes, by industry standards, any rebates that the Founding Companies may receive based on volume purchasing of materials through either of the two industry trade associations to which they belong.

Critical Accounting Policies and Estimates

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements will include the accounts of F5 Finishes, Inc. and all subsidiaries, beginning with the Founding Companies. All significant inter-company accounts and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. Our significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, accrued liabilities and recognition of revenue, including measurements of progress using the percentage of completion method of accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Business Combinations

We record our acquisitions under the acquisition method of accounting, under which most of the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price is reflected as goodwill. We utilize management estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

The fair value of customer relationships, backlog and trade names/trademarks acquired in our Combinations are determined using various valuation methods, based on a number of significant assumptions.

The expected useful life of trade names, which we have established as ten years, is based on our planned timeframe for using the Founding Companies’ existing trade names that we will acquire when we purchase the Founding Companies in the Combinations. We expect to amortize such trade names using the straight-line method.

We expect to benefit from the backlog that we will purchase in the Combinations over the next six to twelve months. Backlog will be expensed as the related contract revenues are earned.

The expected useful life of customer relationships is established as three years, which is the period over which these assets are expected to reasonably contribute to future cash flows. We expect to amortize such customer relationships using the straight-line method.

The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Revenue Recognition

For 2018 and 2017, we recognized revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to customers are fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized over time using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete each contract. This method is utilized because we consider it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings in excess of billing on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billing in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress. For 2019, see the discussion related to ASU 2014-09 “Revenue from Contracts with Customers” under Recently Issued Accounting Pronouncements on the next page.

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes (i) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or (ii) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Accounts Receivable

Receivables consist of amounts due from customers under commercial contracts. Such receivables include retainage which represents amounts withheld by commercial customers in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, or the completion of projects and/or contracts.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote.

Goodwill Impairment

We are required to assess our goodwill for impairment at least annually for each reporting unit that carries goodwill. We may elect to first do a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is in excess of its carrying value. If the qualitative assessment concludes that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. If the fair value is determined to be less than its carrying value, we record goodwill impairment equal to the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

Intangible Assets Impairment

We evaluate the carrying amount of intangible assets, such as trade names and customer relationships, and other long-lived assets for impairment whenever indicators of impairment exist. We test these assets for recoverability by comparing the net carrying amount of the asset or asset group to the undiscounted net cash flows to be generated from the use and eventual disposition of that asset or asset group. If the assets are recoverable, an impairment loss does not exist, and no loss is recorded. If the carrying amounts of the assets are not recoverable, an impairment loss is recognized for any deficiency of the asset or asset group’s fair value compared to their carrying amount. Although we base cash flow forecasts on assumptions that are consistent with plans and estimates we use to manage our business, there is significant judgment in determining the cash flows attributable to these assets, including markets and market share, sales volumes and mix, and working capital changes.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as an expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using a Monte Carlo simulation option pricing model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our shares of Common Stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our shares of Common Stock.

Income Taxes

Effective upon the closing of the Combinations, the Founding Companies will become wholly-owned subsidiaries of F5 Finishes, Inc., and will be subject to Federal income tax as part of F5 Finishes, Inc.’s C-Corporation consolidated income tax return. We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets or liabilities for the tax-effected temporary differences between the financial reporting and tax bases of our assets and liabilities and for certain tax credit carryforwards. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our financial statements or tax returns. Judgment is required in addressing the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, we believe it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience, expectations of future taxable income, the ability to carryback losses and other relevant factors.

In addition, we are subject to the continuous examination of our income tax returns by the Internal Revenue Service and other tax authorities. A change in the assessment of the outcomes of such matters could materially impact our consolidated financial statements.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues based on our estimate of whether, and the extent to which, additional taxes may be required. We also recognize tax benefits to the extent that it is more likely than not that our positions will be sustained if challenged by the taxing authorities. To the extent we prevail in matters for which liabilities have been established, or are required to pay amounts in excess of our liabilities, our effective tax rate in a given period may be materially affected. An unfavorable tax settlement would require cash payments and may result in an increase in our effective tax rate in the year of resolution. A favorable tax settlement would be recognized as a reduction in our effective tax rate in the year of resolution.

Recently Issued Accounting Pronouncements

Under the JOBS Act, we meet the definition of an “emerging growth company.” Currently, we are choosing to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. See “Implications of Being an Emerging Growth Company.”

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies and emerging growth companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, we adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on our financial statements as of the date of adoption, as most flooring installation contracts will recognize revenues over time using the cost-over-cost method, which is similar to the percentage-of-completion method. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard provides for changes with respect to how cash receipts and cash payments are presented and classified in the statement of cash flows, with the objective of reducing diversity in practice. The new standard is effective for fiscal years beginning after December 15, 2018. The adoption of ASU 2016-15 did not have a material impact on the Company’s financial statements or disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

Controls and Procedures

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and effected by that company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

In connection with our preparation for this offering, we concluded that, overall, there were material weaknesses in internal control over financial reporting at the Founding Companies. Historically, the Founding Companies were private companies that had not previously been audited and they have maintained a complement of resources with a variety of levels of accounting knowledge, experience, and expertise that is, overall, not commensurate with our prospective financial reporting needs. Collectively, this could prospectively result in difficulties in meeting our internal reporting needs and our external reporting requirements and assessing the appropriate accounting treatment for a variety of events and/or circumstances.

In preparation for this offering, we initiated various remediation efforts, including the hiring of additional financial personnel/consultants with the appropriate public company and technical accounting expertise and other actions that are more fully described below. As such remediation efforts are still ongoing, we have concluded that the material weaknesses have not been fully remediated. Our remediation efforts to date have included the following:

•        We have made an assessment of the basis of accounting, revenue recognition policies and accounting period cutoff procedures of each of the Founding Companies. In some cases, we made the necessary adjustments to convert the basis of accounting from cash basis to accrual basis. In other cases, we made the necessary adjustments to change the revenue recognition method from completed contract to percentage-of-completion or cost-over-cost, as applicable. In all cases we have done the required analytical work to ensure the proper cutoff of the financial position and results of operations for the presented accounting periods.

•        We have made an assessment of the current accounting personnel, financial reporting and information system environments and capabilities of each of the Founding Companies. Based on our preliminary findings, we have found these resources and systems lacking and have concluded that these resources and systems will need to be supplemented and/or upgraded. We are in the process of identifying a single, cloud based unified accounting and reporting system that can be used by all the Founding Companies, with the goal of ensuring consistency and timeliness in reporting, real time access to data while also ensuring ongoing data integrity, backup and cyber security procedures and processes.

•        We engaged external consultants with public company and technical accounting experience to facilitate accurate and timely accounting closes and to accurately prepare and review the financial statements of F5 Finishes and the Founding Companies and related footnote disclosures. The Company plans to retain these financial consultants until such time that the internal resources of the Company and/or the Founding Companies have been upgraded and the required financial controls have been fully implemented.

•        We engaged a Chief Financial Officer — Elect as a consultant with appropriate public company and technical accounting experience necessary to assume F5 Finishes’ principal financial position. This individual will be responsible for, among other duties, enhancing the capabilities of the current financial staff, migrating existing data and procedures into a new integrated financial reporting system and, as necessary, strengthening and/or establishing appropriate controls and procedures.

The actions that have been taken are subject to continued review, implementation and testing by management, as well as audit committee oversight. While we have implemented a variety of steps to remediate these weaknesses, we cannot assure you that we will be able to fully remediate them, which could impair our ability to accurately and timely meet our public company reporting requirements.

Notwithstanding the assessment that our internal controls over financial reporting are not effective and that material weaknesses exist, we believe that we have employed supplementary procedures to ensure that the financial statements contained in this filing fairly present our financial position, results of operations and cash flows for the reporting periods covered herein in all material respects.

F5 Finishes — Combined

Overview

When reviewing the pro forma results of operations for F5 Finishes, please refer to the following included in this prospectus:

1)      The Unaudited Pro Forma Condensed Combined Financial Statements for F5 Finishes as of and for the six months ended June 30, 2019 and 2018 and for the year ended December 31, 2018 beginning on Page F-1 herein (the comparative 2017 period is referred to as Unaudited Pro Forma Combined, but is not included herein and represents the aggregated results of the Founding Companies without any pro forma adjustments); and

2)      Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Founding Companies.

Unaudited Pro Forma Combined Results of Operations for F5 Finishes — For the Six Months Ended June 30, 2019 and 2018

	For the Six Months Ended June 30,
	2019	2018
Revenue	$53,742,000	$54,009,000
Cost of revenues	38,571,000	39,624,000
Gross profit	15,171,000	14,385,000
Operating expenses	13,920,000	13,504,000
Operating income	1,251,000	881,000
Other expense	(244,000)	(320,000)
Income before provision for income taxes	1,007,000	561,000
Provision for income taxes	(278,000)	(154,000)
Net income	$729,000	$407,000

Revenue

The following table summarizes the revenues for each Founding Company by period and the corresponding change:

	For the Six Months Ended June 30,
	2019	2018	$ Change	% Change
DSB +	$ 15,961,000	$ 17,408,000	$ (1,447,000)	(8.3)%
Contract Carpet	8,111,000	9,266,000	(1,155,000)	(12.5)%
Premier	948,000	957,000	(9,000)	(0.9)%
Resource Flooring	6,322,000	6,845,000	(523,000)	(7.6)%
Shehadi	12,759,000	11,979,000	780,000	6.5%
Universal	9,689,000	7,629,000	2,060,000	27.0%
Intercompany eliminations	(48,000)	(75,000)	27,000	(36.0)%
	$53,742,000	$54,009,000	$(267,000)	(0.5)%

Our pro forma combined revenue was $53,742,000 and $54,009,000 for the six months ended June 30, 2019 and 2018, respectively. Our revenue for the six months ended June 30, 2019 was earned from customers engaged in Corporate Tenant Improvements (49%), followed by sales in the High Rise Multifamily (17%), Healthcare/Fitness (17%), Hospitality/Retail (10%) and Education (7%), a mix consistent with the results in the comparable six-month period in 2018. The $266,000 or 0.5% decrease in revenue for the six-month period ending June 30, 2019 as compared to the same six-month period in 2018 was due primarily to lower revenue for DSB+, Contract Carpet, and Resource Flooring, partially offset by increased revenue for Universal and Shehadi.

The decrease in revenues for DSB+ and Resource Flooring reflects their strategic migration toward projects that meet or exceed minimum gross profit margin hurdles. The decrease in revenue for Contract Carpet was due primarily to delays in the start of certain projects in the early months of 2019 caused by the temporary shutdown of the Federal government during that period. The increased revenue for Universal was due primarily to increased proposal activity and prior year delayed projects being activated in Universal’s key end-market verticals, primarily Healthcare/Fitness. The increased revenue for Shehadi was due primarily to increased High Rise Multifamily activity.

Cost of Revenue

Our pro forma combined cost of revenue was $38,573,000 and $39,625,000 for the six months ended June 30, 2019 and 2018, respectively. On a dollar basis, the $1,052,000 decrease in cost of revenue for the six months ended June 30, 2019 was consistent with the decrease in revenue for the six months ended June 30, 2019; on a percentage of revenue basis, cost of revenue improved in 2019 to 71.8% of revenue from 73.4% of revenue in the comparable six-month period in 2018, primarily due to our strategic shift toward projects that meet or exceed minimum gross profit margin hurdles.

Gross Profit and Gross Profit Margin

On a dollar basis, gross profit increased $786,000 in the six-month period ended June 30, 2019 as compared to the same six-month period in 2018. Gross profit margin for the six-months ended June 30, 2019 increased to 28.2%, compared to 26.6% in the same six-month period in 2018, due primarily to an improved mix of higher margin projects.

Operating Expenses

Our pro forma combined operating expenses were $13,920,000 and $13,503,000 for the six months ended June 30, 2019 and 2018, respectively, an increase of $417,000 or 3.1%. Both periods include, on a pro forma basis, $1,649,000 of amortization associated with acquired intangible assets relating to the Combinations. The acquired intangible assets being amortized include tradenames/trademarks and customer relationships (the amortization related to backlog is deemed to be non-recurring and is therefore not reflected in pro forma amortization).

Excluding the pro forma adjustment in the six-month periods ended June 30, 2019 and 2018, operating expense increased to 23.3% of revenue from 22% of revenue in the comparable six-month period in 2018, due primarily to higher commissions earned as a result of DSB+ new commission plan to incentivize higher margin projects as well as increased spending on information technology.

Operating Profit and Operating Profit Margin

On a dollar basis, pro forma net operating income increased $369,000 in the six-month period in 2019 as compared to the same six-month period in 2018.

Excluding the pro forma adjustment in the six-month periods ended June 30, 2019 and 2018, the operating profit margin for the six months ended June 30, 2019 increased to 4.9%, compared to 4.3% in the same six-month period in 2018, due primarily to increases in gross profit margin, partially offset by increases in operating expenses as a percentage of revenue.

Other Expense

Other expense for the six months ended June 30, 2019 and 2018 was $243,000 and $321,000, respectively, a decrease of $78,000, or 24.3%. The six-month periods ended June 30, 2019 and 2018 include, on a pro forma basis, $203,000 of interest expense related to promissory notes issues in connection with the Combinations.

Excluding the pro forma adjustment in the six-month periods ended June 30, 2019 and 2018, other expense decreased $87,000, primarily due to a $43,000 increase in other income and a $41,000 decrease in interest expense at DSB+.

Net Income and Net Income Margin

Our pro forma combined net income was $729,000 and $407,000, for the six months ended June 30, 2019 and 2018, respectively, an increase of $322,000. The net income for the six-month periods ended June 30, 2019 and 2018 has been reduced by the $1,987,000 and $1,823,000, respectively, of pro forma adjustments, inclusive of intangible amortization, increased interest expense and the pro forma impact of F5 Finishes, Inc.’s net income being subject to Federal and various State income taxes.

Excluding the pro forma adjustments in the six-month periods ended June 30, 2019 and 2018, the net income margin for the six months ended June 30, 2019 increased to 4.6%, compared to 4.1% in the previous six-month period in 2018, due primarily to increases in gross profit margin, partially offset by increases in operating expenses as a percentage of revenue.

Unaudited Pro Forma Combined Results of Operations for F5 Finishes — For the Years Ended December 31, 2018 and 2017

	For the Years Ended December 31,
	2018	2017
Revenue	$111,297,000	$105,602,000
Cost of revenues	81,394,000	76,872,000
Gross profit	29,903,000	28,730,000
Operating expenses	27,086,000	23,080,000
Operating income	2,817,000	5,650,000
Other expense	(722,000)	(476,000)
Income before provision for income taxes	2,095,000	5,174,000
Provision for income taxes	(577,000)	(220,000)
Net income	$1,518,000	$4,954,000

Revenue

The following table summarizes the revenues for each Founding Company by period and the corresponding change:

	For the Years Ended December 31,
	2018	2017	$ Change	% Change
DSB +	$33,039,000	$31,549,000	$1,490,000	4.7%
Contract Carpet	19,256,000	18,908,000	348,000	1.8%
Premier	2,029,000	1,474,000	555,000	37.7%
Resource Flooring	15,362,000	13,557,000	1,805,000	13.3%
Shehadi	24,859,000	25,632,000	(773,000)	(3.0)%
Universal	16,916,000	14,597,000	2,319,000	15.9%
Intercompany eliminations	(164,000)	(115,000)	(49,000)	42.6%
	$111,297,000	$105,602,000	$5,695,000	5.4%

Our pro forma revenue was $111,297,000 for the year ended December 31, 2018 and was $105,601,000 for the year ended December 31, 2017, an increase of $5,696,000 or 5.4%. Our pro forma revenue for the year ended December 31, 2018 was earned from customers engaged in Corporate Tenant Improvements (53%), followed by sales in the Healthcare/Fitness (16%), High Rise Multifamily (15%), Hospitality/Retail (12%) and Education (5%), a mix consistent with the pro forma results of the Founding Companies in the comparable period in 2017. The $5,696,000 or 5.4% increase in revenue for the twelve-month period ending December 31, 2018 as compared to the same period in 2017 was due primarily to higher revenue for DSB+, Contract Carpet, Premier Maintenance, Resource Flooring and Universal, partially offset by lower revenues for Shehadi.

The increase in revenues for DSB+, Contract Carpet, Premier Maintenance, Resource Flooring and Universal reflects increased proposal activity and sales in their respective key end-market verticals and reflects their continuing efforts to selectively pursue projects that meet or exceed minimum gross profit margin hurdles. The decrease in revenue for Shehadi was due primarily to timing of major project activity in Shehadi’s key end-market verticals, and also Shehadi’s continuing efforts to selectively pursue projects that meet or exceed Shehadi’s minimum gross profit margins.

Cost of Revenue

Our pro forma combined cost of revenue was $81,394,000 for the year ended December 31, 2018 and was $76,870,000 for the year ended December 31, 2017. On a dollar basis, the $4,524,000 increase in cost of revenue for the year ended December 31, 2018 was consistent with the increase in earned revenue for the year ended December 31, 2018; on a percentage of revenue basis cost of revenue increased in 2018 to 73.1% of revenue from 72.8% of revenue in the comparable period in 2017, primarily due to Universal’s higher mix of lower margin projects in the Healthcare/Fitness end market vertical in the year ended December 31, 2018 in comparison to the twelve-month period ending December 31, 2017.

Gross Profit and Gross Profit Margin

On a dollar basis, pro forma gross profit increased $1,172,000 in the year ended December 31, 2018 as compared to the same period in 2017. Pro forma gross profit margin for the year December 31, 2018 decreased to 26.9%, compared to 27.2% in the previous period in 2017, due primarily to a lower mix of higher margin projects in the year ended December 31, 2018 as compared to the previous period in 2017.

Operating Expenses

Our pro forma combined operating expenses were approximately $27,078,000 for the year ended December 31, 2018 and were approximately $23,080,000 for the year ended December 31, 2017, an increase of $4,007,000 or 17.4%. The year ended December 31, 2018 includes $3,298,000 of amortization associated with the acquired intangible assets. The acquired intangible assets being amortized include tradenames/trademarks and customer relationships (the amortization related to the Backlog is deemed to be a non-recurring item and is not reflected in the pro forma amortization).

Excluding the pro forma adjustment in the year ended December 31, 2018, operating expense decreased to 21.4% revenue from 21.9% of revenue in the comparable period in 2017, due primarily to primarily due to continuing efforts to control operating costs and to realize operating efficiencies.

Operating Profit and Operating Profit Margin

On a dollar basis, pro forma net operating income decreased $2,835,000 in the year ended December 31, 2018 as compared to the same period in 2017. Pro forma operating profit for the year ended December 31, 2018 has been reduced by $3,298,000 of amortization associated with the acquired intangible assets.

Excluding the pro forma adjustment in year ended December 31, 2018, on a dollar basis the operating profit for the year ended December 31, 2018 and 2017 was $6,114,000 and $5,652,000, respectively. The operating profit margin for the year ended December 31, 2018 increased to 5.5%, compared to 5.4% in the previous period in 2017, due primarily to increases in the gross profit margin and decreases in operating expenses as a percentage of revenue.

Other Expense

Pro forma other expense for the year ended December 31, 2018 was $722,000 and was $477,000 for the year ended December 31, 2017, an increase of $245,000, or 51.4%. The year ended December 31, 2018 includes, on a pro forma basis, $407,000 of interest expense related to promissory notes issues in connection with the Combinations.

Excluding the pro forma adjustment in the year ended December 31, 2018, other expense increased $112,000, primarily due to an increase in interest expense.

Net Income and Net Income Margin

Our pro forma combined net income was $1,518,000, for the year ended December 31, 2018 and for the year ended December 31, 2017 was $4,954,000, a decrease of $3,436,000 or 69.4%. The net income for the year ended December 31, 2018 has been reduced by the $3,954,000 of pro forma adjustments, inclusive of intangible amortization, increased interest expense and the pro forma impact of F5 Finishes, Inc.’s net income being subject to Federal and various State income taxes.

Excluding the pro forma adjustment in the year ended December 31, 2018, the net income margin for the year ended December 31, 2018 increased to 4.9%, compared to 4.7% in the previous period in 2017, due primarily to increases in the operating profit margin.

Liquidity

Each of our Founding Companies has historically satisfied our liquidity needs and funded operations with internally generated cash flow and borrowings. Changes in working capital, most notably accounts receivable, are driven primarily by levels of business activity. Historically each Founding Company has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

As of June 30, 2019, we had combined cash balances of approximately $2,700,000 and working capital of $13,000,000, before the pro forma impact of the Combination and the Offering and we had pro forma combined cash balances of approximately $22,200,000 and working capital of $32,000,000, after the pro forma impact of the Combination and the offering, utilizing the assumptions described in the footnotes to the pro forma combined financial information.

F5 Finishes is currently negotiating the terms of a renewable financing agreement (the “Proposed Line of Credit”) with Avidbank wherein F5 Finishes may borrow up to the lesser of $12,000,000 or 80% of the aggregate eligible contracts receivable less than 90 days from the invoice date. The obligation will be secured by a first position blanket UCC-1 filing on all of the Company’s assets and will be superior in priority to all other debt of the Company, including the promissory notes we intend to issue in connection with the Combinations. Under the terms of the Proposed Line of Credit, the facility will bear interest on outstanding borrowings at the Prime rate of interest and will mature eighteen (18) months from the closing. F5 Finishes will utilize the Proposed Line of Credit to manage the working capital of the Founding Companies and any companies acquired after the closing of the Combinations, and to replace the credit facilities each of the Founding Companies currently has in place for this purpose.

The Proposed Line of Credit requires the Company to achieve minimum quarterly EBITDA thresholds and to maintain a maximum debt/effective tangible net worth ratio of 2.00 to 1.00 and a minimum current ratio of 1.50 to 1.00, for which the balance is measured quarterly.

The Proposed Line of Credit is contingent upon minimum IPO proceeds of $25,000,000 and a minimum of $5,000,000 in cash balances net of borrowings at close.

Capital Resources

Given that our business does not require significant working capital, our current capital resources, combined with the net proceeds from the offering (after the anticipated use of proceeds to fund the cash portions of the purchase consideration and to repay certain indebtedness), are expected to be sufficient for us to fund operations in the near term.

Off-Balance Sheet Arrangements and Future Commitments

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

Description of F5 Finishes and the Founding Companies

For accounting and reporting purposes, F5 Finishes has been identified as the accounting acquirer of each of the Founding Companies. All of the Founding Companies have been identified as accounting co-predecessors to the Company. The historical operating results, liquidity and capital resource considerations of F5 Finishes and each Founding Company are described below.

F5 Finishes, Inc.

Overview

F5 Finishes, Inc. (the “F5 Finishes”) was incorporated in the State of Delaware in 2007 and remained inactive for several years.

In October 2017, F5 Finishes appointed officers and issued common stock to several individuals (the “Founding Shareholders”) in connection with the anticipated development of a plan for the acquisition of several companies in the commercial flooring industry (the “Combinations”) simultaneously with occurrence of an initial public offering.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from F5 Finishes’ condensed statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Operating expenses	$250,000	$—
Interest expense	7,000	—
Net loss	$(257,000)	$—

•        Operating Expense

Operating expense for the six months ended June 30, 2019 consisted of professional fees incurred in connection with the Combinations. There were no comparable expenses for the six months ended June 30, 2018.

•        Interest Expense

Interest expense for the six months ended June 30, 2019 related to a bridge loan utilized to fund the preparations for the offering and the Combinations. There were no comparable expenses for the six months ended June 30, 2018.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

F5 Finishes had no operations during the years ended December 31, 2018 and 2017.

Cash Flow Activities

As of June 30, 2019, and December 30, 2018, F5 Finishes had cash balances of $152,000 and $0 and a working capital deficit of $239,000 and $0, respectively.

On April 15, 2019, F5 Finishes secured a bridge loan arrangement with Business Ventures Corp. as lender under which it could borrow up to $2,000,000 at 6% per annum in connection with the preparations for the offering and the Combinations. That related note matures on March 1, 2020. However, the intent is to repay that loan upon the closing of the offering.

During the six months ended June 30, 2019, F5 Finishes has funded the preparations for the offering and the Combinations through borrowing $500,000 under the bridge loan arrangement. F5 Finishes borrowed an additional $500,000 under the bridge loan arrangement in July 2019 and expects to borrow additional funds between then and the date of the closing of the offering and the Combinations.

The following sections discuss F5 Finishes’ cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from F5 Finishes’ condensed statements of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash used in operating activities
Net loss	$(257,000)	$—
Non-cash adjustments	18,000	—
Change in operating assets and liabilities	(109,000)	—
Net	(348,000)	—
Net cash provided by financing activities	500,000	—
Net increase in cash	$152,000	$—

Cash Flows Used By Operating Activities

F5 Finishes’ cash used in operations of $348,000 during the six months ended June 30, 2019 was primarily attributable to F5 Finishes’ net loss of $257,000, adjusted for net non-cash expenses in the aggregate amount of $18,000, and $109,000 of net cash used to fund changes in the levels of operating assets and liabilities. There were no operating activities during the six months ended June 30, 2018.

Cash Flows Provided By Financing Activities

Cash provided by financing activities during the six months ended June 30, 2019 of $500,000 consisted of borrowings against F5 Finishes’ bridge loan arrangement. There were no financing activities during the six months ended June 30, 2018.

For the Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

F5 Finishes had no cash flow activities during the years ended December 31, 2018 and 2017.

Liquidity and Going Concern

During the six months ended June 30, 2019, the Company did not generate any revenues, had a net loss of $257,000, and used cash in operations of $348,000. As of June 30, 2019, the Company had a working capital deficit of $277,000 and a stockholders’ deficit of $238,000.

The Company is currently funding its operations on a month-to-month basis through debt financing as described in the preceding sections. While there can be no assurance that it will be successful, the Company is actively pursuing the acquisition of several companies in the commercial flooring industry simultaneously with occurrence of an initial public offering. The Company’s primary source of operating funds has been debt financing. Management’s plans include continued efforts to raise additional capital through debt and ultimately an initial public offering of equity securities. There is no assurance that these funds will be sufficient to enable the Company to fully complete the offering and the Combinations or attain profitable operations. If the Company is unable to obtain such additional financing, it would have a material adverse effect on the Company’s financial condition and activities, and ultimately the Company could be forced to discontinue its operations and liquidate.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed financial statements do not necessarily purport to represent realizable or settlement values. The condensed financial statements do not include any adjustment that might result from the outcome of this uncertainty.

D.S. Baxley, Inc., d/b/a DSB+

Overview

D.S. Baxley, Inc. dba DSB+ (“DSB+”) was incorporated as an S-corporation in the State of California on April 29, 2005. DSB+ is a full-service commercial flooring contractor located in Livermore, California, and provides services to customers throughout the Northern California area.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from DSB+’s condensed statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Revenue	$15,961,000	$17,408,000
Cost of revenues	11,650,000	13,032,000
Gross profit	4,311,000	4,376,000
Operating expenses	3,820,000	3,555,000
Operating income	491,000	821,000
Other expense	(80,000)	(161,000)
Income before provision for income taxes	411,000	660,000
Provision for income taxes	(9,000)	(29,000)
Net income	$402,000	$631,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018 was $15,961,000 and $17,408,000, respectively. DSB+’s revenue for the six months ended June 30, 2019 was earned from customers engaged in Corporate Tenant Improvements (76%), followed by sales in Education (11%), Hospitality/Retail (9%) and Healthcare (5%), a mix consistent with the results in the six months ended June 30,2018. The $1,447,000 or 8.3% decrease in revenue for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018 was due primarily to decreased average project size while maintaining DSB+’s continuing efforts to selectively pursue projects that meet or exceed DSB+’s minimum gross profit margin hurdle of 25% for projects between $5,000 and $25,000 and 23% for all projects over $25,000. New contract bookings for the six months ended June 30, 2019 and 2018 were $15.9 million and $19.1million, respectively. Despite the decrease in revenue, the gross profit margin for the six months ended June 30, 2019 increased to 27.0%, compared to 25.1% in the comparable period in 2018.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $11,650,000 and $13,032,000, respectively. On a dollar basis, the $1,382,000 decrease in cost of revenue for the six months ended June 30, 2019, which was primarily due to lower material costs offset in part by higher labor costs, was consistent with the decrease in earned revenue for the six months ended June 30, 2019; on a percentage of revenue basis DSB+ saw cost of revenue decrease in 2019 to 73.0% of revenue from 74.9% of revenue in the six month ended June 30, 2018, primarily due to DSB+’s continuing efforts to selectively pursue projects where DSB+’s projected cost of revenue aligns with DSB+’s minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased $66,000 in the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. Gross profit margin for the six months ended June 30, 2019 increased to 27.0%, compared to 25.1% in the six months ended June 30, 2018, due primarily to an improved mix of higher margin projects.

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $3,829,000 and $3,584,000, respectively. The $245,000 or 6.8% increase in operating expense for the six months ended June 30, 2019 was due primarily to increased payroll and related costs and increased professional fees and services; on a percentage basis DSB+ saw operating expense increase to 24.0% of revenue from 20.6% of revenue in the six months ended June 30, 2018.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income decreased $311,000 in the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. The operating profit margin for the six months ended June 30, 2019 decreased to 3.0%, compared to 4.5% in the six months ended June 30, 2018, due primarily to increases in operating expenses.

•        Other Expense

Other expense for the six months ended June 30, 2019 and 2018 was $80,000 and $161,000, respectively, a decrease of $81,000, or 50%, primarily due to a $45,000 increase in purchase volume rebates and a $40,000 decrease in interest expense.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $402,000 and $631,000, respectively. The decrease of $229,000 was primarily attributable to the increase in operating expense.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from DSB+’s statements of income for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Revenue	$33,039,000	$31,549,000
Cost of revenues	24,355,000	23,694,000
Gross profit	8,684,000	7,855,000
Operating expenses	7,095,000	7,095,000
Operating income	1,589,000	760,000
Other expense	(388,000)	(456,000)
Income before provision for income taxes	1,201,000	304,000
Provision for income taxes	(26,000)	(14,000)
Net income	$1,175,000	$290,000

•        Revenue

Revenue for the years ended December 31, 2018 and 2017 was $33,039,000 and $31,549,000, respectively. The $1,490,000, or 4.7% increase in DSB+’s revenue for the year ended December 31, 2018 reflects increased average project size and sales in DSB+’s key end-market verticals; 2018 revenue was primarily earned from customers engaged in Corporate Tenant Improvements (76%), followed by sales in Education (11%), Hospitality/Retail (9%) and Healthcare (5%), a mix consistent with the results for the year ended December 31, 2017. DSB+ was able to increase average project size in 2018 while also selectively pursuing projects that meet or exceed DSB+’s minimum gross profit margin hurdles. New contract bookings for the years ended December 31, 2018 and 2017 were $34,5 million and $35 million, respectively. The average project size for DSB+ in the year ended December 31, 2018 increased to $31,200, up from an average of $29,500 in the year ended December 31, 2017. DSB+ closed 1,021 projects in 2018 and 1,070 projects in 2017. In addition to achieving an increase in revenue, DSB+ was also able to increase the gross profit margin achieved in 2018 to 26.3%, compared to 24.9% in the comparable period in 2017.

•        Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 was $24,355,000 and $23,694,000, respectively. On a dollar basis, the $661,000 increase in cost of revenue, which was primarily due to higher salaries and related benefits offset in part by lower material costs, is consistent with the increase in 2018 earned revenue; on a percentage of revenue basis DSB+ saw cost of revenue decrease to 73.7% of revenue from 75.1% of revenue in the year ended December 31, 2017, primarily due to continuing efforts to selectively pursue projects where DSB+’s projected cost of revenue align with DSB+’s minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit increased $828,000 for the year ended December 31, 2018 compared to the year ended December 31, 2017. Gross profit margin for 2018 increased to 26.3%, compared to 24.9% in the year ended December 31, 2017, due primarily to improved mix of higher margin projects.

•        Operating Expense

Operating expense for years ended December 31, 2018 and 2017 was $7,095,000 and $7,095,000, respectively. On a dollar basis, there was no net change in operating expenses in the year ended December 31, 2018 as compared to the year ended December 31, 2017, however DSB+ did see increased in payroll and benefits offset by decreases in sales commissions and workers compensation insurance. On a percentage of revenue basis DSB+ saw operating expenses decrease to 21.5% of revenue from 22.5% of revenue in the year ended December 31, 2017, primarily due to continuing efforts to control operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income increased $828,000 for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The operating profit margin for the year ended December 31, 2018 increased to 4.8%, compared to 2.4% in the year ended December 31, 2017, due primarily to increases in gross profit and decreases in operating expense as a percentage of revenue.

•        Other Expense

Other expense, which is primarily interest expense less other income, was $388,000 and $456,000 for the years ended December 31, 2018 and 2017, respectively, a decrease of $68,000, or 15%, which was primarily due to $91,000 of purchase volume discounts earned in the year ended December 31, 2018.

•        Net Income

Net income for the years ended December 31, 2018 and 2017 was $1,175,000 and $290,000, respectively. This increase of $885,000, or 304%, was primarily attributable to the increase in gross profit which was due to a strategic decision to eliminate bidding on any contracts with a projected gross profit below 20%.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, DSB+ had cash balances of $878,000 and $1,347,000 and working capital of $1,443,000 and $2,376,000, respectively.

The following sections discuss DSB+’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from DSB+’s condensed statement of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities:
Net income	$402,000	$631,000
Non-cash adjustments	143,000	151,000
Change in operating assets and liabilities	(201,000)	268,000
Net	344,000	1,050,000
Net cash used in investing activities	(282,000)	(34,000)
Net cash used in financing activities	(530,000)	(1,055,000)
Net decrease in cash	$(468,000)	$(39,000)

During the six months ended June 30, 2019 and 2018, DSB+’s sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

DSB+ experienced positive cash flows from operating activities for the six months ended June 30, 2019 and 2018 in the amounts of $344,000 and $1,050,000, respectively. The net cash provided by operating activities for six months ended June 30, 2019 was primarily due to cash provided from net income of $402,000, adjusted by net non-cash expenses in the aggregate amount of $143,000 offset by $201,000 of net cash used due to changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the six months ended June 30, 2018 was primarily due to cash provided from net income of $631,000, adjusted by net non-cash expenses in the aggregate amount of $151,000 and by $268,000 of net cash provided due to changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2019 and 2018 was $282,000 and $34,000, respectively. The net cash used in investing activities during the six months ended June 30, 2019 was attributable to $291,000 of purchases of property and equipment, offset by $9,000 of repayments on a note receivable. The net cash used in investing activities during the six months ended June 30, 2018 was attributable to $90,000 of purchases of property and equipment, $10,000 of advances on a note receivable, offset by $41,000 of repayments on a note receivable to a related party, $17,000 of repayments on a note receivable and $8,000 of proceeds from the sale of property and equipment.

Net Cash Used in Financing Activities

Net cash used in financing activities for the six months ended June 30, 2019 and 2018 was $530,000 and $1,055,000, respectively. The net cash used in financing activities during the six months ended June 30, 2019 was attributable to $917,000 of distributions to stockholders, $100,000 of repayments of cash advances to stockholders and $63,000 of repayments of notes payable, offset by $550,000 of net borrowings under the line of credit. The net cash used in financing activities during the six months ended June 30, 2018 was attributable to $522,000 of distributions to stockholders, $450,000 of repayments under a line of credit and $83,000 of repayments of notes payable.

•        For the Year ended December 31, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from DSB+’s condensed statement of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash provided by operating activities:
Net income	$1,175,000	$290,000
Non-cash adjustments	298,000	321,000
Change in operating assets and liabilities	1,642,000	197,000
Net	3,115,000	808,000
Net cash used in investing activities	(296,000)	(157,000)
Net cash (used in) provided by financing activities	(2,563,000)	300,000
Net increase in cash	$256,000	$951,000

During the years ended December 31, 2018 and 2017, DSB+’s sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

DSB+ experienced positive cash flows from operating activities for the years ended December 31, 2018 and 2017 in the amounts of $3,115,000 and $808,000, respectively. The net cash provided by operating activities for the year ended December 31, 2018 was primarily due to cash provided from net income of $1,175,000, adjusted by net non-cash expenses in the aggregate amount of $298,000 and by $1,642,000 of net cash provided due to changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the year ended December 31,

2017 was primarily due to cash provided from net income of $290,000, adjusted by net non-cash expenses in the aggregate amount of $321,000 and by $197,000 of net cash provided due to changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2018 and 2017 was $296,000 and $157,000, respectively. The net cash used in investing activities during the year ended December 31, 2018 was attributable to $380,000 of purchases of property and equipment, $78,000 of advances on a note receivable to a related party, offset by $140,000 of repayments on a related party advance, $12,000 of repayments on a note receivable and $10,000 of proceeds from the sale of property and equipment. The net cash used in investing activities during the year ended December 31, 2017 was attributable to $123,000 of purchases of property and equipment, $39,000 of advances on a note receivable, offset by $4,000 of repayments on a related party advance.

Net Cash Used in and Provided by Financing Activities

Net cash used in and provided by financing activities for the years ended December 31, 2018 and 2017 was $2,563,000 and $300,000, respectively. The net cash used in financing activities during the year ended December 31, 2018 was attributable to $1,300,000 of net repayments under a line of credit, $862,000 of distributions to stockholders, $240,000 of repayments of cash advances to stockholders and $161,000 of repayments of notes payable. The net cash provided by financing activities during the year ended December 31, 2017 was attributable to $740,000 of proceeds from notes payable to stockholders, $725,000 of borrowings under a line of credit offset by $817,000 of distributions to stockholders, $197,000 of repayments of notes payable and $150,000 of repayments of cash advances to stockholders.

Contract Carpet Systems Incorporated

Overview

Contract Carpet Systems, Inc. (“Contract Carpet”) was incorporated in the State of Maryland on October 13, 1977. Contract Carpet is a full-service commercial flooring contractor located in Maryland and provides services to customers throughout the Maryland, Virginia, and District of Columbia area.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Contract Carpet’s condensed statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Revenue	$8,111,000	$9,266,000
Cost of revenues	5,802,000	6,837,000
Gross profit	2,309,000	2,429,000
Operating expenses	2,193,000	2,228,000
Operating income	116,000	201,000
Other expense	—	1,000
Income before provision for income taxes	116,000	202,000
Provision for income taxes	(2,000)	(3,000)
Net income	$114,000	$199,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018 was $8,111,000 and $9,266,000, respectively. Contract Carpet’s revenue for the six months ended June 30, 2019 was earned from customers engaged in Corporate Tenant Improvements (60%), followed by sales in Multi-Family (15%), Hospitality/Retail (20%) and Healthcare (5%), a mix consistent with the results in the six months ended June 30, 2018. The $1,155,000 or 12.5% decrease in revenue for the six months ended June 30, 2019 as compared to the same six months ended June 30, 2018 was due primarily to delays in the start of certain projects in the early months of 2019 caused by the temporary shutdown of the Federal government during that period.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $5,802,000 and $6,837,000, respectively. On a dollar basis, the $1,035,000 decrease in cost of revenue for the six months ended June 30, 2019 is consistent with the decrease in earned revenue for the six months ended June 30, 2019; on a percentage of revenue basis Contract Carpet saw cost of revenue decrease in 2019 to 71.5% of revenue from 73.8% of revenue in the six months ended June 30, 2018, primarily due to Contract Carpet’s continuing efforts to selectively pursue projects where Contract Carpet’s projected cost of revenue aligns with Contract Carpet’s minimum gross profit margin hurdles and, focusing more on Tenant Improvement and less on large base building contracts.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased $119,000 for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. Gross profit margin for the six months ended June 30, 2019 increased to 28.5%, compared to 26.2% in the six months ended in 2018, due primarily to improved project mix.

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $2,193,000 and $2,228,000, respectively. On a dollar basis, there was a $35,000 or 1.6% decrease in operating expenses in the six months ended June 30, 2019 as compared to the six months ended June 30, 2018; on a percentage of revenue basis Contract Carpet saw operating expenses increase to 27.1% of revenue from 24.2% of revenue in six months ended June 30, 2018, primarily due to the fixed nature of many of the operating expense.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income decreased $76,000 for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. The operating profit margin for six months ended June 30, 2019 decreased to 1.4%, compared to 2.0% in the six months ended June 30, 2018, due primarily to higher operating expenses as a percentage of revenue.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $114,000 and $199,000, respectively. This decrease of $85,000, or 42.7%, in profitability was primarily attributable to the decrease in gross profit.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from Contract Carpet’s statements of income for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Revenue	$19,256,000	$18,908,000
Cost of revenues	14,035,000	13,293,000
Gross profit	5,221,000	5,615,000
Operating expenses	4,452,000	4,225,000
Operating income	769,000	1,390,000
Other (expense) income	(5,000)	93,000
Income before provision for income taxes	764,000	1,483,000
Provision for income taxes	(13,000)	(189,000)
Net income	$751,000	$1,294,000

•        Revenue

Revenue for the years ended December 31, 2018 and 2017 was $19,256,000 and $18,908,000, respectively. Contract Carpet’s revenue for the year December 31, 2018 was earned from customers engaged in Corporate Tenant Improvement (55%), followed by sales in Multi-Family (20%), Hospitality/Retail (20%) and Healthcare (5%), a mix consistent with the results in the year ended December 31, 2017. The $348,000 or 1.8% increase in revenue for calendar year December 31, 2018 as compared to the year ended December 31, 2017 was due primarily to increased proposal activity and sales in Contract Carpets’ key end-market verticals, while also continuing Contract Carpet’s efforts to selectively pursue projects that meet or exceed Contract Carpets’ minimum gross profit margin hurdles. Contract Carpet closed 2,051 projects in 2018 at an average project size of $9,600.

•        Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 was $14,035,000 and $13,293,000, respectively. On a dollar basis, the $742,000 increase in cost of revenue for the year ended December 31, 2018 is consistent with the increase in earned revenue for the same period; on a percentage of revenue basis Contract Carpet saw cost of revenue increase in 2018 to 72.9% of revenue from 70.3% of revenue in the year ended December 31, 2018, primarily due to several large projects with relatively modest gross margins during 2018.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased $394,000 for the year ended December 31, 2018 compared to the year ended December 31, 2017. Gross profit margin for year ended December 31, 2018 was 27.1%, compared to 29.7% in the year ended December 31, 2017. The decrease in the gross profit margin is due primarily to a lower mix of higher margin projects in year ended December 31, 2018 as compared to the year ended December 31, 2017.

•        Operating Expense

Operating expense for years ended December 31, 2018 and 2017 was $4,452,000 and $4,225,000, respectively, an increase of $227,000, or 5.4%, attributable to increases in labor, occupancy, insurance and professional fees.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income decreased $622,000 for the year ended December 31, 2018 compared to the year ended December 31, 2017. The operating profit margin for year ended December 31, 2018 was 3.9%, compared to 7.1% in the year ended December 31, 2017. The decrease in the operating profit margin is due primarily to a lower mix of higher margin projects in 2018 as compared to the 2017 period.

•        Other (Expense) Income

Other income (expense) for the years ended December 31, 2018 and 2017 was $(5,000) and $93,000, respectively.

•        Provision for Income Taxes

The provision for income taxes for the years ended December 31, 2018 and 2017 was $13,000 and $189,000, respectively. This decrease of $176,000, or 93%, was primarily attributable to Contract Carpet’s election to be taxed as a Subchapter S corporation effective July 31, 2017. Thus, beginning on that date, the financial statements do not reflect a tax provision for federal and state purposes. Subsequent to that date, the provision for income taxes recorded in these financial statements relates exclusively to the District of Columbia. Additionally, a one-time benefit of $72,895 was included in the provision for income taxes in 2017 due to the elimination of net deferred tax liabilities attributable to the change in tax status described above. There were no comparable benefits during 2018.

•        Net Income

Net income for the years ended December 31, 2018 and 2017 was $751,000 and $1,294,000, respectively. This decrease of $543,000, or 42%, was attributable primarily to a decrease in income before provision for income taxes of $719,000 as discussed above which was offset by a favorable change in the provision for income taxes of $176,000, as described above.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, Contract Carpet had cash balances of $814,000 and $1,068,000 and working capital of $5,322,000 and $5,684,000, respectively.

The following sections discuss Contract Carpet’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Contract Carpet’s condensed statement of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by (used in) operating activities:
Net income	$114,000	$199,000
Non-cash adjustments	63,000	150,000
Change in operating assets and liabilities	442,000	(526,000)
Net	619,000	(177,000)
Net cash used in financing activities	(890,000)	(395,000)
Net decrease in cash	$(271,000)	$(572,000)

Cash Flows Provided by (Used In) Operating Activities

Contract Carpet experienced positive cash flow from operating activities during the six months ended June 30, 2019 and negative cash flow from operating activities during the six months ended June 30, 2018 in the amounts of $619,000 and ($177,000), respectively. Contract Carpet’s cash provided by operations for six months ended June 30, 2019 was primarily attributable to Contract Carpet’s net income of $114,000, adjusted for net non-cash expenses in the aggregate amount of $63,000, and $442,000 of net cash provided by changes in the levels of operating assets and liabilities. Contract Carpet’s cash provided by operations for the six months ended June 30, 2018 was primarily attributable to Contract Carpet’s net income of $199,000, adjusted for net non-cash expenses in the aggregate amount of $150,000, partially offset by $526,000 of net cash used to fund changes in the levels of operating assets and liabilities.

Cash Flows Used In Financing Activities

Net cash used in financing activities during the six months ended June 30, 2019 of $890,000 consisted primarily of $398,000 used to repay the credit line, $480,000 in distributions to Contract Carpet’s sole stockholder, and $12,000 of repayments of notes payable. Net cash used in financing activities during the six months ended June 30, 2018 consisted primarily of $272,000 used to repay the credit line, $113,000 in distributions to Contract Carpet’s sole stockholder, and $10,000 of repayments of notes payable.

For the Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from Contract Carpet’s statement of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash provided by operating activities:
Net income	$751,000	$1,294,000
Non-cash adjustments	195,000	243,000
Change in operating assets and liabilities	(469,000)	(1,163,000)
Net	477,000	374,000
Net cash used in investing activities	(2,000)	(117,000)
Net cash used in financing activities	(122,000)	(78,000)
Net increase (decrease) in cash	$353,000	$179,000

Cash Flows Provided By Operating Activities

Contract Carpet experienced positive cash flow from operating activities during the year ended December 31, 2018 and 2017 in the amounts of $477,000 and $374,000, respectively. Contract Carpet’s cash provided by operations for the year ended December 31, 2018 was primarily attributable to Contract Carpet’s net income of $751,000, adjusted for net non-cash expenses in the aggregate amount of $195,000, partially offset by $469,000 of net cash used to fund changes in the levels of operating assets and liabilities. Contract Carpet’s cash provided by operations for the year ended December 31, 2017 was primarily attributable to Contract Carpet’s net income of $1,294,000, adjusted for net non-cash expenses in the aggregate amount of $243,000, offset by $1,163,000 of net cash used to fund changes in the levels of operating assets and liabilities.

Cash Flows Used In Investing Activities

Net cash used in investing activities during the years ended December 31, 2018 and 2017 was $2,000 and $117,000, respectively, which related to the purchase of vehicles.

Cash Flows Used In Financing Activities

Net cash used in financing activities of $122,000 during the year ended December 31, 2018 consisted primarily of $229,000 in distributions to Contract Carpet’s sole stockholder, partially offset by $126,000 borrowed under the line of credit. Net cash used in financing activities of $78,000 during the year ended December 31, 2017 consisted primarily of $129,000 in distributions to Contract Carpet’s sole stockholder and $25,000 of repayments of notes payable, partially offset by $77,000 of proceeds from the issuance of notes payable.

Premier Maintenance Group, Inc.

Overview

Premier Maintenance Group, Inc. (“Premier”) was incorporated in November 1, 2010 as a S corporation in the State of California. Premier provides a comprehensive set of commercial maintenance services including carpet cleaning, corking, furniture and fabric care and various other services.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Premier’s condensed statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Revenue	$948,000	$957,000
Cost of revenues	291,000	291,000
Gross profit	657,000	666,000
Operating expenses	494,000	468,000
Operating income	163,000	198,000
Other expense	—	(3,000)
Income before provision for income taxes	163,000	195,000
Provision for income taxes	(2,000)	(1,000)
Net income	$161,000	$194,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018, primarily from customers owning, managing and/or leasing Corporate Offices (>80%), was $948,000 and $957,000, respectively, a decrease of $9,000, or 0.9%, due primarily to a decrease in non-contract services.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $291,000 and $291,000, respectively. Cost of revenue as a percentage of revenue increased to 30.7% from 30.4%, due to a smaller mix of higher margin projects in the six-month period ended June 30, 2019 than in the comparable six-month period in 2018.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased $9,000 for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. Gross profit margin for the six months ended June 30, 2019 was 69.3%, compared to 69.6% in the previous six-month period in 2018 due to a smaller mix of higher margin projects in the six-month period ended June 30, 2019 than in the comparable six-month period in 2018.

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $494,000 and $468,000, respectively. Operating expense increased $26,000 or 5.6% compared to the six months ended June 30, 2018, due primarily to increases in sales commissions.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income decreased $35,000 for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. The operating profit margin for the six months ended June 30, 2019 was 17.2%, compared to 20.7% for the six months ended June 30, 2018. The decrease in operating profit and the operating profit margin was due primarily to the increase in operating expense.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $161,000 and $194,000, respectively, a decrease of $33,000. The decrease in net income was due primarily to the increase in operating expense.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from Premier’s statements of income for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Revenue	$2,029,000	$1,474,000
Cost of revenues	586,000	492,000
Gross profit	1,443,000	982,000
Operating expenses	945,000	773,000
Operating income	498,000	209,000
Other expense	(4,000)	(9,000)
Income before provision for income taxes	494,000	200,000
Provision for income taxes	(7,000)	(1,000)
Net income	$487,000	$199,000

•        Revenue

Revenue for the years ended December 31, 2018 and 2017 was $2,029,000 and $1,474,000, respectively. The increase in PMG’s 2018 revenue reflects increased proposal activity, contracts and sales in PMG’s key end-market verticals, with 2018 revenue primarily earned from customers owning, managing and/or leasing Corporate Offices (>80%), consistent with PMG’s activity in 2018. For the year ended December 31, 2018, revenues increased $555,000 or 37.6%, due to organic growth of the business. Average sales per customer for the years ended December 31, 2018 and 2017 was $14,000 and $10,100, respectively. The increase in average sales per customer was due primarily to an increase in the number of service items (other than basic carpet cleaning) sold.

•        Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 was $586,000 and $492,000, respectively. On a dollar basis, the $94,000 increase in cost of revenue for the year ended December 31, 2018 is consistent with the increase in earned revenue for the same period; on a percentage of revenue basis Premier saw cost of revenue decrease in 2018 to 28.9% of revenue from 33.4% of revenue in the year ended December 31, 2017, primarily due to an improved mix of higher margin projects in comparison to the year ended December 31, 2017.

•        Gross Profit and Gross Profit Margin

On a dollar basis, the gross profit for the year ended December 31, 2018 was $1,443,000 compared to $982,000 for the year ended December 31, 2017. The gross profit margin for 2018 was 71.1%, compared to 66.6% in the year ended December 31, 2017. The increase in gross profit of $461,000, or 46.8%, is due primarily to a higher mix of higher margin projects in the year ended December 31, 2018.

•        Operating Expense

Operating expense for the year ended December 31, 2018 and 2017 was $945,000 and $773,000, respectively. On a dollar basis, there was a $172,000 increase in operating expenses in the year ended December 31, 2018 as compared to the year ended December 31, 2017; on a percentage of revenue basis Premier saw operating expenses decrease to 46.6% of revenue from 52.4% of revenue in the year ended December 31, 2017, primarily due to the fixed nature of many operating costs and continuing efforts to control variable operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, the net operating profit for the year ended December 31, 2018 was $497,000 compared to $209,000 for the year ended December 31, 2017. The operating profit margin for the year ended December 31, 2018 was 24.5%, compared to 14.2% in the year ended December 31, 2017. The increase in the operating profit margin is due primarily to a higher mix of higher margin projects in the year ended December 31, 2018.

•        Net Income

Net income for the years ended December 31, 2018 and 2017 was $487,000 and $199,000, respectively. This increase of $288,000, or 144.2%, was attributable to the increase in gross profit, partially offset by higher operating expense.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, Premier had cash balances of $267,000 and $253,000, and working capital of $395,000 and $435,000, respectively.

The following sections discuss Premier’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Premier’s condensed statement of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities:
Net income	$161,000	$194,000
Non-cash adjustments	18,000	19,000
Change in operating assets and liabilities	64,000	66,000
Net	243,000	279,000
Net cash used in investing activities	—	(13,000)
Net cash used in financing activities	(229,000)	(123,000)
Net increase in cash	$14,000	$143,000

During the six months ended June 30, 2019 and 2018, Premier’s sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

Premier experienced positive cash flows from operating activities for the six months ended June 30, 2019 and 2018 in the amounts of $243,000 and $279,000 respectively. The net cash provided by operating activities for six months ended June 30, 2019 was primarily due to cash provided from net income of $161,000, adjusted by net non-cash expenses in the aggregate amount of $18,000 and by $64,000 of net cash provided by changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the six months ended June 30, 2018 was primarily due to cash provided from net income of $194,000, adjusted by net non-cash expenses in the aggregate amount of $19,000 and by $66,000 of net cash provided due to changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2019 and 2018 was $0 and $13,000, respectively. The net cash used in investing activities during the six months ended June 30, 2018 was attributable to $13,000 of purchases of property and equipment.

Net Cash Used in Financing Activities

Net cash used in financing activities for the six months ended June 30, 2019 and 2018 was $229,000 and $123,000, respectively. The net cash used in financing activities during the six months ended June 30, 2019 was attributable to $220,000 of distributions to stockholders and $10,000 of repayments of notes payable. The net cash used in financing activities during the six months ended June 30, 2018 was attributable to $70,000 of distributions to stockholders, $44,000 of repayments of notes payable to a related party and $10,000 of repayments of notes payable.

For the Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from Premier’s statement of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash provided by operating activities:
Net income	$487,000	$199,000
Non-cash adjustments	59,000	38,000
Change in operating assets and liabilities	(88,000)	(64,000)
Net	458,000	173,000
Net cash used in investing activities	(25,000)	(1,000)
Net cash used in financing activities	(459,000)	(110,000)
Net (decrease) increase in cash	$(26,000)	$62,000

During the years ended December 31, 2018 and 2017, Premier’s sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

Premier experienced positive cash flows from operating activities for the years ended December 31, 2018 and 2017 in the amounts of $458,000 and $173,000, respectively. The net cash provided by operating activities for the year ended December 31, 2018 was primarily due to cash provided from net income of $487,000, adjusted by net non-cash expenses in the aggregate amount of $59,000 and partially offset by $88,000 of net cash used due to changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the year ended December 31, 2017 was primarily due to cash provided from net income of $199,000, adjusted by net non-cash expenses in the amount of $38,000 and partially offset by $64,000 of net cash used due to changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2018 and 2017 was $25,000 and $1,000, respectively, for purchases of property and equipment.

Net Cash Used in Financing Activities

Net cash used in financing activities for the years ended December 31, 2018 and 2017 was $459,000 and $110,000, respectively. The net cash used in financing activities during the year ended December 31, 2018 was attributable to $300,000 of distributions to stockholders, $140,000 of repayments of notes payable to a related party and $19,000 of repayments of notes payable. The net cash used in financing activities during the year ended December 31, 2017 was attributable to $48,000 of distributions to stockholders, $33,000 of repayments of notes payable to stockholders, $18,000 of repayments of notes payable and $11,000 of repayments of notes payable to a related party.

Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance

Overview

Carpet Services of Tampa, Inc. dba ReSource Flooring & Maintenance (the “Resource Flooring”) was incorporated in the State of Florida on November 22, 1991. Resource Flooring is a full-service commercial flooring contractor located in Tampa, Florida and provides services to customers throughout western Florida.

Resource Flooring’s fiscal year ends on the weekend nearest to December 31st. This resulted in a 52-week year for fiscal 2018 and fiscal 2017. References to “the years ended December 30, 2018” are to the 52-week period ended December 30, 2018. References to “the years ended December 31, 2017” are to the 52-week period ended December 31, 2017. And references to “the six months ended June 30, 2019” are to the 26-week period ended June 30, 2019 and references to “the six months ended July 1, 2018” are to the 26-week period ended July 1, 2018.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Resource Flooring’s condensed statements of income for the six months ended June 30, 2019 and July 1, 2018:

	For the Six Months Ended
	June 30, 2019	July 1, 2018
Revenue	$6,322,000	$6,845,000
Cost of revenues	4,817,000	5,294,000
Gross profit	1,505,000	1,551,000
Operating expenses	1,304,000	1,314,000
Operating income	201,000	237,000
Other expense	(25,000)	(30,000)
Net income	$176,000	$207,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018 was $6,322,000 and $6,845,000, respectively. Resource Flooring’s revenue for the six months ended June 30, 2019 was earned from customers engaged in Corporate Tenant Improvements (75%), followed by sales in Education (10%), Hospitality/Retail (10%) and Healthcare (5%), a mix consistent with the results in the six months ended June 30, 2018. The $523,000 or 7.6% decrease in revenue for the six months ended June 30, 2019 as compared to the six months ended June 30. 2018 was due primarily to decreased proposal activity while maintaining Resource Flooring’s continuing efforts to selectively pursue projects that meet or exceed Resource Flooring’s minimum gross profit margin hurdle of 19%. Despite the decrease in revenue, the average sales contract increased to $20,000 in the six months ended June 30, 2019 from $19,644 in the six months ended June 30, 2018 and the gross profit margin for the six months ended June 30, 2019 increased to 23.8%, compared to 22.7% in the comparable period in 2018. Bookings for the first six months of 2019 were $5.8 million with an average gross profit margin of 21% as compared to bookings for the first six months of 2018 of $8.3 million with an average gross profit margin of 21%.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $4,817,000 and $5,294,000, respectively. On a dollar basis, the $477,000 decrease in cost of revenue for the six months ended June 30, 2019 is consistent with the decrease in earned revenue for the six months ended June 30, 2019; on a percentage of revenue basis Resource Flooring saw cost of revenue decrease in 2019 to 76.2% of revenue from 77.3% of revenue in the six months ended June 30, 2018, primarily due to Resource Flooring’s continuing efforts to selectively pursue projects where Resource Flooring’s projected cost of revenue aligns with Resource Flooring’s minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, the gross profit for the six months ended June 30, 2019 was $1,505,000, a $46,000 or 3.0% decrease as compared to $1,551,000 for the six months ended June 30, 2018. Gross profit margin for the six months ended June 30, 2019 increased to 23.8%, compared to 22.7% in the six months ended June 30, 2018, due primarily to an improved mix of higher margin projects and a focus on operations while the jobs were performed thru field supervisors.

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $1,304,000 and $1,314,000, respectively. On a dollar basis, there was a $10,000 or 0.8% decrease in operating expenses for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018; on a percentage of revenue basis Resource Flooring saw operating expenses increase to 20.6% of revenue from 19.2% of revenue in the six months ended June 30, 2018, primarily due to the fixed nature of many of the operating expenses.

•        Operating Profit and Operating Profit Margin

On a dollar basis, the net operating income for the six months ended June 30, 2019 was $201,000, a $36,000 or 15.2% decrease as compared to $237,000 for the six months ended June 30, 2018. The operating profit margin for the six months ended June 30, 2019 decreased to 3.2%, compared to 3.5% in the six months ended June 30, 2018, due primarily to the decrease in gross profit, partially offset by a decrease in operating expense.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $176,000 and $207,000, respectively. The decrease of $31,000, or 15%, was primarily attributable to the decrease in gross profit and the delay in ordering for booked jobs that are now slated for 2020.

Results of Operations for the Years Ended December 30, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from Resource Flooring’s statements of income for the years ended December 30, 2018 and December 31, 2017:

	For the Years Ended
	December 30, 2018	December 31, 2017
Revenue	$15,362,000	$13,557,000
Cost of revenues	11,965,000	10,681,000
Gross profit	3,397,000	2,876,000
Operating expenses	2,752,000	2,544,000
Operating income	645,000	332,000
Other expense	(66,000)	(55,000)
Net income	$579,000	$277,000

•        Revenue

Revenue for the years ended December 30, 2018 and December 31, 2017 was $15,362,000 and $13,557,000, respectively. The $1,805,000, or 13.3% increase in Resource Flooring’s revenue for the year ended December 30, 2018 reflects increased proposal activity and sales in Resource Flooring’s key end-market verticals; 2018 revenue was primarily earned from customers engaged in Corporate Tenant Improvements (78%), followed by sales in Education (5%), Hospitality/Retail (10%) and Healthcare (7%), a mix consistent with the results for the year ended December 31, 2017. Resource Flooring continues to selectively pursue projects that meet or exceed Resource Flooring’s minimum gross profit margin hurdles. The average sales contract increased to $20,600 in the year ended December 31, 2018 from $17,150 in the year ended December 31, 2017. Resource Flooring completed 761 projects in 2018 and 770 projects in 2017. Bookings for 2018 were $16.4M with an average gross profit margin of 21% as compared to bookings for 2017 of $13.5M with an average gross profit margin of 20%.

•        Cost of Revenue

Cost of revenue for the years ended December 30, 2018 and December 31, 2017 was $11,965,000 and $10,681,000, respectively. On a dollar basis, the $1,284,000 increase in cost of revenue is consistent with the increase in 2018 earned revenue; on a percentage of revenue basis Resource Flooring saw cost of revenue decrease to 77.9% of revenue from 78.8% of revenue in the year ended December 31, 2017, primarily due to continuing efforts to selectively pursue projects where Resource Flooring’s projected cost of revenue aligns with Resource Floorings’ minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, the gross profit for the year ended December 30, 2018 was $3,397,000, a $521,000 or 18.1% increase as compared to $2,876,000 for the year ended December 31, 2017. On a dollar basis, the increase in gross profit was due to an increase in revenue of $1,805,000 offset in part by an increase in cost of revenue of $1,284,000, each as previously described. Gross profit margin for the year ended December 31, 2018 increased to 22.1%, compared to 21.2% in the year ended December 31, 2017, due primarily to improved mix of higher margin projects and continued focus on job execution thru field supervision.

•        Operating Expense

Operating expense for years ended December 30, 2018 and December 31, 2017 was $2,752,000 and $2,544,000, respectively. On a dollar basis, there was a $208,000 increase in operating expenses for the year ended December 31, 2018 as compared to the year ended December 31, 2017; on a percentage of revenue basis Resource Flooring saw operating expenses decrease to 17.9% of revenue from 18.8% of revenue in the year ended December 31, 2017, primarily due to continuing efforts to control operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, the net operating income for the year ended December 30, 2018 was $645,000, a $313,000 or 94.0% increase as compared to $332,000 for the year ended December 31, 2017. The operating profit margin for 2018 increased to 4.2%, compared to 2.4% in the year ended December 31, 2017, due primarily to improved mix of higher margin projects partially offset by higher operating expense.

•        Net Income

Net income for the years ended December 30, 2018 and December 31, 2017 was $579,000 and $277,000, respectively. The increase of $302,000, or 109%, was primarily attributable to the $521,000 increase in gross profit partially offset by the $208,000 increase in operating expense reflecting efforts to increase the Resource Flooring brand in the Tampa market through first class customer service and quick response times to customers’ needs.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, Resource Flooring had cash balances of $125,000 and $298,000 and working capital of $1,446,000 and $1,547,000, respectively.

The following sections discuss Resource Flooring’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended July 1, 2018

The following table presents selected captions from Resource Flooring’s condensed statements of cash flows for the six months ended June 30, 2019 and July 1, 2018:

	For the Six Months Ended
	June 30, 2019	July 1, 2018
Net cash provided by operating activities:
Net income	$176,000	$207,000
Non-cash adjustments	2,000	51,000
Change in operating assets and liabilities	703,000	440,000
Net	881,000	698,000
Net cash used in investing activities	(43,000)	(29,000)
Net cash used in financing activities	(1,011,000)	(666,000)
Net (decrease) increase in cash	$(173,000)	$3,000

During the six months ended June 30, 2019 and July 1, 2018, Resource Flooring’s sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

Resource Flooring experienced positive cash flow from operating activities for the six months ended June 30, 2019 and July 1, 2018 in the amounts of $881,000 and $698,000, respectively. The net cash provided by operating activities for the six months ended June 30, 2019 was primarily attributable to cash provided by a net income of

$176,000, adjusted for non-cash expenses in the aggregate amount of $2,000 and $703,000 of cash provided by changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the six months ended July 1, 2018 was primarily attributable to cash provided by net income of $207,000, adjusted for non-cash expenses in the aggregate amount of $51,000 and $440,000 of cash provided by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

During the six months ended June 30, 2019, the net cash used in investing activities of $43,000 was attributable to the purchase of equipment and computers. During the six months ended July 1, 2018, the net cash used in investing activities of $29,000 was attributable to the purchase of equipment, computers and a forklift.

Net Cash Used in Financing Activities

Net cash used in financing activities during the six months ended June 30, 2019 and July 1, 2018 was $1,011,000 and $666,000, respectively. The net cash used in financing activities during the six months ended June 30, 2019 was attributable to $750,000 of net repayments under Resource Flooring’s line of credit, $258,000 of distributions to Resource Flooring’s stockholder, and $3,000 of repayments on a capital lease obligation. The net cash used in financing activities during the six months ended July 1, 2018 was attributable to $405,000 of net repayments under Resource Flooring’s line of credit, $239,000 of distributions to Resource Flooring’s stockholder, $18,000 of repayments on a mortgage payable and $3,000 of repayments on a capital lease obligation.

For the Years Ended December 30, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from Resource Flooring’s statements of cash flows for the years ended December 30, 2018 and December 31, 2017:

	For the Years Ended
	December 30, 2018	December 31, 2017

Net cash provided by (used in) operating activities:
Net income	$579,000	$277,000
Non-cash adjustments	95,000	85,000
Change in operating assets and liabilities	(101,000)	(498,000)
Net	573,000	(136,000)
Net cash used in investing activities	(31,000)	(9,000)
Net cash (used in) provided by financing activities	(532,000)	98,000
Net increase (decrease) in cash	$10,000	$(47,000)

During the years ended December 30, 2018 and December 31, 2017, Resource Flooring’s sources and uses of cash were as follows:

Net Cash Provided By (Used in) Operating Activities

For the years ended December 30, 2018 and 2017, cash provided by (used in) operating activities was $573,000 and $(136,000), respectively. Resource Flooring’s cash provided by operations for the year ended December 30, 2018 was primarily attributable to Resource Flooring’s net income of $579,000, adjusted for net non-cash expenses in the aggregate amount of $95,000, partially offset by $101,000 of net cash used in changes in the levels of operating assets and liabilities. Resource Flooring’s cash used in operations for the year ended December 31, 2017 was primarily attributable to $498,000 of net cash used in changes in the levels of operating assets and liabilities, partially offset by Resource Flooring’s net income of $277,000, adjusted for non-cash expenses in the aggregate amount of $85,000.

Net Cash Used in Investing Activities

For the year ended December 30, 2018, the net cash used in investing activities of $31,000 was attributable to the purchase of equipment, computers, and a forklift. For the year ended December 31, 2017, the net cash used in investing activities of $9,000 was attributable to the purchase of equipment and computers.

Net Cash (Used in) Provided by Financing Activities

Net cash (used in) provided by financing activities during the years ended December 30, 2018 and 2017 was $(532,000) and $98,000, respectively. The net cash used in financing activities during the year December 30, 2018 was attributable to $415,000 of distributions to Resource Flooring’s stockholder, $75,000 of repayments on a mortgage payable, $35,000 of net repayments under Resource Flooring’s line of credit and $7,000 of repayments on a capital lease obligation. The net cash provided by financing activities during the year ended December 31, 2017 was attributable to $495,000 of net borrowings under Resource Flooring’s line of credit, partially offset by $361,000 of distributions to Resource Flooring’s stockholder and $36,000 of repayments on a mortgage payable.

JD Shehadi, LLC

Overview

J.D. Shehadi, L.L.C. (“Shehadi”) was established as a limited liability company in the State of New Jersey on June 4, 2001. Shehadi is a full-service commercial flooring contractor located in Fairfield, New Jersey and provides services to customers throughout the New York Metropolitan area.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

	For the Six Months Ended June 30,
	2019	2018
Revenue	$12,759,000	$11,979,000
Cost of revenues	8,870,000	8,421,000
Gross profit	3,889,000	3,558,000
Operating expenses	2,391,000	2,616,000
Operating income	1,498,000	942,000
Other expense	(29,000)	(30,000)
Net income	$1,469,000	$912,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018 was $12,759,000 and $11,979,000, respectively. Shehadi’s revenue for the six months ended June 30, 2019 was earned from customers engaged in Multi-Family/High Rise Residential (59%), followed by sales in Corporate/TI (16%), Healthcare/Fitness (12%), Hospitality/Retail (11%), and Education (2%), a mix consistent with the results in the six months ended June 30, 2018. The $780,000 or 6.5% increase in revenue for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018 was due primarily to increased “core customer” activity in Shehadi’s key end-market verticals, while maintaining Shehadi’s efforts to selectively pursue projects that meet or exceed Shehadi’s minimum gross profit margin hurdle of 20%. Combined revenues from Shehadi’s five largest (by collected billings) “core” customers in the six months ended June 30, 2019 increased $300,000 as compared to the same six-month period in 2018.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $8,870,000 and $8,421,000, respectively. On a dollar basis, the $449,000 increase in cost of revenue for the six months ended June 30, 2019 was consistent with the increase in earned revenue for the six months ended June 30, 2019; on a percentage of revenue basis Shehadi saw cost of revenue decrease in 2019 to 69.5% of revenue from 70.3% of revenue for the six months ended June 30, 2018, primarily due to Shehadi’s continuing efforts to selectively pursue profitable project opportunities with key customers, allowing for required minimum gross profit margins.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit increased by $331,000 or 9,3% for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. Gross profit margin for six months ended June 30, 2019 was 30.5%, compared to 29.7% in the six months ended June 30, 2018, due primarily to improved project mix and solid execution of work in progress.

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $2,391,000 and $2,616,000, respectively. On a dollar basis, there was a $225,000 or 9.1% decrease in operating expenses in 2019 as compared to 2018; on a percentage of revenue basis Shehadi saw operating expenses decrease to 17.8% of revenue from 20.8% of revenue in the six months ended June 30, 2018, primarily due to continuing efforts to increase productivity, control operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating profit increased by $557,000 or 52.2% for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. The operating profit margin for 2019 was 12.7%, compared to 8.4% in the six months ended June 30, 2018, due primarily to the increase in gross profit and the decrease in operating expenses.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $1,469,000 and $912,000, respectively. This increase of $557,000 or 54.0% was primarily attributable to the increase in the gross profit and the decrease in operating expenses.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from Shehadi’s condensed statements of income for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Revenue	$24,859,000	$25,632,000
Cost of revenues	17,696,000	18,436,000
Gross profit	7,163,000	7,196,000
Operating expenses	5,221,000	5,258,000
Operating income	1,942,000	1,938,000
Other expense	(58,000)	(3,000)
Net income	$1,884,000	$1,935,000

•        Revenue

Revenue for the years ended December 31, 2018 and 2017 was $24,859,000 and $25,632,000, respectively. Shehadi’s revenue for the year ended December 31, 2018 was earned from customers engaged in Multi-Family/High Rise Residential (50%), followed by sales in Corporate/TI (18%), Healthcare/Fitness (14%), Hospitality/Retail (12%), and Education (6%), a mix consistent with the results in the year ended December 31, 2017. The $773,000 or 3.0% decrease in revenue for the year ending December 31, 2018 as compared to the year ended December 31, 2017 was due primarily to timing of major project activity in Shehadi’s key end-market verticals, and also Shehadi’s continuing efforts to selectively pursue projects that meet or exceed Shehadi’s minimum gross profit margin hurdle of 20%. Despite the decline in revenue, average contract revenue increased to $30,750 in the year ended December 31, 2018 from $29,650 in the year ended December 31, 2017 and gross profit margin for the year ended December 31, 2018 increased to 28.8%, compared to 28.1% in the comparable period in 2017. Shehadi completed 836 projects in 2018 and 865 projects in 2017.

•        Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 was $17,696,000 and $18,436,000, respectively. On a dollar basis, the $740,000 decrease in cost of revenue for the year ended December 31, 2018 was consistent with the decrease in earned revenue for the year ended December 31, 2018; on a percentage of revenue basis Shehadi saw cost of revenue decrease in the year ended December 31, 2018 to 71.2% of revenue from 71.9% of revenue in the year ended December 31, 2017, primarily due to Shehadi’s continuing efforts to selectively pursue projects where Shehadi’s projected cost of revenue aligns with Shehadi minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased by $33,000 for the year ended December 31, 2018 compared to the year ended December 31, 2017. Gross profit margin for 2018 was 28.8%, an increase compared to 28.1% in the year ended December 31, 2017, due primarily to improved project mix.

•        Operating Expense

Operating expense for years ended December 31, 2018 and 2017 was $5,221,000 and $5,258,000, respectively. On a dollar basis, there was a $37,000 or 0.7% decrease in operating expenses in 2018 as compared to 2017; on a percentage of revenue basis Shehadi saw operating expenses increase to 20.0% of revenue from 19.5% of revenue in the year ended December 31, 2017 primarily due to the fixed nature of many of the operating expenses.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income increased by $4,000 for the year ended December 31, 2018 compared to the year ended December 31, 2017. The operating profit margin for the year ended December 31, 2018 was 8.8%, an increase compared to 8.5% in the year ended December 31, 2017, due primarily to improved project mix.

•        Net Income

Net income for the years ended December 31, 2018 and 2017 was $1,884,000 and $1,935,000, respectively. The decrease of $50,000, or 2.3% was primarily related to an increase in other expense, resulting from an increase in interest expense and a decrease in rental income.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, Shehadi had cash balances of $432,000 and $1,340,000 and working capital of $2,524,000 and $2,282,000, respectively.

The following sections discuss Shehadi’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Shehadi’s condensed statement of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by (used in) operating activities:
Net income	$1,469,000	$912,000
Non-cash adjustments	197,000	202,000
Change in operating assets and liabilities	(1,165,000)	(137,000)
Net	501,000	977,000
Net cash used in investing activities	(53,000)	(52,000)
Net cash used in financing activities	(1,355,000)	(812,000)
Net (decrease) increase in cash	$(907,000)	$113,000

Net Cash Provided By Operating Activities

Shehadi experienced positive cash flow from operating activities for the six months ended June 30, 2019 and 2018 in the amounts of $501,000 and $977,000, respectively. The net cash used in operating activities for the six months ended June 30, 2019 was primarily due to cash provided from net income of $1,469,000, adjusted for $197,000 of non-cash expenses, partially offset by $1,165,000 of cash provided by changes in operating assets and liabilities. The net cash provided by operating activities for the six months ended June 30, 2018 was primarily due to cash provided from net income of $912,000, adjusted for $202,000 of non-cash expenses, slightly offset by $137,000 of cash provided by changes in operating assets and liabilities.

Net Cash Used In Investing Activities

Net cash used in investing activities for the six months ended June 30, 2019 and 2018 was $53,000 and $52,000, respectively, which was attributable to purchases of property and equipment.

Net Cash Used In Financing Activities

Net cash used in financing activities for the six months ended June 30, 2019 and 2018 was $1,355,000 and $812,000, respectively. The net cash used in financing activities during the six months ended June 30, 2019 was attributable to $1,326,000 of distributions to member, $9,000 of repayments of capital lease obligations, and $20,000 of repayments of notes payable. The net cash used in financing activities for the six months ended June 30, 2018 was attributable to $777,000 of distributions to member, $33,000 of repayments of notes payable and $3,000 of repayments of capital lease obligations

For the Year ended December 31, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from Shehadi’s statement of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash provided by (used in) operating activities:
Net income	$1,884,000	$1,935,000
Non-cash adjustments	387,000	395,000
Change in operating assets and liabilities	(69,000)	(1,140,000)
Net	2,202,000	1,190,000
Net cash used in investing activities	(5,000)	(49,000)
Net cash used in financing activities	(1,204,000)	(1,193,000)
Net increase (decrease) in cash	$993,000	$(52,000)

Net Cash Provided by Operating Activities

Shehadi experienced positive cash flows from operating activities for the years ended December 31, 2018 and 2017 in the amounts of $2,202,000 and $1,190,000, respectively. The net cash provided by operating activities for the year ended December 31, 2018 was primarily due to cash provided from net income of $1,884,000 and non-cash adjustments of $387,000, partially offset by $69,000 of cash used to fund changes in operating assets and liabilities. The net cash provided by operating activities for the year ended December 31, 2017 was primarily due to cash provided from net income of $1,935,000 and non-cash adjustments of $395,000, partially offset by $1,140,000 of cash used to fund changes in operating assets and liabilities.

Net Cash Used In Investing Activities

Net cash used in investing activities during the year ended December 31, 2018 and 2017 was $5,000 and $49,000, respectively, which was attributable to purchases of property and equipment.

Net Cash Used In Financing Activities

Net cash used in financing activities during the year ended December 31, 2018 was $1,204,000 and $1,193,000, respectively. The net cash used in financing activities for the year ended December 31, 2018 was attributable to $1,140,000 of distributions to member, $7,000 of repayments of capital lease obligations, and $57,000 of repayments of notes payable. The net cash used in financing activities for the year ended December 31, 2017 was attributable to $766,000 of distributions to member, $353,000 of repayments of the line of credit, and $74,000 of repayments of notes payable.

Universal Metro, Inc.

Overview

Universal Metro, Inc. (“Universal”) was incorporated in the State of California in November 1998. Universal operates as a commercial flooring contractor in Southern California focusing on the healthcare, education and commercial tenant improvement markets.

Results of Operations for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Universal’s condensed statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Revenue	$9,689,000	$7,629,000
Cost of revenues	7,188,000	5,824,000
Gross profit	2,501,000	1,805,000
Operating expenses	2,070,000	1,674,000
Operating income	431,000	131,000
Other expense	(30,000)	(33,000)
Income before provision for income taxes	401,000	98,000
Provision for income taxes	(7,000)	(11,000)
Net income	$394,000	$87,000

•        Revenue

Revenue for the six months ended June 30, 2019 and 2018 was $9,689,000 and $7,629,000, respectively. Universal’s revenue for the six months ended June 30, 2019 was earned from customers engaged in Healthcare (62%), followed by sales in Corporate/TI (20%), Education (10%), Hospitality/Retail (5%) and High-Rise Residential (3%), a mix consistent with the results in the six months ended June 30, 2018. The $2,060,000 or 27.0% increase in revenue for the six months ended June 30, June 30, 2019 as compared to the six months ended June 30, 2018 was due primarily to increased proposal activity and prior year delayed projects being activated in Universal’s key end-market verticals, while also continuing Universal’s efforts to selectively pursue projects that meet or exceed Universal’s minimum gross profit margin hurdle of 17%. New contract bookings for the six months ended June 30, 2019 and 2018 were $9,816,000 and $7,507,000, respectively. Average revenue from contracts in process for the six months ended June 30, 2019 increased to $142,000 from $84,000 for the same six-month period in 2018. Average sales contract increased to $15,000 in the six months ended June 30, 2019 from $11,700 in the six months ended June 30, 2018.

•        Cost of Revenue

Cost of revenue for the six months ended June 30, 2019 and 2018 was $7,188,000 and $5,824,000, respectively. On a dollar basis, the $1,364,000 increase in cost of revenue for the six months ended June 30, 2019 was consistent with the increase in earned revenue for the six months ended June 30, 2019; on a percentage of revenue basis Universal saw cost of revenue decrease for the six months ended June 30, 2019 to 74.2% of revenue from 76.3% of revenue in the six months ended June 30, 2018, primarily due to Universal’s continuing efforts to selectively pursuing only projects where Universal’s projected cost of revenue aligns with Universal’s minimum gross profit margin hurdles.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit increased by $696,000 for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. Gross profit margin for six months ended June 30, 2019 was 25.8%, compared to 23.7% in the six months ended June 30, 2018, due primarily to improved project mix

•        Operating Expense

Operating expense for the six months ended June 30, 2019 and 2018 was $2,070,000 and $1,674,000, respectively. On a dollar basis, there was a $396,000 or 23.7% increase in operating expenses in six months ended June 30, 2019 as compared to six months ended June 30, 2018; on a percentage of revenue basis Universal saw operating expenses decrease to 21.4% of revenue from 21.9% of revenue in the six months ended June 30, 2018, primarily due to continuing efforts to control operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income increased by $300,000 in the six months ended June 30,2019 as compared to the six months ended June 30, 2018. The operating profit margin for the six months ended June 30, 2019 was 4.4%, compared to 1.7% in the six months ended June 30, 2018, due primarily to improved project mix.

•        Net Income

Net income for the six months ended June 30, 2019 and 2018 was $394,000 and $87,000, respectively. The increase of $307,000, or 353%, was primarily attributable to the increase in gross profit, partially offset by an increase in operating expense.

Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table presents selected captions from Universal’s statements of income for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Revenue	$16,916,000	$14,597,000
Cost of revenues	12,921,000	10,391,000
Gross profit	3,995,000	4,206,000
Operating expenses	3,323,000	3,185,000
Operating income	672,000	1,021,000
Other expense	(68,000)	(46,000)
Income before provision for income taxes	604,000	975,000
Provision for income taxes	(8,000)	(16,000)
Net income	$596,000	$959,000

•        Revenue

Revenue for the years ended December 31, 2018 and 2017 was $16,916,000 and $14,597,000, respectively. Universal’s revenue for the year December 31, 2018 was earned from customers engaged in Healthcare (60%), followed by sales in Corporate/TI (28%), Hospitality/Retail (10%), Education (1%) and High-Rise Residential (1%), a mix consistent with the results in the year ended December 31, 2017. The $2,319,000 or 15.9% increase in revenue for calendar year December 31, 2018 as compared to the year ended December 31, 2017 was due primarily to increased activity and sales in Universal’s key end-market verticals, while also continuing Universal’s efforts to selectively pursue projects that meet or exceed Universal’s minimum gross profit margin hurdles of 17%. Revenue on open jobs for the years ended December 31, 2018 and 2017 was $10,798,000 and $7,741,000, respectively, consisting of $6,442,000 on 80 jobs over $50,000 and $4,355,000 of revenue on all jobs under $50,000 in 2018 and $5,068,000 on 48 jobs over $50,000 and $2,673,000 of revenue on all jobs under $50,000 in 2017. Average sales contract increased to $13,000 in the year ended December 31, 2018 from $11,200 in the year ended December 31, 2017.

•        Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 was $12,921,000 and $10,391,000, respectively. On a dollar basis, the $2,530,000 increase in cost of revenue for the year ended December 31, 2018 is consistent with the increase in earned revenue for the same period; on a percentage of revenue basis Universal saw cost of revenue increase in the year ended December 31, 2018 to 76.4% of revenue from 71.2% of revenue in the year ended December 31, 2017, primarily due to a higher mix of lower margin projects in the healthcare end-market vertical in comparison to the year ended December 31, 2017.

•        Gross Profit and Gross Profit Margin

On a dollar basis, gross profit decreased by $211,000 in the year ended December 31, 2018 as compared to the year ended December 31, 2017. Gross profit margin for the year ended December 31, 2018 was 23.6%, compared to 28.8% in the year ended December 31, 2017. The decrease in gross profit margin was due primarily to a lower mix of higher margin healthcare end-market projects in the year ended December 31, 2018. Universal’s seven largest high margin (averaging 29%) healthcare end-market projects for the years ended December 31, 2018 and 2017 accounted for 9.3% and 27% of total revenue, respectively.

•        Operating Expense

Operating expense for years ended December 31, 2018 and 2017 was $3,323,000 and $3,185,000, respectively. On a dollar basis, there was a $138,000 or 4.3% increase in operating expenses in the year ended December 31, 2018 as compared to the year ended December 31, 2017; on a percentage of revenue basis Universal saw operating expenses decrease to 19.6% of revenue from 21.8% of revenue in the year ended December 31, 2017, primarily due to continuing efforts to control operating costs and to realize operating efficiencies.

•        Operating Profit and Operating Profit Margin

On a dollar basis, net operating income decreased by $349,000 in the year ended December 31, 2018 as compared to the year ended December 31, 2017. The operating profit margin for year ended December 31, 2018 was 4.0%, a decrease compared to 7.0% in the year ended December 31, 2017, due primarily to the decrease in gross profit and an increase in operating expense.

•        Net Income

Net income for the years ended December 31, 2018 and 2017 was $596,000 and $959,000, respectively. This decrease of $363,000, or 37.9%, was primarily attributable to the decrease in Universal’s profit margin and an increase of operating expense.

Cash Flow Activities

As of June 30, 2019 and December 30, 2018, Universal had cash balances of $24,000 and $19,000 and working capital of $1,884,000 and $1,670,000, respectively.

The following sections discuss Universal’s cash flow activities:

For the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

The following table presents selected captions from Universal’s condensed statements of cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities:
Net income	$394,000	$87,000
Non-cash adjustments	27,000	(19,000)
Change in operating assets and liabilities	(60,000)	393,000
Net	361,000	461,000
Net cash used in investing activities	(1,000)	(32,000)
Net cash used in financing activities	(355,000)	(404,000)
Net increase in cash	$5,000	$25,000

During the six months ended June 30, 2019 and 2018, Universal’s sources and uses of cash were as follows:

Net Cash Provided By Operating Activities

Universal experienced positive cash flow from operating activities for the six months ended June 30, 2019 and 2018 in the amounts of $361,000 and $461,000, respectively. The net cash provided by operating activities for the six months ended June 30, 2019 was primarily attributable to cash provided by a net income of $394,000, adjusted for non-cash expenses in the aggregate amount of $27,000, partially offset by $60,000 of net cash used in changes in the levels of operating assets and liabilities. The net cash provided by operating activities for the six months ended June 30, 2018 was primarily attributable to cash provided by a net income of $87,000, adjusted for non-cash income in the aggregate amount of $19,000 and $393,000 of net cash provided by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

During the six months ended June 30, 2019, the net cash used in investing activities of $1,000 was attributable to the purchase of equipment and computers. During the six months ended June 30, 2018, the net cash used in investing activities of $32,000 was attributable to the purchase of computers, leasehold improvements, and furniture and fixtures.

Net Cash Used in Financing Activities

Net cash used in financing activities during the six months ended June 30, 2019 and 2018 was $355,000 and $404,000, respectively. The net cash used in financing activities during the six months ended June 30, 2019 was attributable to $197,000 of distributions to Universal’s stockholder, $149,000 of net repayments under Universal’s line of credit, and $9,000 of repayments on a note payable. The net cash used in financing activities during the six months ended June 30, 2018 was attributable to $495,000 of distributions to Universal’s stockholder and $59,000 of repayments on a note payable, partially offset by $150,000 of net borrowings under Universal’s line of credit.

For the Year ended December 31, 2018 Compared to Year Ended December 31, 2017

The following table presents selected captions from Universal’s statements of cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Net cash provided by operating activities:
Net income	$596,000	$959,000
Non-cash adjustments	23,000	115,000
Change in operating assets and liabilities	(577,000)	(90,000)
Net	42,000	984,000
Net cash used in investing activities	(49,000)	(17,000)
Net cash provided by (used in) financing activities	13,000	(985,000)
Net increase (decrease) in cash	$6,000	$(18,000)

During the years ended December 31, 2018 and 2017, Universal’s sources and uses of cash were as follows:

Net Cash Provided By Operating Activities

For the years ended December 31, 2018 and 2017, cash provided by operating activities was $42,000 and $984,000, respectively. Universal’s cash provided by operations for the year ended December 31, 2018 was primarily attributable to Universal’s net income of $596,000, adjusted for net non-cash expenses in the aggregate amount of $23,000, partially offset by $577,000 of net cash used in changes in the levels of operating assets and liabilities. Universal’s cash provided by operations for the year ended December 31, 2017 was primarily attributable to Universal’s net income of $959,000, adjusted for net non-cash expenses in the aggregate amount of $115,000, partially offset by $90,000 of net cash used in changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

For the year ended December 31, 2018, the net cash used in investing activities of $49,000 was attributable to the purchase of computer, computer software, leasehold improvements, and furniture and fixtures. For the year ended December 31, 2017, the net cash used in investing activities of $18,000 was attributable to the purchase of computers, furniture and fixtures, and equipment.

Net Cash Provided by (Used in) Financing Activities

Net cash provided by (used in) financing activities during the years ended December 31, 2018 and 2017 was $13,000 and $(985,000), respectively. The net cash provided by financing activities during the year December 31, 2018 was attributable to $749,000 of net borrowings under Universal’s line of credit, partially offset by $566,000 of distributions to Universal’s stockholder and $170,000 of repayments on a note payable. The net cash used in financing activities during the year December 31, 2017 was attributable to $424,000 of net repayments under Universal’s line of credit, $347,000 of distributions to Universal’s stockholder, and $214,000 of repayments on notes payable.

OUR BUSINESS

Our Company

We are a provider of commercial flooring solutions, including sales, installation and maintenance services for existing and new commercial buildings. We provide a single-source solution for our customers’ commercial flooring and finishes needs, including without limitation, carpet, ceramic, concrete, cork, rubber, sports surfaces, stone, vinyl and wood. We also provide services such as the application of epoxy and industrial coatings, concrete polishing, flooring restoration, installation of building entry mat systems, installation of raised access flooring (i.e., an elevated structural floor above a solid substrate to create a hidden void for the passage of electrical services), linoleum maintenance, moisture testing and recycling. Our flooring suppliers are typically among the most recognized names in our industry, and our customers include many well-established commercial property developers, property managers and general contractors. We believe that our ability to provide our customers with a full range of commercial flooring solutions, including cost estimation, sales, project management, installation and maintenance, will enable us to be the provider of choice for all of their commercial flooring needs.

Concurrently with and as a condition to the closing of this offering, F5 Finishes will acquire the six Founding Companies, creating a business that management estimates will be among the ten largest commercial flooring solutions providers in the United States, with consolidated 2018 revenues of $111.3 million and Adjusted EBITDA of $7.1 million for the same period. Our Founding Companies have been in business for an average of 23 years and operate across seven major Metropolitan Statistical Areas (“MSA”) in California, Florida, Maryland, New Jersey and New York. F5 Finishes will use a portion of the proceeds from this offering and newly-issued shares of common stock and subordinated debt to acquire:

•        Carpet Services of Tampa, Inc., doing business as Resource Flooring, founded in 1991 as a Florida corporation;

•        Contract Carpet Systems Inc., founded in 1977 as a Maryland corporation;

•        D.S. Baxley, Inc., doing business as DSB+, founded in 1997 as a California limited liability company and converted, in a statutory conversion, to a California corporation in 2005;

•        JD Shehadi, LLC, doing business as Shehadi Commercial Flooring, founded in 2001 as a New Jersey limited liability company;

•        Premier Maintenance Group, Inc., founded in 2010 as a California corporation and under common control with D.S. Baxley, Inc.; and

•        Universal Metro, Inc., founded in 1998 as a California corporation.

See “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies.” Once the Combinations are closed, each of the Founding Companies will become a wholly-owned subsidiary of F5 Finishes.

F5 Finishes initiated business activity in October 2017 when it commenced planning for the combination of the six Founding Companies that operate across a diverse range of major metropolitan markets in the United States. Our goal is to become the leading commercial flooring solutions provider nationally by capitalizing on industry dynamics that we believe create an attractive consolidation opportunity for us and by leveraging the advantages of the Combinations to drive additional growth and margin expansion. Each of our Founding Companies is a member of either Starnet Worldwide Commercial Flooring Partnership or Fuse Commercial Flooring Alliance, the two largest commercial flooring trade associations in the U.S. Several members of the management teams of our Founding Companies have held leadership positions with these organizations. We believe that these organizations, which together have more than 300 members representing more than $4.5 billion in revenues, may provide us with potential acquisition opportunities in the future

We operate from eleven offices and warehouses located in (i) Beltsville, MD, (ii) Fairfield, NJ, (iii) Tustin, CA, (iv) Livermore, CA, (v) Petaluma CA, (vi) San Francisco, CA, (vii) San Jose, CA, (viii) Santa Fe Springs, CA, and (ix) Tampa, FL. We lease a total of approximately 100,000 square feet of office and warehouse space, and we operate a fleet of over 60 commercial vehicles.

F5 Finishes operates in markets containing aggregate populations of 50 million and 24.6 million Jobs

DSB+, Premier Maintenance Group
Northern CA Operations(1)
2018 Population: 7.3 million
2018 Employment: 3.8 million
JD Shehadi
New York/New Jersey Operations(3)
2018 Population: 20.0 million
2018 Employment: 9.5 million
Growth Opportunities Across U.S.
Contract Carpet Systems
Washington D.C. Operations(4)
2018 Population: 6.3 million
2018 Employment: 3.3 million
Universal Metro
Southern CA Operations(2)
2018 Population: 13.3 million
2018 Employment: 6.5 million
Carpet Services of Tampa
Tampa Operations(5)
2018 Population: 3.1 million
2018 Employment: 1.5 million
F5 office or warehouse location

Source: U.S. Census Bureau; U.S. Bureau of Labor Statistics; Moody's Analytics
(1) Includes San Francisco-Oakland-Hayward, San Jose-Sunnyvale-Santa Clara, and Santa Rosa-Petaluma, CA Metropolitan Statistical Areas;
(2) Los Angeles-Long Beach-Anaheim, CA Metropolitan Statistical Area; (3) New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area;
(4) Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area; (5) Tampa-St. Petersburg-Clearwater, FL Metropolitan Statistical Area

We assist our customers with flooring selection, cost estimation and project management. Once the flooring selection is made, we provide product procurement, handling, warehousing, onsite delivery and installation. Our installation services include subfloor repair and leveling, installation and occupied space flooring replacements. We also provide maintenance services to enhance flooring appearance and to extend its useful life, and we offer reclamation and recycling of our customers’ old flooring.

We obtain most of our customer contracts through requests for pricing from commercial general contractors retained by building owners, property managers, real estate developers and tenants to perform build-outs of commercial spaces. We also obtain customer contracts through established relationships directly with end-users of commercial spaces, including commercial building owners and tenants. In 2018, 78.4% of our top 250 customers were repeat customers and accounted for approximately 75% of our revenues.

Our customers include general contractors, educational institutions, financial institutions, fitness facilities, government entities, healthcare providers, hotels, insurance companies, office landlords, pharmaceutical companies, real estate developers, real estate managers, restaurants, retail businesses and technology companies. While the majority of our business is commercial building-related, we also provide flooring solutions for new developments of multi-family residential high-rise projects where our customer typically is the contractor or developer of the project.

Competition for customer contracts is based primarily on service, quality, pricing, and financial strength. Our ability to provide high-quality labor, in-house labor management and a broad menu of services, along with our access to capital to pay for materials and labor up-front, are critical to our ability to obtain and retain customers. In 2018, our customer base exceeded 1,000, with our 15 largest customers accounting for approximately 31.5% of our combined revenue. Our four largest customers in 2018 together accounted for approximately 12.8% of our combined revenue and individually ranged from approximately 2.4% to 4.1% of our combined revenue.

Our Industry

We operate in the large, growing, and fragmented U.S. commercial flooring industry. Based on independent third-party research6, disclosures from certain large flooring manufacturers7, and internal management analysis, we believe total U.S. floor covering sales by flooring manufacturers in 2018 were approximately $25 billion. Of this amount, we believe approximately 75% ($19 billion) of U.S. floor coverings were sold through the commercial flooring channel, 80%8 ($15 billion) of which was for the replacement of flooring in existing commercial buildings and 20% ($4 billion) of which was for new commercial building construction. Further, based on a report by BCC Research9, the market for the purchase and installation of replacement commercial flooring is approximately $25 billion annually and is expected to grow through 2021 at a 4.5% compounded annual rate.

Highly Fragmented Market Primed for Consolidation

We believe the fragmented nature of U.S. commercial flooring installation and service contractors presents substantial consolidation and growth opportunities. According to the Starnet Worldwide Commercial Flooring Partnership, a network of independent flooring contractors, there are an estimated 2,100 commercial flooring contractors with a total of approximately 2,500 locations in the U.S. We believe that we currently have no direct competitors with more than two percent market share within the commercial flooring industry. We believe that the largest commercial flooring contractor is a subsidiary of Berkshire Hathaway, which has annual revenues of approximately $400 million. We estimate that the top ten companies in our industry have an aggregate estimated market share of less than 15%. Given the fragmented nature of our industry, we believe there is significant opportunity for us to employ a disciplined acquisition program in order to capitalize on industry growth opportunities through value-enhancing and accretive acquisitions.

Large and Stable Market Opportunity

The main revenue drivers for our business are commercial flooring replacement and new commercial construction.

Commercial Flooring Replacement.    Demand for our services in the commercial flooring replacement channel is a function of tenant turnover, tenant improvements, routine maintenance, and other factors requiring replacement flooring in existing buildings. According to management’s estimates, in 2018 approximately 74% of our revenue was derived from the replacement of flooring in existing commercial buildings. According to a report published by the University of Michigan, there is an estimated 87 billion square feet of existing commercial space in the U.S.6 Accordingly, with an average commercial flooring replacement cycle of seven to ten years, we estimate that approximately 8.4 billion square feet of commercial flooring requires replacement annually and that the commercial flooring replacement channel represents the most significant organic growth opportunity for us.

New Commercial Construction.    Our revenue generated in the new commercial construction channel has historically correlated with new commercial construction activity — typically trailing commercial construction square footage put in place by several months — and as commercial new construction activity approaches historic trend levels, we expect a corresponding increase in demand for our services. While commercial construction square footage put in place has increased by 65% from 2011 to 2018, it remains below the annual historic average of 1.3 billion square feet and is significantly below prior cycle average peak levels of 1.6 billion square feet10.

__________
[6]	Catalina Floor Coverings Report, 2016
[7]	Interface Investor Presentation, June 2019; Mohawk Industries 10-K filed February 2019 Tarkett Annual Shareholders’ Meeting Registration Document, 2019
[8]	Armstrong Flooring Investor Presentation May 2019; Tarkett Investor Day Presentation June 19, 2019
[9]	BCC Research, Commercial Flooring: North American Markets, Published January 2017
[6]

U.S. Energy Information Administration Commercial Buildings Energy Consumption Survey (CBECS) released March 4, 2015 and revised December 20, 2016, as of year-end 2018; The Center for Sustainable Systems at the University of Michigan, 2018

[10]	U.S. Census Bureau; Dodge Data & Analytics

Non-residential Starts (sq. feet in millions)
2,000
1,800
1,600
1,400
1,200
1,000
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Average Cyclical Peak: 1,548
(33% above 2018 level)
Long-term Average: 1,271
(9% above 2018 level)
Average Cyclical Trough: 878
(25% below 2018 level)
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Our Competitive Strengths

Favorable Industry Dynamics

We believe that demand for commercial flooring is more stable than demand for residential flooring. While a downturn in the economy may have a negative impact on commercial construction, with a correlating effect on the commercial flooring market, we believe the need for replacement of commercial flooring in existing buildings, combined with maintenance services, declines less than the residential flooring market demand during economic downturns. The U.S. Census publishes monthly estimates in the “The Value of Construction Put in Place Survey” that include spending on construction work done each month on new structures or improvements to existing structures. Historically on a seasonally adjusted basis, spending on Lodging, Office, Commercial, Healthcare, Education and Religious construction, the primary markets F5 Finishes provides services to, has been less volatile than residential spending. In the most recent economic recession, residential construction spending declined 65.2% from its high in February 2006 to its low in May 2009, while construction spending on Lodging, Office, Commercial, Healthcare, Education and Religious construction declined only 42.1% from its high in July 2008 to its low in February 2011.

Resilient Services Mix with Growth Opportunities

We are significantly more active in the market for the replacement of flooring in existing commercial buildings than in new commercial building construction. In 2018, we generated approximately 74% of revenue from contracts for the replacement of flooring in existing commercial buildings. We believe this market is less likely to experience the same level of contraction as new commercial building construction during downward business cycles, and in light of that, our emphasis on replacement of flooring provides us with advantages over other flooring solutions providers that focus primarily on new commercial building construction. In addition, we believe that recurring maintenance services contracts present an important opportunity for organic growth and have historically generated higher profit margins. This opportunity is in addition to the replacement business, and we believe it experiences less volatility than commercial construction overall.

Competitive Market Position

We believe that we will be the first publicly-traded company to undertake large-scale, national consolidation of commercial flooring contractors, providing us with first-mover advantage. We believe that demand from our customers for a single-source commercial flooring solutions provider, with the financial and other resources to perform large contracts, is significant. Due to limited financial and operational capabilities of smaller independent flooring contractors, larger contracts are typically spread among multiple flooring contractors, complicating the customer’s efforts to source, evaluate, retain, and oversee the execution of its commercial flooring projects. We believe that as we consolidate and grow, our ability to serve as the single source for our customers’ commercial flooring needs will improve, including for larger projects, thereby simplifying the process for our customers and driving additional growth. Additionally, we believe that as a public company, we will be able to grow our business in an expedited manner through greater access to capital for organic and inorganic growth as well as the potential to use our stock as consideration for acquisitions. We believe that greater scale will increase our purchasing power and negotiating strength with both customers and suppliers.

Flexible Project Profile

While we believe that there are significant advantages to executing large contracts, we intend to retain the flexibility to perform smaller projects — which we define as projects that generate less than $50,000 in revenues and which may be completed in less than six weeks. In 2018, approximately 90% of our contracts generated revenue of less than $50,000 and were completed in six weeks or less. Continuing to include smaller projects in our overall project mix will enable us to avoid dedicating capital solely to long-term projects and to mitigate exposure to pre-installation construction delays and/or customer credit risk.

Extensive Industry Expertise

We believe that we will benefit from our industry operating track record, industry expertise and strong customer relationships that the Founding Companies have established over the course of their respective histories. Our key management personnel at the Founding Companies have served an average of 25 years in the commercial flooring industry. We believe that the Founding Companies’ management will be instrumental in the ongoing implementation of operational best practices across our platform. As long-term participants in the industry, we believe that our management personnel have deep relationships with peers that will help facilitate discussions for future acquisitions and enhance our consolidation strategy. Each of our Founding Companies is also a member of one of the two largest industry trade groups, Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance, and many of our management personnel have held senior leadership positions in these trade groups. We believe that our involvement with these organizations may provide us with potential acquisition opportunities in the future.

Experienced Management Team

Upon closing of the offering, the Company’s senior management team will include a Chief Executive Officer and Chief Financial Officer with an aggregate of over [45] years of experience in flooring, construction and real estate connected businesses. The Company believes that it has assembled a senior management team with highly complementary skills and experiences in the commercial flooring market, the construction industry, accounting, finance, and acquisitions.

Upon the completion of this offering, Michael Patton will become our President and Chief Executive Officer. Mr. Patton has substantial experience operating and growing commercial flooring businesses and has worked for approximately 40 years throughout the supply chain of the commercial flooring industry. In 1997, Mr. Patton co-founded DS Baxley Inc. d/b/a DSB+, a commercial flooring contractor and a Founding Company. In 2010, he founded Premier Maintenance Group Inc., also a Founding Company, which supplies commercial floor maintenance to DSB+ clientele as well as other customers. DSB+ and Premier together sell, install and maintain commercial flooring from four locations in the San Francisco Bay area. Mr. Patton also holds leadership positions in Starnet Worldwide Commercial Flooring Partnership.

Upon the completion of this offering, Mark H. Wilson will become our Chief Financial Officer. Mr. Wilson has approximately 40 years of finance, accounting and real estate experience, including serving as a consulting chief financial officer to a variety of businesses and high net worth individuals and previous experience as chief financial officer to two companies in the construction and real estate development industries. His responsibilities in those roles have included overall financial strategy and operating results, investment due diligence, wealth management, and tax planning and compliance.

See “Management — Executive Officers” for more detailed information about our executive officers.

Attractive Financial Model

We employ an asset-light business model. Our cost structure, limited requirements for capital expenditures (in 2018, our capital and maintenance expenditures were less than 1% of revenues) and the stability of the commercial flooring market have historically enabled our business to deliver strong results through a variety of business cycles. We believe these factors have also allowed us to generate significant free cash flow that we expect will enable us to continue to fund our growth. We also believe that following the Combinations, our scale will create a broader base for cost absorption, allow us to consolidate duplicative functions to maximize cost efficiencies, and facilitate more informed decision making and better financial management through an improvement in oversight and management functions. In addition, our increased scale will enable us to:

•        Pursue larger projects that are currently beyond the financial capabilities of our individual founding companies;

•        Enhance our ability to obtain bonding to support larger projects, resulting in competitive advantages;

•        Provide flooring solutions to larger multi-location customers; and

•        Expand our maintenance service offerings.

Though increasing the number of larger projects could potentially expose us to increased customer credit risk, we anticipate mitigating this potential risk through a variety of measures:

•        Billing customers for materials immediately upon our receiving an invoice for materials from the manufacturer;

•        For projects requiring non-standard materials, requiring up-front cash payment to cover the cost of materials;

•        On larger projects, issuing monthly invoices, commonly known as “progress billing;”

•        Stopping or delaying work if payment is not forthcoming within the agreed-upon time frame; and

•        Filing mechanics liens against the property if the flooring has already been installed.

Additionally, the financial strength of the customers on larger projects tends to decrease the credit risk for larger projects.

Organizational Structure

We will operate on a decentralized basis with an emphasis on regional and local market execution supported by corporate coordination. Local management will continue to operate and leverage relationships with customers and suppliers. Certain administrative functions will be centralized on a regional and, in certain circumstances, a national basis following this offering, including but not limited to accounting support functions, corporate strategy and acquisitions, human resources, information technology, insurance, marketing, safety, systems support and transactional processing.

Our Strategy

We intend to pursue the strategies described below to grow our business and enhance shareholder value.

Enhance and Build our Network through Acquisitions

The acquisition of other commercial flooring businesses in our markets and throughout the U.S. is a key element of our strategy, increasing our customer base and growing our future acquisition network. We believe that the highly fragmented nature of the commercial flooring industry, combined with the opportunity to leverage our position as a public company with access to financial resources, presents a significant opportunity for consolidation of commercial flooring services. There are currently an estimated 2,100 businesses in the commercial flooring industry, and we expect that there will continue to be an ample number of attractive acquisition candidates. We believe the relationships developed by the management of our Founding Companies, particularly through leadership positions within the two largest commercial flooring trade associations, Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance — which together have over 300 members, with over $4.5 billion in combined total revenues — will assist us in gaining access to potential acquisition candidates. Each of our Founding Companies is a member of one of these two trade organizations. We believe that these organizations may provide us with potential acquisition opportunities in the future.

We intend to actively pursue acquisitions to increase customer density and expand into new geographic markets, using a disciplined approach to identify and evaluate acquisition candidates. We believe that our expansion strategy, our financial resources and our ability as a public company to use our stock as acquisition consideration also makes us an attractive buyer to sellers of commercial flooring businesses that may wish to remain active in their business while participating in our acquisition growth strategy. We also believe that there are a number of owners of such businesses who are close to retirement with limited exit strategy options who would find us to be an attractive buyer, providing them with both a way to transition out of their businesses and to protect their employees. We believe we can expand our high-margin flooring maintenance services offerings by targeting businesses whose primary service is commercial flooring maintenance. We believe that our ability to acquire businesses at prevailing private company valuations will present opportunities for earnings growth, accretion, and private-to-public valuation multiple positive arbitrage. Moreover, our acquisition strategy will provide opportunities, not only to expand into new geographic areas, but also to expand our range of service offerings in existing areas of operation and cross-sell novel flooring solutions that newly-acquired businesses bring to our collective enterprise. We currently have nondisclosure agreements in place with [•] potential acquisition targets (other than the Combination Agreements with our Founding Companies, we have no term sheets, letters of intent or other agreements in place with any acquisition targets and no acquisition is imminent). Our goal is to acquire between [•] and [•] commercial flooring contracting businesses during the 12 months immediately following the closing of this offering. We estimate that these acquisitions may contribute a total of $[•] million to $[•] million in sales over the next 24 months, although we can provide no assurance as to the timing or completion of such acquisitions. As a result of our reputation in the market place and our proprietary deal-sourcing model, we expect our pipeline of potential acquisitions to grow over time.

Organically Grow Market Share and Expand our Profit Margins

We believe integrated operations within geographic areas will create opportunities for economies of scale as we grow. We expect cost savings in such areas as flooring materials purchasing, information systems and contractual relationships with key suppliers. We also believe there are significant opportunities to improve operating margins by consolidating administrative functions such as accounting, employee benefits, finance, insurance, marketing, and risk management. We have identified initiatives to increase market share, revenue and volume and to expand our profit margins. These initiatives include, but are not limited to:

•        Implement System-Wide Best Practices.    We have identified certain best practices among our Founding Companies, including those that define minimum profit margins for contracts we will accept, which implement more aggressive collection procedures for our accounts receivable and that improve project management oversight with the objective of protecting profit margins. We plan to implement these best practices to improve the operating margins of our Founding Companies and any subsequently acquired businesses.

•        Leverage Size to Create Efficiencies.    Larger projects are significantly more likely than smaller projects to present opportunities to implement change orders that increase project revenues and profits. Smaller commercial flooring companies do not have the financial capability to take on larger projects by themselves. These projects often are split among multiple companies to reduce the risks for general contractors on the projects. We believe that as we acquire additional businesses, and as our access to growth capital increases, we will be able to increase our customer base and fulfill larger project demands without having to share larger projects with third party flooring contractors. Additionally, we believe our increasing scale will enhance our ability to obtain bonding to support larger projects, resulting in competitive advantages.

•        Deploy System-Wide Flooring Maintenance Programs and Implement National Installation and Maintenance Contracts.    Many of our customers own or manage multiple locations throughout the U.S. Many of these customers prefer a single-source flooring solution. In particular, larger customers are looking to streamline their procurement processes by using fewer, larger service providers. As we expand our geographic reach, we plan to centralize the management and oversight of our installation and maintenance teams. This will position us to enter into nationwide installation and maintenance contracts, affording our customers the simplicity of centralized management of these functions, which we believe will provide a more attractive option for customers with multiple locations.

•        Expand our Service Offerings.    We will have opportunities to share expertise across our acquired business on the sale and installation of flooring solutions that are not currently offered by all of our Founding Companies or that will become available to us through acquisitions. We believe that as we scale, we will have the opportunity to become the leading company in the U.S. operating on a national basis and offering a full range of commercial flooring solutions, including cost estimation, sales, project management, installation and maintenance. We believe that our ability to provide our customers with a full range of commercial flooring solutions will enable us to be their provider of choice for all of their commercial flooring needs.

•        Increase our Margins and Enhance Operating Efficiencies.    We believe that as our portfolio of acquired businesses grows, so will our ability to negotiate volume and cash discounts (i.e., discounts for paying within agreed time frames) from our flooring suppliers, thereby increasing our profit margins. The commercial flooring manufacturing industry has become significantly more consolidated over the last 50 years. In the early 1980s, there were approximately 500 carpet mills in the U.S. By the early 1990s, the four top companies accounted for 80% of the production in the U.S. It is the experience of the Founding Companies that flooring manufacturers and carpet mills are significantly less likely now than they were prior to the consolidation of their industry to give volume and cash discounts to smaller commercial flooring contractors. As we organically grow and acquire new businesses, we believe we will be in an optimal position to negotiate volume and cash discounts and to increase the mix of higher-margin service offerings, such as maintenance contracts, ceramic, stone and concrete polishing and moisture testing and application of epoxy and other high tech coatings. These increased profit margins will also provide us with additional room to negotiate pricing with our customers that will improve our competitive advantages.

Our Business Operations, Products and Services

We are a provider of commercial flooring solutions, including sales, installation and maintenance services for new and existing commercial buildings. We provide a single source solution for our customer’s commercial flooring and finishes needs including carpet, ceramic, concrete, cork, rubber, sports surfaces, stone, vinyl and wood. We also provide services such as the application of epoxy and industrial coatings, concrete polishing, flooring restoration, installation of building entry mat systems, installation of raised access flooring (i.e., an elevated structural floor above a solid substrate to create a hidden void for the passage of electrical services), linoleum maintenance, moisture testing and recycling. Our flooring suppliers are typically among the most recognized names in our industry, and our customers include many well-established commercial property developers, managers and general contractors. We believe that our ability to provide our customers with a full range of commercial flooring solutions, including cost estimation, sales, project management, installation and maintenance, will enable us to be the provider of choice for all of their commercial flooring needs.

F5 Finishes Value Chain

VENDORS/ SUPPLIERS*

- Armstrong
- Interface
- Mohawk
- Shaw
- Tarkett

→

F5 FINISHES INC.

- Carpet Services of Tampa
- Contract Carpet Systems
- DSB+
- Shehadi Commercial Flooring
- Universal Metro

→

GENERAL CONTRACTORS*

- DPR Construction
- McCarthy
- Whiting-Turner

COMMERCIAL REAL ESTATE SERVICES*

- CBRE
- Cushman & Wakefield
- Jones Lang LaSalle

* Representative examples

Sales

As of October 31, 2019, we employed [35] salary and commission-based sales specialists, who are generally responsible for working with our customers to provide advice on the types of flooring available and suitable for a project, cost estimates, project timelines and schedules, and project management. We enroll all of our sales specialists in a thorough training program. We also support our sales specialists with installation managers and labor superintendents that coordinate the delivery and installation of our products and help foster our customer relationships. In addition, our sales staff focuses on business development in various markets to enhance current market penetration and develop geographically adjacent new markets.

Cost Estimation and Budgeting

We provide customers with estimates of the all-in cost of their projects. Our estimates include the cost of the materials, removal, recycling and reclamation of old flooring, surface preparation, and transportation, delivery and installation of new flooring. We vary our approach depending on customer preference. For example, a customer may send us blueprints, which we analyze, and based on our analysis, make a determination regarding the appropriate materials, supplies, quantities and measurements. Alternatively, we might conduct an on-site review of the customer’s spaces and take precise field measurements from which we prepare our estimate. When we receive and respond to requests for proposal, we produce an all-in estimate of the costs associated with the project and a detailed proposed budget.

Flooring Procurement

We assist our customers with flooring selection, taking into account such factors as aesthetics, amount of traffic, availability, budget, comfort, design, ease of maintenance, environmental responsibility, existing site conditions, intended use, slip resistance and types of soil. Our decades of experience and deep knowledge of installation as well as material performance enables us to help our customers to select the proper materials. We maintain samples of many of the materials available at our showroom locations. These samples come from flooring manufacturers who are generally Starnet Worldwide Commercial Flooring Partnership and Fuse Commercial Flooring Alliance network participants. At the request of our customers, we order samples that we do not maintain on our premises, which our vendors provide at no cost to us or our customers. We purchase the flooring we sell from nationally recognized commercial flooring manufacturers, including Mohawk Industries, Shaw Industries Group, Tarkett, Interface and Armstrong Flooring, who together provide us with a majority of the flooring materials our customers require. In general, adequate supplies of flooring are available to us, and multiple suppliers offer similar types of flooring.

Although we do not have written contracts with our suppliers, we currently receive discounts from some of them for paying in cash within an agreed-upon time frame. We anticipate that our ability to negotiate volume and cash discounts from many of our suppliers will improve after we complete the Combinations and acquire additional companies.

We maintain very little inventory. Rather, we purchase flooring products on an as-needed basis for specific projects and may store it for short periods of time in our warehouses, generally from one week to three months (for which we generally charge a storage fee). By not committing capital to inventory, we preserve resources for other purposes that promote the growth of our business.

Project Management Services

After the estimate is provided, the budget is approved by customers and materials are selected, we provide project management for all major types of flooring. We coordinate the procurement of materials, administration, accounting, warehousing, transportation and installation logistics, flooring installation and maintenance for our customers. We work with our customers and their architects, general contractors and interior designers to ensure that the project remains on track and is executed smoothly and efficiently.

Flooring Installation

Our installation services include subfloor repair and leveling, moisture remediation, installation and occupied space flooring replacements. We have flooring products shipped from manufacturers to our warehouses, and we then transport it to job sites. Depending on the size of the job and the amount of space the customer’s premises have to hold flooring materials before installation, we may transport all of the flooring at once, or we may transport portions over time as needed. Our team of experts then install the flooring. We have tools to install certain types of flooring without significant disruption to our customers’ businesses. To keep disruption to a minimum, we work at night when we lift or move furniture, cut out and remove old flooring and install the new flooring. Some of our flooring installers are our employees, and some are subcontractors that we hire on an as-needed basis. Our logistics professionals coordinate the transportation and installation of flooring and ensure that it is installed on budget and on time.

Reclamation, Recycling and Disposal

As part of our installation services, we offer to dispose of our customers’ old flooring in an environmentally responsible way. To the extent that materials can be reclaimed or recycled, we facilitate that process by coordinating with manufacturers to collect and then transport the materials back to the manufacturer, adhering to the manufacturer’s guidelines and processes. Materials that cannot be reclaimed or recycled are sent to a landfill.

Completion and Payment

Typically on projects, the customer is obligated to pay the agreed-upon amount for materials and installation upon substantial completion, less the customary 10% retention holdback. We bill for materials upfront only when they have arrived in our warehouse and the job start has been delayed. For larger projects of longer duration, we may issue monthly bills, commonly known as “progress billing.” Historically, the annual reserves held for doubtful or uncollectable accounts is much less than 1% of accounts receivable.

Flooring Maintenance

We offer flooring maintenance and repair services for all types of flooring. Our maintenance programs extend flooring life and enhance appearance and contribute to healthy indoor air quality.

Our maintenance services include regularly scheduled preventative maintenance, as well as repairs and cleaning as problems arise. Our maintenance services include carpet cleaning and repair, concrete sealing and maintenance, fabric care and maintenance, linoleum maintenance, natural stone polishing and sealing, and care and maintenance of rubber floors, sheet vinyl, sports flooring, and tile and grout restoration and sealing. We also clean and seal exterior paver systems and the exteriors of stone-clad commercial buildings at the ground level.

Through our maintenance service contracts, we earn recurring monthly revenues. Our maintenance contracts typically have terms of one year, although we endeavor to have the customers sign contracts with terms of two to three years. All contracts include provisions for automatic renewal. While the contracts also provide for termination by the customer on 30 days’ notice, customers do not typically exercise this right, and we have very little turnover in this regard. These maintenance contracts typically generate between $10,000 and $150,000 per year, but yield attractive margins, ranging between 60% and 65%. These contracts create a predictable revenue stream and supplement larger, project-based revenues we receive from the sale and installation of flooring. We currently have service contracts with more than 100 customers for approximately 350,000 square feet of flooring, giving us a monthly revenue stream of approximately $100,000. Additionally, over the twelve-month period ending on June 30, 2019, we received an aggregate of $800,000 in revenue for maintenance and repair services that were not the subject of service contracts. We believe maintenance presents a significant growth opportunity, as currently only two of our Founding Companies currently actively provide maintenance services. Moreover, we have found that customer relationships established through maintenance contracts yield advantages in obtaining flooring installation projects. We believe that larger customers are looking to streamline their procurement processes by using fewer, larger service providers, creating additional avenues of expansion of our maintenance services.

Operating Results — Flooring Installation and Maintenance Services

For the twelve months ending on December 31, 2018 and December 31, 2017, our aggregate revenues from the sale and installation of commercial flooring were $109.3 million and $104.2 million, respectively, and our EBITDA was $6.4 million and $6.2 million respectively. For the six months ending on June 30, 2019 and June 30, 2018, our aggregate revenues from the sale and installation of commercial flooring were $52.8 million and $53.1 million, respectively, and our EBITDA was $3.2 million and $2.8 million, respectively.

For the twelve months ending on December 31, 2018 and December 31, 2017, our aggregate revenues from our maintenance services, were $2.0 million and $1.5 million, respectively, and our EBITDA was $0.5 million and $0.2 million, respectively. For the six months ending on June 30, 2019 and June 30, 2018, our aggregate revenues from our maintenance services were $0.9 million and $1.0 million, respectively, and our EBITDA was $0.2 and $0.2 million, respectively.

Competition

We operate in a highly competitive industry. We consider all businesses that sell, install and maintain flooring to be competitors. During times when the demand for residential flooring softens, companies specializing in residential flooring may sell flooring services to smaller commercial customers. We believe the principal areas of competition in our industry include service, quality, safety, pricing and availability of capital to pay for materials and labor up-front.

The commercial flooring industry is highly fragmented, with few multi-facility operators. According to Starnet Worldwide Commercial Flooring Partnership, there are an estimated 2,100 commercial flooring businesses in the United States. We believe that no single competitor has more than a two percent market share within the commercial flooring industry and that the top ten companies in our industry have an estimated market share of less than 15%. In addition, we believe because of the fragmented nature of the industry, no commercial flooring company currently has a national presence. Rather, their focus is on regional markets.

Customers

We sell the majority of our products and services to businesses and institutions. We do not target customers seeking flooring for homes, condos or townhouses owned by individuals, although we do provide flooring solutions for new developments of multi-family residential projects where our customer is the contractor or developer of the project. Our customers and end-users include educational institutions, financial institutions and businesses, fitness facilities, general contractors, governmental entities, healthcare providers, hotels, insurance companies, office landlords, real estate developers, real estate managers, restaurants, retail businesses and tech companies.

In 2018, our customer base exceeded 1,000 customers, with no single customer accounting for more than 4% of our combined revenue.

Through our customer network, we serve a broad range of commercial flooring end-users including:

•        Offices — Amazon, Apple, Facebook, Google and LinkedIn

•        Government — City of Menlo Park, Pasadena City Hall,

•        Hospitality — Hyatt Hotels, Hampton Inn, Aloft Hotel, Post Ranch Inn, Cavallo Point

•        Financial — Bank of America, Chase, Mass Mutual, Merrill Lynch, SunTrust Bank, Wells Fargo

•        Education — Stanford, UCLA, San Jose State University

•        Healthcare — Bristol Myers Squibb, CVS Pharmacy, Express Scripts, Hallmark/Brookdale Senior Living, Kaiser Permanente, St. Joseph Healthcare

•        Retail/Restaurant/Entertainment — Applebee’s, Nordstrom, McDonald’s, See’s Candies, Staples, T-Mobile, Tiffany & Co.

•        Multi-Family Residential Contracts with Real Estate Developers — Two Trees, 60 Water in New York City, Ironstate Development, Russo Development, Brodsky Organization

Information Technology

We use widely available third-party systems technology. The major features of our systems include procurement, inventory control, order fulfillment and billing, sales analysis, vehicle tracking and profitability reporting. These systems are primarily based at our individual operating locations. The systems also support an electronic exchange system for identifying and locating materials at other contractors and vendor warehouses utilizing an online brokered sales website to fill customer orders.

Currently, we have separate third-party financial software systems for financial and budget reporting, general ledger accounting, accounts payable, payroll and fixed assets. We plan to transition to a common financial software system, which will be used throughout our operations.

Although our existing information technology systems are not integrated across our Founding Companies, we believe they are sufficient for our current needs. We intend to adopt an integrated technology platform as soon as practicable following this offering to better support our current needs and our future growth. We believe that any associated cost would be offset through improvements in production management, pricing, inventory management, marketing, sales, safety, logistics and compliance, as well as through savings from volume discounts.

Employees

As of October 31, 2019, the Founding Companies employed approximately 110 full-time team members in our offices and warehouses, with approximately 437 additional installation and maintenance professionals in the field. Our field workforce consists of approximately 140 employees and approximately 297 subcontracted labor. In addition, as of October 31, 2019, we had no full-time corporate employees. Upon the closing of this offering and the Combinations, we expect to have two corporate employees. Some of our flooring installers are members of unions and subject to collective bargaining agreements. We do not believe that any of our collective bargaining agreements would require collective bargaining at any of our non-union locations following our Combination, nor would they require collective bargaining at the location of any future acquisition of a non-union business.

Intellectual Property

We currently do not own any registered trademarks, copyrights or patents. We have filed an application intend our corporate name and logo as trademarks in the United States.

Facilities

Our corporate headquarters are located at 6571 Las Positas Road, Livermore, CA 94551. This facility is the location for the headquarter operations of DSB+ and Premier. We lease this facility from a related party landlord under an Affiliate Lease as described in the next paragraph. We intend to move our corporate headquarters to the Carmel/Monterey, California area as soon as reasonably practicable following the completion of this offering and the Combinations. The primary functions performed at our corporate headquarters are financial, accounting, treasury, marketing, human resources and information systems support.

We conduct operations from a total of eleven locations which are composed of nine combination office/warehouse spaces and two remote sales offices. We do not own any real property; each of our 11 facilities is leased. Leases where the landlord is an affiliate of the Founding Company Shareholders (“Related Party Leases”) have lease terms commencing upon the completion of this offering and expiring after 5 years, subject to two five-year renewal options. The third-party leases are with different landlords for varying terms. The following table describes the leases for our eleven facilities.

City	State	Address	Landlord	Operations
Livermore	California	6571 Las Positas Road	BaxPatt, LLC [Related Party Lease]	Office and Warehouse
Livermore	California	6583 Las Positas Rd.	6385 LLC [Related Party Lease]	Office and Warehouse
San Jose	California	2157 O’Toole Ave. Suite #20	BPP Pacific Industrial CA REIT Owner 2 LLC	Office and Warehouse
Petaluma	California	800 Lindberg Ln. Suite #190	Hoffman Continuation, LLC	Office, Showroom and Warehouse
San Francisco	California	1388 Tennessee St.		Sales Office
Santa Fe Springs	California	12253 E. Florence Avenue	The Constance C. Quarre Trust and the Connie Quarre Trust	Office and Warehouse
Tustin	California	13821 Newport Avenue, Suite 100	Tipper, LLC	Sales Office
Tampa	Florida	1308 North Ward Street	3 Jax Realty [Related Party Lease]	Office and Warehouse
Fairfield	New Jersey	23 Just Road, 2nd Floor	Forward Realty Corp.	Office and Warehouse
Beltsville	Maryland	10212 Southard Drive	Southard Drive Limited Partnership II	Office and Warehouse
Beltsville	Maryland	10208 Southard Drive	Southard Drive Limited Partnership II	Office and Warehouse

Regulation

Environmental Compliance

We are not subject to any special environmental laws or regulations. However, as part of our installation services, we offer to dispose of our customers’ old flooring in what we believe to be an environmentally responsible manner. To the extent that the materials can be reclaimed or recycled, we facilitate that process by coordinating with manufacturers to collect and then transport the materials back to the manufacturer following the manufacturer’s guidelines and processes. Materials that cannot be reclaimed or recycled are sent to a landfill that has the proper licenses and permits to receive the materials.

State and Local Licensing Requirements

Each of our Founding Companies has a business license in each municipality in which they have a facility and where they perform work and a state contractor license in every state in which they perform work.

Legal Proceedings

In the normal course of business, we are party to litigation from time to time. We maintain insurance to cover certain actions and believe that resolution of such litigation will not have a material adverse effect on the Company.

Shehadi and its Shareholder are named as defendants in a legal proceeding filed in the Superior Court of New Jersey on October 11, 2018. A former employee of Shehadi is claiming that he is due unpaid commissions payments. The former employee is alleging breach of contract, unjust enrichment, promissory estoppel, breach of the implied covenant of good faith and fair dealing, and exemplary and punitive damages in the amount of $1,000,000 plus interest and costs of suit. Shehadi views this claim to be without merit and is vigorously defending the suit. Additionally, the Shareholder of Shehadi has agreed to indemnify us for any liability we incur as a result of this lawsuit, subject to the thresholds and caps contained in the indemnification provisions of the applicable combination agreement. See, “Certain Relationships and Related Person Transactions — The Combinations with the Founding Companies — Summary of the Terms of the Combination Agreements — Indemnification.”

Other than the legal proceeding described in the previous paragraph, we know of no material pending legal proceedings to which we or any of the Founding Companies is a party or to which any of our assets or properties, or the assets or properties of any of the Founding Companies, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of the Founding Companies or has a material interest adverse to us or any of the Founding Companies.

Our Corporate Information

We are incorporated in Delaware, and our corporate offices are located at 6571 Las Positas Road, Livermore, CA 94551. Our telephone number is (415) 298-1243. Our website is www.F5Finishes.com. None of the information on our website or any other website identified herein is part of this prospectus or the prospectus of which it forms a part.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following table sets forth certain information with respect to our executive officers, directors and key employees as of [•], 2019.

Name	Age	Position
Executive Officers and Directors
Michael Patton(1)(2)	64	President and Chief Executive Officer and Director
Mark H. Wilson(1)	61	Chief Financial Officer
Steven P. Colmar	64	Director
Mark O. Decker(2)(3)(4)	70	Director
Mary Jo Eaton(2)(4)(5)	57	Director
Richard A. Kerley(2)(3)(5)	69	Director
Glenn J. Krevlin(2)(3)(4)	59	Director
Jeanne Matson(2)(5)	68	Lead Director

____________

(1)      To be elected as an officer effective upon completion of this offering.

(2)      To be elected as a director effective immediately prior to the closing of this offering and our listing on the NASDAQ Capital Market.

(3)      To be appointed member of the Audit Committee.

(4)      To be appointed member of the Compensation Committee.

(5)      To be appointed member of the Nominating and Governance Committee.

Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of Steven P. Colmar. Prior to the completion of this offering, Messrs. Patton, Decker, Kerley and Krevlin and Mses. Eaton and Matson will be elected as directors by the incumbent director, for a total of 7 directors.

Executive Officers

Michael Patton will become our President and Chief Executive Officer upon completion of this offering and will be elected as a Director prior to the closing of this offering. Mr. Patton has served as Chief Executive Officer of DSB+ since 2010 and President and Chief Executive Officer of Premier since 2010. In 2008 he co-founded Preston-Borg, Inc. also a commercial flooring contractor in an adjoining geographic market which was absorbed by DSB+ in 2012. DSB+ and Premier are two of our Founding Companies that together sell, install and maintain commercial flooring from five locations in the San Francisco Bay area. Mr. Patton co-founded DSB+ in 1997 and founded Premier in 2010. From 1990 until 2010, he was the President, Chief Executive Officer and owner of the Patton Group, a multi-line sales agency focused on commercial flooring products for contractors in northern California, which he sold in [•]. From 1990 to 1999, he was a partner in Monterey Carpet, Inc. until it was sold in 1999 to Collins & Aikman Floorcoverings, Inc. (which was ultimately acquired by Tarkett Group). He continued as a regional sales manager for the Monterey brand from 1999 until 2002. Mr. Patton began his career in 1980 as a salesperson for Walter Carpet Mills, at the time the largest a flooring contractor and carpet manufacturer in the U.S.. For the last seven years, he has served as an advisory board member of Starnet Worldwide Commercial Flooring Partnership, a purchasing cooperative of independent commercial flooring contractors in the United States and Canada. Mr. Patton holds a Bachelor of Science in Marketing from San Diego State University.

Mark H. Wilson has been providing consulting services to us since August 2019 and will become our Chief Financial Officer upon completion of this offering. From 2007 through 2009, and again from 2014 to present, Mr. Wilson served as Chief Financial Officer of a private family office, with diverse and significant operating businesses (including ownership of the Los Angeles Auto Show and an operating real estate portfolio) and charitable interests. His responsibilities include overall financial strategy and operating results, investment due diligence, wealth management, and tax planning and compliance. As a consulting CFO from 2010 through 2013, his clients included

Guardian Global Technologies, Inc., a telematics SaaS technology company in the asset tracking sector, from February 2010 to December 2013, where he focused on fleet and heavy equipment management solutions enabled by GPS technologies. Other clients were a mature medical technology provider (Doctor Evidence) from October 2012 to August 2013 where he worked primarily on capital-raising projects, a medical device startup (Monitor Mask), and a new hardware/entrant into the video gaming space (Ouya). From January 2002 to December 2006, he served primarily as a key financial and business advisor to high net worth individuals seeking real estate investments. From January 2000 until December 2001, he served as Chief Financial Officer of Avalon Holdings, with involvement in construction financing, equity raising, investor relations and related matters for a new hotel in Portland, Oregon. From June 1996 to December 1999, he served as Chief Financial Officer of Panattoni & Van Valkenburgh, and was responsible for all finance functions for this large “concrete-tilt” industrial real estate developer, including closing of acquisitions, financings and tax planning and compliance. Prior to that, beginning in July 1982, he served in various senior finance positions with companies in the greater Los Angeles area, including Maxxam, Inc., a Fortune 500 publicly traded holding company, GlenFed Development, the real estate construction and development subsidiary of Glendale Federal Bank and Westfield Corporation, owner and developer of regional and super-regional shopping centers. From July 1980 to June 1982, he was both a senior auditor and staff auditor for PriceWaterhouseCoopers, auditing financial statements of Fortune 500 companies. Mr. Wilson holds a Bachelor of Arts in Business Economics from University of California, Los Angeles and is a Certified Public Accountant, a Chartered Global Management Accountant, a California licensed real estate broker and insurance agent.

Board Members

Steven P. Colmar is the President and CEO and the sole director of F5 Finishes. He will remain a director after the closing of this offering, but will be replaced as President and CEO by Mr. Patton upon completion of this offering. Since 1999, Mr. Colmar has served as president of Business Ventures Corp., a research and private equity firm, through which he has acted as a co-founder of the Company. In 2010, Mr. Colmar co-founded and served as a director from March 2010 until March 2017 of The Joint Corp. (NASDAQ: JYNT), a franchisor and operator of chiropractic clinics; in 2007, Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Trans-India Acquisition Corporation, a special purpose acquisition company which was listed on the American Stock Exchange. In 2006, Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Digital Music Group, Inc., which, before its merger with Orchard Enterprises, was listed on NASDAQ; and in 1998, Mr. Colmar served as a co-founder and member of the group responsible for the creation and public financing of Quanta Services, Inc. (NYSE: PWR). Mr. Colmar holds a Bachelor of Arts degree in marketing, management and communications from the University of Tulsa. We believe that Mr. Colmar is qualified to serve on our board of directors because of his business and corporate finance experience.

Mark O. Decker will be elected as a director effective prior to the closing of this offering. Mr. Decker is currently self-employed as a real estate capital markets advisor. Prior to becoming an advisor, he was Vice Chair of BMO Capital Markets, a position he held from January 2014 to December 2016. Prior to becoming Vice Chair, Mr. Decker served as BMO’s Head of U.S. real estate investment and corporate banking from September 2011 to January 2014. From February 2011 to September 2011, Mr. Decker was a managing director and co-group head of the real estate investment banking group at Morgan Keegan. From May 2004 to February 2011, he was a managing director and head of the real estate group at Robert W. Baird and Co. Incorporated. Before joining Baird, Mr. Decker founded the real estate investment banking group at Ferris Baker Watts, Inc. in 2000. Mr. Decker began his investment banking career in 1997, when he joined Friedman, Billings Ramsey and Co. as a managing director. He served as President and principal spokesman of the REIT industry and its national trade association, NAREIT, from 1985 to 1997. Concurrently, he served as chief staff executive of the Pension Real Estate Association from 1985 to 1990. Before his career in real estate capital markets and investment banking, Mr. Decker served in the White House during the Nixon and Ford administrations. He is the 1997 recipient of the NAREIT Leadership Award. Mr. Decker currently serves on the Board of Jernigan Capital (NYSE: JCAP) as chair of the compensation committee and member of the audit and nominating & corporate governance committees. Mr. Decker also holds a position on the board of directors of University of Maryland University College (UMUC) Ventures as a Member of the Talent & Compensation Committee, as well as serving as a Member of the board of directors of True Blue Car Wash LLC. Mr. Decker holds a Juris Doctor from Antonin Scalia Law School and a Bachelor of Science in Education from Kent State University. We believe Mr. Decker is qualified to serve on our board of directors because of his financial acumen and experience in real estate investment banking.

Mary Jo Eaton will be elected as a director effective prior to the closing of this offering. Ms. Eaton currently serves as President Emeritus of CBRE Group, Inc. (NYSE: CBRE) and is a member of its global client care team. She has 30 years of experience in the commercial real estate industry. Prior to her current position, she served in several roles at CBRE, including Global President of Asset Services from 2016 through 2018, Global President of Valuation & Advisory Services from 2016 through 2017, President of CBRE’s Florida and Latin America operations from 2011 through 2016, Managing Director of Asset Services for CBRE’s Mid-Atlantic Region, as well as Managing Director of CBRE’s Baltimore office from 2006 through 2010. Ms. Eaton holds a Masters of Music from Temple University and a Bachelor of Arts from Case Western Reserve University. We believe Ms. Eaton is qualified to serve on our board of directors because of her experience and expertise in the commercial real estate industry.

Richard A. Kerley will be elected as a director effective prior to the closing of this offering. From September 2015 to May 2019, Mr. Kerley served as a director, including a term as lead director and terms as a member of the audit committee and chairman of the compensation committee, of The Joint Corp. (NASDAQ: JYNT), a franchisor and operator of chiropractic clinics. From November 2008 to December 2014, Mr. Kerley served as chief financial officer and member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. He joined Peter Piper after serving from July 2005 to October 2008 as Chief Financial Officer of Fender Musical Instruments Corporation, a privately-held manufacturer and wholesaler of musical instruments an equipment. Prior to that, Mr. Kerley spent over 30 years at Deloitte & Touche, most recently as audit partner on both public and private companies. Since May 2010, Mr. Kerley has been a member of the board of directors of the Providence Service Corporation (NASDAQ: PRSC), an Atlanta-based holding company whose subsidiaries provide technology-enabled healthcare services in the United States, and is currently the chair of its audit and compensation committees. Since February 2019, he has served as a director of Cavco Industries, Inc. (NASDAQ: CVCO), a Phoenix, Arizona based company that designs, produces and retails manufactured homes, and is currently the chair of its audit and compensation committees and a member of its corporate governance and nominating committee. Mr. Kerley holds a Bachelor of Business Administration in Accounting from Marshall University. We believe that Mr. Kerley is qualified to serve on our board of directors because of his financial background and expertise, which includes an understanding of financial statements, finance, capital investing strategies and accounting.

Glenn J. Krevlin will be elected as a director effective prior to the closing of this offering. In 2001, Mr. Krevlin founded Glenhill Capital Advisors LLC (“GCA”), a fundamental equity investment manager, and serves as managing partner, principal and portfolio manager. Previously, Mr. Krevlin was a partner and portfolio manager at Cumberland Associates, Cumberland Partners, and Long View Partners (collectively, “Cumberland Associates”), an affiliated group of value oriented private investment partnerships, from 1994 to 2000. Before becoming a partner at Cumberland Associates, Mr. Krevlin served as Vice President and Associate at The Goldman Sachs Group, Inc. (NYSE:GS), in the Institutional Equity Sales department, from 1982 to 1989. Mr. Krevlin serves on an advisory board for Design Within Reach, Inc., a modern furniture design company that is a subsidiary of Herman Miller, Inc. (NASDAQ: HMLR). From 2009 until Herman Miller’s acquisition of Design Within Reach, he served as a member and chairman of its board of directors (Pink Sheets: DWRI). Additionally, since June 2019, Mr. Krevlin has served on the board of directors of The Joint Corp. (NASDAQ: JYNT). Also, since October 2018, Mr. Krevlin has served on the board of directors of Centric Brands Inc. (NASDAQ: CTRC) (f/k/a Differential Brands Group Inc.), a leading lifestyle brands collective. Prior to that, Mr. Krevlin served on the board of directors of Restoration Hardware, Inc. a home-furnishings company, from 2001 to 2012, including a period of service on the audit committee. During part of his tenure on the board of Restoration Hardware, Inc., the company was publicly traded on NASDAQ (RSTO). Mr. Krevlin holds a Masters of Business Administration from New York University and a Bachelor of Arts from Wesleyan University. We believe that Mr. Krevlin is qualified to serve on our board of directors because of his knowledge and experience in accounting, finance, strategic planning, retail businesses and investment.

Jeanne Matson will be elected as a director effective prior to the closing of this offering. From 2007 until May 2019, Ms. Matson was the President and CEO of Starnet Worldwide Commercial Flooring, a purchasing cooperative of independent commercial flooring contractors in the United States and Canada. Prior to joining Starnet, Ms. Matson worked at Procter & Gamble, serving in leadership positions for over 25 years, including Vice President of Retail Marketing for the U.S and General Manager-P&G Professional Beauty Products for the North America market, a position she held for eight years prior to her move to Starnet. Ms. Matson holds a Masters of Business Administration MBA from Xavier University and a Bachelor of Arts from Miami University. We believe Ms. Matson is qualified to serve on our board of directors because of her leadership and business experience in the commercial flooring industry.

Director Independence

We intend to list our common stock on the NASDAQ Capital Market in conjunction with this offering, and accordingly, we have used the definition of “independence” of NASDAQ to determine whether our directors are deemed to be independent. On the basis of that definition, we have determined that, upon becoming directors, each of our directors, other than Mr. Patton and Mr. Colmar, will be independent.

Future Additions to Executive Management

Following completion of this offering, we plan to identify, recruit and add several persons to fill key positions in our management team as we seek to grow and develop our business. We will also seek to add substantially to our number of full-time employees.

Board Committees

We have established three standing committees of our board of directors: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the committees will report to the board of directors as they deem appropriate and as the board of directors may request. The expected composition, duties and responsibilities of these committees are set forth below. In the future, our board of directors may establish additional committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The Audit Committee assists the board of directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and independence of our independent accountants, the performance of our internal audit function, if any, and of our independent accountants and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for reviewing and evaluating the effectiveness of our processes for assessing significant risk exposures and the measures that management has taken to minimize such risks. In carrying out these responsibilities, the Audit Committee is charged with, among other things: appointing, replacing, compensating, evaluating and overseeing our independent accountants; reviewing with our independent accountants the scope and results of their audit; approving all audit and permissible non-audit services to be performed by our independent accountants; discussing with management and our independent accountants the interim and annual consolidated financial statements that we file with the SEC; reviewing periodically with our counsel any legal and regulatory matters that may have a material adverse effect on our financial statements, operations, compliance policies and programs; and reviewing and approving procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon completion of this offering, our Audit Committee will consist of Mark O. Decker, Richard A. Kerley and Glenn J. Krevlin. Our board of directors has determined that Messrs. Decker, Kerley and Krevlin meet the definition of “independent director” for purposes of serving on an audit committee under applicable SEC and NASDAQ rules. In addition, Mr. Kerley will qualify as our “audit committee financial expert,” as that term is defined in the applicable SEC rules. The written charter for our Audit Committee will be available on our corporate website at www.F5Finishes.com upon the completion of this offering. The information contained on our website is not part of this prospectus.

Compensation Committee

The Compensation Committee is responsible for determining the cash and equity compensation of our executive officers. The Compensation Committee is responsible for, among other things: reviewing the respective salaries of our executive officers in light of our goals and objectives relevant to each officer; determining appropriate cash bonuses, if any, for our executive officers; and granting stock options and other awards under our stock option plan to our executive officers and other employees and determining the terms, conditions, restrictions and limitations of the options and awards granted.

Upon completion of this offering, our Compensation Committee will consist of Mark O. Decker, Mary Jo Eaton and Glenn Krevlin. Our board of directors has determined that Messrs. Decker and Krevlin and Ms. Eaton meet the definition of “independent director” for purposes of serving on a compensation committee under applicable SEC and NASDAQ rules. The written charter for our Compensation Committee will be available on our corporate website at www.F5Finishes.com upon the completion of this offering. The information contained on our website does not constitute a part of this prospectus.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for developing and recommending to the board of directors criteria for identifying and evaluating candidates for directorships and making recommendations to the full board regarding candidates for election or reelection to the board of directors at each annual stockholders’ meeting. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. The Nominating and Governance Committee is also responsible for making recommendations to the full board concerning the structure, composition and function of the board of directors and its committees.

Upon completion of this offering, our Nominating and Governance Committee will consist of Mary Jo Eaton, Richard A. Kerley and Jeanne Matson. Our board of directors has determined that Mr. Kerley and Mses. Eaton and Matson meet the definition of “independent director” for purposes of serving on a nominating and governance committee under applicable SEC and NASDAQ rules. The written charter for our Nominating and Governance Committee will be available on our corporate website at www.F5Finishes.com upon the completion of this offering. The information contained on our website does not constitute a part of this prospectus.

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. The Audit Committee focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Audit Committee reports any significant issues to the board of directors as part of the board’s general oversight responsibility. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Leadership Structure of the Board of Directors

We currently have not appointed a Chairman of the Board. Prior to the completion of this offering, our business activities have been limited to effecting the Combinations and completing this offering. As such, there is no meaningful role for a Chairman of the Board. Following the completion of this offering, we intend to elect a Chairman of the Board or Lead Director separate from our Chief Executive Officer. We believe that separating these positions will allow our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board or Lead Director to lead the board of directors in its fundamental role of providing advice to and oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer will be required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require the positions of Chairman and Chief Executive Officer or Lead Director to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us following the completion of this offering.

Compensation Committee Interlocks and Insider Participation

No current or pending member of our board of directors or Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Code of Ethics

We have adopted a general code of ethics which applies to all of our directors, executive officers and employees and have also adopted an additional code of ethics directed to our executive officers and designated accounting personnel. Copies of these codes will be available on our corporate website www.F5Finishes.com upon completion of this offering. The information contained on our website does not constitute a part of this prospectus.

Director Nomination Process

Nominations for election as a director at our annual meetings may be made either by our board or directors or by a shareholder or shareholders in compliance with the requirements of our bylaws. Our board of directors nominates director-nominees upon the recommendation of the Nominating and Governance Committee. Potential

director-nominees may be identified by the Nominating and Governance Committee and the full board of directors through a variety of means, including search firms, existing directors, executive officers and shareholders.

The Nominating and Governance Committee considers a variety of factors in evaluating a candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, including, in particular, the candidate’s probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business, and experience serving on the boards of other public companies. While we do not currently have a formal diversity policy in connection with the selection of candidates as nominees for election as directors, the board of directors seeks directors who bring to the board of directors a mix of backgrounds and experiences that will enhance the quality of the board of directors’ deliberations and decisions. The Nominating and Governance Committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the Nominating and Governance Committee will also consider the director’s preparation for and participation in meetings of the board of directors and the committee or committees of the board on which the director serves.

Communications with the Board

Stockholders who would like to communicate with the Board may do so by writing to the board of directors, F5 Finishes, Inc., 6571 Las Positas Road, Livermore, CA 94551, Attention: Michael Patton, President and CEO. Mr. Patton will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board or Lead Director and at his or her direction to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and at his or her direction to the other members of the committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

Our board of directors is responsible for determining the cash and equity compensation of our directors, which will be as described below. Each director who is an employee of ours or of a subsidiary of ours will not receive any additional compensation for serving as a director.

Each director who is not an employee of ours or of a subsidiary of ours (an “outside director”) will receive an upon his or her initial election to the board of directors, that number of restricted shares of our common stock equal to $[•] (prorated for the partial year between election and the next annual meeting of shareholders), divided by the per share public offering price of our stock. Additionally, each outside director will receive at each subsequent annual meeting of stockholders at which he is elected or re-elected a director, that number of restricted shares equal to $[•], divided by the per-share closing price of our common stock on the date of the election. This restricted stock will be granted under F5 Finishes 2019 Stock Plan and will vest on the first anniversary of the grant. See “— 2019 Stock Plan.”

Each outside director, upon election or re-election to the board of directors, will receive a fee of $40,000.00 per year, payable quarterly in arrears. Additionally, each committee chair will receive an annual committee chair stipend in the following amount:

•        Audit Committee chair: $[•]

•        Compensation Committee chair: $[•]

•        Nomination and Governance Committee chair: $[•]

The annual fees and committee chair fees payable upon the election of the directors immediately prior to this offering will be prorated for the partial year between election and the next annual meeting of shareholders.

All of our non-employee directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or the committees thereof.

Executive Compensation

Summary Compensation Table

The following table shows the total compensation paid or accrued during our last two full fiscal years, which ended December 31, 2018 and December 31, 2017, to our chief executive officer, who was our only executive officer during those years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation
Steven P. Colmar,	2018	$0	$0	$0		$0	$0	$0	$0
President and Chief Executive Officer and Director(1)	2017	$0	$0	$75	(2)	$0	$0	$0	$0

____________

(1)      Mr. Colmar will remain President and CEO of the Company until immediately after the closing of this offering. He will continue to be a director of the Company after the closing of this offering.

(2)     Mr. Colmar received common stock of the Company in his capacity as a promotor through The Austin Trust dated January 2006, which he controls. See Certain Relationships and Related Person Transactions — Related Person Transactions — Our Formation and Organization.

F5 Finishes was incorporated in October 2007 and has not conducted any operations, other than those activities related to the acquisition of the Founding Companies and this offering.

Upon the closing of this offering, Michael Patton will replace Steven P. Colmar as President and Chief Executive Officer of the Company and Mark H. Wilson will become the Company’s Chief Financial Officer. We anticipate that during 2019, the annualized base salaries of our two executive officers will be $375,000 for Mr. Patton and $250,000 for Mr. Wilson. In addition to their base salaries, it is contemplated that these executive officers will be eligible to receive incentive compensation consisting of cash bonuses and awards of options or restricted stock under our 2019 Stock Plan.

Under Mr. Patton’s employment agreement, Mr. Patton will receive a base salary of $375,000 per year. Under Mr. Wilson’s executive employment agreement, Mr. Wilson will receive a base salary of $250,000 per year. Additionally, each executive officer will have the opportunity to earn a cash bonus of up to 50% of his base salary, in each case depending on his attainment of performance goals as established by agreement between the executive officer and the board of directors. Upon the effective date of the employment agreements, each executive officer will be granted options to purchase 50,000 shares of our common stock and 25,000 shares of restricted stock under our 2019 Stock Plan. The options will vest in four equal installments on each of the first four anniversaries of the grant. The restricted stock will vest on in four equal installments on each of the first four anniversaries of the grant, provided that the average per share closing price of our common stock during the thirty-day period prior to the date of vesting 10%, 15%, 20% and 25% higher than the per-share IPO price for the first, second, third and fourth anniversaries, respectively.

2019 Stock Plan

Our board of directors adopted the 2019 Incentive Stock Plan (the “2019 Stock Plan” or “plan”) on [•], 2019, and our stockholders approved the 2019 Stock Plan on [•], 2019.

The purpose of the 2019 Stock Plan is to recognize and reward selected officers, directors and employees for their efforts on the Company’s behalf, to motivate them by providing appropriate incentives to contribute to the Company’s attainment of its performance objectives, and to align their interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock.

Summary of Principal Terms

The following summary describes the principal terms of the 2019 Stock Plan. The complete text of the plan appears as Exhibit 10.2 to the registration statement of which this prospectus forms a part.

Types of Awards.    The plan permits the award of stock options, stock appreciation rights (“SARs”) (either alone or in tandem with stock options), shares of restricted stock and restricted stock units (“RSUs”).

Number of Shares.    The plan authorizes a total of 1,450,000 shares of our common stock to be issued pursuant to awards under the plan.

In determining the shares available for awards under the plan, the shares for which stock options and SARs are granted count against this maximum on a 1-for-1 basis, and the shares for which restricted stock and RSU awards are granted count against this maximum on a 2-for-1 basis (so that each share for which a restricted stock or RSU award is granted reduces by two shares the number of shares available for which awards may be granted).

If a stock option or SAR lapses or expires unexercised or if a restricted stock or RSU award lapses, the number of shares in respect of which the stock option or SAR lapsed or expired, or twice the number of shares in respect of which the restricted stock or RSU award lapsed, is added back to the number of shares available for which awards may be granted. If an SAR or RSU is settled in cash, the number of shares in respect of such awards that are settled in cash will not be added back to the available number of shares available for grants of awards under the plan. If the exercise price of a stock option is paid by the delivery of shares, the number of shares issued upon exercise of the stock option, without netting the shares delivered in payment of the exercise price, shall be taken into account in determining the number of shares available for grants of awards under the plan.

In the event of a change in the number of outstanding shares of our common stock by reason of a stock dividend, stock split, recapitalization, reorganization or the like, the Committee (defined below) may, and in the case of a reverse stock split, the Committee shall, equitably adjust the following in order to prevent a dilution or enlargement of the benefits or potential benefits intended to be provided under the plan: (i) the number of shares for which awards may be granted under the plan; (ii) the maximum number of shares for which awards may be granted to any eligible person in a calendar year; (iii) the aggregate number of shares in respect of each outstanding award; and (iv) the exercise price of each outstanding stock option and SAR. The Committee may also make any other equitable adjustments that the Committee considers appropriate. Except in the case of a reverse stock split, adjustments shall be made in the Committee’s discretion, and its decisions shall be final and binding.

Eligibility.    The plan authorizes awards to be made to our full-time and part-time employees (or of our subsidiaries (as defined in the plan)), our directors, and individuals serving as consultants to us or our subsidiaries, with the exception that incentive stock options may be granted only to employees. An eligible person who holds an award under the plan is sometimes referred to as a “participant”.

Individual Limit on Awards.    In any calendar year, the maximum number of shares for which awards may be granted to any eligible person may not exceed 150,000 shares in the case of stock options and SARS and 150,000 shares in the case of restricted stock and RSU awards, in each case taking into account all similar types of grants and awards under other stock option and equity compensation plans that we may adopt in the future. The Committee has the authority to make exceptions to these limits.

Term of Plan.    The 2019 Stock Plan has a 10-year term which began on [•], the date it was approved by our stockholders. No award under the plan may be made after the plan’s expiration.

Administration.    The plan is administered by a committee of the board of directors (the “Committee”). The Committee is required to consist of two or more directors, all of whom are (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and (ii) “independent directors” under the applicable NASDAQ rules. Unless the Board designates a different committee, the Compensation Committee of the Board will serve as the Committee (as long as all of the members of the Compensation Committee qualify).

Subject to the express terms of the plan, the Committee has the authority to select the recipients, number of shares and other terms and conditions of each award under the plan. The Committee also has the authority to interpret the plan, adopt, revise and rescind policies and procedures to administer the plan, and make all determinations required for the plan’s administration.

Performance Goals.    The Committee may condition the vesting of any award under the plan on the attainment of one or more performance goals relating to the Company as a whole, a division or one of our subsidiaries, generally measured over a twelve month or longer period. Performance goals may differ among participants and from award to award. The performance goals that the Committee specifies may relate to: earnings per share; earnings before interest, taxes, depreciation and amortization; revenues; income from operations; return on invested capital; return on assets; internal rate of return; return on stockholders’ equity; total return to stockholders; customer growth and satisfaction; geographic business expansion goals; strategic partnerships or acquisitions; and corporate value measures (which include compliance, safety, environmental and personnel matters).

Stock Options

Stock options granted under the plan may be either incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code (“ISOs”) or nonstatutory stock options (“NSOs”). A “nonstatutory” stock option is the generic term for a stock option that does not qualify for special treatment under the Internal Revenue Code relating to ISOs.

Term.    The Committee determines the term of each stock option at the time of the grant. The Committee may extend the expiration date of an option up to the last day of the option’s term when held by an employee whose employment terminates.

Exercise Price.    The exercise price per share of each stock option may not be less than the closing price of a share of our common stock on the date that the option is granted. In the case of stock options granted before our common stock is publicly traded, the exercise price per share may not be less than the fair market value of a share of our common stock on the date of grant.

Vesting.    The Committee specifies the time or times when each option becomes vested (i.e., exercisable). Vesting may be based on the holder’s satisfaction of specified service requirements, performance goals and/or other conditions. The Committee may accelerate the vesting of an option at any time. An employee’s option becomes fully vested if the employee’s employment terminates by reason of his or her death. If an employee’s employment terminates for any other reason (except in connection with a change in control, as described below), any unvested portion of the option will lapse unless otherwise provided by the Committee.

Exercisability.    Once vested, an option remains exercisable for the term of the option, subject to early expiration in certain circumstances. If an employee’s employment terminates for any reason other than the employee’s death, each option that the employee holds expires as specified in the underlying award agreement, or if no expiration date is specified, ninety days after the employee’s termination. If an employee’s employment terminates by reason of his or her death, the option expires on the first anniversary of the employee’s death. The Committee may extend the expiration date of an option up to the last day of the option’s term in the case of an employee whose employment terminates.

Manner of Exercise.    The holder of an option may exercise the vested portion of the option by giving written notice to the Committee, specifying the number of shares of common stock for which the option is being exercised, and tendering payment of the exercise price. The exercise price is payable in cash or, if permitted by the Committee, either in the underlying award agreement or at the time of exercise, by (i) delivering shares of our common stock having a fair market value equal to the exercise price, (ii) directing us to withhold, from the shares otherwise issuable upon exercise of the option, shares of stock having a fair market value equal to the exercise price, (iii) an open-market broker-assisted sale pursuant to which we receive the portion of the sales proceeds equal to the exercise price, or (iv) any combination of these methods or any other method that the Committee authorizes.

No Repricing.    Other than for capitalization adjustments or as approved by our stockholders, the exercise price per share of any stock option may not be reduced and the stock option may not be surrendered to us for cash or as consideration for the grant of a new stock option or SAR with a lower exercise price per share.

Special Limitations on ISOs.    To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the fair market value of a share of our common stock on the ISO’s grant date) of the underlying shares of all ISOs that become exercisable by an employee for the first time in any calendar year exceeds $100,000, the options are treated as NSOs.

Transferability.    No option may be transferred, assigned or pledged, except at death in accordance with the decedent’s will or the applicable laws of intestacy, or as provided in the underlying award agreement or as the Committee otherwise permits, or if (i) the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes) or (ii) the transferee is the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act or a trust for the primary benefit of one or more eligible transferees. No option may be subject to execution, attachment or similar process.

Stock Appreciation Rights

A stock appreciation right entitles the holder to receive the appreciation in value over a specified period of the number of shares of our common stock for which the SAR is awarded. The holder receives in settlement of the SAR an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR, multiplied by the number of shares being exercised. The Committee determines the vesting requirements, type of settlement and other terms of each SAR.

Exercise Price.    The exercise price per share of each SAR may not be less than the closing price of a share of our common stock on the date that the SAR is granted.

Stand-Alone or Tandem SAR.    An SAR may be granted on a stand-alone basis or in tandem with a related stock option. A tandem SAR entitles the participant to elect to exercise either the SAR or the related option as to all or any portion of the shares subject to the SAR and option. The exercise of a tandem SAR causes the automatic cancellation of its related option for the same number of shares, and the exercise, expiration or cancellation of the related option (other than by reason of the exercise of the tandem SAR) causes the automatic and immediate cancellation of the tandem SAR for the same number of shares.

Manner of Exercise.    The holder of an SAR may exercise the vested portion of an SAR by giving written notice to the Committee, specifying the number of shares of common stock for which the SAR is being exercised. Unlike the case with a stock option, no out-of-pocket payment is required to exercise an SAR.

No Repricing.    Other than for capitalization adjustments or as approved by our stockholders, the exercise price per share of any SAR may not be reduced and the SAR may not be surrendered to us for cash or as consideration for the grant of a new SAR or stock option with a lower exercise price per share.

Settlement.    Upon exercise, an SAR may be settled in cash or in shares of our stock, or a combination of the two, in the Committee’s discretion. Any settlement in cash will be made by us paying to the holder of the SAR an amount equal to the closing price of a share of our common stock on the date of exercise of the SAR less the exercise price. Any settlement in shares of our stock will be made by us delivering to the holder of the SAR shares of our stock having a value equal to the difference between the closing price of a share of our common stock on the date of exercise of the SAR and the exercise price.

Similarity to Options.    Many of the same terms of the plan that apply to stock option grants apply as well to awards of SARs. See “Stock Options — Term, — Vesting, — Exercisability and — Transferability.”

Restricted Stock

An award of restricted shares is an award of shares of our common stock subject to vesting requirements, restrictions on transfer and other conditions as the Committee determines.

Restricted Stock Grants to Outside Directors.    The Board has adopted a compensation policy that provides for automatic grants of restricted stock to outside directors. Upon the closing of this offering, each outside director will receive that number of shares of restricted common stock equal to $40,000 (prorated for the partial year between election and the next annual meeting of shareholders), divided by the per share price for this initial public offering. Each director will also receive at each subsequent annual meeting of stockholders at which he or she is elected or re-elected that number of shares of restricted common stock equal to $40,000 divided by the closing price of our common stock on the date of election. Each share of restricted stock granted to an outside director will fully vest on the first anniversary of the grant date.

Vesting.    The Committee specifies the time or times when the restricted shares become vested (i.e., no longer subject to forfeiture). Vesting may be based on the satisfaction of specified service requirements, performance goals and other conditions. An employee’s restricted shares become fully vested if the employee’s employment terminates by reason of his or her death. The Committee may accelerate the vesting of the restricted shares at any time. The underlying award agreements for restricted stock granted to outside directors include terms that address whether vesting may be accelerated, either in the event of death or for any other reason (except in connection with a change in control, as described below).

Transferability.    Prior to vesting, restricted shares may not be transferred or pledged except as permitted by the Committee. After vesting, the shares may still remain subject to restrictions on transfer under applicable securities laws and any restrictions that the Committee imposes in the award agreement.

Rights as Stockholder.    Subject to the vesting requirements, transfer restrictions and other conditions of the award, the recipient of an award of restricted shares has all of the rights of a stockholder in respect of the restricted shares, including all voting and dividend rights and other distribution rights with respect to shares of our common stock.

Restricted Stock Units

An RSU award is a contractual right that entitles the holder to receive one share of our common stock in the future. The Committee determines the vesting requirements, type of settlement and other terms of each restricted stock unit award.

Vesting.    The Committee specifies the time or times when the RSUs become vested (i.e., no longer subject to forfeiture). Vesting may be based on the satisfaction of specified service requirements, performance goals and other conditions. An employee’s RSUs become fully vested if the employee’s employment terminates by reason of his or her death. The Committee may accelerate the vesting of the RSUs at any time.

Settlement.    An RSU award may be settled in cash or in shares of our stock, or a combination of the two, in the Committee’s discretion. Any settlement in cash will be made on the basis of the closing price of a share of our common stock on the date that the award becomes payable.

Rights as Stockholder.    The holder of an RSU award does not have any rights as a stockholder in respect of the shares subject to the award until the award is settled in stock and those shares have been issued to the holder.

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2019 Stock Plan at any time. Our stockholders are required to approve any amendment to the plan that would (i) increase the number of shares of our common stock for which ISOs may be granted under the plan, (ii) materially increase the number of shares of our common stock for which other types of awards may be made, (iii) permit any action that would be treated as a repricing of awards under applicable stock exchange rules or (iv) otherwise require stockholder approval under any applicable laws, regulations or stock exchange rules.

Change of Control

All outstanding stock options, SARs and RSU awards will become fully vested and exercisable and all restrictions on the shares underlying restricted stock awards will lapse upon the occurrence of both (i) a Change of Control (as defined in the Plan) and, (ii) either (a) the termination of the grantee’s employment by the Company for a reason other than Cause (as defined in the Plan) or (b) the termination of grantee’s employment by the grantee for Good Reason (as defined in the Plan), if such termination of employment occurs during the period beginning thirty (30) calendar days prior to the date the Change of Control is effected, and ending on the one-year anniversary of the date the Change of Control is effected. However, if a Change of Control that involves a Corporate Transaction (as defined in the Plan) occurs, the Company may provide for the assumption of outstanding awards by the surviving corporation (if the Company is not the surviving corporation), the substitution of new awards of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price, or (iii) the continuation of the awards by the Company (if the Company is the surviving corporation).

Withholding

All awards under the 2019 Stock Plan are subject to all applicable withholding and we may withhold an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any award under the plan. We may also defer making any payment or delivery of shares pursuant to the award unless and until the participant indemnifies the Company to its satisfaction in respect of its withholding obligation.

Non-U.S. Jurisdictions

The Committee may adopt, amend and terminate a supplement to the plan to permit employees in another country to receive awards under the supplement (on terms not inconsistent with the terms of awards under the plan) in compliance with that country’s securities, tax and other laws.

Employment Agreements and Change in Control Arrangements

Upon the closing of this offering, the Company and each of our executive officers will enter into an employment agreement. Under each Mr. Patton’s employment agreement, the Mr. Patton will receive a base salary of $375,000 per year. Under Mr. Wilson’s employment agreement, Mr. Wilson will receive a base salary of $250,000 per year. Additionally, each executive officer will have the opportunity to earn a cash bonus of up to 50% of his base salary, in each case depending on his attainment of performance goals as established by agreement between the executive officer and the board of directors. Upon the effective date of the employment agreements, each executive officer and will be granted options to purchase 50,000 shares of our common stock and 25,000 shares of restricted stock under our 2019 Stock Plan. The options will vest in four equal installments on each of the first four anniversaries of the grant. The restricted stock will vest on in four equal installments on each of the first four anniversaries of the grant, provided that the average per share closing price of our common stock during the thirty-day period prior to the date of vesting is 10%, 15%, 20% and 25% higher than the per-share IPO price for the first, second, third and fourth anniversaries, respectively.

Upon the closing of this offering, the Company and each president of each of our Founding Companies will enter into an employment agreement. Under each employment agreement, each president of each Founding Company (i) will receive a base salary of $250,000 per year. Additionally, each president will have the opportunity to earn a cash bonus of up to 100% of his base salary, in each case depending on his attainment of performance goals as established by agreement between the executive officer and the board of directors, and (ii) will be eligible to participate in any equity incentive plan that the Company may adopt.

All of our executive officers have entered into noncompetition and confidentiality agreements that will be effective upon the closing of this offering, pursuant to which they have agreed they will not compete with our business, or solicit our customers or employees, for the period ending on the third anniversary of the date their employment with the Company terminates.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Our Formation and Organization

Steven P. Colmar as Trustee for The Austin Trust dated January 1, 2006, Richard Rees, Julian Colmar and Craig Colmar collectively have acted as co-founders (the “Founders”) and promoters of F5 Finishes through their company Business Ventures Corp. (“BVC”). The Founders collectively own and control 100% of F5 Finishes’ common stock and paid nominal consideration of $0.10 per share in the form of services rendered for an aggregate of 3,000 shares of our common stock, before giving effect to the 500-for-1 stock split. The following table summarizes the amount of common stock purchased by each of our directors and 5% stockholders or related persons in connection therewith, on a post-500-to-1 stock split basis:

Name	Number of Shares Purchased	Aggregate Purchase Price
Steven Colmar	375,000	$75
Richard Rees	375,000	$75
Julian Colmar	375,000	$75
Craig Colmar	375,000	$75

Each of the individuals listed above was a 25% stockholder of the Company at the time of the Bridge Offering. Steven Colmar purchased his shares through The Austin Trust, which he controls. Steven Colmar and Craig Colmar are brothers and Julian Colmar is Steven Colmar’s son.

F5 Finishes was initially capitalized in April 2019 by BVC, which entered into subordinated loan and funding agreements with 16 investors (the “Investors”). These Investors agreed to loan up to an aggregate of $2,000,000 to Business Ventures Corp. (the “Bridge Offering”), which in turn agreed to loan this amount to the Company. The loans from the Investors to BVC and from BVC to F5 Finishes are subordinated to all other debt of the borrowers. Amounts loaned by BVC to F5 Finishes, plus accrued interest, will be repaid at Closing. Amounts borrowed by BVC from the Investors plus accrued interest will be repaid within ten days after Closing. All repayments of principal and interest will be paid from the proceeds of this offering. As part of BVC’s agreement with the Investors, F5 Finishes’ founders have agreed to transfer from shares of our common stock that they own to each of the Investors that number of shares that has an aggregate value at the IPO price equal to a multiple of the Investor’s then outstanding loans (including accrued but unpaid interest) ranging between 100% and 200% thereof, determined by the percentage of the difference between $[•].00 and $[•].00 represented by the IPO price, up to a maximum of 100%. Such transfers will occur no later than ten days after the closing of this offering and will be excepted from the transfer restrictions under the lock-up agreements signed by each of the transferors. After these transfers, the restrictions on transfer dictated by the lockup agreements will apply. See “Shares Eligible for Future Sale — Lock-Up Agreements.” See Note [•] of the accompanying notes to F5 Finishes’ consolidated financial statements included elsewhere in the prospectus for a further description of the Bridge Offering. Certain of our directors, executive officers and 5% stockholders, or persons related to our 5% stockholders, participated in the Bridge Offering, as indicated in the table below:

Name	Maximum Loan Commitment Amount
Steven Colmar	$400,000
Michael Patton	$100,000
Glenn Krevlin	$500,000
John D. Shehadi	$50,000

Steven Colmar was a 25% stockholder at the time of his participation in the Bridge Offering. Michael Patton will be appointed as our President and CEO and will be elected as a director prior to the closing of our initial public offering. Glenn Krevlin was a participant in the Bridge Offering through two Glenn J. Krevlin 2007 Irrevocable Trusts, both of which he controls. Mr. Krevlin will be elected as a director prior to the closing of our initial public offering.

Each of the four founders of F5 Finishes, Steven P. Colmar, Craig P. Colmar, Richard Rees and Julian Colmar, have been granted options to purchase up to 58,000 shares of our common stock, with an exercise price of $0.002 per share. The options will vest and will become immediately exercisable upon the closing of this offering as follows: if the IPO Price is $[•] or more, or if this offering does not close by October 15, 2020, no options will vest; if the IPO Price is less than $[•] (but greater than $[•]), 11,875 of the options will vest; if the IPO Price is $[•] or less (but greater than $[•]), 25,375 of the options will vest; if the IPO Price is $[•] or less (but greater than $[•]), 40,625 of the options will vest; and if the IPO Price is $[•] or less, 58,000 of the options will vest. All options that do not vest upon the closing of this offering shall lapse. Upon exercise of the vested options, each grantee will receive 1/3 of the shares exercised on the first three anniversaries of the date that the options vested. The grantee will not have the ability to vote the shares or receive financial benefits from the shares prior to receipt.

Michael Patton owns 50% of BaxPatt LLC, the owner of the DSB+ facility located at 6571 Las Positas Road, Livermore, California Mr. Patton also owns 25% of 6583, LLC, the owner of the DSB+ facility located at 6583 Las Positas Road, Livermore, California. Beginning immediately upon the closing of this offering, DSB+ and each facility owner will enter into a five year, triple net lease with two five year renewal options for each of the Las Positas Road facilities. Under the lease relating to the facility located at 6571 Las Positas Road, BaxPatt, LLC will receive a total of $1,193,791 of base rent during the five-year initial term of the lease, $596,895 of which will be allocable to Mr. Patton. Under the lease relating to the facility located at 6583 Las Positas Road, 6583, LLC will receive a total of $476,229 of base rent during the five-year initial term of the lease, $119,057 of which will be allocable to Mr. Patton. Premier will enter into a sublease with DSB+ for 73.35% of the facility located at 6583 Las Positas Road, and will pay DSB+ a total base rent of $349,314 during the five-year initial term of the sub-lease.

Michael Patton and John Shehadi (who will own more than 5% of our common stock upon the closing of this offering) are Founding Company Shareholders, and will receive consideration in connection with the Combinations. See “The Combinations with the Founding Companies — Related Party Consideration in Connection with the Combinations” for a description of the consideration to be received.

Except as otherwise specified, all share, per share and financial data above have been adjusted to give effect to the 500-for-1 common stock split, which will occur immediately prior to the closing of this offering.

THE COMBINATIONS WITH THE FOUNDING COMPANIES

Although the following summarizes the material terms of the Combination Agreements, it does not purport to be complete in all respects and is subject to, and qualified in its entirety by, the full text of the Combination Agreements, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Additionally, the following summary discusses the Combination Agreements in general terms and does not identify all the instances where one Combination Agreement may differ from another. Other than the amount of consideration to be received and certain provisions described throughout this section, all of the Combination Agreements are substantially similar. Investors should not rely on the representations and warranties contained in the Combination Agreements or any description thereof as characterizations of the actual state of facts or condition of the Founding Companies.

General

We have entered into Combination Agreements with the Shareholders of each Founding Company, consisting of five corporations and one limited liability company. Concurrently with and conditioned upon the closing of this offering, we will close the transactions pursuant to these Combination Agreements and acquire all of the issued and outstanding shares of stock and other equity interests of each Founding Company, as listed below (the “Founding Companies”):

•        Contract Carpet Systems Incorporated (“Contract Carpet”)

•        D.S. Baxley, Inc., d/b/a DSB+ (“DSB+”)

•        Premier Maintenance Group, Inc. (“Premier”)

•        Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance (“Resource Flooring”)

•        JD Shehadi, LLC (“Shehadi”)

•        Universal Metro, Inc. (“Universal”)

As a result, at the closing of this offering, all of the Founding Companies will become wholly-owned subsidiaries of F5 Finishes. We collectively refer to the acquisitions of the Founding Companies as the “Combination.”

We agreed on the consideration that we are paying in the Combination in the course of arm’s length negotiations with the Shareholders of each Founding Company. In determining and negotiating this consideration, we relied on the experience and judgment of our management and our evaluation of the potential synergies that could be achieved in combining the operations of the Founding Companies. We did not obtain independent valuations, appraisals or fairness opinions to support the consideration that we agreed to pay.

Consideration to be Paid in the Combination

The total consideration paid to the Shareholders of each Founding Company shall be equal to (i) a negotiated multiple of the Founding Company’s Adjusted EBITDA (the “Base Consideration”) plus (ii) a negotiated amount referred to as the “Retained Earnings Distribution.” “Adjusted EBITDA” in this context means earnings before interest, taxes, depreciation and amortization, as agreed to by F5 Finishes and the Shareholders of the applicable Founding Company determined following the completion of the Founding Company’s audited 2018 financial statement, adjusted for certain agreed-to items and amounts. A portion of the Retained Earnings Distribution will be paid in cash at the closing and the remaining portion of the Retained Earnings Distribution will be paid by F5 Finishes delivering three-year subordinated promissory notes (the “RE Notes”) to the Founding Company Shareholders with an aggregate principal amount equal to the remaining portion of the Retained Earnings Distribution and an interest rate of 6% per annum. The RE Notes will be subordinated to all indebtedness of F5 Finishes, other than the IPO Notes and the Loan Repayment Notes described below. The Base Consideration will be paid 25% in cash and 75% in F5 Finishes common stock. The number of shares of our common stock to be issued as Base Consideration assumes that the IPO Price of the F5 Finishes common stock is $[•].00 per share. The common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities will not be registered and will be eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. See Shares Eligible for Future Sale – Rule 144 and – Rule 701. The Base Consideration and the Retained Earnings Distribution will be paid pro rata to the Shareholders of each Founding Company based on their percentage ownership interest in the Founding Company.

In addition to the Retained Earnings Distribution, DSB+ Shareholders will receive a distribution for the repayment of certain loans from the Shareholders to DSB+ (the “Loan Repayment Distribution”). The Loan Repayment Distribution will be substantially similar in form to the Retained Earnings Distribution except that the cash and RE Notes will be distributed to affiliates of the Shareholders in the proportions instructed by the Shareholders rather than in accordance with the Shareholders’ percentage ownership in DSB+.

Cash Consideration Adjustments.

The cash portion of the consideration will be increased by the amount, if any, that the Working Capital Surplus of a Founding Company exceeds the amount of its Retained Earnings Distribution (except that in the case of DSB+, the cash portion of the consideration will be increased by the amount, if any, that the Working Capital Surplus exceeds the aggregate amount of the Retained Earnings Distribution and the Loan Payment Distribution). The cash portion of the consideration will be reduced by an amount, if any, by which the Closing Date Working Capital of a Founding Company is less than the amount of Working Capital the parties have agreed should be on the Founding Company’s books as of the Closing Date (the “Target Working Capital”), which is based on the average historical amount of Working Capital from December 31, 2017 until December 31, 2018 for each Founding Company. The amount of Closing Date Working Capital will be estimated for purposes of determining the amount of the cash consideration to be paid at the closing and will be finalized and reconciled within 180 days after the closing. For purposes of the reconciliation, any accounts receivable that are part of Working Capital as of the Closing Date and that remain uncollected as of the end of the reconciliation period following the Closing Date will not be included in the final determination of the Closing Date Working Capital and proceeds from the subsequent collection, if any, of such accounts receivable will be the property of Founding Company Shareholders.

“Working Capital” for a Founding Company means an amount equal to the Founding Company’s current assets (including cash and cash equivalents) minus the Founding Company’s current trade payables and other current liabilities without regard to any allowances for doubtful accounts and otherwise in accordance with GAAP. “Closing Date Working Capital” means the Founding Company’s Working Capital determined as of the Closing Date. “Working Capital Surplus” means the extent to which a Founding Company’s Closing Working Capital exceeds its Target Working Capital. “Working Capital Deficiency” means the extent to which a Founding Company’s Target Working Capital exceeds its Closing Date Working Capital.

Stock Consideration Adjustment.

As part of their Base Consideration, the Shareholders for each Founding Company will receive that number of shares of our common stock equal to 75% of the Base Consideration divided by $[•].00 (the “Equity Consideration”). If the per share price of our common stock for this offering is less than $[9].00, in addition to the Equity Consideration, the Shareholders for each Founding Company will receive a subordinated promissory note with a principal amount equal to (i) the number of shares of our common stock the Shareholders are receiving as Equity Consideration multiplied by (ii) the difference between $[9].00 and the actual IPO per share price (“IPO Notes”). The IPO Notes will have a three-year term, will bear interest at a rate of 6% per annum and will be convertible into shares of our common stock at the option of the Shareholder payee with a conversion price equal to the IPO per share price. The IPO Notes will be subordinated to all indebtedness of F5 Finishes, other than the RE Notes and the promissory notes issued in connection with the Loan Repayment Distribution (the “Loan Distribution Notes”). The number of shares of our common stock comprising the Equity Consideration for a Founding Company and the principal amounts of the IPO Notes, if any, will be allocated to the Shareholders of each Founding Company based on the proportion of their equity interest in the Founding Company. In the event that the IPO per share price of our common stock is less than $[7].00 per share, the Founding Companies and F5 Finishes will not be obligated to close the Combinations. Unless we close all of the Combinations, we will not close any of the Combinations and will not close this offering. See “— Summary of the Terms of the Combination Agreements — Closing Conditions.”

Consideration Summary.    The following table sets out the cash, stock and promissory notes components of the consideration to be paid to the Shareholders of each Founding Company. The cash, stock and promissory note consideration payable at closing are each allocated in the following table between the amount payable as the base combination consideration and additional amounts payable as the Retained Earnings Distribution and, in the case of DSB+, as the Loan Repayment Distribution. In addition, the cash component of the Combination Consideration is subject to adjustment for working capital deficits or surpluses (see “— Cash Consideration Adjustments”), and the stock component of the Combination Consideration is subject to adjustment based on the public offering price (see “–– Stock Consideration Adjustment”). For purposes of the footnotes to this table, the term the “closing” refers to the closing of this offering and the Combinations. All amounts are in dollars, except for those amounts listed under the column “Shares of Common Stock”.

	Total Base Consideration			Retained Earnings Distribution(2)		Total Consideration
Founding Company	Cash(1)	Value of Common Stock(4)	Shares of Common Stock(5)	Cash	RE Notes	Total Cash	Value of Common Stock(4)	Total Notes	Total
DSB+(3)	2,615,058	7,845,176	784,518	1,368,364	1,368,364	3,983,422	7,845,176	1,368,364	13,196,962
Contract Carpet	924,438	2,773,313	277,331	3,001,707	3,001,707	3,926,145	2,773,313	3,001,707	9,701,165
Premier	674,016	2,022,049	202,205	169,672	169,672	843,688	2,022,049	169,672	3,035,409
Resource Flooring	872,872	2,618,616	261,862	424,647	424,647	1,297,519	2,618,616	424,647	4,340,782
Shehadi	2,845,104	8,535,315	853,531	1,276,313	1,276,313	4,121,417	8,535,315	1,276,313	13,933,045
Universal	955,049	2,865,146	286,515	534,771	534,771	1,489,820	2,865,146	534,771	4,889,737
Total	8,886,537	26,659,615	2,665,962	6,775,474	6,775,474	15,662,011	26,659,615	6,775,474	49,097,100

____________

(1)      10% of the cash portion of the consideration to be paid at closing (excluding the amount of any RE Note or IPO Note, or in the case of DSB+, any Loan Distribution Note) will be placed into escrow at the closing to cover any indemnification claims that may arise. Assuming no indemnification claims are made, 50% of the escrowed amount will be distributed to the Founding Company Shareholders on the first anniversary of the closing and the remaining 50% will be distributed to the Founding Company Shareholders on the second anniversary of the closing. See “— Holdbacks and Offsets.”

(2)      The Shareholders of each Founding Company will receive a Retained Earnings Distribution. A portion of the Retained Earnings Distribution will be paid in cash at the Closing, and the remaining portion of the Retained Earnings Distribution will be paid by F5 Finishes delivering three-year subordinated RE Notes to the Founding Company Shareholders with an aggregate principal amount equal to the remaining portion of the Retained Earnings Distribution. Additionally, the Founding Company Shareholders’ cash consideration will be increased to the extent that the Working Capital Surplus is greater than the amount of the Retained Earnings Distribution and will be reduced to the extent that the Target Working Capital exceeds the Closing Date Working Capital.

(3)      The amounts under the Retained Earnings Distribution columns for DSB+ consists of $771,728 of Retained Earnings Distribution and $1,965,000 of Loan Repayment Distribution, for an aggregate amount of $2,736,728 (the “Total Additional Distribution Amount”). The Retained Earnings Distribution will be paid to DSB+’s Shareholders, and the Loan Repayment Distribution will be paid to affiliates of DSB+’s Shareholders. 50% of DSB+’s Total Additional Distribution Amount will be paid in cash at the closing and 50% will be paid in RE Notes with a principal amount equal to 50% of the Total Additional Distribution Amount. Additionally, the DSB+ Shareholders’ cash consideration will be increased to the extent that the Working Capital Surplus is greater than the Total Additional Distribution Amount and will be reduced to the extent that the Target Working Capital exceeds the Closing Date Working Capital.

(4)      Assumes that the offering price is $[•] per share.

(5)      This column sets out the number of shares of our common stock, determined by dividing 75% of the Base Consideration for each Founding Company by $[•]. If the per share price of our common stock for this offering is less than $[9].00, in addition to the number of shares set out in the table above, the Shareholders for each Founding Company will receive a convertible, subordinated IPO Note with a principal amount equal to (i) the number of shares set forth above multiplied by (ii) the difference between $[9].00 and the actual IPO per share price. See “–– Stock Consideration Adjustment.”

Holdbacks and Offsets

10% of the cash portion of the consideration to be paid at closing (excluding the principal amount of any RE Note, Loan Distribution Note or IPO Note) (the “Escrow Deposit”) will be placed into escrow at the closing to cover any indemnification claims that F5 Finishes may make against a Founding Company during the period ending on the second anniversary of the closing of the transactions contemplated by this prospectus (the “Escrow Period”). If F5 Finishes does not make an indemnification claim against a Founding Company during the Escrow Period, 50% of the escrowed amount will be distributed to the Founding Company Shareholders promptly after the first anniversary of the closing, and the remaining 50% will be distributed to the Founding Company Shareholders promptly after the second anniversary of the closing.

If F5 Finishes asserts an Indemnification Claim during the Escrow Period, the escrow agent shall retain an amount equal to the lesser of (i) the amount of the Indemnification Claim and (ii) the amount remaining as the Escrow Deposit (the “Retained Amount”). The Retained Amount shall be distributed in accordance with a joint written direction of F5 Finishes and the Founding Company Shareholders or, if F5 Finishes and Founding Company Shareholders are unable to provide a joint written direction, then in accordance with a final non-appealable order, if any, of a court of competent jurisdiction adjudicating the indemnification claim that shall include an order on the distribution of the Retained Amount.

The RE Notes, the IPO Notes and the Loan Distribution Notes (each a “Note” and together the “Notes”) provide that in the event that the Company has an indemnification claim that is either undisputed or finally resolved in the Company’s favor, the Founding Company Shareholders may elect to offset their Note proceeds to satisfy the claim instead of utilizing the Escrow Deposit. Additionally, to the extent that the Escrow Deposit is insufficient to satisfy any indemnification claim asserted by the Company that is not undisputed or finally resolved on or around the time the Note payments are due, in lieu of making the Note payments, the Company may place the amount of the escrow shortfall (the “Additional Retained Amount”) into the escrow account until such time as the indemnification claim is resolved. Once the indemnification claim is resolved, the Additional Retained Amount shall be distributed in accordance with a joint written direction of F5 Finishes and the Founding Company Shareholders or, if F5 Finishes and the Founding Company Shareholders are unable to provide a joint written direction, then in accordance with a final non-appealable order, if any, of a court of competent jurisdiction adjudicating the indemnification claim that shall include an order on the distribution of the Retained Amount.

Summary of the Terms of the Combination Agreements

Timing of Closing.    We expect that the Combinations will close concurrently with the consummation of this offering. Unless we close all of the Combinations, we will not close any of the Combinations and will not close this offering.

Representations and Warranties.    Each Combination Agreement contains a number of representations and warranties made on the one hand by F5 Finishes and on the other hand by the Shareholders of the applicable Founding Company. These representations and warranties were made as of the date of the Combination Agreement or, in some cases, as of a date specified in the representation and may be qualified by reference to knowledge, materiality or schedules to the Combination Agreement disclosing exceptions to the representations and warranties. The content of the representations and warranties reflects the results of arms’ length negotiations between the parties regarding their contractual rights. The descriptions of the provisions below are made for the purpose of describing the terms of the Combination Agreements and not as an affirmation of the accuracy of such representations and warranties.

Each party made representations to the other including, among others, representations concerning due organization, authority, enforceability, capital stock, noncontravention, financial statements and legal proceedings.

The Founding Company Shareholders made additional representations to F5 Finishes, Inc., including, among others, representations concerning title to assets, real property, personal property, intellectual property, computer hardware and software, inventory, accounts receivable, contracts, permits, undisclosed liabilities, taxes, employee benefit plans, compliance with ERISA, insurance, absence of changes, environmental matters, organized labor matters and certain business practices.

Indemnification.    The Shareholders of each Founding Company have agreed to indemnify us and hold us harmless, and we have agreed to indemnify and hold each of them harmless, from losses relating to a breach by the indemnifying party of its representations and warranties or covenants contained in the respective Combination Agreement or the breach of or failure to perform any of its obligations under the Combination Agreements, including to those relating to certain tax matters. Losses relating to a breach of a representation, warranty or covenant generally may be indemnified if asserted prior to the second anniversary of the Combination or prior to the third anniversary for breaches by the Founding Company shareholder of tax representations or environmental representations. Indemnification claims relating to breaches of a representation or warranty related to shareholder ownership, corporate existence, undisclosed liabilities or ownership of assets may be asserted at any time without limit.

The obligation of the Shareholders of each Founding Company to indemnify us is capped at 50% of the purchase price in the particular Combination (the “combination purchase price”), except for claims for losses relating to (i) any fraud or intentional misrepresentation for which recovery is not capped and (ii) any undisclosed liabilities and certain other core representations for which recovery is capped at the final purchase price. We will not be entitled to indemnification from the Shareholders of any Founding Company unless the aggregate amount we are entitled to by the Shareholders of that Founding Company exceeds $50,000. This threshold does not apply to any loss we incur relating to (i) any fraud or intentional misrepresentation. There is no threshold for any claim of indemnification by the Shareholders of any Founding Company.

Noncompetition Agreement.    Each of the Combination Agreements contains a closing condition that each Founding Company Shareholder enter into an agreement with us restricting such Shareholders’ ability to compete with us or solicit our employees for five years after the closing. Additionally, the president of each Founding Company will enter into an employment agreement with us containing non-compete and non-solicitation covenants.

Closing Conditions.    The obligations of F5 Finishes and the Shareholders of each Founding Company to complete a particular Combination are subject to the satisfaction or waiver of conditions including, among others:

•        Conditions to all parties’ duties to complete the Combinations:

•        the accuracy as of the closing date of the representations and warranties made by the other parties in the Combination Agreement;

•        the other parties’ execution and delivery of all of the documents and instruments that they are required to execute and deliver or enter into prior to or at closing, and performance, compliance with or satisfaction in all material respects of the other obligations, agreements and conditions under the Combination Agreement that they are required to perform, comply with or satisfy at or prior to closing;

•        the absence of any actual or threatened suit, action or other proceeding that challenges or seeks damages or other relief in connection with the Combination or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Combination;

•        the Registration Statement has been declared effective;

•        the actual IPO Share Price of F5 Finishes Stock is at least $[7].00 per share; and

•        the closing of each other Combination and the closing of this offering shall have occurred or will occur contemporaneously with the closing of the Combination and this offering.

•        Additional conditions to F5 Finishes’ duty to complete the Combinations:

•        the Founding Company has given the required notices or made the required filings and obtained the required consents and permits;

•        F5 Finishes and the Founding Company have agreed upon its financial statements and interim financial statements;

•        each Founding Company has achieved a specified earnings target for the twelve months ended December 31, 2018;

•        after the completion of the audit of the Founding Company, F5 Finishes is satisfied with the Company’s Financial Statements;

•        the Founding Company shall not have sustained a material adverse change;

•        F5 Finishes has approved the pricing and other terms of this offering; and

•        each Founding Company has cash in a specified amount as of Closing.

Termination of the Combination Agreements.    Each Combination Agreement may be terminated, under certain circumstances, prior to the closing of this offering, including:

•        by either F5 Finishes or the Shareholders of the Founding Company if a breach or default by the other party in the performance of any of its material obligations under the Combination Agreement occurs and is not cured within ten business days;

•        by either F5 Finishes or the Shareholders of the Founding Company if the other party fails to satisfy any closing condition by the Outside Date (as defined below) or the satisfaction of any closing condition becomes impossible;

•        by either F5 Finishes or the Shareholders of the Founding Company if this offering and the Combination with the Founding Company have not closed by May 15, 2020, subject to certain exceptions (the “Outside Date”); or

•        by the written agreement of F5 Finishes and the Shareholders of the Founding Company.

No Combination Agreement provides for a termination fee for the benefit of any party thereto if such Combination Agreement is terminated by any party. There can be no assurance that the conditions to the closing of the Combinations will be satisfied or waived or that the Combination Agreements will not be terminated prior to the closing. However, if the Combinations are not completed, this offering will not be completed.

Lock-Up Agreement.    Each of the Combination Agreements contains a closing condition that the Shareholders of the Founding Company enter into Lock-Up Agreements restricting such Shareholders’ ability to transfer the shares of our common stock they receive in the Combination, as applicable, subject to certain exceptions. These restrictions expire one year after the date of this prospectus.

Registration Rights.    At the closing of this offering and the Combinations, F5 Finishes and the Shareholders of each Founding Company will enter into registration rights agreements which provide piggyback registration rights to such Shareholders. If at any time prior to December 31, 2020 we propose to register any shares of our common stock, and the registration form to be used may be used for the registration of any shares of our common stock received in connection with the Combinations, we must provide notice of the registration to the Founding Company Shareholders. The Founding Company Shareholders shall be entitled to include the shares they received in connection with the Combinations in the registration unless we (or the underwriters, if the offering is an underwritten offering) determine that including in the registration the number of shares that the Founding Company Shareholders have requested will adversely affect the contemplated offering. If such determination is made, the number of such shares to be included in the registration will be reduced pro rata. See “Description of Capital Stock of F5 Finishes — Authorized and Outstanding Capital Stock — Registration Rights Agreements.”

Related Party Consideration in Connection with the Combinations

Individuals who are or will become our executive officers, directors, 5% stockholders or other related persons will receive the following consideration from the Combinations (i) for their interests in their respective Founding Company, subject to adjustments as described above, and (ii) in their respective capacities as lessors of real property we will lease following the completion of this offering and the Combinations. Amounts set forth in the “Rent Payments” column are for the aggregate base rental payments over the term of the relevant leases.

	Total Base Consideration		Retained Earnings Distribution						Rent Payments
Related Person	Cash	Shares of Common Stock	Cash	RE Notes	Total Cash	Value of Com. Stock	Total Notes	Total	Total
Michael Patton(1)(2)	1,361,392	408,418	725,561	725,561	2,086,953	4,084,176	725,561	6,896,690	715,953
John Shehadi(3)	2,845,105	853,531	1,276,313	1,276,313	4,121,418	8,535,320	1,276,313	13,933,051	0
Total	4,206,497	1,261,950	2,001,874	2,001,874	6,208,371	12,619,496	2,001,874	20,829,741	715,953

____________

(1)      Patton 2013 Living Trust (the “Trust”), of which Mr. Patton is a trustee, owns 43% of the issued and outstanding stock of DSB+ and 35.15% of the issued and outstanding stock of Premier. The Combination Consideration listed in the table above reflects the Trust’s percentage ownership interests in both of those Founding Companies, provided that his Retained Earnings Distribution includes both his prorata share of the Retained Earnings Distribution, which will be paid to the Trust, and his portion of the Loan Distribution Amount, which will be paid to Mr. Patton directly. 50% of the combined amount will be paid in cash and 50% will be paid by a Loan Distribution Note and a RE Note.

(2)      Mr. Patton owns 50% of BaxPatt, LLC, the owner of the facility located at 6571 Las Positas Road, Livermore, California, and owns 25% of 6583, LLC which owns the facility located at 6583 Las Positas Road, Livermore, California. Beginning immediately upon the closing of this offering, DSB+ will enter into a five year lease with two five year renewal options for each of the Las Positas Road facilities. The amount of rent listed in the Rent Payments column represents the total base rent each owner of the property will receive for the first five years of each lease, multiplied by Mr. Patton’s ownership percentage in each property owner.

(3)      John Shehadi is the sole Member of J.D. Shehadi, LLC.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

PRINCIPAL STOCKHOLDERS

The table below sets forth information regarding the projected beneficial ownership of our common stock immediately after the closing of this offering by the following individuals or groups:

•        each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•        each of our executive officers;

•        each of our directors and nominees for director; and

•        all of our directors, nominees for director and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock held by them.

Shares of common stock issuable pursuant to a stock option, warrant or convertible IPO Note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option or warrant or exchangeable share but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

If the per share price of our common stock for this offering is less than $[9].00, in addition to the number of shares set out in the table above, the Shareholders for each Founding Company will receive a convertible, subordinated IPO Note with a principal amount equal to (i) the number of shares set forth above multiplied by (ii) the difference between $[9].00 and the actual IPO per share price.

The applicable percentage ownership “Before the Offering” in the following table is based on 3,000 shares of our common stock outstanding as of [•], 2019, and assumes a 500-for-1 common stock split that will occur immediately prior to the closing of this offering. The applicable percentage ownership “After the Offering” in the following table (i) includes the [•] shares of our common stock issued in this offering, (ii) assumes that the underwriters’ over-allotment option will not be exercised and (iii) includes [2,665,962] shares of our common stock issued in the Combinations with the Founding Companies concurrently with the closing of this offering (assuming a public offering price of $[•].00 or more per share). Although the four founders of F5 Finishes hold options that may become exercisable immediately upon the closing of this offering, no option shares may be transferred to such option holders for at least one year after vesting. Because of this, they were not included in the table below. Unless otherwise indicated, the address for each shareholder in the following table is c/o F5 Finishes, Inc., 6571 Las Positas Road, Livermore, CA 94551.

	Immediately Before Offering		Immediately After Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned		Percentage of Shares Outstanding
Executive Officers and Directors
Michael Patton(1)	0	0%	428,918	**	5.2%
Mark H. Wilson(2)	0	0%	0		0%
Nominees for Director
Steven P. Colmar(3)	375,000	25%	354,500	**	4.3%
Mark O. Decker(4)	0	0%	0		0%
Mary Jo Eaton(5)	0	0%	0		0%
Richard A. Kerley(6)	0	0%	0		0%
Glenn J. Krevlin(7)	0	0%	102,500	**	1.3%
Jeanne Matson(8)	0	0%	0		0%
All executive officers, directors and nominees for director as a group ([•] persons)	375,000	25%	888,918		10.9%
Additional 5% Stockholders
Craig P. Colmar(9)	375,000	25%	272,500	**	3.3%
Richard Rees(10)	375,000	25%	272,500	**	3.3%
Julian Colmar(11)	375,000	25%	272,500	**	3.3%
John Shehadi(12)	0	0%	863,781	**	10.6%

____________

*        Less than 1% of our outstanding shares of common stock.

(1)      Mr. Patton will become our President and Chief Executive Officer upon completion of this offering.

(2)      Mr. Wilson will become our Chief Financial Officer upon completion of this offering.

(3)      Mr. Steven Colmar is the sole director and will remain a director after the closing of this offering. Mr. Colmar owns [82,000] of his shares of our common stock directly and 272,500 of his shares through The Austin Trust dated January 2006 of which he is the Trustee, after giving effect to the reallocations relating to the bridge funding described below. Steven Colmar and Craig Colmar are brothers and Julian Colmar is Steven Colmar’s son.

(4)      Mr. Decker will be elected a director effective prior to the closing of this offering.

(5)      Ms. Eaton will be elected a director effective prior to the closing of this offering.

(6)      Mr. Kerley will be elected a director effective prior to the closing of this offering.

(7)      Mr. Krevlin will be elected a director effective prior to the closing of this offering.

(8)      Ms. Matson will be elected a director effective prior to the closing of this offering.

(9)      Mr. Craig Colmar’s business address is 1108 Lavaca Street, #110-247, Austin, Texas 78701.

(10)    Mr. Rees’s business address is 1108 Lavaca Street, #110-247, Austin, Texas 78701.

(11)    Mr. Julian Colmar’s business address is 1108 Lavaca Street, #110-247, Austin, Texas 78701.

(12)    Mr. Shehadi’s business address is 23 Just Road, Fairfield, New Jersey 07004.

**      Estimated. Under the Subordinated Loan and Funding Agreements entered into between Business Ventures Corp. as borrower, on the one hand, and each of the bridge lenders, on the other hand, The Austin Trust dated January 2006 of which Steven Colmar is the Trustee, Craig Colmar, Julian Colmar and Richard Rees, who are the four initial shareholders of F5 Finishes, have agreed to transfer a portion of their F5 Finishes shares of common stock to the bridge lenders within ten days after the closing of this offering. The number of shares that will be transferred will equal that number of shares that has an aggregate value at the IPO price equal to a multiple of each lender’s then outstanding loans (including accrued but unpaid interest) ranging between 100% and 200% thereof, determined by the percentage of the difference between $[•] (the price below which this offering will not go forward) and $[•] (the midpoint of the price range set forth on the cover page of this prospectus) represented by the IPO price, up to a maximum incremental increase of 100%. The aggregate principal amount of the loans will be between $1.5 million and $2 million. Michael Patton, two trusts controlled by Mr. Krevlin, Steven P. Colmar and Mr. Shehadi are bridge lenders. The numbers above assume that the principal amount of the loans outstanding will be $2 million, that accrued interest will equal $50,000 and that the per share IPO price will be $[•] (the midpoint of the price range set forth on the cover page of this prospectus).

DESCRIPTION OF CAPITAL STOCK OF F5 FINISHES

Authorized and Outstanding Capital Stock

As of [•], 2019, our authorized capital stock consisted of 3,000 shares of common stock, $0.01 par value per share, of which 3,000 shares are issued and outstanding, held of record by 4 stockholders. Such amounts do not reflect the 500-for-1 common stock split to occur immediately prior to this offering. Immediately prior to the closing of this offering, the number of authorized shares of common stock will be increased to 25 million and 500,000 shares of preferred stock will be authorized. Upon completion of this offering, there will be [•] shares of common stock outstanding (assuming a per share public offering price of $[•], the midpoint of the price range set forth on the cover page of this prospectus). No shares of preferred stock will be outstanding. The following description of our capital stock is only a summary and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of common stock may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, common stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the common stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Common stockholders have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

We have never declared or paid any cash dividends on our capital stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

Preferred Stock

The board of directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•        impairing dividend rights of the common stock;

•        diluting the voting power of the common stock;

•        impairing the liquidation rights of the common stock; and

•        delaying or preventing a change in control of us without further action by the stockholders.

Options

As of April 15, 2019, (i) options to purchase a total of 232,000 shares of our common stock were outstanding. These options were not issued out of any stock plan, with an exercise price of $0.002 per share. Please refer to “Certain Relationships and Related Person Transactions — Related Person Transactions — Our Formation and Organization”.

Immediately prior to the closing of this offering, 1,450,000 shares of our common stock will be available for issuance under our 2019 Stock Plan.

Warrants

As of November [•], 2019, no warrants to purchase shares of common stock were outstanding. Upon completion of this offering, the Underwriter will receive warrants for the purchase of [•] shares of our common stock (assuming the sale of [•] shares). Please refer to the section entitled “Underwriting — Underwriter’s Warrants.”

Registration Rights Agreements

At the closing of the offering, we will enter into registration rights agreements with the Shareholders of the Founding Companies. The following describes the rights granted pursuant such agreements.

Piggyback Registration Rights.    If at any time prior to [•], 2020 we propose to register any shares of our common stock, and the registration form to be used may be used for the registration of any shares of our common stock received in connection with the Combinations, we must provide notice of the registration to the Founding Company Shareholders. The Founding Company Shareholders shall be entitled to include the shares they received in connection with the Combinations in the registration unless we (or the underwriters, if the offering is an underwritten offering) determine that including in the registration the number of shares that the Founding Company Shareholders have requested will adversely affect the contemplated offering. If such determination is made, the number of such shares to be included in the registration will be reduced pro rata.

Expenses of Registration.    We are required to bear the registration expenses associated with any registration in accordance with the registration rights agreements, including the reasonable fees of one counsel chosen by the holders of a majority of the Registrable Shares included in the registration.

See “The Combinations with the Founding Companies — Summary of the Terms of the Combination Agreements — Registration Rights.”

Anti-Takeover Provisions and Choice of Forum

Certain provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the following more difficult:

•        the acquisition of us by means of a tender offer;

•        acquisition of control of us by means of a proxy contest or otherwise; and

•        the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings.    Under our bylaws, only the board of directors, the chairman of the board, the chief executive officer and the president, and stockholders holding an aggregate of 25% of our shares of our common stock may call special meetings of stockholders.

No Cumulative Voting.    Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Action by Written Consent of Stockholders Prohibited.    Our amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.

Undesignated Preferred Stock.    The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Amendment of Provisions in the Amended and Restated Certificate of Incorporation.    The amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least two-thirds of the outstanding voting stock in order to amend any provisions of the amended and restated certificate of incorporation concerning, among other things:

•        the required vote to amend certain provisions of the amended and restated certificate of incorporation;

•        the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

•        management of the business by the board of directors;

•        number of directors and structure of the board of directors;

•        removal and appointment of directors;

•        director nominations by stockholders;

•        prohibition of action by written consent of stockholders;

•        personal liability of directors to us and our stockholders; and

•        indemnification of our directors, officers, employees and agents.

Choice of Forum.    Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•        any derivative action or proceeding brought on our behalf;

•        any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•        any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws;

•        any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws;

•        any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

•        any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This exclusive forum provision does not apply to claims under the Securities Act or the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Limitations on Directors’ Liability and Indemnification

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•        any breach of their duty of loyalty to the corporation or its stockholders;

•        acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•        payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

•        any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, a New York limited purpose trust company. The telephone number of Continental Stock Transfer & Trust Company is (212) 509-4000.

NASDAQ Capital Market Listing

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “FLRZ.” This offering will not close unless our application for a listing on the NASDAQ Capital Market is accepted.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after this offering. Future sales of substantial amounts of common stock, including shares issued upon exercise of outstanding options in the public market following this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities. As described below, no shares issued in connection with this offering to the selling owners of the Founding Companies as partial consideration for their shares or equity interests in the Founding Companies in connection with this offering will be available for sale immediately after this offering because of certain contractual restrictions on resale. Sales of substantial amounts of our common stock in the public market after the restrictions lapse, or the perception that such sales could occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Sale of Restricted Shares

Based on the number of shares outstanding as of [•], 2019, upon the closing of this offering and assuming (a) no exercise of the underwriters’ over-allotment option and (b) no exercise of outstanding options or warrants, we will have an aggregate of [•] shares of common stock outstanding. Of these shares, all of the [•] shares of common stock to be sold in this offering, and any shares sold upon exercise of the underwriters’ over-allotment option, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act. In general, affiliates include our executive officers, directors and 10% stockholders.

Upon the closing of this offering, the remaining shares of our common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Lock-Up Agreements

In connection with this offering, we, our founders, our directors, our executive officers, Shareholders of the Founding Companies and holders of substantially all of our common stock prior to the completion of this offering and holders of our options have signed lock-up agreements agreeing, subject to certain exceptions, not to dispose of or hedge any shares of our common stock any shares of our common stock issuable upon the exercise of options or warrants during the period from the date of the lock-up agreement continuing through the date one year after the date of this prospectus, except with the prior written consent of Maxim Group, LLC.

Following the lock-up periods set forth in the agreements described above, and assuming that the representatives of the underwriters do not release any parties from these agreements, all of the shares of our common stock that are restricted securities or are held by our affiliates as of the date of this prospectus will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned the shares proposed to be sold for at least six months are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•        1% of the number of shares of common stock then outstanding, which will equal approximately 81,660 shares immediately after this offering; or

•        the average weekly trading volume of our common stock on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been one of our affiliates for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner who was not an affiliate, is entitled to sell those shares in the public market (subject to the lock-up agreement referred to above, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner who was not an affiliate, then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to above, if applicable).

Rule 701

Under Rule 701, each of our employees, officers, directors, consultants or advisors who purchased shares pursuant to a written compensatory plan or contract is eligible to resell these shares 90 days after the effective date of this offering in reliance upon Rule 144, but without compliance with specific restrictions. Rule 701 provides that our affiliates may sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and that persons other than our affiliates may sell their shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144.

Registration Statement

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of common stock subject to options outstanding or reserved for issuance under our 2019 Stock Plan. We expect to file this registration statement as soon as practicable after this offering. However, none of the shares registered on Form S-8 will be eligible for resale until the expiration of the lock-up agreements to which they are subject. As of [•], 2019, options to purchase a total of 0 shares were outstanding and a total of 1,450,000 shares were reserved for future issuance under our 2019 Stock Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, or holders subject to the alternative minimum tax). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not treated as a partnership and is not:

•        an individual who is a citizen or resident of the United States;

•        a corporation or any other organization treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to pay regular dividends on our common stock. If we do make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution would also be subject to the discussion below in “— Additional Withholding and Information Reporting Requirements.”

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate unless such Non-U.S. Holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8, such as:

•        IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form) certifying, under penalties of perjury, a reduction in the rate of withholding of tax under an applicable income tax treaty, or

•        IRS Form W-8ECI (or successor form) certifying that a dividend paid on common stock is not subject to withholding of tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding of tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, the holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below in “— Additional Withholding and Information Reporting Requirements,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding of tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation,” as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gain, if any, realized on a disposition of our common stock) exceed capital losses allocable to U.S. sources during the taxable year of the disposition. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is “regularly traded on an established securities market” at any time during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Each Non-U.S. Holder is urged to consult its own tax advisor about the possible consequences to them if we are, or were to become, a USRPHC.

Additional Withholding and Information Reporting Requirements

Legislation enacted in March 2010 (commonly referred to as “FATCA”) generally imposes a 30% withholding tax on U.S. source dividends and, beginning January 1, 2017, on gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code), including where the foreign financial institution is not the beneficial owner of such payments, unless such foreign financial institution enters into a reporting agreement with the IRS to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners), complies with any laws and rules implementing FATCA under an applicable bilateral governmental agreement with respect to FATCA between the United States and the foreign financial institution’s jurisdiction of organization and/or is otherwise registered deemed compliant with FATCA and (ii) certain other non-U.S. entities unless the entity provides the payor with information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. These new FATCA withholding rules apply regardless of whether a payment would otherwise be exempt from the withholding of tax described above in respect of distributions on and dispositions of our common stock.

Each Non-U.S. Holder is urged to consult its own tax advisor about the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding of tax under FATCA.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to the distributions. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence, organization or incorporation.

Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 28%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above in “— Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Each Non-U.S. Holder is urged to consult its own tax advisor about the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or in which the Non-U.S. Holder is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal Estate Tax

Common stock owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.

Medicare Contributions Tax

A 3.8% tax is imposed on the net investment income (which includes dividends and gains recognized upon of a disposition of stock) of certain individuals, trusts and estates with adjusted gross income in excess of certain thresholds. This tax is imposed on individuals, estates and trusts that are U.S. persons. The tax is expressly not imposed on nonresident aliens; however, estates and trusts that are Non-U.S. Holders are not expressly exempted from the tax. Therefore, each Non-U.S. Holder is urged to consult its own tax advisor about the application of this Medicare contribution tax in their particular situations.

UNDERWRITING

Maxim Group LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Maxim Group LLC
Zelman Partners LLC
Sanders Morris Harris LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including some liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[•] per share. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $ [•] per share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount and commissions	$	$	$
Proceeds, before expenses, to F5 Finishes	$	$	$

The total expenses of the offering, not including the underwriting discount and commissions, are estimated at approximately $[•] and are payable by us. We have also agreed to pay all of the expenses relating to the offering, including, but not limited to, all filing fees and communication expenses relating to the registration of the common stock to be sold in this offering (including the over-allotment); all fees and expenses relating to the listing of the common stock on the NASDAQ Capital Market; all reasonable fees, expenses and disbursements relating to background checks of our officers and directors; if the offering requires “blue sky” registration, fees of legal counsel performing such work; the costs of all mailing and printing of the underwriting documents, registration statements and prospectuses; the costs of preparing, printing and delivering certificates representing the common stock issued in this offering; fees and expenses of the transfer agent for our common stock; fees and expenses of internet roadshow software systems; stock transfer taxes, if any; the fees and expenses of our accountants and of the our legal counsel and other agents and representatives; and travel expenses relating to the “road show” marketing trips. We will reimburse the Underwriter up to $175,000 for its actual out-of-pocket expenses incurred for this offering less any advances provided for such expenses (which shall be returned to us to the extent not offset by actual expenses) in the event of the closing of this offering and up to $50,000 in the event that there is not a closing of this offering.

Upon the Closing of an Offering, for a period of eighteen (18) months from the commencement of sales of the Offering, the Company grants the joint book runners (based on the true-up, pro rata percentage, of the collective amount of Shares sold by each joint book runner in the Offering), or as otherwise agreed among the joint book runners and the Company, the right of first refusal to act as lead managing underwriter and lead book runner or as a co-lead manager and co-lead book runner and/or co-lead left placement agent, for any and all future equity, equity-linked or debt offerings (excluding commercial bank debt) of the Company or any successor to or any subsidiary of the Company during such eighteen (18) month period (collectively the “ROFR Period”). Maxim will retain the lead left book running title or lead left placement agent title for all future financings during the ROFR Period respecting which Maxim has exercised its right of first refusal.

Underwriter’s Warrants

We have agreed to issue to the Underwriter common share purchase warrants (the “Underwriter’s Warrants”) covering a number of shares of common stock equal up to [•] shares of our common stock (4.50% of the total number of shares of our common stock being sold in this offering, excluding the overallotment). The Underwriter’s Warrants may not be exercised for six months after the effective date of the registration statement and will expire five years after such effective date. The Underwriter’s Warrants will be exercisable at a price equal to $[•] per share (125.0% of the IPO per share price, (assuming the sale of [•] shares of our common stock at $[•] per share the midpoint of the price range set forth on the cover of this prospectus)). The Underwriter’s Warrants shall not be redeemable. The warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter’s Warrants may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days following the effective date of the registration for this offering, except that they may be assigned, in whole or in part, to any officer or partner of the Underwriter, and to members of the underwriting syndicate or selling group (or to officers or partners thereof), or as otherwise permitted, in compliance with FINRA Rule 5110(g)(2). The Underwriter’s Warrants will contain provisions for one demand registration of the sale of the underlying shares of common stock at our expense (in the event that our registration statement covering the Underwriters’ Warrants and the underlying common stock is no longer effective), and unlimited “piggyback” registration rights for a period of five (5) years after the effective date of the registration statement for this offering at our expense. The book runners will split the Underwriter’s Warrants on the same pro rata percentage of the amount of the offering each book runner underwrites. The exercise price and number of shares issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock split or other corporate events and as otherwise permitted under Rule 5110(f)(2)(G) of FINRA. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Over-Allotment Option

We have granted an option to the underwriters to purchase up to [•] additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase the number of additional shares proportionate to that underwriter’s allotment reflected in the above table.

No Sales of Similar Securities

We, our founders, executive officers and directors and certain existing stockholders have agreed, subject to limited exceptions, not to sell or transfer any common stock for one year after the date of this prospectus without first obtaining the written consent of Maxim Group LLC. Specifically, we and these other persons have agreed, subject to certain limitations, not to directly or indirectly:

•        offer, pledge, sell or contract to sell any common stock;

•        sell any option or contract to purchase any common stock;

•        purchase any option or contract to sell any common stock;

•        grant any option, right or warrant for the sale of any common stock;

•        lend or otherwise dispose of or transfer any common stock;

•        request or demand that we file a registration statement related to the common stock; or

•        enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing on the NASDAQ Capital Market

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “FLRZ.”

Before this offering, there has been no public market for our common stock. The public offering price was determined through negotiations among us and the representatives. In addition to prevailing market conditions, the factors considered in determining the public offering price are:

•        the valuation multiples of publicly traded companies that the representatives believe to be comparable to us;

•        our financial information;

•        the history of the Founding Companies and the prospects for our Company;

•        the history of, and the prospects for, the industry in which we compete;

•        an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•        the present state of our development; and

•        the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after this offering the shares will not trade in the public market at or above the public offering price. The underwriters do not expect to sell more than [•]% of the shares being offered in this offering to accounts over which they exercise discretionary authority. This offering will not close unless our application for a listing on the NASDAQ Capital Market is accepted.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

The underwriters may purchase and sell the common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the issuer in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the representatives make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to F5 Finishes and to persons and entities with relationships with F5 Finishes, for which they received or will receive customary fees and expenses.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Johnson and Colmar III, LLLP, Northbrook, Illinois. As of the date of this prospectus, Craig Colmar, one of the attorneys and a limited partner of this firm, beneficially owns an aggregate of 750 shares of our common stock, which immediately prior to the closing of this offering will undergo a 500-for-1 common stock split, for a total of 375,000 shares of our common stock. Certain legal matters will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for the years then ended of F5 Finishes, Inc. in this prospectus have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2018 and 2017 and for each of two years in the period ended December 31, 2018 of each of D.S. Baxley, Inc. d/b/a DSB+, Contract Carpet Systems Incorporated, Premier Maintenance Group, Inc., Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance, JD Shehadi, LLC and Universal Metro, Inc. all in this prospectus have been so included in reliance on the respective reports of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock, see the registration statement and the exhibits and schedules thereto. Any document we file may be read and copied at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the SEC are also available to the public from the SEC’s Web site at http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference rooms, and the website of the SEC referred to above.

F5 FINISHES, INC.

F5 Finishes, Inc.
Introduction to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statements of income for each of the six months ended June 30, 2019 and 2018 and for the year ended December 31, 2018 combine the financial statements of the acquirer F5 Finishes, Inc. (“F5”), and the acquirees Contract Carpet Systems, Inc. (“CCS”), Carpet Services of Tampa, Inc. (“CST”), D.S. Baxley, Inc. (“DSB”) J.D. Shehadi, LLC. (“JDS”), Premier Maintenance Group Inc. (“PMG”), and Universal Metro Inc. (“UMI”) (collectively the “Operating Companies”) giving effect to the transactions described below, as if they had occurred on January 1, 2018 in respect of the unaudited pro forma condensed combined statements of income and on June 30, 2019 in respect of the unaudited pro forma condensed combined balance sheet.

The transactions include the following:

1)      The offering which results in the issuance of [•] shares of common stock at an assumed offering price of $[•] per share for gross proceeds of $40,000,000.

2)      The acquisition of the Operating Companies by F5 (the “Combinations”) for aggregate purchase consideration of $49,097,098 consisting of $15,662,011 in cash, $6,775,473 in promissory notes issued to the sellers and $26,659,614 of common stock in exchange for 100 percent of the equity interests in the Operating Companies. The acquisition is contingent on the completion of the offering.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•        F5’s and the Operating Companies’ financial statements as well as the related “Management’s Discussion and Analysis,” contained elsewhere herein.

•        the other information contained in or incorporated by reference into this prospectus.

The financial statements of the above companies were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma condensed combined financial information includes reclassifications to conform the Operating Companies’ historical accounting presentation to F5’s accounting presentation.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the Combinations and the offering and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of income, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the Combinations and the offering. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of F5 and the Operating Companies and the related notes included elsewhere in this filing. The unaudited pro forma condensed combined financial information is based on F5’s accounting policies. Further review may identify additional differences between the accounting policies of F5 and the Operating Companies. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-Combination management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Combinations taken place on the dates noted, or of F5’s future financial position or operating results.

F5 FINISHES, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2019

	F5	DSB	PMG	CCS	JDS	UMI	CST	Pre- Combination Activities	Capital Raise	Acquisition	Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H	Note I	Note J	Note K
Assets
Current Assets:
Cash	$152,107	$878,411	$266,579	$813,767	$432,120	$24,466	$125,214	$—	$35,200,000	(15,662,011)	$—	$22,230,653
Accounts receivable	—	7,156,449	167,505	3,850,203	5,159,520	4,939,564	2,019,056	—	—	—	—	23,292,297
Accounts receivable – related party	—	—	8,028	—	—	—	—	—	—	—	(8,028)	—
Costs and estimated earnings in excess of billings on uncompleted contracts	—	601,185	—	2,010,525	1,078,234	523,027	1,470,125	—	—	—	—	5,683,096
Prepaid expense and other current assets	135,000	635,054	11,842	501,367	98,410	96,742	110,667	—	—	—	—	1,589,082
Total Current Assets	287,107	9,271,099	453,954	7,175,862	6,768,284	5,583,799	3,725,062	—	35,200,000	(15,662,011)	(8,028)	52,795,128
Goodwill	—	—	—	—	—	—	—	—	—	21,897,351	—	21,897,351
Tradenames and trademarks	—	—	—	—	—	—	—	—	—	6,480,000	—	6,480,000
Backlog	—	—	—	—	—	—	—	—	—	2,070,000	—	2,070,000
Customer relationships	—	—	—	—	—	—	—	—	—	7,950,000	—	7,950,000
Deferred offering costs	38,650	—	—	—	—	—	—	1,261,350	(1,300,000)	—	—	—
Property and equipment	—	1,019,001	50,858	230,677	429,896	131,062	210,562	—	—	—	—	2,072,056
Other assets	—	268,426	—	122,524	22,000	—	1,765	—	—	—	—	414,715
Total Assets	$325,757	$10,558,526	$504,812	$7,529,063	$7,220,180	$5,714,861	$3,937,389	$1,261,350	$33,900,000	22,735,340	$(8,028)	$93,679,250

Liabilities and Stockholders’ and Member’s Equity
Current Liabilities:
Accounts payable	$—	$724,980	$16,362	$715,199	$2,107,430	$869,030	$768,317	$823,475	$—	—	$—	$6,024,793
Accounts payable – related party	—	8,028	519	—	—	—	—	—	—	—	(8,028)	519
Billings in excess of costs and estimated earnings on uncompleted contracts	—	2,281,084	—	595,500	462,829	750,960	349,908	—	—	—	—	4,440,281
Capital leases payable – current portion	—	—	—	—	29,023	—	6,833	—	—	—	—	35,856
Accrued expenses	64,075	1,372,852	37,015	525,696	612,493	460,325	304,136	—	—	—	—	3,376,592
Line of credit	—	3,323,322	—	—	1,000,000	1,600,806	850,000	—	—	—	—	6,774,128
Notes payable – current portion	500,000	118,191	5,429	17,226	32,317	18,523	—	1,500,000	(2,000,000)	—	—	191,686
Total Current Liabilities	564,075	7,828,457	59,325	1,853,621	4,244,092	3,699,644	2,279,194	2,323,475	(2,000,000)	—	(8,028)	20,843,855

F5 FINISHES, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet – (continued)
June 30, 2019

	F5	DSB	PMG	CCS	JDS	UMI	CST	Pre- Combination Activities	Capital Raise	Acquisition	Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H	Note I	Note J	Note K
Notes payable – non-current portion	—	3,315	—	37,587	55,966	47,734	—	—	—	—	—	144,602
Deferred tax liability	—	—	—	—	—	—	—	—	—	4,537,500	—	4,537,500
Promissory notes	—	—	—	—	—	—	—	—	—	6,775,473	—	6,775,473
Notes payable – stockholders	—	1,965,000	—	—	—	—	—	—	—	(1,965,000)	—	—
Capital leases payable – non-current portion	—	—	—	—	99,972	—	18,677	—	—	—	—	118,649
Total Liabilities	564,075	9,796,772	59,325	1,891,208	4,400,030	3,747,378	2,297,871	2,323,475	(2,000,000)	9,347,973	(8,028)	32,420,079

Stockholders’ and Member’s Equity:
Member’s equity	—	—	—	—	2,820,150	—	—	—	—	(2,820,150)	—	—
Common stock/additional paid-in capital	18,260	505,008	164,567	950	—	700,958	872,156	—	36,650,000	24,415,975	—	63,327,874
Retained earnings/accumulated deficit	(256,578)	256,746	280,920	5,636,905	—	1,266,525	767,362	(1,062,125)	(750,000)	(8,208,458)	—	(2,068,703)
Total Stockholders’ and Member’s Equity	(238,318)	761,754	445,487	5,637,855	2,820,150	1,967,483	1,639,518	(1,062,125)	35,900,000	13,387,367	—	61,259,171
Total Liabilities and Stockholders’ and Member’s Equity	$325,757	$10,558,526	$504,812	$7,529,063	$7,220,180	$5,714,861	$3,937,389	$1,261,350	$33,900,000	22,735,340	$(8,028)	$93,679,250

See notes to unaudited pro forma condensed combined financial information

F5 FINISHES, INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2019

	F5	DSB	PMG	CCS	JDS	UMI	CST	Eliminate Merger Expenses	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H	Note I		Note J
Revenues:
Revenue	$—	$15,961,210	$900,959	$8,110,784	$12,758,992	$9,689,467	$6,321,782	$—	$—		$—	$53,743,194
Revenue – related party	—	—	46,717	—	—	—	—	—	—		(46,717)	—
Total Revenue	—	15,961,210	947,676	8,110,784	12,758,992	9,689,467	6,321,782	—	—		(46,717)	53,743,194

Cost of revenues:
Cost of revenue	—	11,604,295	290,699	5,802,146	8,870,499	7,188,694	4,817,162	—	—		—	38,573,495
Cost of revenue – related party	—	46,717	—	—	—	—	—	—	—		(46,717)	—
Total Cost of Revenue	—	11,651,012	290,699	5,802,146	8,870,499	7,188,694	4,817,162	—	—		(46,717)	38,573,495
Gross Profit	—	4,310,198	656,977	2,308,638	3,888,493	2,500,773	1,504,620	—	—		—	15,169,699

Operating Expenses:
Selling, general and administrative	250,003	3,555,563	440,228	2,017,501	2,318,621	2,042,815	1,277,490	(250,003)	—		—	11,652,218
Depreciation and amortization	—	139,725	17,674	33,044	71,769	27,126	26,065	—	1,649,000	(a)	—	1,964,403
Selling, general and administrative – related parties	—	124,800	35,998	142,918	—	—	—	—	—		—	303,716
Total Operating Expenses	250,003	3,820,088	493,900	2,193,463	2,390,390	2,069,941	1,303,555	(250,003)	1,649,000		—	13,920,337
Operating Income	(250,003)	490,110	163,077	115,175	1,498,103	430,832	201,065	250,003	(1,649,000)		—	1,249,362

Other Income (Expense):
Other income	—	132,694	—	3,097	—	18,146	—	—	—		—	153,937
Interest income	—	362	13	1,336	—	—	—	—	—		—	1,711
Interest expense	(6,575)	(212,587)	(187)	(4,123)	(29,218)	(48,213)	(24,831)	6,575	(79,751	)(b)	—	(398,910)
Total Other Income (Expense)	(6,575)	(79,531)	(174)	310	(29,218)	(30,067)	(24,831)	6,575	(79,751)		—	(243,262)
Income Before Provision for Income Taxes	(256,578)	410,579	162,903	115,485	1,468,885	400,765	176,234	256,578	(1,728,751)		—	1,006,100
Provision for income taxes	—	(8,799)	(1,577)	(1,584)	—	(6,760)	—	—	(257,957	)(c)	—	(276,677)
Net (Loss) Income	$(256,578)	$401,780	$161,326	$113,901	$1,468,885	$394,005	$176,234	$256,578	$(1,986,709)		$—	$729,422

Earnings per share:
Basic	$(85.53)											[ ]
Diluted	$(85.53)											[ ]

Number of common shares outstanding
Basic	3,000								[ ](d)			[ ]
Diluted	3,000								[ ](d)			[ ]

See notes to the unaudited pro forma condensed combined financial information

F5 FINISHES, INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2018

	F5	DSB	PMG	CCS	JDS	UMI	CST	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H		Note I
Revenues:
Revenue	$—	$33,038,851	$1,864,875	$19,256,253	$24,858,573	$16,915,948	$15,362,494	$—		$—	$111,296,994
Revenue – related party	—	—	163,559	—	—	—	—	—		(163,559)	—
Total Revenue	—	33,038,851	2,028,434	19,256,253	24,858,573	16,915,948	15,362,494	—		(163,559)	111,296,994

Cost of revenues:
Cost of revenue	—	24,191,092	585,955	14,035,074	17,696,017	12,920,697	11,965,258	—		—	81,394,093
Cost of revenue – related party	—	163,559	—	—	—	—	—	—		(163,559)	—
Total Cost of Revenue	—	24,354,651	585,955	14,035,074	17,696,017	12,920,697	11,965,258	—		(163,559)	81,394,093
Gross Profit	—	8,684,200	1,442,479	5,221,179	7,162,556	3,995,251	3,397,236	—		—	29,902,901

Operating Expenses:
Selling, general and administrative	—	6,581,445	845,693	4,143,895	5,083,791	3,273,369	2,701,277	—		—	22,629,470
Depreciation and amortization	—	287,882	38,758	67,324	137,097	50,009	51,395	3,298,000	(a)	—	3,930,465
Selling, general and administrative – related parties	—	223,450	60,382	241,055	—	—	—	—		—	524,887
Loss on sale of property and equipment		2,238	—	—	—	—	—	—		—	2,238
Total Operating Expenses	—	7,095,015	944,833	4,452,274	5,220,888	3,323,378	2,752,672	3,298,000		—	27,087,060
Operating Income	—	1,589,185	497,646	768,905	1,941,668	671,873	644,564	(3,298,000)		—	2,815,841

Other Income (Expense):
Other income	—	91,024	—	16,557	—	34,727	—	—		—	142,308
Interest income	—	5,287	28	1,200	—	—	—	—		—	6,515
Interest expense	—	(484,040)	(4,270)	(22,948)	(64,872)	(102,731)	(65,924)	(132,853	)(b)	—	(877,638)
Rental income	—	—	—	—	6,977	—	—	—		—	6,977
Total Other Income (Expense)	—	(387,729)	(4,242)	(5,191)	(57,895)	(68,004)	(65,924)	(132,853)		—	(721,838)
Income Before Provision for Income Taxes	—	1,201,456	493,404	763,714	1,883,773	603,869	578,640	(3,430,853)		—	2,094,002
Provision for income taxes	—	(26,300)	(6,511)	(12,535)	—	(7,600)	—	(522,905	)(c)	—	(575,851)
Net Income	$—	$1,175,156	$486,893	$751,179	$1,883,773	$596,269	$578,640	$(3,953,758)		$—	$1,518,152

Earnings per share:
Basic	$—										[ ]
Diluted	$—										[ ]

Number of common shares outstanding
Basic	3,000							[ ](d)			[ ]
Diluted	3,000							[ ](d)			[ ]

See notes to the unaudited pro forma condensed combined financial information

F5 FINISHES, INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2018

	F5	DSB	PMG	CCS	JDS	UMI	CST	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H		Note I
Revenues:
Revenue	$—	$17,408,236	$882,133	$9,265,985	$11,979,123	$7,629,160	$6,844,861	$—		$—	$54,009,498
Revenue – related party	—	—	75,270	—	—	—	—	—		(75,270)	—
Total Revenue	—	17,408,236	957,403	9,265,985	11,979,123	7,629,160	6,844,861	—		(75,270)	54,009,498

Cost of revenues:
Cost of revenue	—	12,957,097	291,447	6,837,412	8,420,658	5,824,086	5,294,261	—		—	39,624,961
Cost of revenue – related party	—	75,270	—	—	—	—	—	—		(75,270)	—
Total Cost of Revenue	—	13,032,367	291,447	6,837,412	8,420,658	5,824,086	5,294,261	—		(75,270)	39,624,961
Gross Profit	—	4,375,869	665,956	2,428,573	3,558,465	1,805,074	1,550,600	—		—	14,384,537

Operating Expenses:
Selling, general and administrative	—	3,317,522	418,558	2,074,212	2,539,321	1,649,835	1,288,533	—		—	11,287,981
Depreciation and amortization	—	139,118	19,104	33,971	76,540	24,493	25,392	1,649,000	(a)	—	1,967,618
Selling, general and administrative – related parties	—	98,100	30,304	119,040	—	—	—	—		—	247,444
Total Operating Expenses	—	3,554,740	467,966	2,227,223	2,615,861	1,674,328	1,313,925	1,649,000		—	13,503,043
Operating Income	—	821,129	197,990	201,350	942,604	130,746	236,675	(1,649,000)		—	881,494

Other Income (Expense):
Other income	—	87,799	—	12,815	—	10,697	—	—		—	111,311
Interest income	—	4,295	16	1,200	—	—	—	—		—	5,511
Interest expense	—	(253,471)	(3,681)	(12,657)	(37,506)	(43,877)	(29,408)	(63,966	)(b)	—	(444,566)
Rental income	—	—	—	—	6,977	—	—	—		—	6,977
Total Other Income (Expense)	—	(161,377)	(3,665)	1,358	(30,529)	(33,180)	(29,408)	(63,966)		—	(320,767)
Income Before Provision for Income Taxes	—	659,752	194,325	202,708	912,075	97,566	207,267	(1,712,966)		—	560,727
Provision for income taxes	—	(29,255)	(757)	(3,273)	—	(10,940)	—	(109,975	)(c)	—	(154,200)
Net Income	$—	$630,497	$193,568	$199,435	$912,075	$86,626	$207,267	$(1,822,941)		$—	$406,527

Earnings per share:
Basic	$—										[ ]
Diluted	$—										[ ]

Number of common shares outstanding
Basic	3,000							[ ](d)			[ ]
Diluted	3,000							[ ](d)			[ ]

See notes to the unaudited pro forma condensed combined financial information

F5 Finishes, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of F5 and the Operating Companies. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2018 with respect to the unaudited pro forma condensed combined statements of income for each of the six months ended June 30, 2019 and 2018 and for the year ended December 31, 2018 and on June 30, 2019 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Combination and offering occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Combinations and the offering.

We have accounted for the Combinations in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired.

F5’s and the Operating Companies’ financial information is prepared in accordance with U.S. GAAP as issued by the FASB.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the Combination and the offering. Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, directly attributable to the Combination and the offering and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Combinations, including potential synergies that may be generated in future periods.

Pro Forma Adjustments

The following pro forma adjustments give effect to the Combinations and the offering.

Unaudited Pro Forma Condensed Combined Balance Sheet — As of June 30, 2019

Note A	Derived from the unaudited financial statements of F5 as of June 30, 2019 included elsewhere in this prospectus.
Note B	Derived from the unaudited financial statements of DSB as of June 30, 2019 included elsewhere in this prospectus.
Note C	Derived from the unaudited financial statements of PMG as of June 30, 2019 included elsewhere in this prospectus.
Note D	Derived from the unaudited financial statements of CCS as of June 30, 2019 included elsewhere in this prospectus.
Note E	Derived from the unaudited financial statements of JDS as of June 30, 2019 included elsewhere in this prospectus.
Note F	Derived from the unaudited financial statements of UMI as of June 30, 2019 included elsewhere in this prospectus.
Note G	Derived from the unaudited financial statements of CST as of June 30, 2019 included elsewhere in this prospectus.

Pro Forma Adjustments:

Note H

To record $1,261,350 of additional deferred offering costs related to the capital raise as well as $1,062,125 of additional merger expenses related to the Combinations, funded by a $1,500,000 draw down against F5’s notes payable facility and $823,475 of accounts payable. Additionally, to record the effect of the 500 to 1 forward stock split.

Note I

To record the receipt of approximately $40,000,000 in gross proceeds in cash for the issuance of [•] shares of common stock at an assumed offering price of $[•] per share in the offering. The underwriters’ fee is expected to be $2,800,000 and $2,000,000 will be used to pay down F5’s notes payable facility resulting in net proceeds of $35,200,000. This offering also includes approximately $1,300,000 in deferred offering costs being charged to additional paid in capital upon closing. Finally, at the closing, the F5 Finishes’ stockholders will be transferring shares of F5 Finishes’ common stock with a fair value of up to approximately $750,000 to certain stockholders/members of the operating companies pursuant to the credit facility that they provided to an entity which funded the pre-combination expenses of F5 Finishes. The value of the stock transferred by the F5 Finishes’ stockholders is accounted for as a contribution (APIC) to F5 Finishes, with a corresponding charge to the income statement (retained earnings).

Note J

The following table summarizes the purchase consideration and the preliminary allocation of the assets acquired and liabilities assumed, based on their fair values on the acquisition date. The purchase consideration constitutes the following: the payment of $15,662,011 of cash and the issuance of [•] shares of F5’s common stock with an aggregate value of $26,659,614, and the issuance of $6,775,473 of subordinated promissory notes to the sellers (the “Purchase Consideration”) in exchange for 100 percent of the equity interests in the Operating Companies.

Purchase price allocation

	DSB	PMG	CCS	JDS	UMI	CST	Total
Purchase Consideration:
Cash	$3,983,422	$843,688	$3,926,145	$4,121,417	$1,489,820	$1,297,519	$15,662,011
Promissory notes(1)	1,368,364	169,672	3,001,707	1,276,313	534,771	424,647	6,775,473
Shares at fair value	7,845,176	2,022,049	2,773,313	8,535,315	2,865,146	2,618,616	26,659,614
Total Purchase Consideration	$13,196,962	$3,035,409	$9,701,164	$13,933,044	$4,889,737	$4,340,782	$49,097,098

Less:
Debt-free net working capital	4,884,155	400,058	5,339,467	3,585,532	3,503,484	2,302,701	20,015,397
Debt	(3,444,828)	(5,429)	(54,813)	(1,217,278)	(1,667,063)	(875,510)	(7,264,921)
Property and equipment	1,019,001	50,858	230,677	429,896	131,062	210,562	2,072,056
Other non-current assets	268,426	—	122,524	22,000	—	1,765	414,715
Deferred tax liability(2)	(1,262,250)	(225,500)	(742,500)	(1,207,250)	(588,500)	(511,500)	(4,537,500)
Trade names/trademarks(3)	2,050,000	120,000	1,060,000	1,400,000	890,000	960,000	6,480,000
Backlog(4)	390,000	110,000	250,000	930,000	280,000	110,000	2,070,000
Customer relationships(5)	2,150,000	590,000	1,390,000	2,060,000	970,000	790,000	7,950,000
Fair Value of Identified Net Assets	6,054,504	1,039,987	7,595,355	6,002,900	3,518,983	2,988,018	27,199,747
Remaining Unidentified Goodwill Value	$7,142,458	$1,995,422	$2,105,809	$7,930,144	$1,370,754	$1,352,764	$21,897,351
Purchase Consideration-Shares	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

See notes to the unaudited pro forma condensed combined financial information

____________

1)       To record the issuance of subordinated promissory notes to the sellers, which bear interest at 6% per annum with principal and interest due at maturity. The notes mature three years from the issuance date.

2)       Represents the income tax effect of the difference between the accounting and income tax bases of the identified intangible assets, using an assumed income tax rate of 27.5%.

3)       The trade name/trademarks are currently presumed to have an estimated useful life of 10 years.

4)       The backlog is currently presumed to have an estimated useful life of 6 months.

5)       The customer relationships are currently presumed to have an estimated useful life of 3 years.

Note K	To eliminate intercompany activity between DSB and PMG.

Unaudited Pro Forma Condensed Combined Statements of Income

For The Six Months Ended June 30, 2019

Note A	Derived from the unaudited financial statements of F5 for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note B	Derived from the unaudited financial statements of DSB for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note C	Derived from the unaudited financial statements of PMG for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note D	Derived from the unaudited financial statements of CCS for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note E	Derived from the unaudited financial statements of JDS for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note F	Derived from the unaudited financial statements of UMI for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note G	Derived from the unaudited financial statements of CST for the six months ended June 30, 2019 included elsewhere in this prospectus.
Note H	To remove the effect of one-time merger expenses related to the Combinations.
Note I	To record the effect of the following:

(a)     The record the amortization of Tradenames/Trademarks and Customer Relationships with an estimated useful life of ten years and three years respectively. The amortization related to the Backlog is deemed to be a non-recurring item, for which the amortization is not reflected in the pro forma income statement.

(b)    To record interest expense related to the subordinated promissory notes issued to the sellers and to remove the effect of interest expense related to certain notes payable that will be repaid as a result of the transaction.

(c)     To record the effect of income tax expense at 27.5% for the combined entity as F5 is a C-Corporation and the Operating Companies were pass through entities for tax purposes.

(d)    To adjust the weighted average basic shares outstanding used in the earnings per share calculations for an additional [•] shares of F5 common stock ([•] shares from the offering, [•] shares issued as consideration to the sellers and [•] shares as a result of the forward stock split). The adjustment for dilutive shares includes an additional [•] shares issuable upon the exercise of option awards, net of presumed share repurchases under the treasury stock method. The underwriter warrants were deemed to be anti-dilutive and are excluded from the weighted average diluted shares outstanding. The diluted profit per share data is calculated based on net income divided by the weighted average diluted shares outstanding.

Note J	To eliminate intercompany activity between DSB and PMG.

Unaudited Pro Forma Condensed Combined Statements of Income

For The Year Ended December 31, 2018

Note A	Derived from the audited financial statements of F5 for the year ended December 31, 2018 included elsewhere in this prospectus.
Note B	Derived from the audited financial statements of DSB for the year ended December 31, 2018 included elsewhere in this prospectus.
Note C	Derived from the audited financial statements of PMG for the year ended December 31, 2018 included elsewhere in this prospectus.
Note D	Derived from the audited financial statements of CCS for the year ended December 31, 2018 included elsewhere in this prospectus.
Note E	Derived from the audited financial statements of JDS for the year ended December 31, 2018 included elsewhere in this prospectus.
Note F	Derived from the audited financial statements of UMI for the year ended December 31, 2018 included elsewhere in this prospectus.
Note G	Derived from the audited financial statements of CST for the year ended December 31, 2018 included elsewhere in this prospectus.
Note H	To record the effect of the following:

(a)     The record the amortization of Tradenames/Trademarks and Customer Relationships with an estimated useful life of ten years and three years respectively. The amortization related to the Backlog is deemed to be a non-recurring item, for which the amortization is not reflected in the pro forma income statement.

(b)    To record interest expense related to the promissory notes issued to the sellers and to remove the effect of interest expense related to certain notes payable that will be repaid as a result of the transaction.

(c)     To record the effect of income tax expense at 27.5% for the combined entity as F5 is a C-Corporation and the Operating Companies were pass through entities for tax purposes.

(d)    To adjust the weighted average basic shares outstanding used in the earnings per share calculations for an additional [•] shares of F5 common stock ([•] shares from the offering, [•] shares issued as consideration to the sellers and [•] shares as a result of the forward stock split. The adjustment for dilutive shares includes an additional [•] shares issuable upon the exercise of option awards, net of presumed repurchases under the treasury stock method. The underwriter warrants were deemed to be anti-dilutive and are excluded from weighted average diluted shares outstanding. The diluted profit per share data is calculated based on net income divided by the weighted average diluted shares outstanding.

Note I	To eliminate intercompany activity between DSB and PMG.

Unaudited Pro Forma Condensed Combined Statements of Income

For The Six Months Ended June 30, 2018

Note A	Derived from the unaudited financial statements of F5 for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note B	Derived from the unaudited financial statements of DSB for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note C	Derived from the unaudited financial statements of PMG for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note D	Derived from the unaudited financial statements of CCS for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note E	Derived from the unaudited financial statements of JDS for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note F	Derived from the unaudited financial statements of UMI for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note G	Derived from the unaudited financial statements of CST for the six months ended June 30, 2018 included elsewhere in this prospectus.
Note H	To record the effect of the following:

(a)     The record the amortization of Tradenames/Trademarks and Customer Relationships with an estimated useful life of ten years and three years respectively. The amortization related to the Backlog is deemed to be a non-recurring item, for which the amortization is not reflected in the pro forma income statement.

(b)    To record interest expense related to the promissory notes issued to the sellers and to remove the effect of interest expense related to certain notes payable that will be repaid as a result of the transaction.

(c)     To record the effect of income tax expense at 27.5% for the combined entity as F5 is a C-Corporation and the Operating Companies were pass through entities for tax purposes.

(d)    To adjust the weighted average basic shares outstanding used in the earnings per share calculations for an additional [•] shares of F5 common stock ([•] shares from the offering, [•] shares issued as consideration to the sellers and [•] shares as a result of the forward stock split. The adjustment for dilutive shares includes an additional [•] shares issuable upon the exercise of option awards, net of presumed repurchases under the treasury stock method. The underwriter warrants were deemed to be anti-dilutive and are excluded from weighted average diluted shares outstanding. The diluted profit per share data is calculated based on net income divided by the weighted average diluted shares outstanding.

Note I	To eliminate intercompany activity between DSB and PMG.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
F5 Finishes, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of F5 Finishes, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

F5 FINISHES, INC.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Total Assets	$—	$—

Liabilities and Stockholders’ Equity
Total Liabilities	$—	$—

Commitments and contingencies (Note 5)	—	—

Stockholders’ Equity:
Common stock, $0.01 par value; 3,000 shares authorized, issued and outstanding	30	30
Additional paid-in capital	(30)	(30)
Total Stockholders’ Equity	—	—
Total Liabilities and Stockholders’ Equity	$—	$—

The accompanying notes are an integral part of these financial statements.

F5 FINISHES, INC.
STATEMENTS OF OPERATIONS

For the Years Ended December 31,
	2018	2017
Revenue	$—	$—
Operating expenses	—	—
Net income	$—	$—

The accompanying notes are an integral part of these financial statements.

F5 FINISHES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance, January 1, 2017	—	$—	$—	$—	$—
Issuance of founders’ shares	3,000	30	(30)	—	—
Balance, December 31, 2017	3,000	30	(30)	—	—
Net income	—	—	—	—	—
Balance, December 31, 2018	3,000	$30	$(30)	$—	$—

The accompanying notes are an integral part of these financial statements.

F5 FINISHES, INC.
STATEMENTS OF CASH FLOWS

For the Years Ended December 31,
	2018	2017
Cash flows from operating activities	$—	$—
Cash flows from investing activities	—	—
Cash flows from financing activities	—	—
Net change in cash	—	—
Cash – Beginning of year	—	—
Cash – End of year	$—	$—

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Issuance of founders’ shares	$—	$30

The accompanying notes are an integral part of these financial statements.

F5 FINISHES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

F5 Finishes, Inc. (the “Company”) was incorporated in the State of Delaware in 2007, but was inactive until 2017.

In October 2017, the Company appointed officers and issued common stock to several individuals (the “Founding Shareholders”) in connection with the anticipated development of a plan for the acquisition of several companies in the commercial flooring industry (the “Combinations”) simultaneously with occurrence of an initial public offering.

During 2017 and 2018, the Company’s activities with respect to the Combinations and the offering have consisted primarily of research and the identification of potential target companies, contact with such companies, cultivation of interest on the part of such companies, and negotiation of acquisition terms as well as discussion with several investment banking firms for the underwriting of such public offering.

During 2019, the Company secured $2,000,000 in bridge financing and commenced preparations for the Combinations and the offering.

NOTE 2 — LIQUIDITY AND MANAGEMENT PLANS

During the years ended December 31, 2018 and 2017, the Company had not generated any revenues, had no expenses, and had not used any cash. As of December 31, 2018, the Company had no working capital and no stockholders’ equity. The Company has funded its operations during 2019 on a month-to-month basis as more fully described in Note 8, Subsequent Events.

While there can be no assurance that it will be successful, the Company is actively pursuing the acquisition of several companies in the commercial flooring industry simultaneously with occurrence of an initial public offering. The Company’s primary source of operating funds has been debt financing. Management’s plans include continued efforts to raise additional capital through debt and ultimately an initial public offering of equity securities. There is no assurance that these funds will be sufficient to enable the Company to fully complete the Combinations or the offering or attain profitable operations. If the Company is unable to obtain such additional financing, it would have a material adverse effect on the Company’s financial condition and activities, and ultimately the Company could be forced to discontinue its operations and liquidate.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in these financial statements do not necessarily purport to represent realizable or settlement values. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 8, Subsequent Events.

F5 FINISHES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

No recently issued accounting pronouncements have affected the activities reported in these financial statements. The Company continuously monitors such developments and will adopt applicable pronouncements as the nature of its operations evolve.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of and during the years ended December 31, 2018 and 2017, the Company did not record any amounts in connection with loss contingencies.

NOTE 6 — STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 3,000 shares of common stock with a par value of $0.01 per share.

On October 10, 2017, the Company issued a total of 3,000 shares of common stock to three individuals and a trust (the “Founding Shareholders”). That issuance was recorded at the par value of those shares, which resulted in an increase of $30 to common stock and a corresponding decrease to additional paid-in capital.

The Company plans to increase the number of authorized common shares to an appropriate amount in light of the anticipated Combinations, the offering and the options granted as described in Note 8, Subsequent Events.

NOTE 7 — RELATED PARTY TRANSACTIONS

The Company’s President, Chief Executive Officer, and sole director:

a)      Manages a trust for the benefit of his family which owns 25% of the Company’s outstanding common shares;

b)      Has a family relationship with one of the limited partners of the law firm which the Company has engaged in connection with the Combinations and offering as described in Note 8, Subsequent Events; and

c)      Owns and controls the entity through which the Company obtained bridge financing as described in Note 8, Subsequent Events.

The partner in the law firm described in “b” immediately above owns 25% of the Company’s outstanding common shares.

Another individual who owns 25% of the Company’s outstanding common shares is also the Chief Operating Officer of the entity through which the Company obtained bridge financing as described in Note 8, Subsequent Events.

NOTE 8 — SUBSEQUENT EVENTS

On April 15, 2019, the Company secured $2,000,000 in bridge financing with an enterprise owned and controlled by the Company’s sole director. That non-recourse note accrues interest at the annual rate of 6% and principal and accrued interest is due on March 1, 2020. The Company borrowed a total of $1,500,000 under the terms of this arrangement on various dates from April 15 through September 23, 2019.

F5 FINISHES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — SUBSEQUENT EVENTS (cont.)

On April 15, 2019, the Company issued options to the Founding Shareholders for the purchase of up to an aggregate of 464 pre-split shares of the Company common stock with a pre-split exercise price of $1.00 per share through October 15, 2020. Such options will vest upon the closing of the initial public offering and the aggregate number of shares that vest is dependent upon the post-split (anticipated 500 post-split shares per pre-split share) price per share that common shares are sold in the initial public offering as follows:

If $7.50 or less	464
If $8.00 or less, but greater than $7.50	325
If $8.50 or less, but greater than $8.00	203
If $9.00, but greater than $8.50	95
If $9.00 or greater	0

These options were valued utilizing a Monte Carlo simulation model with the following assumptions:

Risk-free interest rate	2.3%
Expected term	1.5 years
Expected volatility	50.0%
Expected dividends	0.0%
Probability of an initial public offering	5.0%

Those options were deemed to have an aggregate value of $40,171 upon a valuation based upon an appraisal performed by an independent third party.

On May 6, 2019, the Company engaged a law firm wherein one of its partners owns 25% of the Company’s outstanding common shares and has a family relationship with the Company’s President, Chief Executive Officer, and sole director.

On June 17, 2019 that partner became a limited partner in that law firm. This individual has never shared and subsequent to that date no longer shares in any of the profits related to services provided to the Company.

Business Combination

Effective September 16, 2019, the Company entered into combination agreements with six commercial flooring/maintenance contractors (the “Contractors”) pursuant to which the Company agreed to acquire all of the outstanding common stock or membership interests of the Contractors from its stockholders/members (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of the Company’s common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of the Company with all six Contractors, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreements, the Company has agreed to pay the Sellers total consideration of $49,097,098 consisting of (i) cash of $15,662,011; (ii) shares of the Company’s common stock with a fair value of $26,659,614, and (ii) the issuance of a three-year subordinated promissory note in the aggregate principal amount of $6,775,473, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of the Company’s common stock in the IPO (the “IPO Price”) is below $9.00 per share, then the Company agreed to issue to the Sellers a three-year note payable, which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the aggregate number of shares of common stock the Sellers are entitled to receive pursuant to the combination agreement.

F5 FINISHES, INC.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$152,107	$—
Prepaid expenses and other current assets	135,000	—
Total Current Assets	287,107	—
Deferred offering costs	38,650	—
Total Assets	$325,757	$—

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accrued expenses	$64,075	$—
Note payable – Related party	500,000	—
Total Current Liabilities	564,075	—

Commitments and contingencies (Note 6)	—	—

Stockholders’ Deficit:
Common Stock, $0.01 par value; 3,000 shares authorized, issued and outstanding	30	30
Additional paid-in capital	18,230	(30)
Accumulated deficit	(256,578)	—
Total Stockholders’ Deficit	(238,318)	—
Total Liabilities and Stockholders’ Deficit	$325,757	$—

The accompanying notes are an integral part of these condensed financial statements.

F5 FINISHES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
General and administrative expenses	$250,003	$—
Operating loss	(250,003)	—

Other expense:
Interest expense – Related party	(6,575)	—
Total other expense	(6,575)	—
Net loss	$(256,578)	$—

The accompanying notes are an integral part of these condensed financial statements.

F5 FINISHES, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2019	3,000	$30	$(30)	$—	$—
Stock-based compensation	—	—	18,260	—	18,260
Net loss	—	—	—	(256,578)	(256,578)
Balance, June 30, 2019	3,000	$30	$18,230	$(256,578)	$(238,318)
	FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2018	3,000	$30	$(30)	$—	$—
Net income	—	—	—	—	—
Balance, June 30, 2018	3,000	$30	$(30)	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

F5 FINISHES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(256,578)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,260	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(135,000)	—
Deferred offering costs	(38,650)	—
Accrued expenses	64,075	—
Net Cash Used In Operating Activities	(347,893)	—

Cash Flows From Financing Activities:
Proceeds from issuance of notes payable – Related party	500,000	—
Net Cash Provided By Financing Activities	500,000	—
Net Increase In Cash	152,107	—
Cash – Beginning of Period	—	—
Cash – End of Period	$152,107	$—

The accompanying notes are an integral part of these condensed financial statements.

F5 FINISHES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

F5 Finishes, Inc. (the “Company”) was incorporated in the State of Delaware in 2007, but was inactive until 2017.

In October 2017, the Company appointed officers and issued common stock to several individuals (the “Founding Shareholders”) in connection with the anticipated development of a plan for the acquisition of several companies in the commercial flooring industry (the “Combinations”) simultaneously with occurrence of an initial public offering.

From 2017 through 2019, activities with respect to the Combinations and the offering have consisted primarily of research and the identification of potential target companies, contact with such companies, cultivation of interest on the part of such companies, and negotiation of acquisition terms as well as discussion with several investment banking firms for the underwriting of such public offering.

NOTE 2 — LIQUIDITY AND MANAGEMENT PLANS

During the six months ended June 30, 2019, the Company had not generated any revenues, had a net loss of $256,578, and used cash in operations of $347,893. As of June 30, 2019, the Company had a working capital deficit of $276,968 and a stockholders’ deficit of $238,318. Through the issuance date of these financial statements and as more fully described in Note 5, Note Payable, and Note 9, Subsequent Events, the Company borrowed $1,000,000 under the terms of a $2,000,000 credit facility that matures on March 1, 2020.

The Company is currently funding its operations on a month-to-month basis. While there can be no assurance that it will be successful, the Company is actively pursuing the acquisition of several companies in the commercial flooring industry simultaneously with the occurrence of an initial public offering. The Company’s primary source of operating funds has been debt financing. Management’s plans include continued efforts to raise additional capital through debt and ultimately an initial public offering of equity securities. There is no assurance that these funds will be sufficient to enable the Company to fully complete the Combinations or the offering or attain profitable operations. If the Company is unable to obtain such additional financing, it would have a material adverse effect on the Company’s financial condition and activities, and ultimately the Company could be forced to discontinue its operations and liquidate.

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed financial statements do not necessarily purport to represent realizable or settlement values. The condensed financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

F5 FINISHES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to the recovery of prepaid expenses and other current assets, accrued expenses, and recognition of stock-based compensation and other expenses. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits with a financial institution which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company had a cash balance as of June 30, 2019 that was fully insured by the Federal Deposit Insurance Corporation. The Company had no cash as of December 31, 2018.

Deferred Offering Costs

Deferred offering costs, which consists of professional fees incurred in connection with preparation for a contemplated initial public offering of the Company’s equity securities (as described in Note 1, Business Organization and Nature of Operations), are capitalized as non-current assets on the balance sheet. Upon the consummation of such contemplated initial public offering, the deferred offering costs will be offset against the proceeds from that transaction.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accrued expenses, and note payable approximate their fair values due to the short-term nature of those instruments.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as an expense over the estimated service period (generally the vesting period of the award). Upon the exercise of an option, the Company issues new shares of common stock out of its authorized shares.

F5 FINISHES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC 740”).

The Company is organized as a “C-Corporation” for Federal income tax purposes. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company has incurred losses since it commenced operations earlier this year and its ability to use taxable losses to offset future taxable income is contingent upon the completion of the Combinations and the related future profitability of those entities that the Company plans to acquire. Thus, management has determined that the realizability of the deferred tax asset as of June 30, 2019 does not meet the more-likely-than-not threshold and, accordingly, a 100% valuation allowance was established as of that date.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 9, Subsequent Events.

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. The Company adopted ASU 2016-15 effective January 1, 2019 and such adoption did not have an impact on the Company’s financial statements or disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

NOTE 5 — NOTE PAYABLE — RELATED PARTY

On April 15, 2019, the Company secured $2,000,000 in bridge financing with an enterprise owned and controlled by the Company’s sole director. That non-recourse note accrues interest at the annual rate of 6% and principal and accrued interest is due on March 1, 2020. On that same date, the Company borrowed $500,000 under this arrangement. See Note 9, Subsequent Events, for information regarding additional borrowing after June 30, 2019.

As of June 30, 2019, there was $500,000 outstanding in connection with this financing and the Company recorded interest expense of $6,575 during the six months then ended. See Note 9, Subsequent Events, regarding additional borrowings.

F5 FINISHES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES

The Company records liabilities for loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of and during the six months ended June 30, 2019 and 2018, the Company did not record any amounts in connection with loss contingencies.

Terms of the agreement with the law firm described in Note 8, Related Party Transactions, provide for legal services at a discounted rate through the successful completion of an initial public offering. Such terms provide for a success fee equal to $300 per hour for each attorney hour billed prior to the completion of that initial public offering. Assuming the completion of that transaction subsequent to June 30, 2019, the Company’s obligation to the law firm as of that date would have been $132,600.

NOTE 7 — STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue up to 3,000 shares of common stock with a par value of $0.01 per share.

On October 10, 2017, the Company issued a total of 3,000 shares of common stock to three individuals and a trust (the “Founding Shareholders”). That issuance was recorded at the par value of those shares which resulted in an increase of $30 to common stock and a corresponding decrease to additional paid-in capital.

The Company plans to increase the number of authorized common shares to an appropriate amount in light of the anticipated Combinations, the offering and the options granted as described below.

Options

On April 15, 2019, the Company issued options to the Founding Shareholders for the purchase of up to an aggregate of 464 pre-split shares of the Company common stock with a pre-split exercise price of $1.00 per share through October 15, 2020. Such options will vest upon the closing of the initial public offering and the aggregate number of shares that vest is dependent upon the post-split (anticipated 500 post-split shares per pre-split share) price per share that common shares are sold in the initial public offering as follows:

If $7.50 or less	464
If $8.00 or less, but greater than $7.50	325
If $8.50 or less, but greater than $8.00	203
If $9.00, but greater than $8.50	95
If $9.00 or greater	0
Probability of an initial public offering	5.0%

These options were valued utilizing a Monte Carlo simulation model with the following assumptions:

Risk-free interest rate	2.3%
Expected term	1.5 years
Expected volatility	50.0%
Expected dividends	0.0%

Those options were deemed to have an aggregate value of $40,171 upon a valuation performed by an independent third party and, during the six months ended June 30, 2019, the Company recorded stock-based compensation of $18,260.

NOTE 8 — RELATED PARTY TRANSACTIONS

On April 15, 2019 and as more fully discussed in Note 5, Note Payable, the Company secured $2,000,000 in bridge financing with an enterprise owned and controlled by the Company’s President, Chief Executive Officer, and sole director who also manages a trust for the benefit of his family which owns 25% of the Company’s outstanding common shares.

F5 FINISHES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — RELATED PARTY TRANSACTIONS (cont.)

On May 6, 2019, the Company engaged a law firm wherein one of its partners owns 25% of the Company’s outstanding common shares and has a family relationship with the Company’s President, Chief Executive Officer, and sole director. On June 17, 2019 that partner became a limited partner in that law firm. This individual has never shared in any of the profits related to services provided to the Company.

NOTE 9 — SUBSEQUENT EVENTS

On various dates from July 2, 2019 through October 18, 2019, the Company borrowed an additional total of $1,500,000 under the bridge financing arrangement described in Note 5, Note Payable — Related Party and Note 8, Related Party Transactions.

Business Combination

Effective September 16, 2019, the Company entered into combination agreements with six commercial flooring/maintenance contractors (the “Contractors”) pursuant to which the Company agreed to acquire all of the outstanding common stock or membership interests of the Contractors from its stockholders/members (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of the Company’s common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of the Company with all six Contractors, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreements, the Company has agreed to pay the Sellers total consideration of $49,097,098 consisting of (i) cash of $15,662,011; (ii) shares of the Company’s common stock with a fair value of $26,659,614, and (ii) the issuance of a three-year subordinated promissory note in the aggregate principal amount of $6,775,473, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of the Company’s common stock in the IPO (the “IPO Price”) is below $9.00 per share, then the Company agreed to issue to the Sellers a three-year note payable, which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the aggregate number of shares of common stock the Sellers are entitled to receive pursuant to the combination agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
D.S. Baxley, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of D.S. Baxley, Inc. dba DSB+ (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

D.S. BAXLEY, INC.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$1,347,247	$1,091,121
Accounts receivable	6,509,660	7,668,148
Costs and estimated earnings in excess of billings on uncompleted contracts	632,071	617,860
Note receivable – related party	—	140,403
Advance receivable – related party	78,338	—
Prepaid expenses	490,815	453,959
Other current assets	29,918	41,443
Total Current Assets	9,088,049	10,012,934
Property and equipment, net	789,251	709,799
Other non-current assets	235,145	125,061
Total Assets	$10,112,445	$10,847,794

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$974,021	$1,064,379
Accounts payable – related party	44,514	5,106
Income taxes payable	15,616	—
Billings in excess of costs and estimated earnings on uncompleted contracts	1,328,861	1,232,810
Accrued expenses	1,449,763	858,195
Notes payable – current portion	126,354	157,498
Advances – stockholders	—	240,000
Line of credit	2,773,322	4,073,322
Total Current Liabilities	6,712,451	7,631,310
Notes payable – non-current portion	58,259	188,393
Notes payable – stockholders	2,065,000	2,065,000
Total Liabilities	8,835,710	9,884,703

Commitments and Contingencies (Note 11)	—	—

Stockholders’ Equity:
Common stock, no par value, 10,000,000 shares authorized, 115,000 shares issued and outstanding	505,008	505,008
Retained earnings	771,727	458,083
Total Stockholders’ Equity	1,276,735	963,091
Total Liabilities and Stockholders’ Equity	$10,112,445	$10,847,794

The accompanying notes are an integral part of these financial statements.

D.S. BAXLEY, INC.
STATEMENTS OF INCOME

	For the Years Ended December 31,
	2018	2017
Revenue	$33,038,851	$31,548,661
Cost of Revenue:
Cost of revenue	24,191,092	23,578,530
Cost of revenue – related party	163,559	114,969
Total Cost of Revenue	24,354,651	23,693,499
Gross Profit	8,684,200	7,855,162

Operating Expenses:
Selling, general and administrative	6,869,327	6,884,500
Selling, general and administrative – related parties	223,450	208,200
Loss on sale of property and equipment	2,238	2,784
Total Operating Expenses	7,095,015	7,095,484
Operating Income	1,589,185	759,678

Other Income (Expense):
Other income (expense), net	91,024	(782)
Interest income	5,287	8,963
Interest expense	(484,040)	(464,050)
Total Other Expense	(387,729)	(455,869)
Income Before Provision for Income Taxes	1,201,456	303,809
Provision for income taxes	(26,300)	(14,100)
Net Income	$1,175,156	$289,709

The accompanying notes are an integral part of these financial statements.

D.S. BAXLEY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2017	115,000	$505,008	$985,816	$1,490,824
Distributions to stockholders	—	—	(817,442)	(817,442)
Net income	—	—	289,709	289,709
Balance – December 31, 2017	115,000	505,008	458,083	963,091
Distributions to stockholders	—	—	(861,512)	(861,512)
Net income	—	—	1,175,156	1,175,156
Balance – December 31, 2018	115,000	$505,008	$771,727	$1,276,735

The accompanying notes are an integral part of these financial statements.

D.S. BAXLEY, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$1,175,156	$289,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	287,882	312,368
Bad debt expense	7,509	5,481
Loss on sale of property and equipment	2,238	2,784
Changes in operating assets and liabilities:
Accounts receivable	1,150,979	(843,644)
Costs and estimated earnings in excess of billings on uncompleted contracts	(14,211)	590,359
Prepaid expenses	(36,856)	68,491
Other current assets	—	(2,700)
Other non-current assets	(110,084)	(79,658)
Accounts payable	(90,358)	175,000
Accounts payable – related party	39,408	4,609
Income taxes payable	15,616	(6,650)
Accrued expenses	591,568	172,774
Billings in excess of costs and estimated earnings on uncompleted contracts	96,051	117,946
Total Adjustments	1,939,742	517,160
Net Cash Provided By Operating Activities	3,114,898	806,869

Cash Flows From Investing Activities:
Purchases of property and equipment	(380,032)	(122,570)
Proceeds from sale of property and equipment	10,460	—
Advances on note receivable – related party	(78,338)	—
Repayments on note receivable – related party	140,403	3,864
Advances on note receivable	—	(38,743)
Repayments on note receivable	11,525	—
Net Cash Used In Investing Activities	(295,982)	(157,449)

Cash Flows from Financing Activities:
(Repayments)/borrowings under line of credit, net	(1,300,000)	725,000
Proceeds from notes payable to stockholders	—	740,000
Repayments of cash advances – stockholders	(240,000)	(150,000)
Repayments of notes payable	(161,278)	(197,438)
Distribution to stockholders	(861,512)	(817,442)
Net Cash (Used in) Provided By Financing Activities	(2,562,790)	300,120
Net Increase In Cash	256,126	949,540
Cash – Beginning of Year	1,091,121	141,581
Cash – End of Year	$1,347,247	$1,091,121

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$484,040	$464,050
Income taxes	$7,984	$23,593

The accompanying notes are an integral part of these financial statements.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

D.S. Baxley, Inc. dba DSB+ (the “Company”) was incorporated as an S corporation in the State of California on April 29, 2005. The Company is a full-service commercial flooring contractor located in Livermore, California and provides services to customers throughout the Northern California area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, accrued liabilities and recognition of revenue, including measurements of progress using the percentage of completion method of accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018 and 2017, the Company had cash balances that were not insured by the Federal Deposit Insurance Corporation of approximately $1,595,000 and $1,179,000, respectively.

Accounts Receivable

Accounts receivable consists primarily of amounts due from customers under commercial contracts.

Accounts receivable includes retainage which represents amounts withheld by commercial customers in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, or the completion of projects and/or contracts.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted. As of December 31, 2018 and 2017, the allowance for doubtful accounts was $0.

Property and Equipment

Property and equipment consists primarily of vehicles, furniture, fixtures and equipment, computer software and hardware, and leasehold improvements and are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

The Company’s property and equipment are depreciated using the following estimated useful lives:

Vehicles	5 years
Furniture, fixtures and equipment	5 to 7 years
Leasehold improvements	5 to 39 years
Computer software and hardware	3 to 5 years

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 31, 2018 and 2017.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, notes receivable, accounts payable, accrued expenses, line of credit and notes payable approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete each contract. This method is utilized because management considers it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table sets forth the status of the Company’s contracts in progress at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs incurred on uncompleted contracts	$15,883,960	$15,999,419
Estimated earnings	3,290,819	2,063,053
Estimated contract revenues	19,174,779	18,062,472
Less: billed to date	(19,871,569)	(18,677,422)
	$(696,790)	$(614,950)

Such amounts are included in the accompanying combined balance sheets under the following captions at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$632,071	$617,860
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,328,861)	(1,232,810)
	$(696,790)	$(614,950)

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes a) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or b) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Advertising Cost

The Company expenses advertising costs as they are incurred. Advertising expense was $35,572 and $40,092 during the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company has elected, under the Internal Revenue Code, to be treated as a subchapter S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the company’s taxable income. Under California regulations, S corporations pay the greater of a minimum tax of $800 or 1.5% of California taxable income.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 14, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company does not expect the adoption of ASU 2016-15 will have a material impact on its financial position, results of operations, and cash flows.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — CONCENTRATIONS

Customer concentrations in accounts receivable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Customer A	17.4%	*
Customer B	10.3%	*
Customer C	*	14.1%
Total	27.7%	14.1%

____________

*        Less than 10%

During the years ended December 31, 2018 and 2017 there were no revenue concentrations.

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

Vendor concentrations in accounts payable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor A	19.4%	18.0%
Vendor B	21.2%	19.6%
Vendor C	14.2%	*
Vendor D	*	16.9%
Total	54.8%	54.5%

____________

*        Less than 10%

During the year ended December 31, 2018, one vendor accounted for 11.7% of the total cost of revenue. There was no cost of revenue concentrations during the year ended December 31, 2017.

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Contracts completed and in-progress	$5,772,896	$7,016,871
Retainage	736,764	651,277
	$6,509,660	$7,668,148

During the years ended December 31, 2018 and 2017, bad debt expense totaled $7,509 and $5,481, respectively.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Warehouse equipment	$1,057,547	$822,529
Office equipment, hardware and software	328,357	289,317
Leasehold improvements	417,324	311,349
Automobiles	434,498	491,391
	2,237,726	1,914,586
Less accumulated depreciation and amortization	(1,448,475)	(1,204,787)
	$789,251	$709,799

Depreciation and amortization expense is classified in selling, general, and administrative expense in the accompanying statements of income. During the years ended December 31, 2018 and 2017, depreciation and amortization expense totaled $287,882 and $312,368, respectively.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Accrued commissions	$846,124	$481,912
Accrued payroll expenses	496,052	363,650
Employee stock ownership plan payable	100,000	—
Accrued use tax expense	5,619	7,820
Credit card payable	1,968	4,813
	$1,449,763	$858,195

NOTE 8 — LINE OF CREDIT

In June 2015, the Company entered into a renewable financing agreement (the “Line of Credit”) with Avidbank (“Lender”) wherein it may borrow up to $5,000,000 at the Prime Rate plus a margin of 0.75%. The obligation is secured by the Company’s assets and is subject to the personal guarantees of the stockholders. The Line of Credit also requires the Company to maintain a maximum debt/effective tangible net worth ratio of 3.00 to 1.00, a minimum current ratio of 1.25 to 1.00, and a minimum debt service ratio of 1.25 to 1.00, for which the balance is monitored quarterly. As of December 31, 2018 and 2017, the Company was in compliance with the Line of Credit covenants. The Company and the Lender renewed the financing agreement on September 20, 2018, at which time the interest rate was revised to the Prime Rate. Accrued interest is payable monthly and all outstanding accrued interest and principal is due on September 17, 2020. During 2018 and 2017, the annual interest charged ranged from 4.50% to 5.25%, the latter of which was the rate being charged at December 31, 2018.

As of December 31, 2018 and 2017, outstanding principal totaled $2,773,322 and $4,073,322, respectively, and all accrued interest was paid through those dates. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $191,416 and $189,646, respectively, in connection with this obligation.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — NOTES PAYABLE

Notes Payable

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Notes issued between December 16, 2013 and September 30, 2016 – vehicles	$42,946	$104,224
Note issued on May 18, 2015 – equipment	141,667	241,667
	184,613	345,891
Less notes payable – current portion	(126,354)	(157,498)
Notes payable – non-current portion	$58,259	$188,393

On May 18, 2015, the Company issued a note payable in the original principal amount of $500,000. The note accrues 4.75% interest annually and matures on May 18, 2020. The note’s principal and interest are payable on a monthly basis. The note payable is secured by the Company’s equipment.

On various dates between December 16, 2013 and September 30, 2016, the Company issued notes payable for the purchases of various automobiles in the aggregate principal amount of $243,792. The notes accrue interest annually at rates ranging between 1.9% – 4.74% and mature on various dates between December 31, 2018 and October 4, 2020. The note’s principal and interest are payable on a monthly basis. The notes are secured by the Company’s vehicles.

As of December 31, 2018 and 2017, outstanding principal totaled $184,613 and $345,891, respectively. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $11,285 and $19,102, respectively, in connection with these obligations. As of December 31, 2018 and 2017, the Company has paid all interest due.

Notes Payable — Stockholders

On October 1, 2013, the Company issued three notes payable to the stockholders (“Stockholder Notes”) of the Company for an aggregate principal amount of $1,325,000. The notes accrue 12.3% interest annually and mature on the earlier of (i) October 1, 2023 or (ii) the date the Company’s line of credit lender releases the covenant that requires the Company to have at least $1,325,000 in capital contributions and loans from its stockholders.

On December 31, 2017, the Company amended the Stockholder Notes to increase the aggregate principal amount to $2,065,000 and to extend the maturity date to (i) December 31, 2027 or (ii) the date the Company’s principal lender releases the covenant that requires the Company to have at least $1,500,000 in capital contributions and loans from its shareholders.

As of December 31, 2018 and 2017, outstanding principal totaled $2,065,000. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $273,675 and $248,276, respectively. As of December 31, 2018 and 2017, the Company has paid all interest due.

Maturities for the notes payable described above are as follows:

For the Years Ending December 31,	Total
2019	$126,354
2020	58,259
2021	—
2022	—
2023	—
Thereafter	2,065,000
$2,249,613

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — EMPLOYEE BENEFIT PLANS

Company Sponsored Retirement Plan

The Company has a Safe Harbor 401(K) plan (the Plan) which requires it to contribute up to 100% of the first 3% of eligible earnings deferred and an additional 50% on the next 2% of eligible earnings deferred. The Plan covers all non-union employees who have reached the age of 18 and completed six months of service and includes discretionary profit-sharing provisions. For the years ending December 31, 2018 and 2017, safe harbor contributions of approximately $79,900 and $68,400 were made to the Plan, respectively.

Multiemployer Pension Plan

The Company also contributes to trusteed pension plans under industry-wide agreements. Contributions made to the plans are based on hours worked by employees covered under the agreements and are charged to contract costs. The collective bargaining agreements with the unions expire June 2019. The risks of participating in the multiemployer plans are different from single-employer plans in the following respects:

1.      Assets contributed to the multiemployer plans by one employer may be used to provide benefits to employees of other participating employers.

2.      If a participating employer stops contributing to the plans, the unfunded obligations of the plans may be borne by the remaining participating employers.

3.      If the Company chooses to stop participating in a multiemployer plan, the Company may be required to pay that plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in the plans for the years ended December 31, 2018 and 2017, is outlined in the table below. The “Pension Plan EIN/PN” column provides the employer identification number (EIN) and the three-digit plan number (PN), if applicable. The “Zone Status” column is based on information that the Company received from the plans and is certified by the plans’ actuaries. Among other factors, plans in the red zone are generally less than 65 percent funded; plans in the orange zone are less than 80 percent funded and have an accumulated funding deficiency in the current year or projected into the next six years; plans in the yellow zone are less than 80 percent funded and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration date of the collective bargaining agreement to which the plan is subject. The nature of the Company’s business may result in volatility of the amount of their contributions to a particular multiemployer defined benefit pension plan for any given period. Withdrawal in the plans is not probable, and no surcharge is imposed on the plans.

Pension Trust Fund	Pension Plan EIN/PN	PPA Zone Status as of		FIP/RP Status Pending/ Implemented	Contributions(1)		Expiration Date of Collective-Bargaining Agreement
		2018	2017		2018	2017
Resilient Floor Covering Pension Trust Fund	94-6284071	Red	Red	Implemented	$1,226,060	$1,111,892	6/30/2022
Northern California Cement Masons Trust Funds	94-6277669	Yellow	Yellow	Implemented	5,493	—	6/30/2020
					$1,231,553	$1,111,892

____________

(1)      The Company’s contributions to the plan represent more than 5% of the total contributions to the plan for the most recent plan year available

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — EMPLOYEE BENEFIT PLANS (cont.)

Under the Employee’s Retirement Income Security Act of 1974, as amended in 1980, the Company may be liable, on termination or withdrawal from the plans, for an allocated share of the plans’ unfunded benefits. Information with respect to the Company’s portion of the value of net assets available for plan benefits and actuarial present value of vested accumulated plan benefits was not available from the plans’ administrators. However, management of the Company is not aware of any unfunded vested benefits to which they are a party. The Company currently has no intention to terminate or withdraw from the plans

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space, warehouse facilities, office equipment and vehicles to conduct its operations. Such lease agreements require the Company to pay certain taxes, utility, insurance, and maintenance costs and expire at various dates through July 2043. A portion of the office and warehouse space is subleased to a related party under a noncancelable lease that expires in February 2035. During the years ended December 31, 2018 and 2017, the Company recorded net rent expense in connection with these leases of $633,678 and $624,876, respectively. The amounts include rent for space leased from a related party of $277,450 and $250,200 and related party sublease rental income of $54,000 and $42,000 during the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, total future operating lease obligations to be offset by payments due under the sublease were as follows:

For the Years Ending December 31,	Minimum Lease Payments	Minimum Sublease Payments	Totals
2019	$590,134	$66,000	$524,134
2020	538,563	66,000	472,563
2021	481,569	66,000	415,569
2022	459,897	66,000	393,897
2023	407,732	66,000	341,732
Thereafter	5,333,000	737,000	4,596,000
	$7,810,895	$1,067,000	$6,743,895

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense for loss contingencies. As of December 31, 2018 and 2017, the Company had no liabilities recorded for loss contingencies.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 10,000,000 shares of common stock with no par value. Holders of common stock are entitled to one vote for each share held.

Employee Stock Ownership Plan

On January 1, 2016, the Company established the D.S. Baxley, Inc. Employee Stock Ownership Plan (the “ESOP”). The ESOP covers all non-union employees who have reached the age of 18 and completed 1,000 hours of service. Contributions to the ESOP are made at the Company’s discretion. Participants in the ESOP vest ratably over six years of eligible service. For the years ended December 31, 2018 and 2017, the Company accrued $100,000 and $0, respectively, as a future contribution to the ESOP. As of December 31, 2018 and 2017, no shares have been issued under the ESOP.

Distributions to Stockholders

During the year ended December 31, 2018 and 2017, aggregate distributions to the stockholders were $861,512 and $817,442, respectively.

NOTE 13 — RELATED PARTY TRANSACTIONS

During 2014, the Company entered into a note receivable agreement with a related party for up to $200,000. The note accrues interest at 5% annually, requires minimum monthly interest payments based on the balance on the note and is due on demand. At December 31, 2018 and 2017, the balance due on the note was $0 and $140,403, respectively. Interest income related to the note was $3,497 and $7,137 for the years ended December 31, 2018 and 2017, respectively.

On September 1, 2018, the Company advanced money to a related entity wholly-owned by the majority stockholders to purchase additional office and warehouse facilities to lease to the Company. The advance is non-interest-bearing. At December 31, 2018, the balance of the advance was $78,338.

The Company also subcontracts work to a related entity that is majority-owned by the stockholders. The Company and the related entity also reimburse each other for various expenses throughout the year. In addition, the Company’s stockholders advance funds to the Company throughout the year. During the years ended December 31, 2018 and 2017, the Company incurred costs related to subcontractor work performed for a related party of $163,559 and 114,969, respectively. At December 31, 2018 and 2017, there was $44,514 and $5,106, respectively, related to these transactions included in accounts payable — related party on the accompanying balance sheets.

See Note 9 — Notes Payable — Stockholders for details related to notes payable issued to stockholders.

See Note 11 — Commitments and Contingencies for details related to operating leases.

NOTE 14 — SUBSEQUENT EVENTS

On May 31, 2019, the Company repaid $100,000 of principal in connection with the Stockholder Notes.

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its stockholders (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement.

D.S. BAXLEY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 14 — SUBSEQUENT EVENTS (cont.)

Pursuant to the combination agreement, F5 Finishes has agreed to pay the Sellers total consideration of $13,196,962 consisting of (i) base consideration of $10,460,235 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $2,615,059 and shares of F5 Finishes common stock with a fair value of $7,845,176, and (ii) a retained earnings distribution of $2,736,727 payable in cash of $1,368,363 and the issuance of a three-year subordinated promissory note in the principal amount of $1,368,364, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Sellers a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Sellers are entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, one of the Company’s stockholders agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

D.S. BAXLEY, INC.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$878,411	$1,347,247
Accounts receivable	7,156,449	6,509,660
Costs and estimated earnings in excess of billings on uncompleted contracts	601,185	632,071
Advance receivable – related party	—	78,338
Prepaid expenses	607,197	490,815
Other current assets	27,857	29,918
Total Current Assets	9,271,099	9,088,049
Property and equipment, net	1,019,001	789,251
Other non-current assets	268,426	235,145
Total Assets	$10,558,526	$10,112,445

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$724,980	$974,021
Accounts payable – related party	8,028	44,514
Income taxes payable	—	15,616
Billings in excess of costs and estimated earnings on uncompleted contracts	2,281,084	1,328,861
Accrued expenses	1,372,852	1,449,763
Line of credit	3,323,322	2,773,322
Notes payable – current portion	118,191	126,354
Total Current Liabilities	7,828,457	6,712,451
Notes payable – non-current portion	3,315	58,259
Notes payable – stockholders	1,965,000	2,065,000
Total Liabilities	9,796,772	8,835,710

Commitments and Contingencies (Note 7)	—	—

Stockholders’ Equity:
Common stock, no par value, 10,000,000 shares authorized, 115,000 shares issued and outstanding	505,008	505,008
Retained earnings	256,746	771,727
Total Stockholders’ Equity	761,754	1,276,735
Total Liabilities and Stockholders’ Equity	$10,558,526	$10,112,445

The accompanying notes are an integral part of these condensed financial statements.

D.S. BAXLEY, INC.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Revenue	$15,961,210	$17,408,236

Cost of revenue:
Cost of revenue	11,604,295	12,957,097
Cost of revenue – related party	46,717	75,270
Total Cost of Revenue	11,651,012	13,032,367
Gross Profit	4,310,198	4,375,869

Operating Expenses:
Selling, general and administrative	3,695,288	3,456,640
Selling, general and administrative – related parties	124,800	98,100
Total Operating Expenses	3,820,088	3,554,740
Operating Income	490,110	821,129

Other Income (Expense):
Other income	132,694	87,799
Interest income	362	4,295
Interest expense	(212,587)	(253,471)
Total Other Expense	(79,531)	(161,377)
Income Before Provision for Income Taxes	410,579	659,752
Provision for income taxes	(8,799)	(29,255)
Net Income	$401,780	$630,497

The accompanying notes are an integral part of these condensed financial statements.

D.S. BAXLEY, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2019	115,000	$505,008	$771,727	$1,276,735
Distributions to stockholders	—	—	(916,761)	(916,761)
Net income	—	—	401,780	401,780
Balance – June 30, 2019	115,000	$505,008	$256,746	$761,754
	FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2018	115,000	$505,008	$458,083	$963,091
Distributions to stockholders	—	—	(521,512)	(521,512)
Net income	—	—	630,497	630,497
Balance – June 30, 2018	115,000	$505,008	$567,068	$1,072,076

The accompanying notes are an integral part of these condensed financial statements.

D.S. BAXLEY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:

Net income	$401,780	$630,497

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139,725	139,118
Bad debt expense	2,950	7,509
Loss on sale of property and equipment	—	4,738

Changes in operating assets and liabilities:
Accounts receivable	(649,739)	(121,064)
Accounts receivable – related party	—	(5,615)
Costs and estimated earnings in excess of billings on uncompleted contracts	30,886	73,842
Prepaid expenses	(116,382)	(55,690)
Other current assets	(6,766)	(6,851)
Other non-current assets	(33,281)	(44,038)
Accounts payable	(249,041)	84,027
Accounts payable – related party	(36,486)	(5,106)
Income taxes payable	(15,616)	—
Accrued expenses	(76,911)	420,094
Billings in excess of costs and estimated earnings on uncompleted contracts	952,223	(72,026)
Total Adjustments	(58,438)	418,938
Net Cash Provided By Operating Activities	343,342	1,049,435

Cash Flows From Investing Activities:
Purchases of property and equipment	(291,137)	(89,690)
Proceeds from sale of property and equipment	—	7,960
Repayments on note receivable – related party	—	40,516
Advances on note receivable	—	(10,000)
Repayments on note receivable	8,827	17,108
Net Cash Used In Investing Activities	(282,310)	(34,106)

Cash Flows from Financing Activities:
Borrowings/(repayments) under line of credit, net	550,000	(450,000)
Repayments of notes payable to stockholders	(100,000)	—
Repayments of notes payable	(63,107)	(83,319)
Distributions to stockholders	(916,761)	(521,512)
Net Cash Used In Financing Activities	(529,868)	(1,054,831)
Net Decrease In Cash	(468,836)	(39,502)
Cash – Beginning of Period	1,347,247	1,091,121
Cash – End of Period	$878,411	$1,051,619

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period For:
Interest	$212,605	$253,511
Income tax	$32,892	$5,401

Non-cash investing and financing activities:
Purchase of property and equipment in satisfaction of advance receivable – related party	$78,338	$—

The accompanying notes are an integral part of these condensed financial statements.

D.S. BAXLEY, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

D.S. Baxley, Inc. dba DSB+ (the “Company”) was incorporated as an S corporation in the State of California on April 29, 2005. The Company is a full-service commercial flooring contractor located in Livermore, California and provides services to customers throughout the Northern California area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recognized using the cost-to-cost method which involves estimating the total transaction price and the total costs through completion. Contracts are fixed-fee in nature and total costs through completion is the sum of the actual costs incurred to-date plus the estimated costs to be incurred to fulfill contract performance obligations.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations. Cost of revenue corresponds with, and thereby represents, the transfer of control to the customer. When appropriate, cost of revenue also include provisions for estimated losses on uncompleted contracts in the period in which such losses are determined and/or adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for contract modifications when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated, and its realization is reasonably assured. Amounts representing such contract modifications, which are accounted for as part of the existing contract, are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis within the period when such modifications are made. Such modifications to contracts, if significant, can materially affect the Company’s results of operations and cash flows.

D.S. BAXLEY, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. Accounts receivable is recorded when revenue is recognized prior to payment. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$15,599,391	$15,883,960
Estimated earnings	4,318,913	3,290,819
Estimated contract revenues	19,918,304	19,174,779
Less: billed to date	(21,598,203)	(19,871,569)
	$(1,679,899)	$(696,790)

Such amounts are included in the accompanying combined balance sheets under the following captions at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$601,185	$632,071
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,281,084)	(1,328,861)
	$(1,679,899)	$(696,790)

During the six months ended June 30, 2019 and 2018, the Company recognized revenues of $1,018,999 and $1,184,070, respectively, which had been included in Billings in excess of costs and estimated earnings on uncompleted contracts as of December 31, 2018 and 2017, respectively.

As of June 30, 2019, the Company had approximately $13.3 million of remaining performance obligations. That backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

Customer concentrations in revenue for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Customer A	12.3%	*
Customer C	*	11.7%
Customer D	*	11.4%
Total	12.3%	23.1%

____________

*        Less than 10%

D.S. BAXLEY, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

Customer concentrations in accounts receivable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Customer C	11.5%	*
Customer A	*	17.4%
Customer B	*	10.3%
Total	11.5%	27.7%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in cost of goods sold for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Vendor G	12.3%	*
Vendor F	12.1%	17.1%
Vendor B	12.0%	*
Vendor H	10.2%	*
Vendor E	*	14.4%
Total	46.6%	31.5%

____________

*        Less than 10%

Vendor concentrations in accounts payable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Vendor E	15.3%	*
Vendor A	14.1%	19.4%
Vendor C	10.9%	14.2%
Vendor B	*	21.2%
Total	40.3%	54.8%

____________

*        Less than 10%

NOTE 4 — LINE OF CREDIT

During the six months ended June 30, 2019 and 2018, the Company borrowed (net) an additional $550,000 and repaid $450,000, respectively, in connection to its line of credit obligation. As of June 30, 2019, the Company was in compliance with the line of credit covenants.

As of June 30, 2019 and December 31, 2018, the outstanding principal totaled $3,323,322 and $2,773,322, respectively, and all accrued interest was paid through those dates. During the six months ended June 30, 2019 and 2018, the Company recorded interest expense of $83,022 and $104,078, respectively, in connection with this line of credit.

D.S. BAXLEY, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — NOTES PAYABLE

Notes Payable

Notes payable consisted of the following as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Notes issued between December 16, 2013 and September 30, 2016 – vehicles	$29,839	$42,946
Note issued on May 18, 2015 – equipment	91,667	141,667
	121,506	184,613
Less notes payable – current portion	(118,191)	(126,354)
Notes payable – non-current portion	$3,315	$58,259

During the six months ended June 30, 2019 and 2018, the Company repaid an aggregate principal amount of $63,107 and 83,319, respectively, in connection to its note payable obligations. As of June 30, 2019 and December 31, 2018, the outstanding principal totaled $121,506 and $184,613, respectively. During the six months ended June 30, 2019 and 2018, the Company recorded interest expense of $3,255 and $6,460, respectively.

Notes Payable — Stockholders

During the six months ended June 30, 2019, the Company repaid a principal amount of $100,000 to its stockholders in connection with the stockholder notes. As of June 30, 2019 and December 31, 2018, the outstanding principal totaled $1,965,000 and $2,065,000, respectively. During the six months ended June 30, 2019 and 2018, the Company recorded interest expense of $123,513 and $139,298, respectively, in connection with this obligation.

NOTE 6 — EMPLOYEE BENEFIT PLANS

Company Sponsored Retirement Plan

The Company has a Safe Harbor 401(N) plan (the Plan) which requires it to contribute up to 100% of the first 3% of eligible earnings deferred and an additional 50% on the next 2% of eligible earnings deferred. The Plan covers all non-union employees who have reached the age of 18 and completed six months of service and includes discretionary profit-sharing provisions. For the six months ended June 30, 2019 and 2018, safe harbor contributions of approximately $49,600 and $40,000 were made to the Plan, respectively.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Operating Leases

During the six months ended June 30, 2019 and 2018, the Company recorded net rent expense in connection with its operating leases of $320,828 and $306,916, respectively. The amounts include rent for space leased from a related party of $157,800 and $125,100 and related party sublease rental income of $33,000 and $27,000 during the six months ended June 30, 2019 and 2018, respectively.

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

D.S. BAXLEY, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — STOCKHOLDERS’ EQUITY

Distributions to Stockholders

During the six months ended June 30, 2019 and 2018, aggregate distributions to the stockholders were $916,761 and $521,512, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

On May 31, 2019, the Company acquired $78,338 of leasehold improvements in satisfaction of an advance receivable from a related party. As of June 30, 2019 and December 31, 2018, the balance of the advance was $0 and $78,338, respectively.

The Company subcontracts work to a related entity that is majority-owned by the stockholders. The Company and the related entity also reimburse each other for various expenses throughout the year. In addition, the Company’s stockholders advance funds to the Company throughout the year. During the six months ended June 30, 2019 and 2018, the Company incurred costs related to subcontractor work performed for a related party of $46,717 and $75,270, respectively. At June 30, 2019 and December 31, 2018, there was $8,028 and $44,514, respectively, related to these transactions included in accounts payable — related party on the accompanying condensed balance sheets.

See Note 5 — Notes Payable — Stockholders for details related to notes payable issued to stockholders.

See Note 7 — Commitments and Contingencies for details related to operating leases.

On April 15, 2019, one of the Company’s stockholders agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

NOTE 10 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its stockholders (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Sellers total consideration of $13,196,962 consisting of (i) base consideration of $10,460,235 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $2,615,059 and shares of F5 Finishes common stock with a fair value of $7,845,176, and (ii) a retained earnings distribution of $2,736,727 payable in cash of $1,368,363 and the issuance of a three-year subordinated promissory note in the principal amount of $1,368,364, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Sellers a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Sellers are entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

Line of Credit – Financial Covenants

As of September 30, 2019, the Company was in technical violation of a financial covenant associated with its line of credit. On November 1, 2019, the lender waived the September 30, 2019 technical violation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Contract Carpet Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Contract Carpet Systems, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

CONTRACT CARPET SYSTEMS, INC.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$1,067,701	$714,979
Accounts receivable, net	4,885,132	3,694,132
Costs and estimated earnings in excess of billings on uncompleted contracts	1,690,509	2,252,030
Prepaid expenses and other current assets	300,090	423,986
Total Current Assets	7,943,432	7,085,127
Property and equipment, net	263,721	329,545
Other non-current assets	102,000	102,000
Total Assets	$8,309,153	$7,516,672

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$520,336	$506,580
Accrued expenses	653,493	720,199
Accrued expenses – related party	132,291	164,035
Billings in excess of costs and estimated earnings on uncompleted contracts	533,979	285,778
Line of credit	398,108	272,097
Notes payable – current portion	21,023	18,963
Total Current Liabilities	2,259,230	1,967,652
Notes payable – non-current portion	45,559	66,936
Total Liabilities	2,304,789	2,034,588

Commitments and Contingencies (Note 11)	—	—

Stockholder’s Equity:
Common Stock, $1.00 par value, 15,000 shares authorized, 50 shares issued and outstanding	50	50
Additional paid-in capital	900	900
Retained earnings	6,003,414	5,481,134
Total Stockholder’s Equity	6,004,364	5,482,084
Total Liabilities and Stockholder’s Equity	$8,309,153	$7,516,672

The accompanying notes are an integral part of these financial statements.

CONTRACT CARPET SYSTEMS, INC.
STATEMENTS OF INCOME

	For the Years Ended December 31,
	2018	2017
Revenue	$19,256,253	$18,907,714
Cost of revenue	14,035,074	13,292,627
Gross Profit	5,221,179	5,615,087

Operating Expenses:
Selling, general and administrative expenses	4,211,219	3,986,212
Selling, general and administrative expenses – related party	241,055	238,080
Total Operating Expenses	4,452,274	4,224,292
Operating Income	768,905	1,390,795

Other Income (Expense):
Interest income	1,200	—
Other income	16,557	110,889
Interest expense	(22,948)	(18,350)
Total Other (Expense) Income	(5,191)	92,539
Income Before Provision for Income Taxes	763,714	1,483,334
Provision for income taxes	(12,535)	(189,450)
Net Income	$751,179	$1,293,884

The accompanying notes are an integral part of these financial statements.

CONTRACT CARPET SYSTEMS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance, January 1, 2017	50	$50	$900	$4,316,611	$4,317,561
Net income	—	—	—	1,293,884	1,293,884
Distributions to stockholder	—	—	—	(129,361)	(129,361)
Balance, December 31, 2017	50	50	900	5,481,134	5,482,084
Net income	—	—	—	751,179	751,179
Distributions to stockholder	—	—	—	(228,899)	(228,899)
Balance, December 31, 2018	50	$50	$900	$6,003,414	$6,004,364

The accompanying notes are an integral part of these financial statements.

CONTRACT CARPET SYSTEMS, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$751,179	$1,293,884

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,324	69,506
Bad debt expense	127,271	125,590
Deferred tax expense included in provision for income taxes	—	120,640
Benefit for elimination of deferred tax balances upon change in tax status	—	(72,895)

Changes in operating assets and liabilities:
Accounts receivable	(1,318,271)	(370,895)
Costs and estimated earnings in excess of billings on uncompleted contracts	561,521	(725,496)
Prepaid expenses and other current assets	123,896	(170,897)
Other non-current assets	—	148,896
Accounts payable	13,756	98,723
Accrued expenses	(66,706)	(128,719)
Accrued expenses – related party	(31,744)	(23,525)
Billings in excess of costs and estimated earnings on uncompleted contracts	248,201	9,053
Total Adjustments	(274,752)	(920,019)
Net Cash Provided By Operating Activities	476,427	373,865

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,500)	(116,670)
Net Cash Used In Investing Activities	(1,500)	(116,670)

Cash Flows From Financing Activities:
Borrowings (repayments) under line of credit, net	126,011	(1,059)
Proceeds from issuance of notes payable	—	77,302
Repayment of notes payable	(19,317)	(25,062)
Distributions to stockholder	(228,899)	(129,361)
Net Cash Used In Financing Activities	(122,205)	(78,180)
Net Increase In Cash	352,722	179,015
Cash – Beginning of Year	714,979	535,964
Cash – End of Year	$1,067,701	$714,979

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$22,948	$18,350
Income taxes	$4,910	$126,690

The accompanying notes are an integral part of these financial statements.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Contract Carpet Systems, Inc. (the “Company”) was incorporated in the State of Maryland on October 13, 1977. The Company is a full-service commercial flooring contractor located in Maryland and provides services to customers throughout the Maryland, Virginia, and District of Columbia area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, accrued expenses, and recognition of revenue including measurements of progress using the percentage of completion method of accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018 and 2017, the Company had cash balances that were not insured by the Federal Deposit Insurance Corporation of approximately $934,000 and $735,000, respectively.

Accounts Receivable

Accounts receivable consists primarily of amounts due from customers under commercial contracts. Such receivables include retainage which represents amounts withheld by commercial customers in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, or the completion of projects and/or contracts.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statements of income. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after substantial collection attempts have been exhausted and the prospects for recovery are remote.

Property and Equipment

Property and equipment consists of furniture, fixtures and equipment, vehicles, and leasehold improvements which are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives. Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement. Maintenance and repairs are charged to operations as incurred.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s property and equipment are depreciated or amortized using the following estimated useful lives:

Furniture, fixtures and equipment	5 to 7 years
Vehicles	5 years
Leasehold improvements	5 to 15 years

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 31, 2018 and 2017.

Accounts Payable

Accounts payable includes amounts due to and invoiced by vendors in the normal course of business. Accounts payable includes retainage amounts due to subcontractors in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, and/or the completion of projects and/or contracts.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses, line of credit and notes payable approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete each contract. This method is utilized because management considers it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table sets forth the status of the Company’s contracts in progress at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs incurred on uncompleted contracts	$6,103,248	$5,659,467
Estimated earnings	1,729,305	2,035,666
Estimated contract revenues	7,832,553	7,695,133
Less: Billed to date	6,676,023	5,728,881
	$1,156,530	$1,966,252

Such amounts are included in the balance sheets under the following captions at December 31, 2018 and 2017.

	December 31,
	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,690,509	$2,252,030
Billings in excess of costs and estimated earnings on uncompleted contracts	(533,979)	(285,778)
	$1,156,530	$1,966,252

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes a) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or b) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Income Taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”). Through July 31, 2017, the Company’s fiscal year-end for tax purposes was July 31st and the Company was taxed as a “C Corporation” for Federal, the State of Maryland, the State of Virginia, and the District of Columbia income tax purposes.

Through July 31, 2017, the Company recognized deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

Effective July 31, 2017, the Company elected to be taxed as an “S Corporation” for Federal, the State of Maryland, and the State of Virginia income tax purposes. Therefore, income tax expense for Federal and state purposes has not been recorded in the financial statements subsequent to that date since taxable income primarily passes through to, and is reportable by, the Company’s stockholder. On that date the Company eliminated deferred tax assets totaling $634,837 related to inventory costs deferred for tax purposes and included a charge in the same amount in the tax provision for the year ended December 31, 2017. Subsequent to July 31, 2017, the Company is only subject to income taxes in the District of Columbia.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2018 and 2017. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of income. The Company did not record any such expenses during the years ended December 31, 2018 and 2017.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 15, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. Effective January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently evaluating ASU 2016-15 and its impact on its financial statements or disclosures.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

NOTE 4 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

Customer concentrations in revenue for the years ended December 31, 2018 and 2017 were as follows:

	Years Ended December 31,
	2018	2017
Customer A	12.4%	12.5%

Customer concentrations in accounts receivable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Customer A	16.3%	*
Customer B	*	12.3%
Total	16.3%	12.3%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in cost of revenue for the years ended December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor A	18.8%	22.1%

Vendor concentrations in accounts payable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor A	11.2%	15.6%
Vendor C	*	15.1%
Vendor D	18.9%	*
Vendor E	*	12.4%
Total	30.1%	43.1%

____________

*        Less than 10%

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Contracts completed and in-progress	$4,492,650	$3,427,306
Retainage	685,384	518,287
	5,178,034	3,945,593
Less: allowance for doubtful accounts	(292,902)	(251,461)
	$4,885,132	$3,694,132

During the years ended December 31, 2018 and 2017, bad debt expense totaled $127,271 and $125,590, respectively.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Furniture and fixtures	$29,742	$29,742
Equipment and vehicles	412,903	411,403
Leasehold improvements	278,869	278,869
	721,514	720,014
Less: accumulated depreciation and amortization	(457,793)	(390,469)
	$263,721	$329,545

Depreciation and amortization expense is classified in selling, general and administrative expenses in the accompanying statements of income. During the years ended December 31, 2018 and 2017, depreciation and amortization expense totaled $67,324 and $69,506, respectively.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Accrued commissions	$555,586	$492,749
Customer deposits	26,159	216,621
Other accrued expenses	71,748	10,829
	$653,493	$720,199

NOTE 8 — LINE OF CREDIT

Under the terms of a financing agreement with Capital One (“Lender”), the Company may borrow up to $750,000 at prime plus 0.5% through September 20, 2019 and repay the principal amount outstanding at any time without penalty. The obligation is collateralized with a first lien on all receivables and requires monthly payment of accrued interest. Terms of the agreement require the Company to:

a)      Provide financial statements compiled by a certified public accountant within 150 days of the end of each fiscal year;

b)    Provide internal financial statements on a semi-annual basis within 45 days of the end of those periods;

c)    Provide accounts receivable and accounts payable reports within 45 days of the end of each quarter;

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — LINE OF CREDIT (cont.)

d)      Provide copies of tax returns within 30 days of filing; and

e)      Maintain a debt service coverage ratio of 1.25 to 1 calculated as net income plus non-cash charges plus interest divided by all contractually obligated principal and interest payments.

If principal or interest is not paid when due or any of the above covenants are not met, the interest rate on the outstanding principal increases to 18% per annum. The Company is in compliance with all debt covenants as of December 31, 2018 and 2017.

During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $19,855 and $9,633, respectively, in connection with this obligation. As described in Note 15, Subsequent Events, the outstanding balance of $398,108 was paid in full on February 27, 2019.

On September 11, 2019, the Lender extended this financing agreement through October 20, 2019 to facilitate the submission of these audited financial statements as of and for each of the two years ended December 31, 2018 and 2017 in connection with the Company’s pending application for renewal of this credit facility.

NOTE 9 — NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Notes issued on:
August 10, 2016	$11,369	$15,633
March 20, 2017	28,266	36,433
October 23, 2017	26,947	33,834
	66,582	85,899
Less notes payable – current portion	(21,023)	(18,963)
Notes payable – non-current portion	$45,559	$66,936

On August 10, 2016, the Company issued a non-interest bearing note payable in the amount of $21,317. The note requires monthly payments of $355 through August 2021, and is collateralized by a Company vehicle.

On March 20, 2017, the Company issued a note payable in the amount of $42,402. The note accrues interest at an annual rate of 2.9%, requires monthly payments of $761 through March 2022, and is collateralized by a Company vehicle.

On October 23, 2017, the Company issued a note payable in the amount of $34,900. The note accrues interest at an annual rate of 3.5%, requires monthly payments of $636 through August 2022, and is collateralized by a Company vehicle.

During the years ended December 31, 2018 and 2017, the Company recorded interest expense related to the notes payable described above of $7,497 and $1,084, respectively.

Maturities for the notes payable described above are as follows:

For the Years Ending December 31,
2019	$21,023
2020	19,918
2021	19,761
2022	5,880
$66,582

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — INCOME TAXES

Effective July 31, 2017, the Company elected to be taxed as a Subchapter S corporation for federal and most state income tax purposes. Therefore, income tax expense for federal purposes and most state purposes has not been recorded in the financial statements subsequent to that date since taxable income primarily passes through to, and is reportable by, the Company’s stockholder. On that date the Company eliminated net deferred income tax liabilities of $212,928 related to differences between book and tax accounting for inventory costs and revenue recognition and then included a benefit in the same amount in the tax provision for the year ended December 31, 2017. Subsequent to July 31, 2017, the Company is only subject to income taxes in the District of Columbia.

The provision for income taxes for the years ended December 31, 2018 and 2017 consists of the following:

	Years Ended December 31,
	2018	2017
Current tax expense:
Federal	$—	$106,281
State and local	12,535	35,424
	12,535	141,705
Deferred tax expense:
Federal	—	218,452
State and local	—	42,221
	—	260,673
Total of current and deferred tax expense	12,535	402,378
Benefit related to the elimination of deferred tax balances upon conversion to Subchapter S status	—	(212,928)
Provision for income taxes	$12,535	$189,450

A reconciliation of the Federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	Years Ended December 31,
	2018	2017
Tax expense at the Federal statutory rate	21.0%	35.0%
Effect of the Company’s election to be taxed as a Subchapter S corporation	(21.0)%	(10.9)%

Tax effect of:
State taxes (net of Federal benefits in 2017)	1.6%	2.4%
Permanent differences:	0.0%	0.6%
Benefit related to the elimination of deferred tax balances upon conversion to Subchapter S status	0.0%	(14.3)%
Effective income tax rate	1.6%	12.8%

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office and warehouse facilities totaling 21,800 square feet to conduct its operations from an entity controlled by a related party, the sole stockholder of the Company. Such lease agreements require the Company to pay certain taxes, utility, insurance, and maintenance costs and expire at various dates through July 2020. During the years ended December 31, 2018 and 2017, the Company recorded rental expense in connection with these leases of $241,055 and $238,080, respectively.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

As of December 31, 2018, total future operating lease obligations were as follows:

For the Years Ending December 31,
2019	$248,285
2020	147,336
$395,621

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense for loss contingencies. As of December 31, 2018 and 2017, the Company had no liabilities recorded for loss contingencies.

NOTE 13 — STOCKHOLDER’S EQUITY

The Company is authorized to issue up to 15,000 shares of common stock with a par value of $1.00 per share. Holders of common stock are entitled to one vote for each share held. As of December 31, 2018 and 2017, there were 50 shares of common stock outstanding and all such shares were held by one individual.

During the years ended December 31, 2018 and 2017, the Company made distributions to its shareholder totaling $228,899 and $129,361, respectively.

NOTE 14 — RELATED PARTY TRANSACTIONS

The Company leases office and warehouse facilities from a company controlled by a related party, the sole shareholder of the Company, as further described in Note 11, Commitments and Contingencies — Operating Leases.

The Company has recorded accrued expenses due to a related party in connection with the above leases, as of December 31, 2018 and 2017 in the amounts of $132,291 and $164,035, respectively.

NOTE 15 — SUBSEQUENT EVENTS

As described in Note 8, Line of Credit, on February 27, 2019 the outstanding balance under that credit facility was paid in full and on September 11, 2019 the term was extended to October 20, 2019.

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered

CONTRACT CARPET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 15 — SUBSEQUENT EVENTS (cont.)

into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $9,701,164 consisting of (i) base consideration of $3,697,750 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $924,438 and shares of F5 Finishes common stock with a fair value of $2,773,312, and (ii) a retained earnings distribution of $6,003,414 payable in cash of $3,001,707 and the issuance of a three-year subordinated promissory note in the principal amount of $3,001,707, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, the Company’s stockholder agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

CONTRACT CARPET SYSTEMS, INC.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$813,767	$1,067,701
Accounts receivable, net	3,850,203	4,885,132
Costs and estimated earnings in excess of billings on uncompleted contracts	2,010,525	1,690,509
Prepaid expenses and other current assets	501,367	300,090
Total Current Assets	7,175,862	7,943,432
Property and equipment, net	230,677	263,721
Other non-current assets	122,524	102,000
Total Assets	$7,529,063	$8,309,153

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$715,199	$520,336
Accrued expenses	525,696	653,493
Accrued expenses – related party	—	132,291
Billings in excess of costs and estimated earnings on uncompleted contracts	595,500	533,979
Line of credit	—	398,108
Notes payable – current portion	17,226	21,023
Total Current Liabilities	1,853,621	2,259,230
Notes payable – non-current portion	37,587	45,559
Total Liabilities	1,891,208	2,304,789

Commitments and contingencies (Note 5)	—	—

Stockholder’s Equity:
Common Stock, $1.00 par value, 15,000 shares authorized, 50 shares issued and outstanding	50	50
Additional paid-in capital	900	900
Retained earnings	5,636,905	6,003,414
Total Stockholder’s Equity	5,637,855	6,004,364
Total Liabilities and Stockholder’s Equity	$7,529,063	$8,309,153

The accompanying notes are an integral part of these condensed financial statements.

CONTRACT CARPET SYSTEMS, INC.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Revenue	$8,110,784	$9,265,985
Cost of revenue	5,802,146	6,837,412
Gross Profit	2,308,638	2,428,573

Operating Expenses:
Selling, general and administrative expenses	2,050,545	2,108,183
Selling, general and administrative expenses – related party	142,918	119,040
Total Operating Expenses	2,193,463	2,227,223
Operating Income	115,175	201,350

Other Income:
Interest income	1,336	1,200
Other income	3,097	12,815
Interest expense	(4,123)	(12,657)
Total Other Income	310	1,358
Income Before Provision for Income Taxes	115,485	202,708
Provision for income taxes	(1,584)	(3,273)
Net Income	$113,901	$199,435

The accompanying notes are an integral part of these condensed financial statements.

CONTRACT CARPET SYSTEMS, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance, January 1, 2019	50	$50	$900	$6,003,414	$6,004,364
Net income	—	—	—	113,901	113,901
Distributions to stockholder	—	—	—	(480,410)	(480,410)
Balance, June 30, 2019	50	$50	$900	$5,636,905	$5,637,855
	FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance, January 1, 2018	50	$50	$900	$5,481,134	$5,482,084
Net income	—	—	—	199,435	199,435
Distributions to stockholder	—	—	—	(112,909)	(112,909)
Balance, June 30, 2018	50	$50	$900	$5,567,660	$5,568,610

The accompanying notes are an integral part of these condensed financial statements.

CONTRACT CARPET SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$113,901	$199,435

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	33,044	33,971
Bad debt expense	30,040	115,874

Changes in operating assets and liabilities:
Accounts receivable	1,004,889	(7,729)
Costs and estimated earnings in excess of billings on uncompleted contracts	(320,016)	(961,396)
Prepaid expenses and other current assets	(201,277)	243,755
Other non-current assets	(20,524)	(16,570)
Accounts payable	194,863	272,909
Accrued expenses	(127,797)	16,086
Accrued expenses – related party	(132,291)	(164,035)
Billings in excess of costs and estimated earnings on uncompleted contracts	61,521	84,753
Total Adjustments	522,452	(382,382)
Net Cash Provided By (Used In) Operating Activities	636,353	(182,947)

Cash Flows From Financing Activities:
Repayments under line of credit, net	(398,108)	(272,097)
Repayment of notes payable	(11,769)	(9,780)
Distributions to stockholder	(480,410)	(112,909)
Net Cash Used In Financing Activities	(890,287)	(394,786)
Net Decrease In Cash	(253,934)	(577,733)
Cash – Beginning of Period	1,067,701	714,979
Cash – End of Period	$813,767	$137,246

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$4,123	$12,657
Income taxes	$9,860	$—

The accompanying notes are an integral part of these condensed financial statements.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Contract Carpet Systems, Inc. (the “Company”) was incorporated in the State of Maryland on October 13, 1977. The Company is a full-service commercial flooring contractor located in Maryland and provides services to customers throughout the Maryland, Virginia, and District of Columbia area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recognized using the cost-to-cost method which involves estimating the total transaction price and the total costs through completion. Contracts are fixed-fee in nature and total costs through completion is the sum of the actual costs incurred to-date plus the estimated costs to be incurred to fulfill contract performance obligations.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations. Cost of revenue corresponds with, and thereby represents, the transfer of control to the customer. When appropriate, cost of revenue also include provisions for estimated losses on uncompleted contracts in the period in which such losses are determined and/or adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for contract modifications when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated, and its realization is reasonably assured. Amounts representing such contract modifications, which are accounted for as part of the existing contract, are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis within the period when such modifications are made. Such modifications to contracts, if significant, can materially affect the Company’s results of operations and cash flows.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. Accounts receivable is recorded when revenue is recognized prior to payment. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$5,798,052	$6,103,248
Estimated earnings	1,462,689	1,729,305
Estimated contract revenues	7,260,741	7,832,553
Less: Billed to date	5,845,716	6,676,023
	$1,415,025	$1,156,530

Such amounts are included in the balance sheets under the following captions at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$2,010,525	$1,690,509
Billings in excess of costs and estimated earnings on uncompleted contracts	(595,500)	(533,979)
	$1,415,025	$1,156,530

During the six months ended June 30, 2019 and 2018, the Company recognized revenues of $533,979 and $285,778, respectively, of revenues which had been included in Billings in excess of costs and estimated earnings on uncompleted contracts as of December 31, 2018 and 2017, respectively.

As of June 30, 2019, the Company had approximately $6.4 million of remaining performance obligations. That backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

Customer concentrations in revenue for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Customer A	10.5%	12.3%

CONTRACT CARPET SYSTEMS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

Customer concentrations in accounts receivable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Customer A	15.4%	16.3%
Customer B	14.0%	*
Total	29.4%	16.3%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in cost of revenue for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Vendor A	21.0%	18.8%

Vendor concentrations in accounts payable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Customer A	15.4%	11.2%
Customer B	11.0%	*
Customer C	18.9%	*
Customer D	19.5%	18.9%
Total	64.8%	30.1%

____________

*        Less than 10%

NOTE 4 — LINE OF CREDIT

During the six months ended June 30, 2019 and 2018, the Company repaid $398,108 and $272,097, respectively, under its line of credit. During the six months ended June 30, 2019 and 2018, the Company recorded interest expense of $3,272 and $11,015, respectively, in connection with this obligation. As of June 30, 2019 and 2018, the outstanding principal due under this facility was $0 and $398,108, respectively.

On September 11, 2019, the Lender extended this financing agreement through October 20, 2019 to facilitate the submission of these audited financial statements as of and for each of the two years ended December 31, 2018 and 2017 in connection with the Company’s pending application for renewal of this credit facility.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

CONTRACT CARPET SYSTEMS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — COMMITMENTS AND CONTINGENCIES (cont.)

Operating Leases

The Company leases office and warehouse facilities totaling 21,800 square feet to conduct its operations from an entity controlled by a related party, the sole stockholder of the Company. Such lease agreements require the Company to pay certain taxes, utility, insurance, and maintenance costs and expire at various dates through July 2020. During the six months ended June 30, 2019 and 2018, the Company recorded rental expense in connection with these leases of $122,610 and $119,040, respectively.

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

NOTE 6 — STOCKHOLDER’S EQUITY

During the six months ended June 30, 2019 and 2018, aggregate distributions to the stockholder were $480,410 and $112,909, respectively.

NOTE 7 — RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2019, the Company repaid $132,291 due to a related party, the sole stockholder of the Company. As of June 30, 2019, there were no accrued expenses due to that related party.

During the six months ended June 30, 2019 and 2018, the Company had recorded rent expense of $122,610 and $119,040, respectively, related to office and warehouse facilities leased from a company controlled by a related party, the sole stockholder of the Company.

On April 15, 2019, the Company’s stockholder agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described below.

NOTE 8 — SUBSEQUENT EVENTS

Line of Credit

On October 10, 2019 the term of the credit facility described in Note 4 – Line of Credit was extended to October 20, 2020.

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $9,701,164 consisting of (i) base consideration of $3,697,750 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $924,438 and shares of F5 Finishes common stock with a fair value of $2,773,312, and (ii) a retained earnings distribution of $6,003,414 payable in cash of $3,001,707 and the issuance of a three-year subordinated promissory note in the principal amount of $3,001,707, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Premier Maintenance Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Premier Maintenance Group, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

PREMIER MAINTENANCE GROUP, INC.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$252,928	$278,953
Accounts receivable	243,730	195,960
Accounts receivable – related party	44,514	5,106
Prepaid expenses and other current assets	6,112	12,892
Total Current Assets	547,284	492,911
Property and equipment, net	68,532	82,670
Total Assets	$615,816	$575,581

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$36,129	$14,871
Accrued expenses	60,766	69,499
Notes payable – current portion	15,010	18,757
Total Current Liabilities	111,905	103,127
Notes payable – non-current portion	—	15,033
Notes payable – related party	—	140,403
Total Liabilities	111,905	258,563

Commitments and Contingencies (Note 8)
Stockholders’ Equity:
Common stock, no par value, 200,000 shares authorized, 22,500 shares issued and outstanding	164,567	164,567
Retained earnings	339,344	152,451
Total Stockholders’ Equity	503,911	317,018
Total Liabilities and Stockholders’ Equity	$615,816	$575,581

The accompanying notes are an integral part of these financial statements.

PREMIER MAINTENANCE GROUP, INC.
STATEMENTS OF INCOME

	For the Years Ended December 31,
	2018	2017
Revenue:
Revenue	$1,864,875	$1,359,270
Revenue – related party	163,559	114,969
Total Revenue	2,028,434	1,474,239
Cost of revenue	585,955	491,966
Gross Profit	1,442,479	982,273

Operating Expenses:
Selling, general and administrative	884,451	724,828
Selling, general and administrative – related parties	60,382	48,011
Total Operating Expenses	944,833	772,839
Operating Income	497,646	209,434

Other Income (Expense):
Interest income	28	21
Interest expense	(4,270)	(8,554)
Total Other Expense	(4,242)	(8,533)
Income Before Provision for Income Taxes	493,404	200,901
Provision for income taxes	(6,511)	(1,228)
Net Income	$486,893	$199,673

The accompanying notes are an integral part of these financial statements.

PREMIER MAINTENANCE GROUP, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2017	22,500	$164,567	$—	$164,567
Distributions to stockholders	—	—	(47,222)	(47,222)
Net income	—	—	199,673	199,673
Balance – December 31, 2017	22,500	164,567	152,451	317,018
Distributions to stockholders	—	—	(300,000)	(300,000)
Net income	—	—	486,893	486,893
Balance – December 31, 2018	22,500	$164,567	$339,344	$503,911

The accompanying notes are an integral part of these financial statements.

PREMIER MAINTENANCE GROUP, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$486,893	$199,673

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,758	37,568
Bad debt expense	20,350	—

Changes in operating assets and liabilities:
Accounts receivable	(68,120)	(73,748)
Accounts receivable – related party	(39,408)	(4,137)
Prepaid expenses and other current assets	6,780	(1,784)
Accounts payable	21,258	12,767
Accounts payable – related party	—	(4,983)
Accrued expenses	(8,733)	1,221
Accrued notes payable – related party interest	—	7,137
Total Adjustments	(29,115)	(25,959)
Net Cash Provided By Operating Activities	457,778	173,714
Cash Flows From Investing Activities:
Purchases of property and equipment	(24,620)	(800)
Net Cash Used In Investing Activities	(24,620)	(800)
Cash Flows from Financing Activities:
Repayments of notes payable – stockholders	—	(33,001)
Repayments of notes payable – related party	(140,403)	(11,000)
Repayments of notes payable	(18,780)	(18,285)
Distributions to stockholders	(300,000)	(47,222)
Net Cash Used In Financing Activities	(459,183)	(109,508)
Net (Decrease) Increase In Cash	(26,025)	63,406
Cash – Beginning of Year	278,953	215,547
Cash – End of Year	$252,928	$278,953
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$1,252	$859
Income taxes	$1,658	$—

The accompanying notes are an integral part of these financial statements.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Premier Maintenance Group, Inc. (“PMG” or the “Company”) was incorporated in November 1, 2010 as a S corporation in the State of California. The Company provides a comprehensive set of commercial maintenance services including carpet cleaning, corking, furniture and fabric care and various other services.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to the recoverability and useful lives of long-lived assets, accounts receivable reserves and accrued expenses. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. Undeposited checks that are not postdated are reported as cash. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018 and 2017, the Company does not have cash balances in excess of FDIC insured limits.

Accounts Receivable

Accounts receivable consists of amounts due from customers under commercial contracts.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted. As of December 31, 2018 and 2017, the allowance for doubtful accounts was $0.

During the years ended December 31, 2018 and 2017, bad debt expense totaled $20,350 and $0, respectively.

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, computer software and hardware, and vehicles and are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

The Company’s property and equipment are depreciated using five year estimated useful lives.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 31, 2018 and 2017.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Service revenue derived from time and materials contracts, which typically approximate one year in length, is recognized as the service is performed.

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance.

Advertising Cost

The Company expenses advertising costs as they are incurred. Advertising expense was $592 and $800 during the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company has elected, under the Internal Revenue Code, to be treated as an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the company’s taxable income. Under California regulations, S corporations pay the greater of a minimum tax of $800 or 1.5% of California taxable income.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company does not expect the adoption of ASU 2016-15 will have a material impact on its financial position, results of operations, and cash flows.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

NOTE 4 — CONCENTRATIONS

In the Company’s business, customer concentrations could be indicative of vulnerabilities in the Company’s revenue sources.

Customer concentrations in accounts receivable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Customer A	21.1%	*
Customer B	13.1%	*
Customer C	*	11.7%
Total	34.2%	11.7%

____________

*        Less than 10%

There were no customer concentrations of revenue during the year ended December 31, 2018. During the year ended December 31, 2017, one customer accounted for 14.4% of the total revenue.

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in accounts payable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor A	21.5%	20.3%
Vendor B	15.2%	*
Vendor C	11.3%	*
Vendor D	11.2%	*
Vendor E	*	21.5%
Vendor F	*	15.7%
Vendor G	*	14.4%
Vendor H	*	11.4%
Total	59.2%	83.3%

____________

*        Less than 10%

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — CONCENTRATIONS (cont.)

Vendor concentrations in cost of goods sold for the year ended December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor I	40.6%	27.3%
Vendor J	13.7%	*
Vendor C	11.7%	11.6%
Vendor F	*	10.6%
Total	66.0%	49.5%

____________

*        Less than 10%

NOTE 5 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Vehicles	$127,581	$116,974
Furniture, fixtures, and equipment	118,154	105,685
Computer software and hardware	19,226	17,681
	264,961	240,340
Less accumulated depreciation and amortization	(196,429)	(157,670)
	$68,532	$82,670

Depreciation expense is classified in selling, general and administrative expense in the statements of income. During the years ended December 31, 2018 and 2017, depreciation expense totaled $38,758 and $37,568, respectively.

NOTE 6 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Payroll	$38,542	$42,215
Income taxes	5,281	428
Commissions	5,063	7,095
Rent	4,500	3,500
Professional services	3,286	13,058
Other	4,094	3,203
	$60,766	$69,499

NOTE 7 — NOTES PAYABLE

Notes Payable

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Note issued on June 3, 2014	$3,188	$9,563
Note issued on November 11, 2015	11,822	24,227
	15,010	33,790
Less notes payable – current portion	(15,010)	(18,757)
Notes payable – non-current portion	$—	$15,033

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — NOTES PAYABLE (cont.)

On June 3, 2014, the Company issued a note payable in the principal amount of $31,875. The note is non-interest bearing and matures on June 18, 2019. The note’s principal is payable on a monthly basis. The note payable is secured by a Company vehicle.

On November 11, 2015, the Company issued a note payable in the principal amount of $48,505. The note accrues 3.99% interest annually and matures on December 1, 2019. The note’s principal and interest are payable on a monthly basis. The note payable is secured by a Company vehicle.

As of December 31, 2018 and 2017, outstanding principal totaled $15,010 and $33,790, respectively. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $757 and $1,251, respectively, related to these obligations. As of December 31, 2018 and 2017, the Company has paid all interest due.

Notes Payable — Related Party

On January 1, 2013, the Company issued a note payable to a related entity, which is wholly-owned by a majority of the Company’s stockholders, that accrues 5% interest annually on the principal together with the accrued interest. Minimum monthly payments were interest only. The note was fully repaid on September 1, 2018.

As of December 31, 2018, and 2017, the outstanding amount totaled $0 and $140,403, respectively. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $3,497 and $7,137, respectively, related to this obligation. As of December 31, 2018, and 2017, the Company has paid all interest due.

NOTE 8 — EMPLOYEE BENEFIT PLANS

Company Sponsored Retirement Plan

The Company has a Safe Harbor 401(K) plan (the Plan) which requires it to contribute up to 100% of the first 3% of eligible earnings deferred and an additional 50% on the next 2% of eligible earnings deferred. The Plan covers all employees who have reached the age of 18 and completed six months of service and includes discretionary profit-sharing provisions. For the years ending December 31, 2018 and 2017, contributions of approximately $16,000 and $18,600 were made to the Plan, respectively.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company subleases office and warehouse facilities from a related entity, which is wholly-owned by a majority of the Company’s stockholders, to conduct its operations. The Company’s sublease expires on February 28, 2035. During the years ended December 31, 2018 and 2017, the Company recorded rental expense in connection with these leases of $55,000 and $42,000, respectively.

As of December 31, 2018, total future operating lease obligations were as follows:

For the Years Ending December 31,	Minimum Lease Payments
2019	$66,000
2020	66,000
2021	66,000
2022	66,000
2023	66,000
Thereafter	737,000
$1,067,000

PREMIER MAINTENANCE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — COMMITMENTS AND CONTINGENCIES (cont.)

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense for loss contingencies and had no liabilities recorded for loss contingencies.

NOTE 10 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 200,000 shares of common stock with no par value. Holders of common stock are entitled to one vote for each share held.

Distributions to Stockholders

During the year ended December 31, 2018 and 2017, aggregate distributions to the stockholder were $300,000 and $47,222, respectively.

NOTE 11 — RELATED PARTY TRANSACTIONS

See Note 7 — Notes Payable for details related to notes payable issued to related parties and Note 9 — Commitments and Contingencies for details related to the sublease of office and warehouse facilities from a related party.

The Company performs certain services to a related entity that is majority-owned by the stockholders. The Company and the related entity also reimburse each other for various expenses throughout the year. During the years ended December 31, 2018 and 2017, the Company recognized revenue related to work performed for a related party of $163,559 and $114,969, respectively. At December 31, 2018 and 2017, there was $44,514 and $5,106, respectively, related to these transactions included in accounts receivable — related party in the accompanying balance sheets.

NOTE 12 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its stockholders (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Sellers total consideration of $3,035,409 consisting of (i) base consideration of $2,696,065 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $674,016 and shares of F5 Finishes common stock with a fair value of $2,022,049, and (ii) a retained earnings distribution of $339,344 payable in cash of $169,672 and the issuance of a three-year subordinated promissory note in the principal amount of $169,672, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Sellers a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Sellers are entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, one of the Company’s stockholders agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

PREMIER MAINTENANCE GROUP, INC.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$266,579	$252,928
Accounts receivable	167,505	243,730
Accounts receivable – related party	8,028	44,514
Prepaid expenses and other current assets	11,842	6,112
Total Current Assets	453,954	547,284
Property and equipment, net	50,858	68,532
Total Assets	$504,812	$615,816
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,362	$36,129
Accounts payable – related party	519	—
Accrued expenses	37,015	60,766
Notes payable	5,429	15,010
Total Current Liabilities	59,325	111,905
Commitments and Contingencies (Note 5)
Stockholders’ Equity:
Common stock, no par value, 200,000 shares authorized, 22,500 shares issued and outstanding	164,567	164,567
Retained earnings	280,920	339,344
Total Stockholders’ Equity	445,487	503,911
Total Liabilities and Stockholders’ Equity	$504,812	$615,816

The accompanying notes are an integral part of these condensed financial statements.

PREMIER MAINTENANCE GROUP, INC.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Revenue:
Revenue	$900,959	$882,133
Revenue – related party	46,717	75,270
Total Revenue	947,676	957,403
Cost of revenue	290,699	291,447
Gross Profit	656,977	665,956
Operating Expenses:
Selling, general and administrative	457,902	437,662
Selling, general and administrative – related parties	35,998	30,304
Total Operating Expenses	493,900	467,966
Operating Income	163,077	197,990
Other Income (Expense):
Interest income	13	16
Interest expense	(187)	(3,681)
Total Other Expense	(174)	(3,665)
Income Before Provision for Income Taxes	162,903	194,325
Provision for income taxes	(1,577)	(757)
Net Income	$161,326	$193,568

The accompanying notes are an integral part of these condensed financial statements.

PREMIER MAINTENANCE GROUP, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2019	22,500	$164,567	$339,344	$503,911
Distributions to stockholders	—	—	(219,750)	(219,750)
Net income	—	—	161,326	161,326
Balance – June 30, 2019	22,500	$164,567	$280,920	$445,487
	FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2018	22,500	$164,567	$152,451	$317,018
Distributions to stockholders	—	—	(70,000)	(70,000)
Net income	—	—	193,568	193,568
Balance – June 30, 2018	22,500	$164,567	$276,019	$440,586

The accompanying notes are an integral part of these condensed financial statements.

PREMIER MAINTENANCE GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$161,326	$193,568

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,674	19,104

Changes in operating assets and liabilities:
Accounts receivable	76,225	44,530
Accounts receivable – related party	36,486	5,106
Prepaid expenses and other current assets	(5,730)	10,718
Accounts payable	(19,767)	10,556
Accounts payable – related party	519	6,118
Accrued expenses	(23,751)	(14,563)
Accrued notes payable – related party interest	—	3,223
Total Adjustments	81,656	84,792
Net Cash Provided By Operating Activities	242,982	278,360
Cash Flows From Investing Activities:
Purchases of property and equipment	—	(12,825)
Net Cash Used In Investing Activities	—	(12,825)
Cash Flows from Financing Activities:
Repayments of notes payable – related party	—	(43,739)
Repayments of notes payable	(9,581)	(9,327)
Distributions to stockholders	(219,750)	(70,000)
Net Cash Used In Financing Activities	(229,331)	(123,066)
Net Increase In Cash	13,651	142,469
Cash – Beginning of Period	252,928	278,953
Cash – End of Period	$266,579	$421,422
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period For:
Interest	$189	$3,767
Income tax	$9,851	$1,288

The accompanying notes are an integral part of these condensed financial statements.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Premier Maintenance Group, Inc. (“PMG” or the “Company”) was incorporated in November 1, 2010 as a S corporation in the State of California. The Company provides a comprehensive set of commercial maintenance services including carpet cleaning, corking, furniture and fabric care and various other services.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

The Company provides a broad range of fully integrated maintenance services for commercial flooring clients. The substantial majority of the Company’s net revenues are generated from contracts with customers that require it to perform maintenance and related cleaning services. Contracts with customers are typically priced on a time and material basis.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations.

As of June 30, 2019, the Company had approximately $0.7 million of remaining performance obligations. That backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, customer concentrations could be indicative of vulnerabilities to the Company’s ability to meet its revenue goals.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

During the six months ended June 30, 2019, one customer accounted for 11.9% of the total revenue. There were no revenue concentrations during the six months ended June 30, 2018.

Customer concentrations in accounts receivable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Customer D	26.3%	*
Customer A	*	21.1%
Customer B	*	13.1%
Total	26.3%	34.2%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in cost of revenue for during the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Vendor I	41.4%	42.7%
Vendor O	13.4%	*
Vendor J	*	14.2%
Vendor F	*	10.6%
Total	54.8%	67.5%

____________

*        Less than 10%

Vendor concentrations in accounts payable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Vendor D	30.5%	11.2%
Vendor K	18.6%	*
Vendor L	14.9%	*
Vendor M	11.6%	*
Vendor N	11.0%	*
Vendor A	*	21.5%
Vendor B	*	15.2%
Vendor C	*	11.3%
Total	86.6%	59.2%

____________

*        Less than 10%

PREMIER MAINTENANCE GROUP, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 — NOTES PAYABLE

Notes payable consisted of the following as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Note issued on June 3, 2014	$—	$3,188
Note issued on November 11, 2015	5,429	11,822
Total	$5,429	$15,010

On June 18, 2019, the Company fully repaid the note issued on June 3, 2014.

As of June 30, 2019 and December 31, 2018, the outstanding principal totaled $5,429 and $15,010, respectively. During the six months ended June 30, 2019 and 2018, the Company recorded interest expense on these notes of $187 and $442, respectively. As of June 30, 2019 and December 31, 2018, the Company has paid all interest due.

NOTE 5 — EMPLOYEE BENEFIT PLANS

Company Sponsored Retirement Plan

The Company has a Safe Harbor 401(K) plan (the Plan) which requires it to contribute up to 100% of the first 3% of eligible earnings deferred and an additional 50% on the next 2% of eligible earnings deferred. The Plan covers all employees who have reached the age of 18 and completed six months of service and includes discretionary profit-sharing provisions. For the six months ending June 30, 2019 and 2018, contributions of approximately $9,000 and $8,400 were made to the Plan, respectively.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

The Company subleases office and warehouse facilities from a related entity, which is wholly-owned by a majority of stockholders, to conduct its operations. The Company’s sublease expires on February 28, 2035. During the six months ended June 30, 2019 and 2018, the Company recorded rental expense in connection with these leases of $33,000 and $31,500, respectively.

NOTE 7 — STOCKHOLDER’S EQUITY

Distributions to Stockholders

During the six months ended June 30, 2019 and 2018, aggregate distributions to the stockholders were $219,750 and $70,000, respectively.

NOTE 8 — RELATED PARTY TRANSACTIONS

See Note 6 — Commitments and Contingencies for details related to the Company’s subleasing of office and warehouse facilities from a related entity.

The Company performs certain services to a related entity that is majority-owned by the stockholders. The Company and the related entity also reimburse each other for various expenses throughout the year. During the six months ended June 30, 2019 and 2018, the Company recognized revenue related to work performed for a related party of $46,717 and $75,270, respectively. At June 30, 2019 and December 31, 2018, there was $8,028 and $44,514, respectively, related to these transactions included in accounts receivable — related party in the accompanying condensed balance sheets. At June 30, 2019 and December 31, 2018, there was $519 and $0, respectively, related to these transactions included in accounts payable — related party in the accompanying condensed balance sheets.

On April 15, 2019, the Company’s stockholder agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes, Inc. in order to fund the transaction described below.

PREMIER MAINTENANCE GROUP, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its stockholders (the “Sellers”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Sellers total consideration of $3,035,409 consisting of (i) base consideration of $2,696,065 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $674,016 and shares of F5 Finishes common stock with a fair value of $2,022,049, and (ii) a retained earnings distribution of $339,344 payable in cash of $169,672 and the issuance of a three-year subordinated promissory note in the principal amount of $169,672, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Sellers a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the aggregate principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Sellers are entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Carpet Services of Tampa, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Carpet Services of Tampa. dba ReSource Flooring & Maintenance (the “Company”) as of December 30, 2018 and December 31, 2017, the related statements of income, changes in stockholder’s equity and cash flows for each of the two years in the period ended December 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 30, 2018 and December 31, 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

CARPET SERVICES OF TAMPA, INC.
BALANCE SHEETS

	December 30, 2018	December 31, 2017
Assets
Current Assets:
Cash	$298,406	$288,752
Accounts receivable, net	3,564,201	3,011,202
Costs and estimated earnings in excess of billings on uncompleted contracts	1,216,743	1,115,291
Prepaid expenses and other current assets	133,223	133,674
Total Current Assets	5,212,573	4,548,919
Property and equipment, net	195,019	181,546
Other non-current assets	1,765	1,765
Total Assets	$5,409,357	$4,732,230
Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$656,577	$424,021
Accrued expenses	490,182	445,176
Billings in excess of costs and estimated earnings on uncompleted contracts	912,342	594,618
Line of credit	1,600,000	1,635,000
Mortgage payable – current portion	—	36,133
Capital lease obligation – current portion	6,767	—
Total Current Liabilities	3,665,868	3,134,948
Mortgage payable – non-current portion	—	39,143
Capital lease obligation – non-current portion	22,040	—
Total Liabilities	3,687,908	3,174,091
Commitments and contingencies (Note 11)
Stockholder’s Equity:
Common stock; $1.00 par value; 7,500 shares authorized; 200 shares issued and outstanding	200	200
Additional paid-in capital	871,956	871,956
Retained earnings	849,293	685,983
Total Stockholder’s Equity	1,721,449	1,558,139
Total Liabilities and Stockholder’s Equity	$5,409,357	$4,732,230

The accompanying notes are an integral part of these financial statements.

CARPET SERVICES OF TAMPA, INC.
STATEMENTS OF INCOME

	For the Years Ended
	December 30, 2018	December 31, 2017
Revenue	$15,362,494	$13,556,744
Cost of revenue	11,965,258	10,680,650
Gross Profit	3,397,236	2,876,094
Operating Expenses:
Selling, general and administrative	2,752,672	2,543,932
Operating Income	644,564	332,162
Interest Expense, net	(65,924)	(55,173)
Net Income	$578,640	$276,989

The accompanying notes are an integral part of these financial statements.

CARPET SERVICES OF TAMPA, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 30, 2018 AND DECEMBER 31, 2017

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – January 2, 2017	200	$200	$871,956	$769,722	$1,641,878
Net income	—	—	—	276,989	276,989
Distributions to stockholder	—	—	—	(360,728)	(360,728)
Balance – December 31, 2017	200	$200	$871,956	$685,983	$1,558,139
Net income	—	—	—	578,640	578,640
Distributions to stockholder	—	—	—	(415,330)	(415,330)
Balance – December 30, 2018	200	$200	$871,956	$849,293	$1,721,449

The accompanying notes are an integral part of these financial statements.

CARPET SERVICES OF TAMPA, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 30, 2018	December 31, 2017
Cash Flows From Operating Activities:
Net income	$578,640	$276,989

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	51,395	41,231
Bad debt expense	42,122	43,542
Loss on disposal of asset	1,146	—
Changes in operating assets and liabilities:
Accounts receivable	(595,121)	(734,221)
Costs and estimated earnings in excess of billings on uncompleted contracts	(101,452)	62,914
Prepaid expenses and other current assets	451	(13,880)
Accounts payable	232,556	(55,522)
Accrued expenses	45,006	131,114
Billings in excess of costs and estimated earnings on uncompleted contracts	317,724	111,217
Total Adjustments	(6,173)	(413,605)
Net Cash Provided By (Used In) Operating Activities	572,467	(136,616)
Cash Flows From Investing Activities:
Purchases of property and equipment	(30,704)	(8,939)
Net Cash Used In Investing Activities	(30,704)	(8,939)
Cash Flows from Financing Activities:
(Repayments)/borrowings under line of credit, net	(35,000)	495,000
Repayments on mortgage payable	(75,276)	(36,134)
Repayments on capital lease obligation	(6,503)	—
Distributions to stockholder	(415,330)	(360,728)
Net Cash (Used In) Provided By Financing Activities	(532,109)	98,138
Net Increase (Decrease) In Cash	9,654	(47,417)
Cash – Beginning of Year	288,752	336,169
Cash – End of Year	$298,406	$288,752
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$65,050	$54,972
Income tax	$—	$—
Non-cash Investing and Financing Activities:
Property and equipment financed by capital lease obligation	$35,310	$—

The accompanying notes are an integral part of these financial statements.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Carpet Services of Tampa, Inc. dba ReSource Flooring & Maintenance (the “Company”) was incorporated in the State of Florida on November 22, 1991. The Company is a full-service commercial flooring contractor located in Tampa, Florida and provides services to customers throughout western Florida.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Years

The Company’s fiscal year ends on the Sunday nearest to December 31st. This resulted in a 52-week year for fiscal 2018 and fiscal 2017. References to “the years ended December 30, 2018” are to the 52-week period ended December 30, 2018 and references to “the years ended December 31, 2017” are to the 52-week period ended December 31, 2017.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, intangible assets, accrued expenses, and recognition of revenue, including measurements of progress using the percentage of completion method accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 30, 2018 and December 31, 2017, the Company had cash balances that were not insured by the Federal Deposit Insurance Corporation of approximately $221,000 and $132,000, respectively.

Accounts Receivable

Accounts receivable consists primarily of amounts due from customers under commercial contracts.

Accounts receivable includes retainage, which represents amounts withheld by commercial customers in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, or the completion of projects and/or contracts, and rebates based on purchasing volume.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statements of income. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after substantial collection attempts have been exhausted and the prospects for recovery are remote.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, computer software and hardware, vehicles, and leasehold improvements and are stated at cost less accumulated depreciation and amortization. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

The Company’s property and equipment are depreciated or amortized using the following estimated useful lives:

Furniture, fixtures, and equipment	3 to 7 years
Leasehold improvements	7 to 15 years
Computer software and hardware	3 to 5 years
Vehicles	1 to 5 years

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 30, 2018 and December 31, 2017.

Accounts Payable

Accounts payable includes amounts due to and invoiced by vendors in the normal course of business. Accounts payable includes retainage amounts due to subcontractors in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, and/or the completion of projects and/or contracts.

The retainage payable was $263,066 and $207,238, respectively, as of December 30, 2018 and December 31, 2017.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses, line of credit, and leases payable approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is utilized because management considers it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at December 30, 2018 and December 31, 2017:

	December 30, 2018	December 31, 2017
Costs incurred on uncompleted contracts	$9,972,478	$9,830,961
Estimated earnings	2,376,903	1,961,648
Estimated contract revenues	12,349,381	11,792,609
Less: Billed to date	12,044,980	11,271,937
	$304,401	$520,673

Such amounts are included in the balance sheets under the following captions at December 30, 2018 and December 31, 2017:

	December 30, 2018	December 31, 2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,216,743	$1,115,291
Billings in excess of costs and estimated earnings on uncompleted contracts	(912,342)	(594,618)
	$304,401	$520,673

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes a) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or b) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Advertising Cost

The Company expenses advertising costs as they are incurred. Advertising expense was $1,431 and $1,293 during the years ended December 30, 2018 and December 31, 2017, respectively.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company has elected to be taxed as a Subchapter S corporation for federal and state income tax purposes. Therefore, no income tax liability or benefit has been included in the financial statements since taxable income and loss passes through to, and is reportable by, the Company’s stockholder.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 13, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company does not expect the adoption of ASU 2016-15 will have a material impact on its financial position, results of operations, and cash flows.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

NOTE 4 — CONCENTRATIONS

Customer concentrations in revenue for the years ended December 30, 2018 and December 31, 2017 were as follows:

	For the Years Ended
	December 30, 2018	December 31, 2017
Customer A	10.5%	*
Customer C	*	18.5%
Total	10.5%	18.5%

____________

*        Less than 10%

Customer concentrations in accounts receivable as of December 30, 2018 and December 31, 2017 were as follows:

	As of December 30, 2018	As of December 31, 2017
Customer A	26.1%	*
Customer B	12.1%	*
Customer C	*	23.1%
Total	38.2%	23.1%

____________

*        Less than 10%

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company rends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — CONCENTRATIONS (cont.)

Vendor concentrations as a percentage of cost of revenue for the years ended December 30, 2018 and December 31, 2017 were as follows:

	For the Years Ended
	December 30, 2018	December 31, 2017
Vendor A	43.1%	36.9%
Vendor B	12.0%	16.9%
Total	55.1%	53.8%

There were no significant concentrations of accounts payable as of December 30, 2018. As of December 31, 2017, a single vendor accounted for 10.5% of the Company’s accounts payable.

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill contractual performance obligations with customers and, as a result, could negatively impact the Company’s ability to generate revenues.

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 30, 2018 and December 31, 2017:

	December 30, 2018	December 31, 2017
Contracts completed and in-progress	$3,385,829	$2,922,356
Retainage	235,872	158,836
Other receivable	—	1,510
	3,621,701	3,082,702
Less allowance for doubtful accounts	(57,500)	(71,500)
	$3,564,201	$3,011,202

During the years ended December 30, 2018 and December 31, 2017, bad debt expense totaled $42,122 and $43,542, respectively.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 30, 2018 and December 31, 2017:

	December 30, 2018	December 31, 2017
Furniture, fixtures, and equipment	$220,557	$174,887
Leasehold improvements	318,493	318,493
Computer software and hardware	137,663	128,923
Vehicles	14,022	8,672
	690,735	630,975
Less accumulated depreciation and amortization	(495,716)	(449,429)
	$195,019	$181,546

In January 2018, the Company acquired equipment under a capital lease in the amount of $35,310. The accumulated depreciation related to this capital lease at December 30, 2018 was $7,062.

Depreciation and amortization expense is classified in selling, general, and administrative expense in the accompanying statements of income. During the years ended December 30, 2018 and December 31, 2017, depreciation and amortization expense totaled $51,395 and $41,231, respectively.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 30, 2018 and December 31, 2017:

	December 30, 2018	December 31, 2017
Accrued payroll	$387,048	$354,776
Accrued compensated absences	1,036	272
Accrued workers compensation	71,493	48,356
Other	30,605	41,772
	$490,182	$445,176

NOTE 8 — LINE OF CREDIT

On December 27, 2013, the Company entered into a revolving credit agreement with SunTrust Bank wherein it may borrow up to $1,760,000 at an annual interest rate based on the London Interbank Offered Rate (“LIBOR”) plus 2.45% per annum. The interest rate ranged between 3.81% – 4.80% and 3.07% – 3.81% during 2018 and 2017, respectively. The obligation is collateralized with a first lien on all accounts receivable, deposits, and investments. Accrued interest is payable monthly.

As of December 30, 2018 and December 31, 2017, outstanding principal totaled $1,600,000 and $1,635,000, respectively, and all accrued interest was paid through those dates. During the years ended December 30, 2018 and December 31, 2017, the Company recorded interest expense of $61,404 and $51,161, respectively, in connection with this obligation.

As of December 30, 2018 and December 31, 2017, respectively, the Company had recorded $853 and $865 of accrued interest which is included in other accrued expenses in Note 7 above.

NOTE 9 — MORTGAGE PAYABLE

In 2011, the Company entered into a mortgage agreement in the principal amount of $250,000 with the principal lender of its line of credit which was secured by the leasehold improvements in its building. The mortgage accrues interest at a rate based on LIBOR plus 2.50% per annum. The interest rate ranged between 3.86% – 4.71% and 3.12% – 3.86%, respectively, during 2018 and 2017. The mortgage, as renewed in 2015, calls for monthly payments of $3,011 of principal plus accrued interest and was due on January 5, 2020. During 2018, the Company repaid the mortgage in full from its line of credit.

During the years ended December 30, 2018 and December 31, 2017, the Company recorded interest expense of $2,022 and $3,060, respectively, in connection with this obligation.

NOTE 10 — CAPITAL LEASES OBLIGATION

In January 2018, the Company executed a capital lease agreement providing for $35,310 in equipment, secured by the equipment financed. The capital lease matures in December 2022 with a final purchase price of $108 in January 2023, and is payable in 60 equal monthly payments. The interest rate under this capital lease is 4.75%. The balance under this lease was $28,807 at December 30, 2018, of which $6,767 was included in the capital leases payable — current portion and $22,040 was included in the capital leases payable — non-current portion.

During the year ended December 30, 2018, the Company recorded interest expense of $1,394 in connection with this obligation.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — CAPITAL LEASES OBLIGATION (cont.)

Future minimum principal payments under the capital lease payable are as follows:

For the years ending,	Total Payments
December 29, 2019	$7,896
January 3, 2021	7,897
January 2, 2022	7,898
January 1, 2023	7,897
December 31, 2023	108
Minimum lease payments	31,696
Less: interest	(2,889)
Future principal payments	$28,807

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating Leases and Related Party Transactions

The Company has a month-to-month operating lease for a building to conduct its operations. The building is owned by a related party entity in which the Company’s Chief Executive Officer is the President. The Company also leases vehicles to conduct its operations which expire at various dates through May 2022. During the years ended December 30, 2018 and December 31, 2017, the Company recorded rent expense in connection with these leases of $209,806 and $203,142, respectively.

As of December 30, 2018, total future operating lease obligations were as follows:

For the years ending,	Total Payments
December 29, 2019	$21,222
January 3, 2021	18,094
January 2, 2022	13,054
January 1, 2023	2,671
$55,041

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

Litigation and Other Loss Contingencies

As previously indicated in Note 2, Summary of Significant Accounting Policies, the Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 30, 2018 and December 31, 2017, the Company did not record any expense for loss contingencies. As of December 30, 2018 and December 31, 2017, the Company had no liabilities recorded for loss contingencies.

CARPET SERVICES OF TAMPA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue 7,500 shares of common stock with a par value of $1.00 per share. Holders of common stock are entitled to one vote for each share held.

Distributions to Stockholder

During the years ended December 30, 2018 and December 31, 2017, aggregate distributions to the stockholder were $415,330 and $360,728, respectively.

NOTE 13 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $4,340,782 consisting of (i) base consideration of $3,491,488 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $872,872 and shares of F5 Finishes common stock with a fair value of $2,618,616, and (ii) a retained earnings distribution of $849,294 payable in cash of $424,647 and the issuance of a three-year subordinated promissory note in the principal amount of $424,647, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, the Company’s stockholder agreed to fund up to $25,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

CARPET SERVICES OF TAMPA, INC.

CONDENSED BALANCE SHEETS

	June 30, 2019	December 30, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$125,214	$298,406
Accounts receivable, net	2,019,056	3,564,201
Costs and estimated earnings in excess of billings on uncompleted contracts	1,470,125	1,216,743
Prepaid expenses and other current assets	110,667	133,223
Total Current Assets	3,725,062	5,212,573
Property and equipment, net	210,562	195,019
Other non-current assets	1,765	1,765
Total Assets	$3,937,389	$5,409,357

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$768,317	$656,577
Accrued expenses	304,136	490,182
Billings in excess of costs and estimated earnings on uncompleted contracts	349,908	912,342
Line of credit	850,000	1,600,000
Capital lease obligation – current portion	6,833	6,767
Total Current Liabilities	2,279,194	3,665,868
Capital lease obligation – non-current portion	18,677	22,040
Total Liabilities	2,297,871	3,687,908

Commitments and contingencies (Note 5)
Stockholder’s Equity:
Common stock; $1.00 par value; 7,500 shares authorized; 200 shares issued and outstanding	200	200
Additional paid-in capital	871,956	871,956
Retained earnings	767,362	849,293
Total Stockholder’s Equity	1,639,518	1,721,449
Total Liabilities and Stockholder’s Equity	$3,937,389	$5,409,357

The accompanying notes are an integral part of these condensed financial statements.

CARPET SERVICES OF TAMPA, INC.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended
	June 30, 2019	July 1, 2018
Revenue	$6,321,782	$6,844,861
Cost of revenue	4,817,162	5,294,261
Gross Profit	1,504,620	1,550,600
Operating Expenses:
Selling, general and administrative	1,303,555	1,313,925
Operating Income	201,065	236,675
Interest Expense, net	(24,831)	(29,408)
Net Income	$176,234	$207,267

The accompanying notes are an integral part of these condensed financial statements.

CARPET SERVICES OF TAMPA, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – December 31, 2018	200	$200	$871,956	$849,293	$1,721,449
Net income	—	—	—	176,234	176,234
Distributions to stockholder	—	—	—	(258,165)	(258,165)
Balance – June 30, 2019	200	$200	$871,956	$767,362	$1,639,518
	FOR THE SIX MONTHS ENDED JULY 1, 2018
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – January 1, 2018	200	$200	$871,956	$685,983	$1,558,139
Net income	—	—	—	207,267	207,267
Distributions to stockholder	—	—	—	(239,326)	(239,326)
Balance – July 1, 2018	200	$200	$871,956	$653,924	$1,526,080

The accompanying notes are an integral part of these condensed financial statements.

CARPET SERVICES OF TAMPA, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30, 2019	July 1, 2018
Cash Flows From Operating Activities:
Net income	$176,234	$207,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,065	25,392
Bad debt (recovery) expense	(25,170)	24,000
Loss on disposal of asset	1,513	1,146
Changes in operating assets and liabilities:
Accounts receivable	1,570,315	605,295
Costs and estimated earnings in excess of billings on uncompleted contracts	(253,382)	(405,133)
Prepaid expenses and other current assets	22,556	32,304
Accounts payable	111,740	151,162
Accrued expenses	(186,046)	71,826
Billings in excess of costs and estimated earnings on uncompleted contracts	(562,434)	(15,552)
Total Adjustments	705,157	490,440
Net Cash Provided By Operating Activities	881,391	697,707

Cash Flows From Investing Activities:
Purchases of property and equipment	(43,121)	(29,260)
Net Cash Used In Investing Activities	(43,121)	(29,260)

Cash Flows from Financing Activities:
Repayments under line of credit, net	(750,000)	(405,000)
Repayments on mortgage payable	—	(18,066)
Repayments on capital lease obligation	(3,297)	(3,283)
Distributions to stockholder	(258,165)	(239,326)
Net Cash Used In Financing Activities	(1,011,462)	(665,675)
Net (Decrease) Increase In Cash	(173,192)	2,772
Cash – Beginning of Period	298,406	288,752
Cash – End of Period	$125,214	$291,524

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Periods For:
Interest	$23,357	$27,355
Income tax	$—	$—

Non-cash Investing and Financing Activities:
Property and equipment financed by capital lease obligation	$—	$35,310

The accompanying notes are an integral part of these condensed financial statements.

CARPET SERVICES OF TAMPA, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Carpet Services of Tampa, Inc. dba ReSource Flooring & Maintenance (the “Company”) was incorporated in the State of Florida on November 22, 1991. The Company is a full-service commercial flooring contractor located in Tampa Florida and provides services to customers throughout western Florida.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and July 1, 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 29, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 30, 2018 and for the year then ended which are included elsewhere in this filing.

Fiscal Years

The Company’s fiscal year ends on the Sunday nearest to December 31st. Each quarterly period has 13 weeks, except for a 53 week year when the fourth quarter has 14 weeks. The current fiscal year, which ends on December 29, 2019, and our fiscal year ended December 30, 2018, each consist of 52 weeks. References to six-month periods ended June 30, 2019 and July 1, 2018 are for 26-week periods ended June 30, 2019 and July 1, 2018, respectively.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recognized using the cost-to-cost method which involves estimating the total transaction price and the total costs through completion. Contracts are fixed-fee in nature and total costs through completion is the sum of the actual costs incurred to-date plus the estimated costs to be incurred to fulfill contract performance obligations.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations. Cost of revenue corresponds with, and thereby represents, the transfer of control to the customer. When appropriate, cost of revenue also include provisions for estimated losses on uncompleted contracts in the period in which such losses are determined and/or adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

CARPET SERVICES OF TAMPA, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for contract modifications when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated, and its realization is reasonably assured. Amounts representing such contract modifications, which are accounted for as part of the existing contract, are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis within the period when such modifications are made. Such modifications to contracts, if significant, can materially affect the Company’s results of operations and cash flows.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. Accounts receivable is recorded when revenue is recognized prior to payment. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at June 30, 2019 and December 30, 2018:

	June 30, 2019	December 30, 2018
Costs incurred on uncompleted contracts	$7,364,416	$9,972,478
Estimated earnings	1,765,771	2,376,903
Estimated contract revenues	9,130,187	12,349,381
Less: Billed to date	8,009,970	12,044,980
	$1,120,217	$304,401

Such amounts are included in the balance sheets under the following captions at June 30, 2019 and December 30, 2018.

	June 30, 2019	December 30, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,470,125	$1,216,743
Billings in excess of costs and estimated earnings on uncompleted contracts	(349,908)	(912,342)
	$1,120,217	$304,401

During the six months ended June 30, 2019, the Company recognized revenues of $852,819 of revenues which had been included in billings in excess of costs and estimated earnings on uncompleted contracts as of December 30, 2018.

As of July 1, 2019, the Company had approximately $4.3 million of remaining performance obligations. That backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

CARPET SERVICES OF TAMPA, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

Customer concentrations in revenue for the six months ended June 30, 2019 and July 1, 2018 were as follows:

	June 30, 2019	July 1, 2018
Customer C	10.3%	*
Customer F	10.7%	*
Total	21.0%	0.0%

____________

*        Less than 10%

Customer concentrations in accounts receivable as of June 30, 2019 and December 30, 2018 were as follows:

	As of June 30, 2019	As of December 30, 2018
Customer F	13.3%	*
Customer A	*	26.1%
Customer B	*	12.1%
Total	13.3%	38.2%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations as a percentage of cost of revenue for the six months ended June 30, 2019 and July 1, 2018 were as follows:

	For the Six Months Ended
	June 30, 2019	July 1, 2018
Vendor A	40.6%	37.8%
Vendor B	10.0%	10.5%
Total	50.6%	48.3%

As of June 30, 2019, a single vendor accounted for 17.1% of the total Company’s accounts payable. There were no significant concentrations of accounts payable as of December 30, 2018.

NOTE 4 — LINE OF CREDIT

During the six months ended June 30, 2019 and July 1, 2018, the Company made repayments on the line of credit (net of proceeds received) totaling $750,000 and $405,000, respectively. The principal balance owed under the line of credit was $850,000 and $1,600,000 at June 30, 2019 and December 30, 2018, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Operating Leases and Related Party Transactions

The Company has a month-to-month operating lease for a building to conduct its operations. The building is owned by a related party entity in which the Company’s Chief Executive Officer is the President. The Company also leases vehicles to conduct its operations which expire at various dates through May 2022. During the six months ended June 30, 2019 and July 1, 2018, the Company recorded rent expense in connection with these leases of $119,392 and $100,920, respectively.

CARPET SERVICES OF TAMPA, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — COMMITMENTS AND CONTINGENCIES (cont.)

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

NOTE 6 — STOCKHOLDERS’ EQUITY

Distributions to Stockholder

During the six months ended June 30, 2019 and July 1, 2018, aggregate distributions to the stockholder were $258,165 and $239,326, respectively.

NOTE 7 — RELATED PARTIES

On April 15, 2019, the Company’s stockholder agreed to fund up to $25,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described below.

NOTE 8 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $4,340,782 consisting of (i) base consideration of $3,491,488 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $872,872 and shares of F5 Finishes common stock with a fair value of $2,618,616, and (ii) a retained earnings distribution of $849,294 payable in cash of $424,647 and the issuance of a three-year subordinated promissory note in the principal amount of $424,647, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
J.D. Shehadi, L.L.C.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of J.D. Shehadi, L.L.C. (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in member’s equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

J.D. SHEHADI, L.L.C.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$1,339,661	$346,315
Accounts receivable, net	3,989,700	3,379,921
Costs and estimated earnings in excess of billings on uncompleted contracts	763,520	878,158
Prepaid expenses and other current assets	98,636	97,709
Total Current Assets	6,191,517	4,702,103
Property and equipment, net	329,802	436,137
Security deposit	22,000	22,000
Total Assets	$6,543,319	$5,160,240

Liabilities and Member’s Equity
Current Liabilities:
Accounts payable	$2,147,047	$1,454,607
Billings in excess of costs and estimated earnings on uncompleted contracts	295,120	245,786
Notes payable – current portion	37,068	55,732
Capital leases payable – current portion	8,421	—
Accrued expenses	421,461	735,841
Line of credit	1,000,000	1,000,000
Total Current Liabilities	3,909,117	3,491,966
Notes payable – non-current portion	71,234	109,777
Capital leases payable – non-current portion	10,343	—
Total Liabilities	3,990,694	3,601,743
Commitments and Contingencies (Note 11)	—	—
Member’s Equity	2,552,625	1,558,497
Total Liabilities and Member’s Equity	$6,543,319	$5,160,240

The accompanying notes are an integral part of these financial statements.

J.D. SHEHADI, L.L.C.
STATEMENTS OF INCOME

	For the Years Ended December 31,
	2018	2017
Revenue	$24,858,573	$25,631,833
Cost of revenue	17,696,017	18,436,006
Gross Profit	7,162,556	7,195,827

Operating Expenses:
Selling, general and administrative	5,220,888	5,257,737
Total Operating Expenses	5,220,888	5,257,737
Operating Income	1,941,668	1,938,090

Other Income (Expense):
Rental income	6,977	41,864
Interest expense	(64,872)	(45,431)
Total Other Expense	(57,895)	(3,567)
Net Income	$1,883,773	$1,934,523

The accompanying notes are an integral part of these financial statements.

J.D. SHEHADI, L.L.C.
STATEMENTS OF CHANGES IN MEMBER’S EQUITY

Total Member’s Equity
Balance – January 1, 2017	$139,735
Distributions to member	(765,761)
Contributed services	250,000
Net income	1,934,523
Balance – December 31, 2017	1,558,497
Distributions to member	(1,139,645)
Contributed services	250,000
Net income	1,883,773
Balance – December 31, 2018	$2,552,625

The accompanying notes are an integral part of these financial statements.

J.D. SHEHADI, L.L.C.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$1,883,773	$1,934,523
Adjustments to reconcile net income to net cash provided by operating activities:
Contributed services	250,000	250,000
Depreciation and amortization	137,097	145,238

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(927)	(4,438)
Accounts receivable	(609,779)	(922,024)
Costs and estimated earnings in excess of billings on uncompleted contracts	114,638	(517,026)
Accounts payable	692,440	101,576
Due from related party	—	1,209
Accrued expenses	(314,380)	231,045
Billings in excess of costs and estimated earnings on uncompleted contracts	49,334	(37,833)
Security deposit	—	6,993
Total Adjustments	318,423	(745,260)
Net Cash Provided By Operating Activities	2,202,196	1,189,263

Cash Flows From Investing Activities:
Purchases of property and equipment	(5,279)	(49,260)
Net Cash Used In Investing Activities	(5,279)	(49,260)

Cash Flows from Financing Activities:
Distributions to member	(1,139,645)	(765,761)
Repayments of capital lease obligation	(6,719)	—
Repayments of line of credit, net	—	(353,232)
Repayments of notes payable	(57,207)	(73,605)
Net Cash Used In Financing Activities	(1,203,571)	(1,192,598)
Net Increase (Decrease) In Cash	993,346	(52,595)
Cash – Beginning of Year	346,315	398,910
Cash – End of Year	$1,339,661	$346,315

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$64,872	$45,431

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Property and equipment acquired under a capital lease obligation	$25,483	—
Property and equipment acquired under notes payable obligation	$—	$62,934

The accompanying notes are an integral part of these financial statements.

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

J.D. Shehadi, L.L.C. (the “Company”) was established as a limited liability company in the State of New Jersey on June 4, 2001. The Company is a full-service commercial flooring contractor located in Fairfield, New Jersey and provides services to customers throughout the New York Metropolitan area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, accrued expenses, and recognition of revenue including measurements of progress using the percentage of completion method accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018 and 2017, the Company had cash balances that were not insured by the Federal Deposit Insurance Corporation of $1,089,661 and $96,315, respectively.

Accounts Receivable

Accounts receivable consists primarily of amounts due from customers under commercial contracts, but also includes credit card companies related to consumer related revenues, and rebates due from certain vendors.

Accounts receivable may include retainage, which is invoiced when it becomes due. Credit card receivables are typically collected within three to five business days after the underlying sale to the consumer customer. Receivables from vendors relate to rebates based on purchasing volume.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statements of income. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all substantial collection attempts have been exhausted and the prospects for recovery are remote.

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, computer software and hardware, vehicles, and leasehold improvements and are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

The Company’s property and equipment are depreciated or amortized using the following estimated useful lives:

Vehicles	5 years
Furniture, fixtures and equipment	5 to 7 years
Leasehold improvements	5 to 6 years
Computer software and hardware	5 years

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 31, 2018 and 2017.

Accounts Payable

Accounts payable includes amounts due to and invoiced by vendors in the normal course of business. Accounts payable may include retainage amounts due to subcontractors in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, and/or the completion of projects and/or contracts. Accounts payable retainage is $0 at each of December 31, 2017 and December 31, 2018.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses, notes payable, line of credit, and capitalized leases payable approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete each contract. This method is utilized because management considers it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in excess of billings on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs incurred on uncompleted contracts	$8,577,702	$10,780,807
Estimated earnings	1,962,433	2,663,206
Estimated contract revenues	10,540,135	13,444,013
Less: billed to date	(10,071,735)	(12,811,641)
	$468,400	$632,372

Such amounts are included in the accompanying combined balance sheets under the following captions at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$763,520	$878,158
Billings in excess of costs and estimated earnings on uncompleted contracts	(295,120)	(245,786)
	$468,400	$632,372

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes a) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or b) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Income Taxes

The Company is organized as a partnership for income tax purposes. No income tax liability or benefit has been included in the financial statements since taxable income or loss passes through to, and is reportable by, the Company’s sole member.

Subsequent Events

The Company has evaluated subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 13, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently evaluating ASU 2016-15 and its impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — CONCENTRATIONS

Customer concentrations in revenue for the years ended December 31, 2018 and 2017 were as follows:

	For the Years Ended December 31,
	2018	2017
Customer A	14.6%	13.8%
Customer B	10.1%	12.8%
Customer C	*	14.1%
Customer D	*	10.2%
Total	24.7%	50.9%

____________

*        Less than 10%

Customer concentrations in accounts receivable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Customer E	15.6%	N/A
Customer B	11.4%	16.5%
Customer C	*	17.0%
Total	27.0%	33.4%

____________

*        Less than 10%

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. A reduction in sales from or loss of such customers would have a material adverse effect on our consolidated results of operations and financial condition. Accordingly, concentrations of business with individual customers in any single year does not necessarily constitute a business vulnerability in the commercial flooring business.

Vendor concentrations as a percentage of cost of revenue for the years ended December 31, 2018 and 2017 were as follows:

	For the Years Ended December 31,
	2018	2017
Vendor A	17.0%	*
Vendor B	16.2%	*
Vendor C	14.1%	14.6%
Total	47.3%	14.6%

____________

*        Less than 10%

Vendor concentrations in accounts payable as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Vendor B	28.6%	*
Vendor C	22.7%	21.6%
Vendor E	*	17.4%
Total	51.3%	39.0%

____________

*        Less than 10%

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — CONCENTRATIONS (cont.)

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Contracts completed and in-progress	$3,397,590	$3,049,152
Retainage	655,110	350,769
Less allowance for doubtful accounts	(63,000)	(20,000)
	$3,989,700	$3,379,921

During the years ended December 31, 2018 and 2017, bad debt expense totaled $43,000 and $0, respectively.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Furniture, fixtures, and equipment	$689,978	$659,216
Computer software and hardware	86,628	86,628
Vehicles	764,331	764,331
Leasehold improvements	68,603	68,603
	1,609,540	1,578,778
Less accumulated depreciation and amortization	(1,279,739)	(1,142,641)
	$329,802	$436,137

In March 2018, the Company acquired a forklift under a capital lease agreement in the principal amount of $25,483. The carrying amount of the leased equipment at December 31, 2018 was $22,301.

Depreciation and amortization expense is classified in selling, general, and administrative expense in the accompanying statements of income. During the years ended December 31, 2018 and 2017, depreciation and amortization expense amounted to $137,097 and $145,238, respectively.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Accrued commissions	$281,178	$538,678
Accrued wages	60,836	67,850
Payroll taxes payable	4,911	10,149
401(k) contribution payable	—	7,002
Sales tax payable	59,904	99,412
Accrued interest	4,632	2,750
Accrued other expenses	10,000	10,000
	$421,461	$735,841

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — LINE OF CREDIT

On July 29, 2005, the Company entered into a financing agreement with TD Bank wherein the Company may borrow up to $750,000 at an annual interest rate equal to the Prime Rate limited by a floor of 4.0% per annum. On August 29, 2018, the Company amended its financing agreement with TD Bank wherein it may borrow up to $2,000,000 at an annual interest rate of 4.0%. The obligation is collateralized with a guaranty from the owner and certain entities owned by him and a $75,000 reserve for credit memo lag must be maintained. All accrued and unpaid interest is payable monthly in arrears. See Note 13, Subsequent Events, for information regarding the amendment of the financing agreement on August 23, 2019.

As of December 31, 2018 and 2017, the outstanding principal amounted to $1,000,000, and accrued interest amounted to $4,632 and $2,750, respectively. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $55,070 and $36,851, respectively in connection with this obligation.

NOTE 9 — NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Note issued between May 11, 2013 and September 22, 2017 – vehicles	$108,302	$165,509
Less current maturities	(37,068)	(55,732)
	$71,234	$109,777

On various dates between May 11, 2013 and September 22, 2017, the Company issued notes payable for the purchase of various automobiles in the aggregate principal amount of $384,949. The notes accrue interest annually at rates ranging between 0% – 5.60% and mature on various dates through September 22, 2022. The notes are secured by the Company’s vehicles.

During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $4,453 and $7,519, respectively, in connection with these obligations.

Maturities for the notes payable described above are as follows:

For the Years Ending December 31,	Total
2019	$37,068
2020	33,068
2021	30,712
2022	7,454
$108,302

NOTE 10 — CAPITAL LEASES PAYABLE

On March 1, 2018, the Company entered into a lease agreement to lease a forklift to conduct its operations. The monthly lease payment including sales tax is $761 over the life of the lease for a total lease commitment of approximately $27,396. The lease expires on March 31, 2021. During the year ended December 31, 2018, the Company recorded interest expense in connection with this lease of $890.

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — CAPITAL LEASES PAYABLE (cont.)

As of December 31, 2018, future payments of capital lease obligations were as follows:

For the Years Ending December 31,	Amount
2019	$9,131
2020	9,131
2021	1,522
Capital Lease Payments	$19,784
Less Interest	(1,020)
Future Principal Payments	$18,764

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating Lease

On May 1, 2014, the Company entered into a lease agreement to lease warehouse and office space in Fairfield, NJ. The monthly base rent payments range from $11,000 to $11,500 per month over the term of the lease. The lease expires on April 30, 2020. The security deposit is approximately $22,000. During the years ended December 31, 2018 and 2017, the Company recorded rent expense in connection with these leases of $138,000 and $136,000, respectively.

As of December 31, 2018, total future minimum payments of operating lease obligations were as follows:

For the Years Ending December 31,	Amount
2019	$138,000
2020	46,000
$184,000

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customers. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

Litigation and Other Loss Contingencies

In the normal course of business, the Company may be involved in legal proceedings, claims, and assessments arising in the ordinary course of business. The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

The Company and its owner are named as defendants in a legal proceeding filed in the Superior Court of New Jersey on October 11, 2018. A former employee of the Company is claiming that he is due unpaid commissions. The former employee is alleging breach of contract, unjust enrichment, promissory estoppel, breach of the implied covenant of good faith and fair dealing, and exemplary and punitive damages in the amount of $1,000,000 plus interest and costs of suit. The Company views this claim to be without merit and is vigorously defending the suit.

J.D. SHEHADI, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — CONTRIBUTED SERVICES

The sole member of the Company took distributions rather than pay himself a salary. The Company recorded the value of the services provided, $250,000 in each of the years ended December 31, 2018 and 2017, as a charge to selling, general and administrative expenses in the accompanying statements of income, with a credit to contributed services within member’s equity.

NOTE 13 — SUBSEQUENT EVENTS

On August 23, 2019, the Company extended its financing agreement with TD Bank wherein it may borrow up to $2,000,000 at an annual interest rate equal to the Prime Rate limited by a floor of 4.0% per annum. All accrued and unpaid interest is payable monthly in arrears on the 5th day of each month and all outstanding accrued interest and principal is now due on August 31, 2020

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the membership interest of the Company from its sole member (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $13,933,044 consisting of (i) base consideration of $11,380,419 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $2,845,104 and shares of F5 Finishes common stock with a fair value of $8,535,315, and (ii) a retained earnings distribution of $2,552,625 payable in cash of $1,276,313 and the issuance of a three-year subordinated promissory note in the principal amount of $1,276,312, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Note is convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, the Company’s sole member agreed to fund up to $50,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

J.D. SHEHADI, L.L.C.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$432,119	$1,339,661
Accounts receivable, net	5,159,520	3,989,700
Costs and estimated earnings in excess of billings on uncompleted contracts	1,078,234	763,520
Prepaid expenses and other current assets	98,411	98,636
Total Current Assets	6,768,284	6,191,517
Property and equipment, net	429,896	329,802
Security deposit	22,000	22,000
Total Assets	$7,220,180	$6,543,319

Liabilities and Member’s Equity
Current Liabilities:
Accounts payable	$2,107,430	$2,147,047
Billings in excess of costs and estimated earnings on uncompleted contracts	462,829	295,120
Notes payable – current portion	32,317	37,068
Capital leases payable – current portion	29,023	8,421
Accrued expenses	612,493	421,461
Line of credit	1,000,000	1,000,000
Total Current Liabilities	4,244,092	3,909,117
Notes payable – non-current portion	55,966	71,234
Capital leases payable – non-current portion	99,972	10,343
Total Liabilities	4,400,030	3,990,694
Commitments and Contingencies (Note 5)	—	—
Member’s Equity	2,820,150	2,552,625
Total Liabilities and Member’s Equity	$7,220,180	$6,543,319

The accompanying notes are an integral part of these condensed financial statements.

J.D. SHEHADI, L.L.C.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Revenue	$12,758,992	$11,979,123
Cost of revenue	8,870,499	8,420,658
Gross Profit	3,888,493	3,558,465
Operating Expenses:
Selling, general and administrative	2,390,390	2,615,860
Total Operating Expenses	2,390,390	2,615,860
Operating Income	1,498,103	942,605
Other Income (Expense):
Rental income	—	6,977
Interest expense	(29,218)	(37,506)
Total Other Expense	(29,218)	(30,529)
Net Income	$1,468,885	$912,076

The accompanying notes are an integral part of these condensed financial statements.

J.D. SHEHADI, L.L.C.
CONDENSED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2019
Total Member’s Equity
Balance – January 1, 2019	$2,552,625
Distributions to member	(1,326,360)
Contributed services	125,000
Net income	1,468,885
Balance – June 30, 2019	$2,820,150
FOR THE SIX MONTHS ENDED JUNE 30, 2018
Total Member’s Equity
Balance – January 1, 2018	$1,558,497
Distributions to member	(776,608)
Contributed services	125,000
Net income	912,076
Balance – June 30, 2018	$1,818,965

The accompanying notes are an integral part of these condensed financial statements.

J.D. SHEHADI, L.L.C.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$1,468,885	$912,076
Adjustments to reconcile net income to net cash provided by operating activities:
Contributed services	125,000	125,000
Depreciation and amortization	71,769	76,540
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	226	2,337
Accounts receivable	(1,169,820)	(114,764)
Costs and estimated earnings in excess of billings on uncompleted contracts	(314,714)	56,977
Accounts payable	(39,617)	(258,947)
Accrued expenses	191,032	(87,076)
Billings in excess of costs and estimated earnings on uncompleted contracts	167,709	264,288
Total Adjustments	(968,415)	64,353
Net Cash Provided By Operating Activities	500,470	976,429

Cash Flows From Investing Activities:
Purchases of property and equipment	(52,637)	(52,414)
Net Cash Used In Investing Activities	(52,637)	(52,414)

Cash Flows from Financing Activities:
Distributions to member	(1,326,361)	(776,608)
Repayments of capital lease obligation	(8,995)	(2,655)
Repayments of notes payable	(20,019)	(32,871)
Net Cash Used In Financing Activities	(1,355,375)	(812,134)
Net (Decrease) Increase In Cash	(907,542)	111,881
Cash – Beginning of Period	1,339,661	346,315
Cash – End of Period	$432,119	$458,196

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Years For:
Interest	$29,218	$30,529

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Property and equipment acquired under a capital lease obligation	$119,226	25,483

The accompanying notes are an integral part of these condensed financial statements.

J.D. SHEHADI, L.L.C.,
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

J.D. Shehadi, L.L.C. (the “Company”) was established as a limited liability company in the State of New Jersey on June 4, 2001. The Company is a full-service commercial flooring contractor located in Fairfield, New Jersey and provides services to customers throughout the New York Metropolitan area.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019, and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recognized using the cost-to-cost method which involves estimating the total transaction price and the total costs through completion. Contracts are fixed-fee in nature and total costs through completion is the sum of the actual costs incurred to-date plus the estimated costs to be incurred to fulfill contract performance obligations.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations. Cost of revenue corresponds with, and thereby represents, the transfer of control to the customer. When appropriate, cost of revenue also include provisions for estimated losses on uncompleted contracts in the period in which such losses are determined and/or adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for contract modifications when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated, and its realization is reasonably assured. Amounts representing such contract modifications, which are accounted for as part

J.D. SHEHADI, L.L.C.,
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the existing contract, are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis within the period when such modifications are made. Such modifications to contracts, if significant, can materially affect the Company’s results of operations and cash flows.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. Accounts receivable is recorded when revenue is recognized prior to payment. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$12,148,591	$8,577,702
Estimated earnings	3,307,606	1,962,433
Estimated contract revenues	15,456,197	10,540,135
Less: billed to date	(14,840,792)	(10,071,735)
	$615,405	$468,400

Such amounts are included in the accompanying combined balance sheets under the following captions at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,078,234	$763,520
Billings in excess of costs and estimated earnings on uncompleted contracts	(462,829)	(295,120)
	$615,405	$468,400

During the six months ended June 30, 2019 and 2018, the Company recognized revenues of $39,484 and $0, respectively, which had been included in “Billings in excess of costs and estimated earnings on uncompleted contracts” as of December 31, 2018 and 2017, respectively.

As of June 30, 2019, the Company had $15,474,435 of remaining performance obligations. That backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

J.D. SHEHADI, L.L.C.,
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

Customer concentrations in revenue for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Customer E	24.9%	*
Customer C	17.4%	*
Customer A	*	15.9%
Customer B	N/A	14.3%
Total	42.3%	30.2%

____________

*        Less than 10%

Customer concentrations in accounts receivable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Customer E	34.8%	15.6%
Customer C	11.6%	*
Customer B	*	11.4%
Total	46.4%	27.0%

____________

*        Less than 10%

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

Vendor concentrations in cost of revenue for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Vendor C	12.6%	11.2%
Vendor A	*	14.8%
Total	12.6%	25.9%

____________

*        Less than 10%

Vendor concentrations in accounts payable as of June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019	December 31, 2018
Vendor F	16.8%	N/A
Vendor C	10.3%	22.7%
Vendor D	*	28.6%
Total	27.1%	51.3%

____________

*        Less than 10%

J.D. SHEHADI, L.L.C.,
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 — CAPITAL LEASES PAYABLE

On April 1, 2019, the Company entered into a capital lease agreement to lease a truck to conduct its operations. The monthly lease payment including sales tax is $2,448 over the five-year life of the lease for a total lease commitment of approximately $146,889, inclusive of $27,663 interest. During the six months ended June 30, 2019, the Company recorded interest expense in connection with this lease of $2,510.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company recorded facilities rent expense of $69,000 during each of the six months ended June 30, 2019 and 2018.

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

NOTE 6 — CONTRIBUTED SERVICES

The sole member of the Company took distributions rather than pay himself a salary. The Company recorded the value of the services provided, $125,000 in each of the six months ended June 30, 2019 and 2018, as a charge to selling, general and administrative expenses in the accompanying statements of income, with a credit to contributed services within member’s equity.

NOTE 7 — RELATED PARTIES

On April 15, 2019, the Company’s sole member agreed to fund up to $50,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described below.

NOTE 8 — SUBSEQUENT EVENTS

On August 23, 2019, the Company extended its financing agreement with TD Bank wherein it may borrow up to $2,000,000 at an annual interest rate equal to the Prime Rate limited by a floor of 4.0% per annum. All accrued and unpaid interest is payable monthly in arrears on the 5th day of each month and all outstanding accrued interest and principal is now due on August 31, 2020.

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the membership interest of the Company from its sole member (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $13,933,044 consisting of (i) base consideration of $11,380,419 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $2,845,104 and shares of F5 Finishes common stock with a fair value of $8,535,315, and (ii) a retained earnings distribution of $2,552,625 payable in cash of $1,276,313 and the issuance of a three-year

J.D. SHEHADI, L.L.C.,
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — SUBSEQUENT EVENTS (cont.)

subordinated promissory note in the principal amount of $1,276,312, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Note is convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Universal Metro, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Universal Metro. (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
September 27, 2019

UNIVERSAL METRO, INC.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$18,911	$13,340
Accounts receivable, net	5,307,014	4,478,111
Costs and estimated earnings in excess of billings on uncompleted contracts	498,697	251,283
Prepaid expenses and other current assets	140,497	68,868
Total Current Assets	5,965,119	4,811,602
Property and equipment, net	157,660	158,210
Other non-current assets	—	4,875
Total Assets	$6,122,779	$4,974,687
Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$1,201,019	$437,865
Billings in excess of costs and estimated earnings on uncompleted contracts	1,053,537	1,085,513
Accrued expenses	272,483	465,041
Line of credit	1,749,842	1,000,030
Notes payable – current portion	18,362	119,029
Total Current Liabilities	4,295,243	3,107,478
Notes payable – non-current portion	57,036	126,655
Total Liabilities	4,352,279	3,234,133
Commitments and contingencies (Note 10)
Stockholder’s Equity:
Common stock; no par value; 1,000,000 shares authorized; 159,534 shares issued and outstanding	463,334	463,334
Additional paid-in capital	237,624	237,624
Retained earnings	1,069,542	1,039,596
Total Stockholder’s Equity	1,770,500	1,740,554
Total Liabilities and Stockholder’s Equity	$6,122,779	$4,974,687

The accompanying notes are an integral part of these financial statements.

UNIVERSAL METRO, INC.
STATEMENTS OF INCOME

	For the Years Ended December 31,
	2018	2017
Revenue	$16,915,948	$14,597,241
Cost of revenue	12,920,697	10,390,502
Gross Profit	3,995,251	4,206,739
Operating Expenses:
Selling, general and administrative	3,323,378	3,185,368
Operating Income	671,873	1,021,371
Other Income (Expense):
Other income	34,727	24,095
Interest expense	(102,731)	(70,264)
Total other expense	(68,004)	(46,169)
Income before provision for income taxes	603,869	975,202
Provision for income taxes	(7,600)	(15,605)
Net Income	$596,269	$959,597

The accompanying notes are an integral part of these financial statements.

UNIVERSAL METRO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – January 1, 2017	159,534	$463,334	$237,624	$426,719	$1,127,677
Net income	—	—	—	959,597	959,597
Distributions to stockholder	—	—	—	(346,720)	(346,720)
Balance – December 31, 2017	159,534	463,334	237,624	1,039,596	1,740,554
Net income	—	—	—	596,269	596,269
Distributions to stockholder	—	—	—	(566,323)	(566,323)
Balance – December 31, 2018	159,534	$463,334	$237,624	$1,069,542	$1,770,500

The accompanying notes are an integral part of these financial statements.

UNIVERSAL METRO, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$596,269	$959,597

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,009	43,627
Bad debt (recovery) expense	(27,491)	70,856

Changes in operating assets and liabilities:
Accounts receivable, net	(801,412)	(737,588)
Costs and estimated earnings in excess of billings on uncompleted contracts	(247,414)	651,397
Prepaid expenses and other current assets	(71,629)	(29,368)
Other assets	4,875	—
Accounts payable	763,154	(26,756)
Billings in excess of costs and estimated earnings on uncompleted contracts	(31,976)	227,665
Accrued expenses	(192,558)	(174,924)
Total Adjustments	(554,442)	24,909
Net Cash Provided By Operating Activities	41,827	984,506

Cash Flows From Investing Activities:
Purchases of property and equipment	(49,459)	(17,839)
Net Cash Used In Investing Activities	(49,459)	(17,839)

Cash Flows from Financing Activities:
Proceeds from (repayment of) line of credit, net	749,812	(424,483)
Repayment of notes payable	(170,286)	(213,944)
Distributions to stockholder	(566,323)	(346,720)
Net Cash Provided By (Used In) Financing Activities	13,203	(985,147)
Net Increase (Decrease) In Cash	5,571	(18,480)
Cash – Beginning of Year	13,340	31,820
Cash – End of Year	$18,911	$13,340

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$102,731	$70,264
Income taxes	$21,435	$9,800

The accompanying notes are an integral part of these financial statements.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Universal Metro, Inc. (the “Company”) was incorporated in the State of California in November 1998. The Company operates as a commercial flooring contractor in Southern California focusing on the healthcare, education and commercial tenant improvement markets.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to accounts receivable reserves, the recovery of unbilled services, the recoverability and useful lives of long-lived assets, accrued expenses, and recognition of revenue, including measurements of progress using the percentage of completion method of accounting. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company has cash deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018 and 2017, the Company’s cash balances were fully insured by the Federal Deposit Insurance Corporation.

Accounts Receivable

Accounts receivable consists primarily of amounts due from customers under commercial contracts. Accounts receivable includes retainage, which represents amounts withheld by commercial customers in accordance with construction industry conventions pending the completion of certain milestones, satisfaction of certain contractual obligations, or the completion of projects and/or contracts. The Company files statutory liens on all projects where collection problems are anticipated. The liens serve as collateral for contracts receivable.

Management periodically reviews accounts receivable, estimates an allowance for bad debts, and simultaneously records the appropriate expense in the statements of income. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after substantial collection attempts have been exhausted.

Property and Equipment

Property and equipment consist primarily of furniture, fixtures and equipment, computer software and hardware, vehicles, and leasehold improvements and are stated at cost less accumulated depreciation and amortization. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease plus reasonably expected renewal terms, or the estimated useful life of the improvement.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s property and equipment are depreciated or amortized using the following estimated useful lives:

Furniture, fixtures, and equipment	5 to 10 years
Leasehold improvements	5 to 7 years
Computer software and hardware	3 to 10 years
Vehicles	5 years

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the years ended December 31, 2018 and 2017.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses, line of credit, notes payable, and other current liabilities approximate their fair values due to the short-term nature of those instruments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service is completed without further obligation, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is utilized because management considers it to be the best available measure of progress on such contracts. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized under the percentage-of-completion method which are in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table sets forth the status of the Company’s contracts in progress at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs incurred on uncompleted contracts	$8,699,544	$6,245,501
Estimated earnings	2,099,030	1,496,180
Estimated contract revenues	10,798,574	7,741,681
Less: Billed to date	(11,353,414)	(8,575,911)
	$(554,840)	$(834,230)

Such amounts are included in the accompanying combined balance sheets under the following captions at December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$498,697	$251,283
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,053,537)	(1,085,513)
	$(554,840)	$(834,230)

Cost of Revenue

Cost of revenue consists of material, labor, and subcontractor costs directly related to contract performance. When appropriate, it also includes a) provisions for estimated losses on uncompleted contracts in the period in which such losses are determined; and/or b) adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Advertising Cost

The Company expenses advertising costs as they are incurred. Advertising expense was $27,777 and $56,833 during the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company has elected to be taxed as a Subchapter S corporation for federal and state income tax purposes. Therefore, the Company has no tax liability nor benefit at the federal level. However, in California an S corporation is subject to the greater of 1.5% of the corporation’s net income or a minimum of $800, at the corporate level, and the pass-through of its income to the shareholders is also taxable on their returns.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2018 and 2017. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses in the statements of income. The Company did not record any such expenses during the years ended December 31, 2018 and 2017.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12, Subsequent Events.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for private companies for annual and interim periods beginning on or after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 for all contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018 and will require adoption on a retrospective basis unless it is impracticable to apply. In that case, the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company does not expect the adoption of ASU 2016-15 will have a material impact on its financial position, results of operations, and cash flows.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its financial statements.

NOTE 4 — CONCENTRATIONS

There were no significant concentrations of accounts receivable as of December 31, 2018. As of December 31, 2017, a single customer accounted for 10.6% of the Company’s accounts receivable.

During the year ended December 31, 2018, a single customer accounted for 10.9% of the Company’s total revenues. There were no significant customer revenue concentrations during the year ended December 31, 2017. Because individual customers do not have recurring annual needs for commercial flooring services, the Company’s most important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

As of December 31, 2018, as single vendor accounted for 24.1% of the Company’s accounts payable. As of December 31, 2017, a different vendor accounted for 15.5% of the Company’s accounts payable. There were no significant vendor concentrations of purchases during the years ended December 31, 2018 or 2017. In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Contracts completed and in-progress	$4,934,715	$4,246,869
Retainage	489,762	396,403
	5,424,477	4,643,272
Less allowance for bad debts	(117,463)	(165,161)
	$5,307,014	$4,478,111

During the years ended December 31, 2018 and 2017, bad debt expense, net of recoveries, totaled $(27,491) and $70,856 respectively.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Furniture, fixtures, and equipment	$209,276	$200,424
Computer software and hardware	209,403	176,512
Vehicles	134,561	134,561
Leasehold improvements	27,334	19,618
	580,574	531,115
Less accumulated depreciation and amortization	(422,914)	(372,905)
	$157,660	$158,210

Depreciation and amortization expense is classified in selling, general, and administrative expense in the accompanying statements of income. During the years ended December 31, 2018 and 2017, depreciation and amortization expense totaled $50,009 and $43,627, respectively.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Accrued payroll and benefits	$146,023	$—
Accrued commissions	67,283	330,995
Sales tax payable	44,106	45,966
Other accrued expenses	15,071	88,080
	$272,483	$465,041

NOTE 8 — LINE OF CREDIT

On August 17, 2016, the Company entered into a revolving credit agreement (the “Line of Credit”) with Commerce West Bank. The Line of Credit, as amended, allows for borrowings of up to the lesser $2,000,000 or 70% of the aggregate eligible contracts receivable less than 90 days from the invoice date. The Line of Credit bears interest at the Prime Rate plus a margin of 1.65%, payable monthly. The interest rate ranged between 6.90% – 7.49% and 6.74% – 7.49% during 2018 and 2017, respectively. The Line of Credit matures on September 1, 2020, is collateralized by the Company’s accounts receivable and is guaranteed by the Company’s President and Chief Executive Officer. The Line of Credit also requires the Company to maintain a maximum debt/effective tangible net worth ratio of 3.00 to 1.00, a minimum current ratio of 1.25 to 1.00, and an aggregate 15% minimum deposit of the loan outstanding, which the balance is monitored quarterly. The Company is in compliance with all stipulated loan covenants.

The principal balance owed under the Line of Credit was $1,749,842 and $1,000,030 as of December 31, 2018 and 2017, respectively. During the years ended December 31, 2018 and 2017, the Company recorded interest expense of $95,633 and $58,018, respectively, in connection with this obligation.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Vehicle note	$75,398	$93,444
Installment note	—	152,240
	75,398	245,684
Notes payable – short-term portion	(18,362)	(119,029)
Notes payable – long-term portion	$57,036	$126,655

On December 23, 2016, the Company issued a vehicle note payable in the principal amount of $111,105. The note accrues 1.74% interest annually. The note matures on January 6, 2023 and is payable in 72 equal payments.

On June 10, 2016, the Company issued an installment note payable in the principal amount of $295,000. The note accrued 5.06% interest annually. The note was to mature on June 15, 2019 and was payable in 36 equal payments. The note payable was paid in full during 2018.

During the year 2017, a note payable of $100,000 was paid in full.

The Company recorded interest expense of $6,947 and $12,245 related to notes payable during the years ended December 31, 2018 and 2017, respectively.

Maturities for the notes payable described above are as follows:

For the Years Ending December 31,
2019	$18,362
2020	18,685
2021	19,012
2022	19,339
$75,398

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office spaces, a warehouse facility, vehicles, and equipment to conduct its operations. Such lease agreements require the Company to pay certain taxes, utility, insurance, and maintenance costs and expire at various dates through October 31, 2019. During the years ended December 31, 2018 and 2017, the Company recorded rental expense in connection with these leases of $143,082 and $92,898, respectively.

As of December 31, 2018, total future operating lease obligations were as follows:

For the Years Ending December 31,	Total Payments
2019	$86,064

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

UNIVERSAL METRO, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense or accrual for loss contingencies.

NOTE 11 — STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue 1,000,000 shares of common stock without par value. Holders of common stock are entitled to one vote for each share held.

Distributions to Stockholder

During the years ended December 31, 2018 and 2017, aggregate distributions to the stockholder were $566,323 and $346,720, respectively.

NOTE 12 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $4,889,737 consisting of (i) base consideration of $3,820,195 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $955,049 and shares of F5 Finishes common stock with a fair value of $2,865,146, and (ii) a retained earnings distribution of $1,069,542 payable in cash of $534,771 and the issuance of a three-year subordinated promissory note in the principal amount of $534,771, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

On April 15, 2019, the Company’s stockholder agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described above.

UNIVERSAL METRO, INC.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash	$24,466	$18,911
Accounts receivable, net	4,939,564	5,307,014
Costs and estimated earnings in excess of billings on uncompleted contracts	523,027	498,697
Prepaid expenses and other current assets	96,742	140,497
Total Current Assets	5,583,799	5,965,119
Property and equipment, net	131,062	157,660
Total Assets	$5,714,861	$6,122,779
Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$869,030	$1,201,019
Billings in excess of costs and estimated earnings on uncompleted contracts	750,960	1,053,537
Accrued expenses	460,325	272,483
Line of credit	1,600,806	1,749,842
Notes payable – current portion	18,523	18,362
Total Current Liabilities	3,699,644	4,295,243
Notes payable – non-current portion	47,734	57,036
Total Liabilities	3,747,378	4,352,279
Commitments and contingencies (Note 5)
Stockholder’s Equity:
Common stock; no par value; 1,000,000 shares authorized; 159,534 shares issued and outstanding	463,334	463,334
Additional paid-in capital	237,624	237,624
Retained earnings	1,266,525	1,069,542
Total Stockholder’s Equity	1,967,483	1,770,500
Total Liabilities and Stockholder’s Equity	$5,714,861	$6,122,779

The accompanying notes are an integral part of these condensed financial statements.

UNIVERSAL METRO, INC.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Revenue	$9,689,467	$7,629,160
Cost of revenue	7,188,694	5,824,086
Gross Profit	2,500,773	1,805,074
Operating Expenses:
Selling, general and administrative	2,069,941	1,674,328
Operating Income	430,832	130,746
Other Income (Expense):
Other income	18,146	10,697
Interest expense	(48,213)	(43,877)
Total other expense	(30,067)	(33,180)
Income before provision for income taxes	400,765	97,566
Provision for income taxes	(6,760)	(10,940)
Net Income	$394,005	$86,626

The accompanying notes are an integral part of these condensed financial statements.

UNIVERSAL METRO, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – January 1, 2019	159,534	$463,334	$237,624	$1,069,542	$1,770,500
Net income	—	—	—	394,005	394,005
Distributions to stockholder	—	—	—	(197,022)	(197,022)
Balance – June 30, 2019	159,534	$463,334	$237,624	$1,266,525	$1,967,483
	FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance – January 1, 2018	159,534	$463,334	$237,624	$1,039,596	$1,740,554
Net income	—	—	—	86,626	86,626
Distributions to stockholder	—	—	—	(495,425)	(495,425)
Balance – June 30, 2018	159,534	$463,334	$237,624	$630,797	$1,331,755

The accompanying notes are an integral part of these condensed financial statements.

UNIVERSAL METRO, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$394,005	$86,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,126	24,493
Bad debt expense (recovery)	500	(43,485)
Changes in operating assets and liabilities:
Accounts receivable, net	366,950	1,067,263
Costs and estimated earnings in excess of billings on uncompleted contracts	(24,330)	(355,860)
Prepaid expenses and other current assets	43,755	(34,359)
Other assets	—	4,875
Accounts payable	(331,989)	456,467
Billings in excess of costs and estimated earnings on uncompleted contracts	(302,577)	(470,929)
Accrued expenses	187,842	(273,940)
Total Adjustments	(32,723)	374,525
Net Cash Provided By Operating Activities	361,282	461,151
Cash Flows From Investing Activities:
Purchases of property and equipment	(528)	(31,974)
Net Cash Used In Investing Activities	(528)	(31,974)
Cash Flows from Financing Activities:
(Repayments of) proceeds from line of credit, net	(149,036)	150,409
Repayment of notes payable	(9,141)	(58,992)
Distributions to stockholder	(197,022)	(495,425)
Net Cash Used In Financing Activities	(355,199)	(404,008)
Net Increase In Cash	5,555	25,169
Cash – Beginning of Period	18,911	13,340
Cash – End of Period	$24,466	$38,509
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$48,213	$43,877
Income taxes	$3,100	$16,745

The accompanying notes are an integral part of these condensed financial statements.

UNIVERSAL METRO, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Universal Metro, Inc. (the “Company”) was incorporated in the State of California on November 16, 1998. The Company is a full-service commercial flooring contractor located in Southern California focusing on the healthcare, education and commercial tenant improvement markets.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended which are included elsewhere in this filing.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

Effective January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have any impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recognized using the cost-to-cost method which involves estimating the total transaction price and the total costs through completion. Contracts are fixed-fee in nature and total costs through completion is the sum of the actual costs incurred to-date plus the estimated costs to be incurred to fulfill contract performance obligations.

Cost of revenue consists of material, labor, subcontractors, and other expenses directly related to the fulfillment of contractual performance obligations. Such costs incurred to-date represent the Company’s actual efforts to-date to fulfill contract performance obligations. Cost of revenue corresponds with, and thereby represents, the transfer of control to the customer. When appropriate, cost of revenue also include provisions for estimated losses on uncompleted contracts in the period in which such losses are determined and/or adjustments for changes in estimated profitability related to change orders, job performance, and estimated profitability during the period in which such revisions are determined.

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for contract modifications when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated, and its realization is reasonably assured. Amounts representing such contract modifications, which are accounted for as part

UNIVERSAL METRO, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the existing contract, are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis within the period when such modifications are made. Such modifications to contracts, if significant, can materially affect the Company’s results of operations and cash flows.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. Accounts receivable is recorded when revenue is recognized prior to payment. The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts invoiced to customers on contracts in progress. Conversely, the liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts invoiced to customers in excess of revenues recognized on contracts in progress.

The following table sets forth the status of the Company’s contracts in progress at June 30, 2019 and 3018:

	June 30, 2019	December 31, 2018
Costs incurred on uncompleted contracts	8,793,238	8,699,544
Estimated earnings	2,198,068	2,099,030
Estimated contract revenues	10,991,306	10,798,574
Less: Billed to date	(11,219,239)	(11,353,414)
	(227,933)	(554,840)

Such amounts are included in the accompanying combined balance sheets under the following captions at June 30:

	June 30, 2019	December 31, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$523,027	$498,697
Billings in excess of costs and estimated earnings on uncompleted contracts	(750,960)	(1,053,537)
	$(227,933)	$(554,840)

During the six months ended June 30, 2019, the Company recognized revenues of $935,067 of revenues which had been included in billings in excess of costs and estimated earnings on uncompleted contracts as of December 31, 2018.

As of June 30, 2019, the Company had $8,283,826 of remaining performance obligations on signed contracts. This backlog represents the transaction price of all orders received to-date less all revenue recognized on those orders to-date. The Company expects to recognize that amount as revenues during the subsequent twelve months.

NOTE 3 — CONCENTRATIONS

In the Company’s business, because individual customers do not have recurring annual needs for commercial flooring services, the Company’s most important associations are with general contractors, building managers and the like, with whom the Company tends to have recurring business relationships, but with different end customers. Accordingly, concentrations of business with individual customers in any single year do not necessarily constitute a business vulnerability in the commercial flooring business.

There were no significant customer revenue concentrations during the six months ended June 30, 2019. During the six months ended June 30, 2018, a single customer accounted for 12.8% of the Company’s total revenue. At June 30, 2019, two customers accounted for 10.3% and 11.8%, respectively, of the Company’s total accounts receivable.There were no significant concentrations of accounts receivable as of December 31, 2018.

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to fulfill its contractual performance obligations with its customers and, as a result, could negatively impact the Company’s ability to generate revenues.

UNIVERSAL METRO, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — CONCENTRATIONS (cont.)

There were no significant vendor concentrations in cost of revenue during the six months ended June 30, 2019. During the six months ended June 30, 2018, a single vendor accounted for 10.0% of the Company’s total cost of revenue. At June 30, 2019, a single vendor accounted for 28.0%, of the Company’s total accounts payable. At December 31, 2018, one vendor accounted for 24.1% of the Company’s total accounts payable.

NOTE 4 — LINE OF CREDIT

During the six months ended June 30, 2019 the Company made repayments on the line of credit (net of proceeds received) totaling $149,036. During the six months ended June 30, 2018, the Company received proceeds (net of repayments) from the line of credit totaling $150,409. The principal balance owed under the line of credit was $1,600,806 and $1,749,842 at June 30, 2019 and December 31, 2018, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office spaces, a warehouse facility, vehicles, and equipment to conduct its operations. Such lease agreements require the Company to pay certain taxes, utility, insurance, and maintenance costs and expire at various dates through October 31, 2019. During the six months ended June 30, 2019 and 2018, the Company recorded rental expense in connection with these leases of $73,927 and $71,512, respectively.

Performance Guarantees

In the normal course of business, the Company may provide certain customers with financial performance guarantees, and at times performance letters of credit or surety bonds. In general, the Company would only be liable for the amounts of these guarantees in the event that non-performance by the Company permits termination of the related contract by the Company’s customer. The Company believes it is in compliance with its performance obligations under all service contracts for which there is a financial performance guarantee, and the ultimate liability, if any, incurred in connection with these guarantees will not have a material adverse effect on its consolidated results of operations or financial position.

NOTE 6 — STOCKHOLDER’S EQUITY

Distributions to Stockholder

During the six months ended June 30, 2019 and 2018, aggregate distributions to the stockholder were $197,022 and $495,425, respectively.

NOTE 7 — RELATED PARTIES

On April 15, 2019, the Company’s stockholder agreed to fund up to $100,000 to an entity, which provided a credit facility to F5 Finishes in order to fund the transaction described below.

NOTE 8 — SUBSEQUENT EVENTS

Business Combination

Effective September 16, 2019, the Company entered into a combination agreement with F5 Finishes, Inc. (“F5 Finishes”) pursuant to which F5 Finishes agreed to acquire all of the outstanding common stock of the Company from its sole stockholder (the “Seller”), contingent upon (i) the concurrent closing of an underwritten initial public offering of F5 Finishes’ common stock (the “IPO”) at a minimum price of $7.00 per share, (ii) the concurrent combination of F5 Finishes with five additional commercial flooring/maintenance contractors which have entered into separate combination agreements with F5 Finishes, and (iii) other specified conditions within the combination

UNIVERSAL METRO, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — SUBSEQUENT EVENTS (cont.)

agreement. Pursuant to the combination agreement, F5 Finishes has agreed to pay the Seller total consideration of $4,889,737 consisting of (i) base consideration of $3,820,195 (the “Base Consideration”), subject to a working capital adjustment and payable in cash of $955,049 and shares of F5 Finishes common stock with a fair value of $2,865,146, and (ii) a retained earnings distribution of $1,069,542 payable in cash of $534,771 and the issuance of a three-year subordinated promissory note in the principal amount of $534,771, which bears interest at a rate of 6% per annum, payable at maturity. In the event that the price per share of F5 Finishes’ common stock in the IPO (the “IPO Price”) is below $9.00 per share, then F5 Finishes agrees to issue to the Seller a three-year note payable (the “IPO Note”), which bears interest at 6% per annum payable at maturity, in the principal amount equal to (i) the difference between $9.00 per share and the IPO Price multiplied by (ii) the number of shares of common stock the Seller is entitled to as payment of the Base Consideration. The IPO Notes are convertible into shares of F5 Finishes’ common stock prior to maturity at the option of the payee with a conversion price equal to the IPO Price.

Lease Agreements

On August 13, 2019, the Company entered into a thirty-seven-month office lease agreement commencing on October 1, 2019, for office space in Tustin, California. The lease expires on October 30, 2022, and requires monthly lease payments of approximately $3,625.

On September 11, 2019, the Company renewed the lease agreement for the warehouse facility located in Santa Fe Springs, California, commencing on October 1, 2019. The lease expires on September 30, 2023, and requires monthly lease payments of approximately $7,145.

        Shares

F5 Finishes, Inc.

Common Stock

_______________________________

PRELIMINARY PROSPECTUS

_______________________________

Joint Book-Running Managers

Maxim Group LLC	Zelman Partners LLC

Co-manager

Sanders Morris Harris LLC

Through and including [•], 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by F5 Finishes, Inc. in connection with the sale and distribution of common stock being registered. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC registration fee	$	*
FINRA filing fee		*
NASDAQ Capital Market listing fee		*
Blue Sky fees and expenses		*
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Registrar fees		*
Insurance Premiums		*
Miscellaneous expenses		*
Total		*

____________

*        To be completed by amendment.

Item 14. Indemnification of Directors and Officers

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “General Corporation Law”). Section 145 of the General Corporation Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification of directors and officers (and permit the Registrant to indemnify non-officer employees and agents at its option) to the fullest extent permitted by General Corporation Law against all expense, liability and loss including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements, provided that the Registrant shall not be required to indemnify in connection with a proceeding initiated by such indemnitee unless the proceeding in which indemnification is sought was authorized in advance by the Registrant’s board of directors.

The Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the General Corporation Law, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

The Registrant’s directors and executive officers are covered by insurance maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors, and by the Registrant of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of the Registrant’s transactions within the last three years, involving sales of the Registrant’s securities that were not registered under the Securities Act:

On October 10, 2017, the Registrant issued and sold an aggregate of 3,000 shares of common stock to its four founders at a purchase price of $0.10 per share paid in the form of consulting services. Such shares will undergo a 500-for-1 stock split immediately prior to the closing of this offering.

Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information.

Item 16. Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1	Form of Registration Rights Agreement among the stockholders of each Founding Company and the Registrant.
3.1	Certificate of Incorporation of the Registrant.
3.2	Proposed Amended and Restated Certificate of Incorporation of the Registrant.
3.3	Bylaws of the Registrant.
3.4	Proposed Amended and Restated Bylaws of the Registrant.
4.1*	Form of the Registrant’s Common Stock Certificate.
5.1*	Opinion of Johnson and Colmar.
10.1*#	Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.2#	2019 Incentive Stock Plan.
10.3#	Form of Nonstatutory Stock Option Agreement.
10.4*#	Employment Agreement and noncompetition agreement dated [•] between Registrant and Michael Patton, President and Chief Executive Officer of the Registrant.
10.5*#	Employment Agreement and noncompetition agreement dated [•] between Registrant and Mark H. Wilson, Chief Financial Officer of the Registrant.
10.6#	Form of Incentive Stock Option Agreement.
10.7	Combination Agreement dated as of September 16, 2019 among the Registrant, Kurt Zanelotti and Contract Carpet Systems Incorporated.
10.8

Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustees and D.S. Baxley, Inc.

10.9

Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustee, and Delmar Vasquez and Premier Maintenance Group, Inc.

10.10	Combination Agreement dated as of September 16, 2019 among the Registrant, Ken Jackson and Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance.
10.11	Combination Agreement dated as of September 16, 2019 among the Registrant, John Shehadi and JD Shehadi, LLC.
10.12	Combination Agreement dated as of September 16, 2019 among the Registrant, David Triepke, Michelle Triepke and Universal Metro, Inc.
10.13*	Form of Lease Agreement between [•], a subsidiary of the Registrant, [•] for the Registrant’s facility located at [•].
10.14	Form of RE Note
10.15	Form of Loan Repayment Distribution Note
10.16	Form of IPO Note
10.17#	Form of Restricted Stock Agreement
10.18#	Form of Confidentiality and Nonsolicitation Agreement
23.1	Consents of Marcum, LLP.
23.2*	Consent of Johnson and Colmar (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
99.1	Consent of Nominee for Director (Michael Patton)
99.2	Consent of Nominee for Director (Mark O. Decker)
99.3	Consent of Nominee for Director (Mary Jo Eaton)
99.4	Consent of Nominee for Director (Richard A. Kerley)
99.5	Consent of Nominee for Director (Glenn J. Krevlin)
99.6	Consent of Nominee for Director (Jeanne Matson)

____________

*        To be filed by amendment.

#        Management contract or compensatory plan or arrangement

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 7th day of November, 2019.

F5 Finishes, Inc.
By:	/s/ Steven P. Colmar
Steven P. Colmar,
President and Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven P. Colmar as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Steven P. Colmar	President, Chief Executive Officer and	November 7, 2019
Steven P. Colmar	Director (principal executive officer)
/s/ Steven P. Colmar	Chief Financial Officer	November 7, 2019
Steven P. Colmar	(principal financial and accounting officer)

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1	Form of Registration Rights Agreement among the stockholders of each Founding Company and the Registrant.
3.1	Certificate of Incorporation of the Registrant.
3.2	Proposed Amended and Restated Certificate of Incorporation of the Registrant.
3.3	Bylaws of the Registrant.
3.4	Proposed Amended and Restated Bylaws of the Registrant.
4.1*	Form of the Registrant’s Common Stock Certificate.
5.1*	Opinion of Johnson and Colmar.
10.1*#	Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.2#	2019 Incentive Stock Plan.
10.3#	Form of Nonstatutory Stock Option Agreement.
10.4*#	Employment Agreement and noncompetition agreement dated [•] between Registrant and Michael Patton, President and Chief Executive Officer of the Registrant.
10.5*#	Employment Agreement and noncompetition agreement dated [•] between Registrant and Mark H. Wilson, Chief Financial Officer of the Registrant.
10.6#	Form of Incentive Stock Option Agreement.
10.7	Combination Agreement dated as of September 16, 2019 among the Registrant, Kurt Zanelotti and Contract Carpet Systems Incorporated.
10.8

Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustees and D.S. Baxley, Inc.

10.9

Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustee, and Delmar Vasquez and Premier Maintenance Group, Inc.

10.10	Combination Agreement dated as of September 16, 2019 among the Registrant, Ken Jackson and Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance.
10.11	Combination Agreement dated as of September 16, 2019 among the Registrant, John Shehadi and JD Shehadi, LLC.
10.12	Combination Agreement dated as of September 16, 2019 among the Registrant, David Triepke, Michelle Triepke and Universal Metro, Inc.
10.13*	Form of Lease Agreement between [•], a subsidiary of the Registrant, [•] for the Registrant’s facility located at [•].
10.14	Form of RE Note
10.15	Form of Loan Repayment Distribution Note
10.16	Form of IPO Note
10.17#	Form of Restricted Stock Agreement
10.18#	Form of Confidentiality and Nonsolicitation Agreement
23.1	Consents of Marcum, LLP.
23.2*	Consent of Johnson and Colmar (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
99.1	Consent of Nominee for Director (Michael Patton)
99.2	Consent of Nominee for Director (Mark O. Decker)
99.3	Consent of Nominee for Director (Mary Jo Eaton)
99.4	Consent of Nominee for Director (Richard A. Kerley)
99.5	Consent of Nominee for Director (Glenn J. Krevlin)
99.6	Consent of Nominee for Director (Jeanne Matson)

____________

*        To be filed by amendment.

#        Management contract or compensatory plan or arrangement